                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No.      )

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          O-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:*

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[   ]     Fee paid previously with preliminary materials.

     * Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                                     [LOGO]


March 10, 1997


TO OUR SHAREHOLDERS:

SUPERIOR NATIONAL INSURANCE GROUP, INC. needs YOUR vote either in person at our Annual Meeting or by completion of the enclosed proxy card to, most importantly, authorize the issuance and sale of common stock in order to raise a portion of the funds needed to acquire Pac Rim Holding Corporation. Not voting will have the same effect as voting "No" to the transaction. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF ALL PROPOSALS.

The addition of Pac Rim into the Superior Group should have an immediate impact of providing Superior with a strong Southern California presence in workers' compensation insurance products. As a result of the merger, Superior anticipates an opportunity to add a substantial amount of new premiums, to spread costs over a wider premium base, and to achieve economies of scale.(1)

YOUR AFFIRMATIVE VOTE IS NEEDED for the following reasons:

     The Board of Directors is required to obtain the favorable votes of a MAJORITY OF THE "DISINTERESTED" SHAREHOLDERS on the four special proposals in order to proceed with the issuance and sale of new common stock to Insurance Partners and other purchasers. (THE "INTERESTED" SHAREHOLDERS ARE THOSE PURCHASING STOCK IN THE PRIVATE PLACEMENT AND THEIR ASSOCIATES.) Even if you plan on attending the Annual Meeting in person, PLEASE READ THE PROXY STATEMENT AND FILL OUT YOUR PROXY CARD IN FULL AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED. You may revoke your proxy at any time, or you may appear at the Annual Meeting and cast your vote, in which case your proxy would be ignored. THE "DISINTERESTED" MAJORITY MUST BE AN AFFIRMATIVE MAJORITY -- NOT VOTING WILL HAVE THE SAME EFFECT AS SAYING "NO" TO THE PAC RIM TRANSACTION.

Attached, in two volumes, is Superior National Insurance Group, Inc.'s Proxy Statement for its 1997 Annual Meeting. The Proxy Statement covers two groups of proposals: four proposals

---------------
     (1) These are "forward looking" statements that need to be read in light of the "Certain Considerations" portion of the Proxy Statement.

March 10, 1997
Page 2





related to the Company's acquisition of Pac Rim Holding Corporation; and two proposals, (the election of directors and ratification of the choice of auditors), that are the "routine" business of the Annual Meeting. Volume 1 presents the proposals and discusses the effects of their adoption, while Volume 2 contains exhibits and related materials.


The four special proposals are:

     PROPOSAL NO. 1 - THE STOCK ISSUANCE. To issue and sell $18 million worth of common stock at $7.53 per share to Insurance Partners, TJS Partners and members of management, the proceeds of which would be used, along with the proceeds of a loan from Chase Manhattan Bank and other banks, to acquire Pac Rim and make a capital contribution to its insurance subsidiary after closing. The price reflects the market price of the Company's stock when the company obtained the financing commitment for funds to be used to acquire Pac Rim. As you will learn further in reading the Proxy Statement, adverse changes in Pac Rim's financial condition, specifically, adjustments to loss reserves, have delayed regulatory approval of the acquisition and have led to a reduction in the purchase price from $54 million to $42 million.

     PROPOSAL NO. 2 - TRANSFER RESTRICTIONS CHARTER AMENDMENT. Would restrict shareholders who own 5% or more of the outstanding shares from buying additional shares and prevent any other shareholders from crossing the 5% threshold. The proposed merger has significant tax implications for the Company and approval of this proposal should help protect the Company's tax position.

     PROPOSAL NO. 3 - REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE. Would permit the Company to reincorporate in Delaware, an action driven both by the advantages of Delaware corporate law and the fact that the charter amendment establishing transfer restrictions is more likely to be enforced under Delaware law.

     PROPOSAL NO. 4 - AMENDMENT OF BYLAWS TO INCREASE AUTHORIZED NUMBER OF DIRECTORS. Would add two additional directors to the Board. The Board has nominated Steven B. Gruber, a designee of Insurance Partners, and Roger W. Gilbert, who has not previously been affiliated with the Company, to fill these two additional seats.

Because it is critical to the success of this transaction that our shareholders cast a vote, we have engaged a proxy solicitation firm to assist the Board in obtaining the necessary vote. WE HOPE

March 10, 1997
Page 3





YOU WILL FORGIVE THE INTRUSION OF A PHONE CALL, OR, EVEN BETTER, THAT YOU WILL AVOID A CALL BY COMPLETING THE PROXY CARD AND RETURNING IT SIGNED AND DATED IN THE ENVELOPE PROVIDED.

Before you review the body of the proxy statement and the annexes, please take a few moments to read the 13-page summary that begins on page 1 of Volume 1. Volume 1 also includes a glossary of defined terms that you may wish to refer to while reading.

Please do not hesitate to call the Senior Vice President and General Counsel of the Company, Robert Nagle, with any questions. Mr. Nagle may be reached at 818-880-1600, generally between 9 a.m. and 5 p.m. Pacific Time on weekdays.

Sincerely,

/s/ William L. Gentz

William L. Gentz
President & Chief Executive Officer of
Superior National Insurance Group, Inc. &
Superior National Insurance Company

WLG/vp
Enclosures



THE PRECEDING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THE PROXY STATEMENT AND DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL FEATURES OF THE PROPOSALS TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE PROXY STATEMENT AND IN THE ACCOMPANYING ANNEXES.


     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROXIES ARE REVOCABLE AND THE EXECUTION OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
                                26601 AGOURA ROAD
                          CALABASAS, CALIFORNIA  91302
                                  -----------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 8, 1997

TO THE SHAREHOLDERS OF SUPERIOR NATIONAL INSURANCE GROUP, INC:

     The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Superior National Insurance Group, Inc., a California corporation (the "Company"), will be held at 10:00 a.m., Pacific Time, on Tuesday, April 8, 1997, at the Company's principal business offices at 26601 Agoura Road, Calabasas, California 91302, for the following purposes:

     1. To consider and vote to approve the issuance of 2,390,438 shares of the Company's Common Stock pursuant to the Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, among the Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., TJS Partners, L.P., and certain members of the Company's management, the net proceeds of which shall be used by the Company, in addition to the net proceeds to be received by it under a term loan from one or more banks including The Chase Manhattan Bank, as agent, to acquire Pac Rim Holding Corporation, a Delaware corporation;

     2. To consider and vote to approve a charter amendment that would establish restrictions on transfers of the Company's Common Stock in order to protect the availability of a substantial portion of its Net Operating Loss Carryforwards under the "ownership change" rules set forth in Section 382 of the Internal Revenue Code of 1986, as amended;

     3. To consider and vote to approve the reincorporation of the Company in the State of Delaware;

     4. To consider and vote to approve an amendment to the Bylaws of the Company that would increase the size of the Board of Directors of the Company from nine to eleven members;

     5. To elect nine directors of the Company and, in the event the Bylaw amendment is adopted, to elect two new directors to fill the two newly created vacancies on the Board of Directors, each to serve during the ensuing year and until their successors are elected and qualified;

     6. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

     7. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement. Only the shareholders of record at the close of business on March 6, 1997 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 is being mailed with this Notice but is not to be considered part of the proxy soliciting material, except to the extent incorporated by reference into the Proxy Statement.


                                   By Order of the Board of Directors

                                   ROBERT E. NAGLE
                                   SECRETARY





March 10, 1997
Calabasas, California


     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                                  ------------

     REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO ROBERT E. NAGLE, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AT THE OFFICES OF THE COMPANY, 26601 AGOURA ROAD, CALABASAS, CALIFORNIA 91302.

                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
                                26601 AGOURA ROAD
                           CALABASA, CALIFORNIA 91302

                                    --------

                                 PROXY STATEMENT
                       1997 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 8, 1997

                                    --------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Superior National Insurance Group, Inc., a California corporation (the "Company" or "SNIG"), for use at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 8, 1997 at 10:00 a.m., Pacific Time, at the Company's principal business offices at 26601 Agoura Road, Calabasas, California 91302, and any adjournment or postponement thereof. This Proxy Statement, the form of proxy utilized at the Annual Meeting, and certain related documents were mailed or delivered to the shareholders of the Company on or about March 10, 1997.

MATTERS TO BE CONSIDERED

     The Annual Meeting has been called (1) to consider and vote to approve the issuance (the "Stock Issuance") of 2,390,438 shares of the Company's Common Stock (the "Common Stock") pursuant to the Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997 (the "Stock Purchase Agreement"), among the Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., TJS Partners, L.P., and certain members of the Company's management, the net proceeds of which shall be used by the Company, in addition to the net proceeds to be received by it under a term loan (the "Term Loan") from one or more banks including The Chase Manhattan Bank, as agent ("Chase"), to acquire Pac Rim Holding Corporation, a Delaware corporation ("Pac Rim"); (2) to consider and vote to approve a charter amendment that would establish restrictions on transfers of the Common Stock that are designed to protect the availability of a substantial portion of the Company's Net Operating Loss Carryforwards ("NOLs") under the "ownership change" rules set forth in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), which would be adopted as part of the Company's Certificate of Incorporation in Delaware, were it to reincorporate, or alternatively as an amendment to the Company's existing Articles of Incorporation; (3) to consider and vote to approve the reincorporation of the Company in the State of Delaware;
(4) to consider and vote to approve an amendment to the Bylaws of the Company that would increase the size of the Board of Directors from nine to eleven members; (5) to elect nine directors of the Company, and in the event the Bylaw amendment is adopted, to elect two additional directors to fill the two newly created vacancies on the Board of Directors, each to serve during the year and until their successors are elected and qualified; (6) to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and (7) to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

     The directors have fixed the close of business on March 6, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's voting securities on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 3,446,706 shares of Common Stock.

QUORUM AND VOTING REQUIREMENTS

     The holders of record of a majority of the combined voting power of the outstanding shares of Common Stock and the Company's 14.5% Senior Subordinated Voting Notes due April 1, 2002 (the "Voting Notes") will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, except the election of directors, each shareholder is entitled to one vote for each share of Common Stock held. Each holder of the Voting Notes is entitled to vote only in director elections, director removals, changes to the authorized number of directors, and votes on amendments to that right to vote. As of the Record Date, the number of votes held by the holders of the Voting Notes was equivalent to 1,566,465 shares of Common Stock.

     Upon the request of any person entitled to vote, each holder of voting securities voting in the election of directors may cumulate such holder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes held by such holder, or distribute such holder's votes on the same principle among as many candidates as the holder may select, provided that, for purposes of the Annual Meeting, votes cannot be cast for more than eleven candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless, pursuant to the Bylaws of the Company, the candidate's name has been placed in nomination prior to the voting.

     All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to any such proposals, the proxy will be voted in accordance with the recommendations of the Board of Directors. Any proxy given by a shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by a duly executed proxy bearing a later date, or by the shareholder's attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY FORM.

VOTE REQUIRED

     Approval of "Proposal No. 1--The Stock Issuance" requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at a meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The holders of the Voting Notes are not entitled to vote on this proposal. Abstentions will have no effect. A condition to the Stock Issuance is that the majority of the outstanding shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates (as defined in "Certain Considerations--Concentration of Ownership") of Purchasers (as defined in "Proposal No. 1--The Stock Issuance") be voted in favor of each of Proposals No. 1, No. 2, and No. 4, and that the additional directors be elected pursuant to Proposal No. 5. See "Proposal No. 1--Terms of the Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations."

     Approval of "Proposal No. 2--Transfer Restrictions Charter Amendment" requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The holders of the Voting Notes are not entitled to vote on this proposal. Abstentions will have the effect of a negative vote. A condition to the Stock Issuance is that the majority of the outstanding shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of Purchasers vote in favor of each of Proposals No. 1, No. 2, and No. 4, and that the additional directors be elected pursuant to Proposal No. 5. See "Proposal No. 1--Terms of the Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations."

     Approval of "Proposal No. 3--Reincorporation of the Company in the State of Delaware" requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The holders of the Voting Notes are not entitled to vote on this proposal. Abstentions will have the effect of a negative vote. Reincorporation is not a condition precedent to the Stock Issuance, but is recommended by the Board of Directors.

     Approval of "Proposal No. 4--Amendment of Bylaws to Increase Authorized Number of Directors" requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and the affirmative vote of a majority of the Common Stock equivalent votes cast by the holders of the Voting Notes as provided in the Amended and Restated Articles of Incorporation and Bylaws of the Company, each voting as a separate class. Abstentions will have the effect of a negative vote. A condition to the Stock Issuance is that the majority of the outstanding shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of Purchasers vote in favor of each of Proposals No. 1, No. 2, and No. 4, and that the additional directors be elected pursuant to Proposal No. 5. See "Proposal
No. 1--Terms of the Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations."

     With respect to "Proposal No. 5--Election of Directors," assuming adoption of the Bylaw amendment that would expand the Board from nine to eleven members, the eleven nominees who receive the greatest number of votes cast for the election of those directorships shall become directors. However, the election of the two additional directors shall not become effective until the Stock Issuance occurs. If the Bylaw amendment is rejected, the nine nominees who receive the greatest number of votes cast for the election of those directorships shall be elected as directors. Proxies cast in favor of the two additional directors would be withheld by the Board. Holders of shares of Common Stock are entitled to cast ballots for directors, as are the holders of the Voting Notes (casting votes as if they were holders of shares of Common Stock as provided in the Amended and Restated Articles of Incorporation and Bylaws of the Company). Shareholders may cumulate their votes for one or more candidates in the manner and upon the satisfaction of conditions described in this Proxy Statement. Abstentions shall have no effect on voting for election of directors. A condition to the Stock Issuance is that the majority of the outstanding shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of Purchasers vote in favor of each of Proposals No.1, No. 2, and No. 4, and that the additional directors be elected pursuant to Proposal No. 5. See "Proposal No. 1--Terms of the Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations."

     Approval of "Proposal No. 6--Ratification of the Appointment of KPMG Peat Marwick LLP as Independent Auditors" requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at a meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The holders of the Voting Notes are not entitled to vote on this proposal.

EFFECT OF BROKER NON-VOTES

     "Broker Non-Votes" occur when a broker holding shares of Common Stock in street name withholds its vote on certain "non-routine" matters because the broker has not received instructions from the beneficial owner of those shares and does not have discretionary authority to vote on such non-routine matters without specific instructions. Brokers holding shares in street name must receive specific instructions from the beneficial owners in order to have the authority to vote, in person or by proxy, on certain non-routine matters. When a beneficial owner does not give specific instructions to the broker, the broker, as the holder of record, is entitled to vote only on "routine" matters and must withhold its votes as to any "non-routine" matters. Where a proxy solicitation includes a non-routine proposal and the broker does not receive specific instructions from the beneficial owner, the resulting proxy is considered a "limited proxy." Shares represented by limited proxies are considered present for quorum purposes, but are not considered present for purposes of determining the total number of shares with voting power present with regard to a non-routine proposal. The resulting Broker Non-Vote of such a limited proxy will be treated as an abstention on such non-routine proposal.

     Each of "Proposal No. 1--The Stock Issuance," "Proposal No. 2--Transfer Restrictions Charter Amendment," "Proposal No. 3--Reincorporation of the Company in the State of Delaware," and "Proposal No. 4--Amendment of Bylaws to Increase Authorized Number of Directors" is a non-routine proposal. Approval of Proposal No. 1 requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the meeting. A limited proxy as to Proposal No. 1 will have no effect, unless abstentions cause the conditions to the Stock Issuance as discussed above under "--Vote Required" not to be satisfied. Approval of each of Proposal No. 2 and Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon, as discussed above under "--Vote Required." Approval of Proposal No. 4 requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon, and an affirmative vote of a majority of the Voting Notes, each voting as a separate class as discussed above under "--Vote Required." The effect of a limited proxy will be that Broker Non-Votes will be treated as votes against each of Proposals No. 2, No. 3, and No. 4. "Proposal

No. 5--Election of Directors" and "Proposal No. 6--Ratification of the Appointment of KPMG Peat Marwick LLP as Independent Auditors" are "routine" matters upon which brokers holding shares in street name can cast votes with or without specific instructions from the beneficial holders of those shares. Shares held by brokers thus will be counted for purposes of determining whether Proposal No. 5 and Proposal No. 6 have been approved.

OTHER INFORMATION

     The Common Stock is listed for trading under the symbol "SNTL" on The Nasdaq National Market ("Nasdaq"), which is operated by The Nasdaq Stock Market, Inc. On March 5, 1997 the closing price for a share of Common Stock on Nasdaq was $13.50.

     A member of KPMG Peat Marwick LLP, the Company's independent auditors, is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

     The principal executive offices of the Company are located at 26601 Agoura Road, Calabasas, California 91302, and its telephone number is (818) 880-1600.

     The information set forth in this Proxy Statement concerning Pac Rim has been furnished by Pac Rim.

                                  ------------

                  THIS PROXY STATEMENT IS DATED MARCH 10, 1997.

                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
                                 PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .viii

DOCUMENTS INCORPORATED BY REFERENCE. . . . . . . . . . . . . . . . . . . . .viii

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ix
      Defined Terms and Selected Insurance Terms . . . . . . . . . . . . . .  ix

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   General Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
   Summary Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . .  14
   Summary Unaudited Pro Forma Financial Information . . . . . . . . . . . .  16

CERTAIN CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      Inherent Uncertainties Relating to Certain Effects of the Acquisition.  18
      Dilution of Ownership. . . . . . . . . . . . . . . . . . . . . . . . .  18
      Concentration of Ownership . . . . . . . . . . . . . . . . . . . . . .  18
      Increased Leverage . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      Registration of Additional Shares; Shares Eligible for Future Sale . .  19
      Transfer Restrictions--Antitakeover Effect . . . . . . . . . . . . . .  19
      Transfer Restrictions--Continued Risk of Ownership Change. . . . . . .  20
      Uncertainty as to Market Price of the Common Stock . . . . . . . . . .  20

PROPOSAL NO. 1 -- THE STOCK ISSUANCE . . . . . . . . . . . . . . . . . . . .  21
   Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      Background of Stock Issuance and Acquisition . . . . . . . . . . . . .  21
      Rationale for Stock Issuance and Acquisition . . . . . . . . . . . . .  23
      Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . .  24
      Management After the Stock Issuance and the Acquisition. . . . . . . .  29
      Prior Relationships. . . . . . . . . . . . . . . . . . . . . . . . . .  30
   Security Ownership of Certain Beneficial Owners and Management After
      the Stock Issuance . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      Security Ownership of Certain Beneficial Owners. . . . . . . . . . . .  30
      Security Ownership of Management . . . . . . . . . . . . . . . . . . .  33
   Terms of the Stock Issuance . . . . . . . . . . . . . . . . . . . . . . .  36
      Stock Purchase Agreement:  Parties and Amounts Committed . . . . . . .  36
      Representations and Warranties of the Company. . . . . . . . . . . . .  37
      Representations and Warranties of the Purchasers . . . . . . . . . . .  38
      Certain Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      Covenants of All Parties . . . . . . . . . . . . . . . . . . . . . . .  38
      Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . .  38
      Covenants of IP. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      Closing Conditions . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      Conditions to Each Party's Obligations . . . . . . . . . . . . . . . .  40
      Conditions to the Company's Obligations. . . . . . . . . . . . . . . .  40
      Conditions to Purchasers' Obligations. . . . . . . . . . . . . . . . .  41
      Amendment/Termination. . . . . . . . . . . . . . . . . . . . . . . . .  41
      Expenses and Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      Restrictions on Transfer of Shares . . . . . . . . . . . . . . . . . .  42
      Registration Rights Agreement. . . . . . . . . . . . . . . . . . . . .  43
   Use of Proceeds:  The Acquisition . . . . . . . . . . . . . . . . . . . .  44
      Pac Rim Holding Corporation. . . . . . . . . . . . . . . . . . . . . .  44
      Terms of the Acquisition and Related Transactions. . . . . . . . . . .  44
         Structure of the Acquisition  . . . . . . . . . . . . . . . . . . .  45
         Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Effectiveness of the Acquisition  . . . . . . . . . . . . . . . . .  46
         Conditions to the Acquisition . . . . . . . . . . . . . . . . . . .  46
         Representations and Warranties  . . . . . . . . . . . . . . . . . .  47
         Limited Survival of Representations and Warranties  . . . . . . . .  48
         Covenants of the Parties  . . . . . . . . . . . . . . . . . . . . .  48
         Certain Payments Under Existing Pac Rim Compensation Arrangements .  49
         Termination, Amendment and Waiver . . . . . . . . . . . . . . . . .  50
         Termination Fee and Liquidated Damages  . . . . . . . . . . . . . .  50
         Effect of Termination . . . . . . . . . . . . . . . . . . . . . . .  51
         Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . .  51
      Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
      Certain Other Items Related to the Acquisition . . . . . . . . . . . .  52
         Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . .  52
         Market Information  . . . . . . . . . . . . . . . . . . . . . . . .  53
         Additional Information Regarding Pac Rim  . . . . . . . . . . . . .  53
   Unaudited Pro Forma Financial Information . . . . . . . . . . . . . . . .  54
   Certain Other Items Related to the Stock Issuance . . . . . . . . . . . .  57
      Governmental and Regulatory Approvals. . . . . . . . . . . . . . . . .  57
      Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . .  57
      Vote Required to Approve the Stock Issuance. . . . . . . . . . . . . .  57

PROPOSAL NO. 2--TRANSFER RESTRICTIONS CHARTER AMENDMENT. . . . . . . . . . .  59
      Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      Purpose of the Transfer Restrictions . . . . . . . . . . . . . . . . .  59
      The Company's NOLs and Section 382 . . . . . . . . . . . . . . . . . .  59
      Effect of the Stock Issuance . . . . . . . . . . . . . . . . . . . . .  60
      Standstill on Exercise of Outstanding Warrants . . . . . . . . . . . .  61
      Description of the Transfer Restrictions . . . . . . . . . . . . . . .  61
      Enforceability of the Transfer Restrictions. . . . . . . . . . . . . .  63
      Continued Risk of Ownership Change . . . . . . . . . . . . . . . . . .  64
      Antitakeover Effect. . . . . . . . . . . . . . . . . . . . . . . . . .  65
      Possible Effect on Liquidity . . . . . . . . . . . . . . . . . . . . .  65
      Vote Required to Approve the Transfer Restrictions Charter Amendment .  65

PROPOSAL NO. 3--REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE. . .  67
      Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
      Principal Reasons for the Reincorporation. . . . . . . . . . . . . . .  68
      Antitakeover Implications. . . . . . . . . . . . . . . . . . . . . . .  68
      Possible Disadvantages . . . . . . . . . . . . . . . . . . . . . . . .  69
      No Change in the Name, Board Members, Business, Management, Employee
      Plans, or Location of Principal Facilities of the Company. . . . . . .  69
      The Charter and Bylaws of SNIG-California and SNIG-Delaware. . . . . .  69
      Comparison of the Charters of SNIG-California and SNIG-Delaware. . . .  70
      Significant Differences Between the Corporation Laws of California
      and Delaware . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
      Application of the General Corporation Law of California to
      Delaware Corporations. . . . . . . . . . . . . . . . . . . . . . . . .  80
      Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . .  80
      Vote Required to Approve the Reincorporation . . . . . . . . . . . . .  81

PROPOSAL NO. 4--AMENDMENT OF BYLAWS TO INCREASE AUTHORIZED NUMBER OF
   DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
      Vote Required to Approve Bylaw Amendment . . . . . . . . . . . . . . .  82

PROPOSAL NO. 5--ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . .  83
   Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
      Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
      Meetings and Remuneration. . . . . . . . . . . . . . . . . . . . . . .  86

PROPOSAL NO. 6--RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP
   AS INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . . . . .  87
OTHER BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
SUBMISSION OF SHAREHOLDER
   PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .87
INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . .87
PROXIES AND SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . . .87

                                   ----------

                                     ANNEXES

ANNEX A  -     Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, among the Company, Insurance Partners, L.P., Insurance Partners Offshore
               (Bermuda), L.P., TJS Partners, L.P., and certain members of the Company's management.

ANNEX B  -     Opinion of Donaldson, Lufkin & Jenrette Securities Corporation.

ANNEX C  -     Amended and Restated Agreement and Plan of Merger dated as of
               February 17, 1997 among the Company, SNTL Acquisition Corp., and
               Pac Rim.

     EXHIBIT C TO ANNEX C  -  Series A Convertible Debentures and Series 1, 2
                              and 3 Detachable Warrant Purchase Agreement, as amended effective as of February 17, 1997 among the Company, Prac Limited Partnership and Allstate Insurance Company.
     EXHIBIT E TO ANNEX C  -  Series 3 Detachable Warrant Surrender Agreement,
                              as amended effective as of February 17, 1997 among Pac Rim and the individuals named therein.
     EXHIBIT H TO ANNEX C  -  Voting Agreement dated as of February 17, 1997 among the Company and certain stockholders and debenture holders of Pac Rim.
     EXHIBIT K TO ANNEX C  -  Employment Agreement dated as of April 15, 1994, among Pac Rim, The Pacific Rim Assurance Company and Stanley Braun, as amended March 27, 1995 and March 30, 1996.

ANNEX D  -     Text of Transfer Restrictions Charter Amendment.

ANNEX E  -     Agreement and Plan of Merger between the Company and Superior
               National Insurance Group, Inc., a Delaware corporation ("SNIG-
               Delaware").

ANNEX F  -     Certificate of Incorporation of SNIG-Delaware.

ANNEX G  -     Bylaws of SNIG-Delaware.

ANNEX H  -     Pac Rim Annual Report on Form 10-K for the year ended
               December 31, 1996.

                              AVAILABLE INFORMATION

     The Company and Pac Rim are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements, and other information filed by each of the Company and Pac Rim can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the SEC at its regional offices located at 500 West Madison Street, Suite 1450, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the SEC at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning each of the Company and Pac Rim are also available for inspection at The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information concerning the Company that the Company files electronically with the SEC.


                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents, as filed with the SEC, are incorporated herein by reference:

     (1) The Annual Report of the Company on Form 10-K for the year ended December 31, 1996. A copy of the Company's Annual Report to Shareholders is transmitted herewith.

     (2)  The Annual Report of Pac Rim on Form 10-K for the year ended
          December 31, 1996, a copy of which accompanies this Proxy Statement as ANNEX H.

                                    GLOSSARY

DEFINED TERMS AND SELECTED INSURANCE TERMS




Acquisition. . . . . . . . . . . . . . . . . . . .     The acquisition of Pac Rim by the Company pursuant to the Pac Rim Acquisition
                                                       Agreement, accompanying this Proxy Statement as ANNEX C.

Admitted Assets. . . . . . . . . . . . . . . . . .     Assets recognized and accepted by state insurance regulatory authorities for their purposes in determining the financial condition of an insurance company.

Annual Meeting . . . . . . . . . . . . . . . . . .     The meeting of the Company's shareholders to be held on Tuesday, April 8,
                                                       1997 at 10:00 a.m., Pacific Time, at the Company's principle executive offices at 26601 Agoura Road, Calabasas, California  91302, and any
                                                       adjournment or postponement thereof.

Associate. . . . . . . . . . . . . . . . . . . . .     See definition in "Certain Considerations--Concentration of Ownership."

Bishop Estate. . . . . . . . . . . . . . . . . . .     Estate of Bernice P. Bishop, a limited partner of III.

Board of Directors . . . . . . . . . . . . . . . .     Board of Directors of the Company.

Centre . . . . . . . . . . . . . . . . . . . . . .     See definition in "Proposal No. 1--Security Ownership of Certain Beneficial
                                                       Owners and Management After the Stock Issuance--Security Ownership of Certain
                                                       Beneficial Owners."

CentreLine . . . . . . . . . . . . . . . . . . . .     See definition in "Proposal No. 1--Security Ownership of Certain Beneficial
                                                       Owners and Management After the Stock Issuance--Security Ownership of Certain
                                                       Beneficial Owners."

CentreLine Warrant . . . . . . . . . . . . . . . .     See definition in "Proposal No. 1--Security Ownership of Certain Beneficial
                                                       Owners and Management After the Stock Issuance--Security Ownership of Certain
                                                       Beneficial Owners," footnote 6.

Certificate of Incorporation . . . . . . . . . . .     Certificate of Incorporation of SNIG-Delaware, accompanying this Proxy
                                                       Statement as ANNEX F.

Chase. . . . . . . . . . . . . . . . . . . . . . .     The Chase Manhattan Bank.

Claims and Claim Adjustment Expenses . . . . . . .     The estimated ultimate cost of claims, whether reported or unreported, charged against earnings when claims occur, including the estimated expenses of settling claims (claim adjustment expenses).

Closing Date . . . . . . . . . . . . . . . . . . .     Date on which the Stock Issuance, the Term Loan and the Acquisition all will be consummated.

Code . . . . . . . . . . . . . . . . . . . . . . .     Internal Revenue Code of 1986, as amended.

Combined Ratio . . . . . . . . . . . . . . . . . .     The sum of the expense ratio, the loss ratio, and the policyholder dividend ratio.  A combined ratio under 100% generally indicates an underwriting profit, and a combined ratio over 100% generally indicates an underwriting loss.

Common Stock . . . . . . . . . . . . . . . . . . .     Common Stock of SNIG.

Company. . . . . . . . . . . . . . . . . . . . . .     Superior National Insurance Group, Inc., a California corporation, including, if the context requires, its subsidiaries, on a consolidated basis.

Convertible Debentures . . . . . . . . . . . . . .     The Pac Rim Series A Convertible Debentures.


                                       ix

GLOSSARY


Debenture Purchase Agreement . . . . . . . . . . .     The Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrant
                                                       Purchase Agreement, as amended effective as of February 17, 1997 among the
                                                       Company, Prac Limited Partnership, and Allstate Insurance Company,
                                                       accompanying this Proxy Statement as EXHIBIT C to ANNEX C.

Disinterested Approval . . . . . . . . . . . . . .     See definition in "Proposal No. 1--Terms of the Stock Issuance--Certain
                                                       Covenants--Covenants of IP."

DLJ. . . . . . . . . . . . . . . . . . . . . . . .     Donaldson, Lufkin & Jenrette Securities Corporation.

DLJ Opinion. . . . . . . . . . . . . . . . . . . .     Opinion as to financial fairness provided by DLJ, described in "Proposal
                                                       No. 1--Overview--Opinion of Financial Advisor," and accompanying this Proxy
                                                       Statement as ANNEX B.

DOI. . . . . . . . . . . . . . . . . . . . . . . .     California Department of Insurance.

Exchange Act . . . . . . . . . . . . . . . . . . .     Securities Exchange Act of 1934, as amended.

Expense Ratio. . . . . . . . . . . . . . . . . . .     The ratio of underwriting expenses to net premiums earned.

Form A . . . . . . . . . . . . . . . . . . . . . .     See definition in "Summary--Proposals--Proposal No. 1--Governmental and
                                                       Regulatory Approvals."

HSR Act. . . . . . . . . . . . . . . . . . . . . .     Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

IIA. . . . . . . . . . . . . . . . . . . . . . . .     International Insurance Advisors, Inc., a New York corporation, investment advisors to III.

III. . . . . . . . . . . . . . . . . . . . . . . .     International Insurance Investors, L.P., a Bermuda limited partnership; owner of the Voting Notes.

IP . . . . . . . . . . . . . . . . . . . . . . . .     IP Bermuda and IP Delaware, collectively.

IPA. . . . . . . . . . . . . . . . . . . . . . . .     See definition in "Proposal No. 1--Terms of the Stock Issuance--Expenses and
                                                       Fees."

IP Associates. . . . . . . . . . . . . . . . . . .     See definition in "Proposal No. 1--Terms of the Stock Issuance--Certain
                                                       Covenants--Covenants of IP."

IP Bermuda . . . . . . . . . . . . . . . . . . . .     Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership;
                                                       one of the Purchasers.

IP Delaware. . . . . . . . . . . . . . . . . . . .     Insurance Partners, L.P., a Delaware limited partnership; one of the
                                                       Purchasers.

IRS. . . . . . . . . . . . . . . . . . . . . . . .     Internal Revenue Service.

Loss Ratio . . . . . . . . . . . . . . . . . . . .     The ratio of claims and claim adjustment expenses to net premiums earned.

Merger Sub . . . . . . . . . . . . . . . . . . . .     SNTL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company.  Also referred to as "SNTL."

NAIC . . . . . . . . . . . . . . . . . . . . . . .     National Association of Insurance Commissioners.

Nasdaq . . . . . . . . . . . . . . . . . . . . . .     The Nasdaq National Market.

Net Premiums Earned. . . . . . . . . . . . . . . .     The portion of net premiums written applicable to the insurance coverage provided in any particular accounting period.

Net Premiums Written . . . . . . . . . . . . . . .     Premiums retained by an insurance company after deducting premiums on business reinsured with others.

Newly Issued Stock . . . . . . . . . . . . . . . .     The 2,390,438 shares of Common Stock to be issued pursuant to the Stock
                                                       Purchase Agreement.

NOLs . . . . . . . . . . . . . . . . . . . . . . .     Net Operating Loss Carryforwards under the Code.

Ownership change . . . . . . . . . . . . . . . . .     See discussion in "Proposal No. 2--The Company's NOLs and Section 382."

P&C. . . . . . . . . . . . . . . . . . . . . . . .     Property and casualty.


                                       x

                                                                                                                            GLOSSARY

Pac Rim. . . . . . . . . . . . . . . . . . . . . .     Pac Rim Holding Corporation, and where the context requires, its subsidiaries including The Pacific Rim Assurance Company.

Pac Rim Common Stock . . . . . . . . . . . . . . .     Common stock of Pac Rim.

Pac Rim Acquisition Agreement. . . . . . . . . . .     Amended and Restated Agreement and Plan of Merger among the Company, Pac Rim, and SNTL dated as of February 17, 1997 accompanying this Proxy Statement as
                                                       ANNEX C.

Pac Rim Warrants . . . . . . . . . . . . . . . . .     Series 1, 2 and 3 Detachable Warrants to purchase Pac Rim Common Stock issued by Pac Rim.

Participating Policies . . . . . . . . . . . . . .     Policies that provide for the discretionary payment of dividends to policyholders (as a refund of premiums).

Policy Acquisition Costs . . . . . . . . . . . . .     Agents' or brokers' commissions, premium taxes, and marketing, underwriting, and other expenses associated with the production of business.

Policyholder Dividend Ratio. . . . . . . . . . . .     The ratio of policyholder dividends incurred to net premiums earned.
                                                       Policyholder dividends are amounts refunded by an insurance company to policyholders.

Policyholders' Surplus . . . . . . . . . . . . . .     The amount remaining after all liabilities are subtracted from all admitted assets, applying statutory accounting principles.  This sum is regarded as financial protection to policyholders in the event an insurance company suffers unexpected or catastrophic losses.

Purchasers . . . . . . . . . . . . . . . . . . . .     Parties purchasing the Newly Issued Stock pursuant to the Stock Purchase
                                                       Agreement, comprised of IP Bermuda, IP Delaware, TJS, and certain members of the Company's management.

PRAC . . . . . . . . . . . . . . . . . . . . . . .     The Pacific Rim Assurance Company, the wholly-owned operating subsidiary of
                                                       Pac Rim.

Record Date. . . . . . . . . . . . . . . . . . . .     The close of business on March 6, 1997.  See "General Information--Record
                                                       Date and Voting."

Registration Rights Agreement. . . . . . . . . . .     See definition in "Proposal No. 1--Terms of the Stock Issuance--Registration
                                                       Rights Agreement."

Reincorporation. . . . . . . . . . . . . . . . . .     The reincorporation of the Company in the state of Delaware.

Reincorporation Merger . . . . . . . . . . . . . .     Merger of SNIG-California and SNIG-Delaware to accomplish the
                                                       Reincorporation.

Reincorporation Merger Agreement . . . . . . . . .     Agreement effecting the SNIG Merger and, hence, the Reincorporation, accompanying this Proxy Statement as ANNEX E.

Reinsurance. . . . . . . . . . . . . . . . . . . .     An agreement whereby an insurer transfers ("cedes") a portion of the insurance risk to a reinsurer in exchange for the payment of a premium.
                                                       Reinsurance can be effected by "treaties," which automatically cover all risks of a defined category, amount, and type, or by "facultative reinsurance," which is negotiated between an original insurer and the reinsurer on an individual, contract-by-contract basis.

SEC. . . . . . . . . . . . . . . . . . . . . . . .     Securities and Exchange Commission.

Section 382. . . . . . . . . . . . . . . . . . . .     See definition in "Proposal No.1--Terms of the Stock Issuance--Closing
                                                       Conditions--Conditions to Purchasers' Obligations" and discussion in
                                                       "Proposal No. 2--The Company's NOLs and Section 382."

Securities Act . . . . . . . . . . . . . . . . . .     Securities Act of 1933, as amended.

SNIC . . . . . . . . . . . . . . . . . . . . . . .     Superior National Insurance Company, the wholly-owned insurance subsidiary of
                                                       SNIG.

SNIG . . . . . . . . . . . . . . . . . . . . . . .     Superior National Insurance Group, Inc.


                                       xi

GLOSSARY

SNIG-Delaware. . . . . . . . . . . . . . . . . . .     Superior National Insurance Group, Inc., a Delaware corporation  formed for the purpose of reincorporating the Company.  See "Proposal No. 3--
                                                       Introduction."

SNIG-California. . . . . . . . . . . . . . . . . .     The Company as currently constituted.

SNTL . . . . . . . . . . . . . . . . . . . . . . .     SNTL Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of the Company.  Also referred to as "Merger Sub."

Statutory Accounting Principles ("SAP"). . . . . .     An accounting method prescribed or permitted by state insurance regulators.
                                                       The more significant differences are:  (a) premium income is taken into operations over the periods covered by the policies, whereas the related acquisition and commission costs are expensed when incurred; (b) deferred income taxes are not recognized; (c) certain assets such as agents' balances over ninety days due and prepaid expenses are nonadmitted assets for statutory reporting purposes; (d) policyholder dividends are accrued when declared; (e) the cash flow statement is not consistent with classifications and the presentation under GAAP; (f) bonds are recorded at amortized cost, regardless of trading activities; (g) loss and loss adjustment expense reserves and unearned premium reserves are stated net of reinsurance; and
                                                       (h) minimum statutory reserves for losses in excess of Company's estimates are required.

Stock Issuance . . . . . . . . . . . . . . . . . .     The issuance and sale of 2,390,438 shares of Common Stock for $7.53 per share, aggregating approximately $18 million, pursuant to the Stock Purchase
                                                       Agreement.

Stock Purchase Agreement . . . . . . . . . . . . .     The Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, among the Company, Insurance
                                                       Partners, L.P., a Delaware limited partnership, Insurance Partners Offshore
                                                       (Bermuda), L.P., a Bermuda limited partnership, TJS Partners, L.P., a New
                                                       York limited partnership, and certain members of the Company's management.
                                                       Accompanies this Proxy Statement as ANNEX A.

Surviving Corporation. . . . . . . . . . . . . . .     The combined entity following the merger of Pac Rim and Merger Sub, which will be named Superior Pacific Holding Corporation, a Delaware corporation.

Term Loan. . . . . . . . . . . . . . . . . . . . .     $44 million credit facility from one or more banks including The Chase
                                                       Manhattan Bank, as agent.

TJS. . . . . . . . . . . . . . . . . . . . . . . .     TJS Partners, L.P., a New York limited partnership.

Transaction. . . . . . . . . . . . . . . . . . . .     The Stock Issuance, the Acquisition, and the Term Loan, collectively.

Transfer Restrictions. . . . . . . . . . . . . . .     See definition in "Proposal No. 2--Introduction," and the accompanying
                                                       ANNEX D.

Treaty . . . . . . . . . . . . . . . . . . . . . .     A reinsurance agreement.  See "Reinsurance," above.

Triennial Examination. . . . . . . . . . . . . . .     A regularly scheduled triennial review of the operations and financial condition of a regulated California insurance company by the DOI as required under various provisions of the California Insurance Code.

Underwriting . . . . . . . . . . . . . . . . . . .     The process whereby an insurer reviews applications submitted for insurance coverage, determines whether it will accept all or part of the coverage requested, and determines the premiums to be charged.

Underwriting Expenses. . . . . . . . . . . . . . .     The aggregate of commissions and other policy acquisition costs, as well as the portion of administrative, general, and other expenses attributable to the underwriting operations.


                                      xiii

                                                                                                                            GLOSSARY

Underwriting Profit (Loss) . . . . . . . . . . . .     The excess (deficiency) resulting from the difference between net premiums earned and the sum of claims and claims adjustment expenses, underwriting expenses, and policyholder dividends.

Unpaid Claims and Claim Adjustment Expenses. . . .     An estimate of claims that have occurred, both reported and unreported
                                                       (including claim adjustment expenses), and have been charged against earnings but remain unpaid.

Voting Agreement . . . . . . . . . . . . . . . . .     Voting Agreement dated as of February 17, 1997 among the Company and certain stockholders and debenture holders of Pac Rim, accompanying this Proxy
                                                       Statement as EXHIBIT H to ANNEX C.

Voting Notes . . . . . . . . . . . . . . . . . . .     See definition in "Proposal No. 1--Security Ownership of Certain Beneficial
                                                       Owners and Management After the Stock Issuance--Security Ownership of Certain
                                                       Beneficial Owners."

Warrant Surrender Agreement. . . . . . . . . . . .     Series 3 Detachable Warrant Surrender Agreement, as amended effective as of
                                                       February 17, 1997 among Pac Rim and the individuals named therein, accompanying this Proxy Statement as EXHIBIT E to ANNEX C.

WCIRB. . . . . . . . . . . . . . . . . . . . . . .     Workers' Compensation Insurance Rating Bureau.

ZRC. . . . . . . . . . . . . . . . . . . . . . . .     Zurich Reinsurance Centre.


                                     SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL FEATURES OF THE PROPOSALS TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT AND IN THE ACCOMPANYING ANNEXES.

                                    OVERVIEW

     BACKGROUND. The Company mailed a Proxy Statement on or about November 11, 1996, seeking approval of Proposals Number 1-4 in this Proxy Statement, and the election of two additional directors, at a Special Meeting of Shareholders originally scheduled for December 16, 1996. The Proposals for the Special Meeting all arose out of the planned issuance of 2,390,438 shares of Company Common Stock pursuant to the Stock Purchase Agreement (as hereinafter defined) for aggregate consideration of approximately $18 million ($7.53 per share), which funds, together with a $44 million term loan from one or more banks including The Chase Manhattan Bank ("Chase"), as agent (the "Term Loan"), would be used to acquire Pac Rim Holding Corporation ("Pac Rim") for $54 million in cash (the "Acquisition"), and to repay other indebtedness. On December 7, 1996, nine days before the meeting was to take place, the Company was informed by Pac Rim that the California Department of Insurance ("DOI"), in the course of its Triennial Examination of The Pacific Rim Assurance Company ("PRAC") (the operating insurance subsidiary of Pac Rim), had raised issues relating to the adequacy PRAC's loss reserves and the resolution of the issues would delay DOI approval of the Company's acquisition of Pac Rim. The Special Meeting scheduled for December 16, 1996 was adjourned by the Company out of concern that the matters raised by the DOI would be of such scope that the structure of the transaction would change.

     Upon being informed in February 1997 that Pac Rim had resolved its issues with the DOI by agreeing to strengthen its loss reserves by $12 million as of December 31, 1996, the Company chose to re-enter negotiations with Pac Rim rather than immediately terminate the Pac Rim Acquisition Agreement due to the material adverse change in Pac Rim's financial condition. On February 17, 1997, the Company agreed to acquire Pac Rim for approximately $42 million in cash (a $12 million price reduction), pursuant to the terms of the Amended and Restated Agreement and Plan of Merger among the Company, Pac Rim and SNTL Acquisition Corp. ("Merger Sub") as of that date ("Pac Rim Acquisition Agreement").
Proposal No. 1 provides additional information on the terms of the Pac Rim Acquisition Agreement, which is set forth in full as Annex C. This Proxy Statement combines the matters before the Company's shareholders at the Special Meeting with those matters, including election of directors, to be considered at a regular annual meeting of shareholders.

     PROPOSALS. In Proposal No. 1, the shareholders are asked to consider and vote to approve the issuance of Common Stock pursuant to the Stock Purchase Agreement. The Board of Directors of the Company determined to reaffirm the Stock Purchase Agreement and the issuance of 2,390,438 shares of Common Stock at $7.53 per share as a means to finance the Acquisition after considering the fairness of the $7.53 price in light of an increase in the market price on Nasdaq of the Common Stock since September 1996, and the availability of other financing options given the need to renegotiate the Pac Rim Acquisition Agreement on very short notice. In addition, the Acquisition is being financed by the Term Loan. The Company intends to borrow $44 million under the Term Loan and use a portion of the proceeds to strengthen the capital of PRAC by making a capital contribution of $10 million after the Closing.

     The adoption of Proposals No. 2 (transfer restrictions) and 4 (Board expansion), and the election of two additional directors to be considered and voted upon as part of Proposal No. 5, are conditions to the consummation of the Stock Purchase Agreement. In Proposal No. 2, the shareholders are asked to consider and vote to approve a charter amendment that would establish restrictions on transfers of the Common Stock that are designed to protect the availability of a substantial portion of the Company's Net Operating Loss Carryforwards ("NOLs") under the "ownership change" rules set forth in
Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), which would be adopted as part of the Company's Certificate of Incorporation in Delaware, were it to reincorporate as contemplated by Proposal No. 3, or alternatively as an amendment to the Company's existing Articles of

Incorporation if Proposal No. 3 were not to be approved. In Proposal No. 3, the shareholders are asked to consider and vote to approve the reincorporation of the Company in the State of Delaware. In Proposal No. 4, the shareholders are asked to consider and vote to approve an amendment to the Bylaws of the Company that would increase the size of the Board of Directors from nine to eleven members. In Proposal No. 5, the shareholders are asked to elect the nine current directors of the Company to the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified, and, assuming Proposal No. 4 is approved, to elect two additional directors to serve from the time of the closing under the Stock Purchase Agreement until the next annual meeting and until their successors are elected and qualified. In Proposal No. 6, the shareholders are asked to consider and vote to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending December 31, 1997.

     OTHER TRANSACTIONS. In a matter unrelated to the Annual Meeting, on February 4, 1997, the Company announced the signing of a non-binding letter of intent to complete a private placement of Common Stock with Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. (together, "IP"), parties to the Stock Purchase Agreement, of up to $32.5 million, at a price of $11.775 per share, and to issue rights to purchase Common Stock to shareholders and warrant holders of record as of the close of business on February 4, 1997 in order to raise a matching amount of capital of up to $32.5 million, in which rights offering IP would act as standby purchaser. The letter of intent contemplated that the funds would be used by the Company to participate in the rehabilitation of Golden Eagle Insurance Company. However, after the Company determined it would not participate in the rehabilitation, at least in the near term, it requested that IP keep the letter of intent in place should the Company desire to raise additional capital following the closing of the Pac Rim transaction, so as to provide the Company added financing flexibility. Additional capital could help the Company better compete in the turbulent market in California for the provision of workers' compensation insurance, better position the Company with respect to review by insurance rating agencies, and permit growth in premium volume. The Board of Directors has yet to determine the additional capital needs of the Company, if any, and may delay any transaction to better gauge the business opportunities generated by the Pac Rim transaction and the reaction of rating agencies to the combination of the companies. Before proceeding with any transaction with IP under the letter of intent, the Board of Directors will consult with financial advisors as to fairness and, if necessary, based upon the number of shares to be issued and other factors, will seek shareholder approval to issue additional stock. To the extent consistent with the fiduciary duties of the Board of Directors, the Company has indicated to IP that it would offer IP the first opportunity to provide additional capital under the terms of the letter of intent, should the need for additional capital arise. The issuance of rights to purchase Common Stock, if it occurs, would be subject to registration with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. Any offering of rights, if made, would be made only by means of a prospectus.

     Any new financing may require a waiver of the Transfer Restrictions recommended for adoption as Proposal No. 2, as an issuance of stock would likely result in an "ownership change" that would in turn restrict the availability of the Company's NOLs. The Board of Directors recommends the adoption of the Transfer Restrictions because of the inherent uncertainties in the completion of any capital raising transaction, and particularly because the Board of Directors has not formally determined that the Company will raise additional capital.

     PLEASE CAREFULLY READ THE PROXY STATEMENT AND THE COMPANY'S ANNUAL REPORT.

     You are urged to vote upon the matters presented and to sign, date and promptly return the enclosed proxy in the envelope provided.

                               GENERAL INFORMATION

THE COMPANIES



The Company. . . . . . . . . . . . . . . . . . . .     Superior National Insurance Group, Inc., a California corporation (the
                                                       "Company" or "SNIG"), is a holding company that, through its wholly owned subsidiary, Superior National Insurance Company ("SNIC"), is engaged in writing workers' compensation insurance principally in the State of
                                                       California and, until September 30, 1993, was engaged in writing commercial property and casualty insurance.  The Company's principal executive offices are located at 26601 Agoura Road, Calabasas, California 91302 and its
                                                       telephone number is (818) 880-1600.  See the Company's Annual Report to
                                                       Shareholders transmitted herewith.

Pac Rim. . . . . . . . . . . . . . . . . . . . . .     Pac Rim Holding Corporation, a Delaware corporation ("Pac Rim"), is engaged through its wholly owned subsidiary, The Pacific Rim Assurance Company
                                                       ("PRAC"), and the latter's wholly owned subsidiary, Regional Benefits
                                                       Insurance Services, Inc., exclusively in the writing and production of workers' compensation insurance, primarily in the State of California with an emphasis on the Southern California market.  Pac Rim's principal executive offices are located at 6200 Canoga Avenue, Woodland Hills, California 91367
                                                       and its telephone number is (818) 226-6200.  See "Proposal No. 1--Use of
                                                       Proceeds:  The Acquisition--Pac Rim Holding Corporation."

ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY

Time, Date, Place, and Purpose . . . . . . . . . .     The 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting")
                                                       will be held on April 8, 1997 at 10:00 a.m., Pacific Time, at the Company's
                                                       principal executive offices at 26601 Agoura Road, Calabasas, California
                                                       91302.

                                                       At the Annual Meeting, the Company's shareholders will be asked:  (i) to consider and vote to approve the issuance and sale of 2,390,438 shares of
                                                       Common Stock pursuant to the Stock Purchase Agreement the net proceeds of which, together with the net proceeds to be received by the Company under a term loan from one or more Banks including The Chase Manhattan Bank, will be used to acquire Pac Rim and make a capital contribution to PRAC; (ii) to consider and vote to approve a charter amendment that would establish restrictions on transfers of Common Stock in the interest of preserving certain tax benefits available to the Company; (iii) to consider and vote to approve the reincorporation of the Company in the State of Delaware;


                                       3

                                                       (iv) to consider and vote to approve an amendment to the Bylaws of the
                                                       Company that would increase the size of the Board of Directors from nine to eleven members; (v) to elect nine directors to the existing seats on the
                                                       Board and to elect two additional directors to the Board of Directors to fill the two newly created vacancies in the event the Company's Bylaws are amended in accordance with Proposal No. 4; (vi) to ratify the selection of KPMG Peat
                                                       Marwick LLP as the Company's independent auditors; and (vii) to transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Record Date; Quorum. . . . . . . . . . . . . . . .     The Record Date for determining the shareholders of the Company entitled to vote upon the matters set forth in this Proxy Statement is the close of business on March 6, 1997.

                                                       The presence, either in person or by properly designated proxy, at the Annual
                                                       Meeting of the holders of a majority of the combined voting power of the outstanding shares of Common Stock and the Company's 14.5% Senior
                                                       Subordinated Voting Notes due April 1, 2002 (the "Voting Notes") is necessary to constitute a quorum.  As to all matters, except the election of directors, each shareholder is entitled to one vote for each share of Common Stock held.
                                                       With respect to the election of directors, a shareholder may cumulate such holder's votes in the manner described under "General Information--Quorum and
                                                       Voting Requirements."  Each holder of the Voting Notes is entitled to vote only in director elections, director removals, changes in the number of authorized directors, and votes on amendments to such voting rights.  With respect to amendments to such voting rights, the Voting Notes vote as a separate class.

                                                       As of March 6, 1997, directors and executive officers of the Company beneficially owned 340,586 shares of Common Stock (representing approximately
                                                       9.9% of the outstanding shares of Common Stock) and had voting control over the Voting Notes.  See "Proposal No. 1--Security Ownership of Certain
                                                       Beneficial Owners and Management After the Stock Issuance--Security Ownership
                                                       of Certain Beneficial Owners" and "General Information--Quorum and Voting
                                                       Requirements."  The Company believes that all such directors and officers intend to vote in favor of each Proposal presented herein.  See "General
                                                       Information--Vote Required" regarding approval by disinterested shareholders.

Dissenters' or Appraisal Rights. . . . . . . . . .     California law provides that no dissenters' or appraisal rights are available to shareholders of the Company with


                                       4

                                                       respect to any of the matters discussed in this Proxy Statement.

                                                              PROPOSALS

PROPOSAL NO. 1 -- THE STOCK ISSUANCE

The Stock Purchase Agreement . . . . . . . . . . .     Pursuant to the Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997  (the "Stock Purchase
                                                       Agreement"), among the Company, Insurance Partners, L.P. ("IP Delaware"),
                                                       Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda" and, together with
                                                       IP Delaware, "IP"), TJS Partners, L.P., and certain members of the Company's management (together with IP, the "Purchasers"), the Company shall issue and sell an aggregate of 2,390,438 shares of Common Stock to the Purchasers (the
                                                       "Stock Issuance") for an aggregate purchase price of approximately
                                                       $18 million, or $7.53 per share, the net proceeds of which, in addition to the net proceeds to be received by it under a $44 million term loan from one or more banks led by Chase, shall be used by the Company to acquire Pac Rim and to make a capital contribution to PRAC.

Effect of the Stock Issuance . . . . . . . . . . .     Based upon the Common Stock outstanding as of the Record Date, and assuming that no outstanding warrants or stock options convertible into shares of
                                                       Common Stock are exercised prior to the Stock Issuance, approximately
                                                       5,837,144 shares of Common Stock will be outstanding upon consummation of the
                                                       Stock Issuance, of which the Company believes 2,139,034 shares (approximately
                                                       37% of the total number of shares of Common Stock that will then be outstanding) will be held in the aggregate by IP and its Associates (as defined under "Certain Considerations--Concentration of Ownership").  In
                                                       addition, Common Stock and warrants to purchase Common Stock held by IP and its Associates will represent approximately 40% of the Company's equity securities on a fully diluted basis.  However, IP and its Associates have agreed to certain limitations on their voting power as shareholders.  See
                                                       "Proposal No. 1--Security Ownership of Certain Beneficial Owners and
                                                       Management After the Stock Issuance" and "--Terms of the Stock Issuance--
                                                       Certain Covenants--Covenants of IP."

Terms of the Stock Purchase Agreement. . . . . . .     In addition to customary terms and provisions, including customary representations and warranties, covenants, and reciprocal indemnification provisions, the Stock Purchase Agreement contains certain covenants by IP that shall remain effective so long as IP and its Associates beneficially own an aggregate of 15% or more of the


                                       5

                                                       outstanding Common Stock on a fully diluted basis.  One such covenant, with certain limited exceptions, prohibits IP or any of its Associates from acquiring any additional shares of Common Stock, entering into a merger or business combination involving the Company, participating in any solicitation of proxies, or participating in any group with respect to the foregoing, without a two-thirds majority vote of either the non-Associate and non-
                                                       employee directors or the shareholders (excluding those shares held by IP and its Associates and by executive officers having to report transactions in
                                                       Common Stock under securities laws).  Those non-Associate and non-employee directors currently on the Board of Directors have indicated a willingness to waive such provisions in order to enter into a new agreement with IP that may result in IP acquiring up to $32.5 million in Common Stock at $11.775 per share and acting as a standby purchaser in a proposed rights offering to shareholders and warrant holders of record as of the close of business
                                                       February 4, 1997 (which offering, if made, would be made only by means of a prospectus).  Other covenants provide that IP and its Associates will not elect more than five directors (or the highest number that is less than a majority of the Board of Directors) and that IP will not transfer any of its shares except in certain types of specified transactions.  Any additional financing transaction would not affect these other covenants.

                                                       The Company covenants under the Stock Purchase Agreement that it shall present to its shareholders a  proposal to amend its Bylaws to expand its
                                                       Board of Directors from nine to eleven members and, so long as the Stock
                                                       Purchase Agreement is in effect, nominate one individual designated by IP (so long as such person is reasonably acceptable to the Board of Directors) for election to the Board of Directors at each annual meeting of shareholders.

Conditions to the Stock Issuance;
  Termination of Stock Purchase Agreement. . . . .     Notwithstanding shareholder approval of the Stock Issuance, the Transfer
                                                       Restrictions (discussed below under Proposal No. 2), the expansion of the
                                                       Board of Directors, and the election of two additional directors, the consummation of the Stock Issuance is subject to a number of additional conditions, including without limitation, conditions requiring the receipt of all governmental authorizations required for performance of each party's obligations under the Stock Purchase Agreement, the distribution to each of the partners of International Insurance Investors, L.P. ("III") of certain warrants to purchase Common Stock, the absence of a material adverse effect on the Company between


                                       6

                                                       October 1, 1996 and the consummation of the Stock Issuance, the agreement of certain warrant holders (including those participating in the III distribution) to refrain from exercising their warrants so as to reduce risk of an "ownership change" under Section 382 of the Internal Revenue Code, and the simultaneous consummation of the Term Loan and the transactions contemplated by the Pac Rim Acquisition Agreement.

Restrictions on Transfer of Shares . . . . . . . .     The shares of Common Stock issued pursuant to the Stock Issuance will not be registered under the Securities Act and consequently will be subject to standard restrictions on transferability imposed by federal and state securities laws on privately issued securities.  See "Proposal No. 1--Terms of the Stock Issuance--Restrictions on Transfer of Shares."

Governmental and Regulatory
  Approvals of the Stock Issuance. . . . . . . . .     The Company is not aware of any governmental or regulatory approval that must be obtained in order to consummate the Stock Issuance, other than approval by the California Department of Insurance (the "DOI"), whose approval must be sought by IP in connection with its purchase of shares thereunder.  IP has already filed a Form A Information Statement ("Form A") with the DOI under
                                                       Section 1215.2 of the California Insurance Code and Title 10, California Code
                                                       of Regulations Section 2683 ET SEQ., in order to obtain such approval.  While the Company is confident of obtaining approval, as of the date of this Proxy
                                                       Statement, such approval has not been obtained.

Opinion of Financial Advisor . . . . . . . . . . .     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has been retained by the Board of Directors to act as its financial advisor in connection with the Stock Issuance and the Acquisition (the Stock Issuance, the Acquisition,
                                                       and the Term Loan are referred to collectively as the "Transaction").  DLJ has delivered to the Board of Directors its written opinion, dated
                                                       February 17, 1997, to the effect that, as of such date and based upon and subject to the matters described therein, the Transaction, taken as a whole, is fair to the Company, from a financial point of view.  Reference is made to the full text of such opinion, a copy of which is set forth in ANNEX B in its entirety.  The Company's shareholders are urged to read this opinion carefully for a description of the procedures followed, the factors considered, and the assumptions made by DLJ.  See "Proposal No. 1--Overview--
                                                       Opinion of Financial Advisor."


                                       7

The Board of Directors and Management
  of the Company Following the Stock Issuance. . .     It is a condition to the Stock Issuance that one nominee designated by IP (so long as such person is reasonably acceptable to the Board of Directors) and one independent nominee designated by the Company be elected to the Board of
                                                       Directors of the Company in connection with the expansion of the Board of
                                                       Directors from nine to eleven members as contemplated by "Proposal No. 4--
                                                       Amendment of Bylaws to Increase Authorized Number of Directors" and "Proposal
                                                       No. 5--Election of Directors."

The Acquisition. . . . . . . . . . . . . . . . . .     Pursuant to the Amended and Restated Agreement and Plan of Merger dated as of
                                                       February 17, 1997, (the "Pac Rim Acquisition Agreement") among the Company,
                                                       SNTL Acquisition Corp. ("SNTL" or the "Merger Sub") and Pac Rim, the Company
                                                       has agreed to acquire Pac Rim (the "Acquisition") for approximately
                                                       $42 million in cash. The Acquisition will be financed by the Stock Issuance, if approved by the Company's shareholders, and the Term Loan.  The Company is party to two additional agreements related to the Pac Rim Acquisition
                                                       Agreement: (i) a Debenture Purchase Agreement, whereby part of the consideration under the Pac Rim Acquisition Agreement will be applied to the purchase of outstanding convertible debentures and warrants issued by
                                                       Pac Rim; and (ii) a Voting Agreement, whereby certain principal holders of
                                                       Pac Rim common stock and convertible debentures having voting rights have agreed to vote their shares in favor of the Acquisition at a special meeting of the stockholders of Pac Rim called for that purpose.  A simultaneous closing of the Acquisition is a condition to consummation of the Stock
                                                       Issuance.

Effect of the Acquisition. . . . . . . . . . . . .     Under the Pac Rim Acquisition Agreement,  Merger Sub, a newly formed Delaware subsidiary of the Company, will be merged with and into Pac Rim.  The corporation resulting from this merger will be renamed Superior Pacific
                                                       Holding Corporation, and will be a wholly owned subsidiary of the Company.
                                                       As a result, The Pacific Rim Assurance Company, currently a wholly owned subsidiary of Pac Rim, will become an indirect operating subsidiary of the
                                                       Company.  Each share of Pac Rim common stock outstanding will be cancelled and converted into a right to receive cash.  On or immediately prior to the
                                                       Closing Date, in order to satisfy certain conditions to the Term Loan, the
                                                       Company intends to contribute all of its shares of SNIC to Merger Sub, so that SNIC will also become an indirect operating subsidiary of the Company.
                                                       Thus, upon the Closing Date, SNIC and The Pacific Rim Assurance Company will be subsidiaries of Superior Pacific Holding


                                       8

                                                       Corporation, which, in turn, will be a subsidiary of the Company.

Terms of the Pac Rim Acquisition Agreement . . . .     The Pac Rim Acquisition Agreement contains customary terms and conditions, representations and warranties, covenants of the parties, conditions to closing and provisions requiring certain payments upon termination under certain conditions, all as more fully described herein.

Governmental and Regulatory Approvals
  of the Acquisition . . . . . . . . . . . . . . .     The Acquisition requires the approval of the DOI.  The Company has already filed a Form A with the DOI in order to obtain such approval.  While the
                                                       Company is confident of obtaining approval, as of the date of this Proxy
                                                       Statement, such approval has not been obtained.  All other approvals of which the Company is aware have been obtained.

Pac Rim Board Approval;
  Opinion of Pac Rim's Financial Advisor . . . . .     The board of directors of Pac Rim has approved the Pac Rim Acquisition
                                                       Agreement and the transactions contemplated thereunder, and has called a special meeting of the stockholders of Pac Rim to obtain stockholder approval of the Acquisition.  Salomon Brothers Inc has agreed to deliver its written opinion to the board of directors of Pac Rim that, as of the date of the
                                                       Acquisition, the consideration to be received by the stockholders of Pac Rim is fair to such stockholders, from a financial point of view.

Inherent Uncertainties Relating to
  Certain Effects of the Acquisition . . . . . . .     The success of the Acquisition depends in part on the ability of the management of the Company to coordinate the operations of the business enterprises of the Company and Pac Rim.  There can be no assurance that the coordination necessary to realize the expected benefits of the Acquisition will be achieved.  In addition, management of the Company has identified reductions in pre-tax expenses they believe can be achieved through integration of functions.  There can be no assurance that the Company will be able to realize the anticipated cost reductions, and the failure to realize them could adversely affect the Company's cash flow and earnings before taxes.  Finally, there can be no assurance that the insurance market will receive favorably the combination of the two companies, or that the two operating companies will be able to maintain an acceptable percentage of their combined historical volume of premiums written.  See "Certain
                                                       Considerations."

Recommendation of the Board of Directors . . . . .     The Board of Directors has unanimously approved the Stock Issuance and recommends a vote FOR Proposal


                                       9

                                                       No. 1.  For a discussion of the reasons considered by the Board of Directors in approving the Stock Issuance and all related transactions, see "Proposal
                                                       No. 1--Overview--Rationale for Stock Issuance and Acquisition."


PROPOSAL NO. 2 -- TRANSFER RESTRICTIONS CHARTER AMENDMENT

Transfer Restrictions Proposal . . . . . . . . . .     The Company's shareholders are being asked to consider and vote to approve a provision that would be adopted as part of the Certificate of Incorporation of the Company if "Proposal No. 3--Reincorporation of the Company in the
                                                       State of Delaware" is adopted, or, alternatively, as an amendment to the
                                                       Amended and Restated Articles of Incorporation of the Company if the Company
                                                       continues as a California corporation.  The provision would provide for certain restrictions on the transferability of the Company's Common Stock
                                                       (the "Transfer Restrictions") designed to prevent transactions in Common
                                                       Stock that might prohibit the Company from utilizing a substantial portion of the Net Operating Loss Carryforwards ("NOLs") now available to the Company to reduce federal income taxes due.  Under Section 382 of the Code, a corporation that undergoes an "ownership change" (as defined in Section 382)
                                                       is limited in the amount of NOLs it may utilize in the tax years following such a change.  Adoption of "Proposal No. 2--Transfer Restrictions Charter
                                                       Amendment" is a condition to the consummation of the Stock Issuance.

Effect of the Transfer Restrictions. . . . . . . .     The Transfer Restrictions, if adopted, would prevent shareholders currently holding 4.90% or more of the Common Stock (including stock owned under applicable constructive ownership rules) from acquiring any additional equity securities of the Company.  Additionally, the Transfer Restrictions would bar any additional person or group of affiliated persons from acquiring an aggregate of 4.90% or more of the Company's equity securities (including stock owned under applicable constructive ownership rules).  See "Proposal
                                                       No. 2--Description of the Transfer Restrictions."

Expiration of the Transfer Restrictions. . . . . .     Under their terms, the Transfer Restrictions would be effective on the date the Stock Issuance occurs, and would expire on the day following the third anniversary of their effective date.

The Company's NOLs . . . . . . . . . . . . . . . .     As of December 31, 1996, the Company had available NOLs of $86.1 million to offset taxable income recognized by the Company in periods after December 31,
                                                       1996.  For federal income tax purposes,


                                       10

                                                       these NOLs will expire in material amounts beginning in the year 2006.

Board's Power to Waive Restrictions. . . . . . . .     The proposed charter amendment and Delaware Certificate of Incorporation grant the Board of Directors the power to waive the Transfer Restrictions.
                                                       Such a waiver would affect the Company's ability to utilize the NOLs by allowing an ownership change to occur.  The Board of Directors has already indicated that the Company may issue up to $32.5 million in Common Stock to
                                                       IP at $11.775 per share, and make a rights offering to shareholders and warrant holders of record as of the close of business on February 4, 1997 of equal amount in which IP would act as standby purchaser (which offering, if made, would be made only by means of a prospectus).  Issuing shares or rights may cause the Company to undergo an ownership change, which the Board of
                                                       Directors would take into account in approving such issuance.  However, the
                                                       Board of Directors believes it is essential to adopt the Transfer
                                                       Restrictions in order to allow the Board of Directors the opportunity to carefully weigh the interests of the Company and its shareholders before allowing a transaction that would limit the availability of the NOLs.

Recommendation of the Board of Directors . . . . .     The Board of Directors has unanimously approved the Transfer Restrictions and recommends a vote FOR Proposal No. 2.  For a discussion of the reasons considered by the Board of Directors in approving Proposal No. 2, see
                                                       "Proposal No. 2--Purpose of the Transfer Restrictions."


PROPOSAL NO. 3 -- REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE

State of Delaware
  Reincorporation Proposal . . . . . . . . . . . .     The Company's shareholders are being asked to consider and vote to approve a proposal to reincorporate the Company in the State of Delaware.  The Board of
                                                       Directors believes that the Reincorporation of the Company is in the
                                                       Company's best interests, having considered that the State of Delaware has been a leader in adopting, constructing and implementing comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations, and having weighed possible disadvantages.  Further, it is more likely that the Transfer Restrictions can be enforced more effectively in Delaware.  See "Proposal No. 3--Principal Reasons for the Reincorporation"
                                                       and "--Possible Disadvantages."

Effect of Reincorporation. . . . . . . . . . . . .     The Reincorporation, taken by itself, will NOT result in any change of the name, business, management, fiscal


                                       11

                                                       year, assets or liabilities, or location of the principal facilities of the
                                                       Company.  Certain changes to the Company that would occur as a result of the
                                                       Stock Issuance and the Acquisition would take place without regard to the
                                                       Reincorporation.  The Reincorporation may have certain effects on the rights of shareholders due to differences between California and Delaware law and the adoption in the Bylaws of the reincorporated Company of provisions available to Delaware corporations regarding the presentation of proposals at stockholder meetings and the solicitation of stockholder written consents.

Recommendation of the Board of Directors . . . . .     The Board of Directors has unanimously approved the Reincorporation and recommends a vote FOR Proposal No. 3.  For a discussion of the reasons considered by the Board of Directors in approving Proposal No. 3, see
                                                       "Proposal No. 3--Principal Reasons for the Reincorporation."


PROPOSAL NO. 4 -- AMENDMENT OF BYLAWS TO INCREASE AUTHORIZED NUMBER OF DIRECTORS

Bylaw Amendment Proposal . . . . . . . . . . . . .     The Company's shareholders are being asked to consider and vote to approve an amendment to the Bylaws of the Company (or, should the Company be reincorporated in Delaware, adoption of a provision of the Company's Delaware
                                                       Bylaws), that would increase the number of directors of the Company from nine to eleven, effective upon, and as a precondition to, consummation of the
                                                       Stock Issuance.  The holders of Voting Notes and the holders of Common Stock, voting as separate classes, must each approve this Proposal No. 4.

Recommendation of the Board of Directors . . . . .     The Board of Directors has unanimously approved the Bylaw amendment and recommends a vote FOR Proposal No. 4.  For a discussion of the reasons considered by the Board of Directors in approving Proposal No. 4, see
                                                       "Proposal No. 4--Amendment to Bylaws to Increase Authorized Number of
                                                       Directors."


PROPOSAL NO. 5 -- ELECTION OF DIRECTORS

Election of Directors. . . . . . . . . . . . . . .     Nine directors are to be elected at the Annual Meeting.  The Board has nominated the nine current directors for such election.  In addition, upon approval of "Proposal No. 4--Amendment of Bylaws to Increase Authorized
                                                       Number of Directors," the Company's shareholders will be asked to elect two additional directors to fill the vacancies that will be created on the Board of Directors upon the effectiveness of such proposal.  The Board has nominated two individuals for such vacancies.  One such nominee is a designee of IP and the other is independent.


                                       12

                                                       It is a condition to the Stock Issuance that such two additional nominees be elected.

Recommendation of the Board of Directors . . . . .     The Board of Directors recommends the election of the eleven persons nominated to the Board of Directors.



PROPOSAL NO. 6 -- RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS

Ratification of the Appointment of
  KPMG Peat Marwick LLP as Independent
  Auditors . . . . . . . . . . . . . . . . . . . .     The Audit Committee of the Board of Directors has selected KPMG Peat Marwick
                                                       LLP as accountants to audit the consolidated financial statements of the
                                                       Company and its subsidiaries for the year ending December 31, 1997.

Recommendation of the Board of Directors . . . . .     The Board of Directors recommends ratification.

SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT AND THE ACCOMPANYING
ANNEXES, INCLUDING THE SECTION ENTITLED "CERTAIN CONSIDERATIONS" FOLLOWING THIS SUMMARY.


                             SUMMARY FINANCIAL DATA

                                   THE COMPANY


                                                                 YEAR ENDED DECEMBER 31,
                        1996      1995      1994      1993      1992      1991(2)   1990      1989      1988      1987      1986
                      ------------------------------------------------------------------------------------------------------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS
REVENUES:
Net premiums
 earned. . . . . . .  $ 88,648  $ 89,735  $110,418  $153,585  $ 55,892  $ 98,119  $124,114  $ 91,127  $ 71,780  $ 53,108  $ 22,312
  Total Revenues . .    96,417    99,519   119,467   163,135    66,694   103,886   129,635    96,313    74,475    55,355    23,581
EXPENSES:
Claims and claim
 adjustment
 expenses, net of
 reinsurance . . . .    55,638    53,970    78,761   113,817    33,929    93,947    84,242    58,190    38,204    33,286    14,189
Underwriting and
 general and
 administrative
 expenses (e.g.,
 commissions). . . .    33,952    29,983    22,000    29,522    11,090    27,525    34,610    24,998    19,212    13,779     6,749
  Total Expenses . .    91,190    87,830   114,470   160,931    50,839   132,934   121,246    87,716    60,596    49,441    21,907

Income (loss)
 before preferred
 securities
 dividends and
 accretion,
 discontinued
 operations,
 extraordinary items,
 and cumulative
 effect of change in
 accounting for
 income taxes. . . .     5,227    11,689     3,599     2,734    10,549    (9,221)    7,118     7,603    10,535     4,877     1,195
Preferred securities
 dividends and
 accretion, net of
 income tax
 benefit . . . . . .    (1,667)   (1,488)     (683)     --        --        --        --        --        --        --        --
Net income (loss)
 from continuing
 operations. . . . .  $  3,630  $ 11,701  $  2,916  $  2,734  $ 10,549  $ (9,221) $  7,118  $  7,603  $ 10,535  $  4,877  $  1,195
                      ------------------------------------------------------------------------------------------------------------
                      ------------------------------------------------------------------------------------------------------------

Per common share(1):
Income (loss) from
 continuing
 operations. . . . .  $   0.71  $   3.41  $   0.85  $   0.79  $   3.07  $  (2.69) $   2.08  $   2.22  $   3.14  $   1.47  $   0.40
Weighted average
 shares
 outstanding . . . .     5,316     3,430     3,430     3,430     3,430     3,430     3,429     3,431     3,352     3,326     3,022

---------------
(1) Adjusted to reflect a four-into-one reverse stock split effective as of May 24, 1995.
(2) In 1991, several liabilities were revised upward including property and casualty and workers' compensation claims and claim adjustment expense of $22.6 million, policyholders dividends of $7.1 million, and employee severance of $1.2 million. In addition, premiums receivables were written down by $4.0 million.


                                                                 YEAR ENDED DECEMBER 31,
                        1996      1995      1994      1993      1992      1991(2)   1990      1989      1988      1987      1986
                      ------------------------------------------------------------------------------------------------------------

BALANCE SHEET
ASSETS:
Total cash and
 investments -
 carrying value. . .  $149,685  $163,695  $176,878  $150,179  $154,953  $ 82,285  $ 86,183  $102,193  $ 64,844  $ 48,277  $ 26,079
  - market value . .   149,440   166,103   172,706   156,744   154,294    85,463    86,641   102,447    64,109    47,721    26,520
Reinsurance
 receivables . . . .    25,274    39,613    68,129    71,003   104,389   138,367    62,519    33,242    27,740    18,256     2,956
  Total Assets . . .   306,569   240,781   286,776   264,098   291,487   265,033   235,259   198,307   136,186    91,887    41,414

Liabilities and
 Shareholders'
 Equity:
Claims and claim
 adjustment
 expenses. . . . . .   115,529   141,495   171,258   171,038   202,634   182,440   143,890   102,903    68,136    47,258    13,536
Total Liabilities. .   237,807   176,256   227,622   224,044   253,012   227,025   188,293   157,892   104,077    71,412    29,637
Total Shareholders'
 Equity. . . . . . .    45,191    43,480    40,364    40,055    38,475    38,003    46,966    40,415    32,109    20,475    11,777

                             SUMMARY FINANCIAL DATA

                                     PAC RIM


                                                                                              YEAR ENDED DECEMBER 31,
                                                                                  ------------------------------------------------
                                                                                    1996      1995      1994      1993      1992
                                                                                  --------  --------  --------  --------  --------
                                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                RESTATED  RESTATED

STATEMENT OF OPERATIONS
REVENUES:
Net premiums earned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $86,488   $76,016   $92,894   $99,917  $117,829
  Total Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    95,149    84,558    99,408   109,811   124,231
EXPENSES:
Claims and claim adjustment expenses, net of reinsurance . . . . . . . . . . . .    79,890    50,957    63,788    87,689   100,595
Underwriting and general and administrative expenses (e.g., commissions) . . . .    28,223    30,309    31,492    24,903    25,511
  Total Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   110,443    83,704    97,438   113,850   127,828

Income (loss) before preferred securities dividends and accretion and
 extraordinary items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(15,900) $    575  $  1,158  $ (1,381) $   (292)
Net income (loss) from continuing operations . . . . . . . . . . . . . . . . . .  $(15,900) $    575  $  1,158  $ (1,381) $   (292)
                                                                                  --------  --------  --------  --------  --------
                                                                                  --------  --------  --------  --------  --------
Per common share:
Income (loss) from continuing operations . . . . . . . . . . . . . . . . . . . .  $  (1.67) $   0.06  $   0.12  $  (0.14) $  (0.03)
Weighted average shares outstanding. . . . . . . . . . . . . . . . . . . . . . .     9,528     9,528     9,528     9,528     9,624


                                                                                              YEAR ENDED DECEMBER 31,
                                                                                  ------------------------------------------------
                                                                                    1996      1995      1994      1993      1992
                                                                                  --------  --------  --------  --------  --------
                                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                RESTATED  RESTATED

BALANCE SHEET
Assets:
Total Cash and investments - carrying value. . . . . . . . . . . . . . . . . . .  $113,284  $129,804  $143,075  $117,173  $121,441
  - market value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   113,284   129,804   143,075   117,319   124,626
Reinsurance receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,849     4,068     2,132    15,176    11,192
Total Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $161,605  $169,051  $186,570  $189,241  $198,501

Liabilities and Shareholders' Equity:
Claims and claim adjustment expenses . . . . . . . . . . . . . . . . . . . . . .  $100,588  $ 96,525  $116,629  $135,965  $135,460
Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   135,296   124,896   149,393   150,241   158,120
                                                                                  --------  --------  --------  --------  --------
Total Shareholders' Equity . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 26,309  $ 44,155  $ 37,177  $ 39,000  $ 40,381
                                                                                  --------  --------  --------  --------  --------
                                                                                  --------  --------  --------  --------  --------


THE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA HAS BEEN DERIVED FROM THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS DOCUMENT AND SHOULD BE READ IN CONJUNCTION WITH THOSE FINANCIAL STATEMENTS AND NOTES. THE SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION IS NOT NECESSARILY INDICATIVE OF FUTURE OPERATIONS AND SHOULD NOT BE CONSTRUED AS REPRESENTATIVE OF FUTURE OPERATIONS OF THE COMBINED COMPANIES.

                SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION
                 ACQUISITION OF PAC RIM HOLDING CORPORATION BY
                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

               UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME


                                                                                     YEAR ENDED DECEMBER 31, 1996
                                                                        ----------------------------------------------------
                                                                                                        PRO            PRO
                                                                                                       FORMA          FORMA
                                                                         SNIG          PAC RIM    ADJUSTMENTS(1)    COMBINED
                                                                        ------         -------    --------------    --------
                                                                                                       INC.
                                                                                                      (DECR)
                                                                        (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

REVENUES:
Net premiums earned. . . . . . . . . . . . . . . . . . . . . . .      $   88,648     $   86,488                    $  175,136
   Total Revenues. . . . . . . . . . . . . . . . . . . . . . . .          96,417         95,149                       191,566

EXPENSES:
Claims and claim adjustment expenses, net of reinsurance . . . .          55,638         79,890                       135,528
Underwriting and general and administrative expenses . . . . . .          33,952         28,223                        62,175
   Total Expenses. . . . . . . . . . . . . . . . . . . . . . . .          91,190        110,443            588        202,221

Income (loss) before preferred securities dividends and
 accretion, discontinued operations, extraordinary items, and
 cumulative effect of change in accounting for income taxes. . .           3,630        (15,900)          (482)       (12,752)
Preferred securities dividends and accretion, net of income
 tax benefit . . . . . . . . . . . . . . . . . . . . . . . . . .          (1,667)            --             --         (1,667)
Net income (loss) from continuing operations . . . . . . . . . .      $    1,963     $  (15,900)    $     (482)    $  (14,419)
                                                                      ----------     ----------     ----------     ----------
                                                                      ----------     ----------     ----------     ----------
Per common share:
Income (loss) from continuing operations . . . . . . . . . . . .      $     0.40     $    (1.67)                   $    (1.85)
Weighted average shares outstanding. . . . . . . . . . . . . . .       5,315,670      9,528,000                     7,706,108


---------------

(1) See explanatory notes to "Proposal No. 1--Unaudited Pro Forma Financial Information."

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                      PURCHASE
                                                                                        SNIG         ACCOUNTING      PRO FORMA
                                                           SNIG          PAC RIM   ADJUSTMENTS(1)  ADJUSTMENTS(1)    COMBINED
                                                         ---------      --------   --------------  --------------    --------

Assets:
Investments. . . . . . . . . . . . . . . . . . . .      $  47,503       $ 54,759        $    --       $     --       $102,262
Cash and invested cash . . . . . . . . . . . . . .        101,937         58,525             --             --        160,462
Reinsurance receivables. . . . . . . . . . . . . .         25,274          3,849             --             --         29,123
Receivable from reinsurer(2) . . . . . . . . . . .         93,266             --             --             --         93,266
Goodwill . . . . . . . . . . . . . . . . . . . . .             --             --             --          7,476          7,476
   Total Assets. . . . . . . . . . . . . . . . . .       $306,569       $161,605        $54,750       $(42,200)      $480,724
                                                         --------       --------        -------       --------       --------
                                                         --------       --------        -------       --------       --------
Liabilities and Shareholders' Equity:
Claims and claim adjustment expenses . . . . . . .       $115,529       $100,588        $    --       $     --       $216,117
Long-term debt--Chase Manhattan Bank(2). . . . . .         91,711             --             --             --         91,711
Term loan--Chase Manhattan Bank. . . . . . . . . .             --             --         44,000             --         44,000
Total Liabilities. . . . . . . . . . . . . . . . .        237,807        135,296         36,750        (15,891)       393,962
Total Shareholders' Equity . . . . . . . . . . . .       $ 45,191       $ 26,309        $18,000       $(26,309)      $ 63,191
   Total Liabilities and Shareholders' Equity. . .       $306,569       $161,605        $54,750       $(42,200)      $480,724
                                                         --------       --------        -------       --------       --------
                                                         --------       --------        -------       --------       --------


---------------

(1) See explanatory notes to "Proposal No. 1--Unaudited Pro Forma Financial Information."

(2) Debt incurred in connection with a loan by Chase collateralized by reinsurance receivables.

     The unaudited pro forma combined balance sheet data assumes the Transaction took place on December 31, 1996, and combines the Company's December 31, 1996 balance sheet data with Pac Rim's December 31, 1996 balance sheet data using the purchase method of accounting. The unaudited pro forma statements of operations data assumes that the Transaction took place as of the beginning of the period presented using the allocation of the purchase information calculated as of December 31, 1996, and combines the statement of operations data for the Company and for Pac Rim for the year ended December 31, 1996. See "Proposal No. 1-- Unaudited Pro Forma Financial Information."

     THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 21E OF THE EXCHANGE ACT. THESE STATEMENTS ARE FOUND PRINCIPALLY IN THE SECTIONS OF THIS PROXY STATEMENT DISCUSSING THE REASONS FOR THE STOCK ISSUANCE, THE OPINION OF THE COMPANY'S FINANCIAL ADVISOR, AND THE ACQUISITION OF PAC RIM (INCLUDING THE SUMMARY), BUT MAY ALSO BE FOUND IN VARIOUS OTHER SECTIONS OF THIS PROXY STATEMENT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN CONSIDERATIONS, INCLUDING THOSE SET FORTH BELOW.


                             CERTAIN CONSIDERATIONS


     THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, AND PROPOSAL NO. 5.
THESE CONSIDERATIONS SHOULD BE TAKEN INTO ACCOUNT IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED OR CROSS-REFERENCED IN THIS PROXY STATEMENT.

INHERENT UNCERTAINTIES RELATING TO CERTAIN EFFECTS OF THE ACQUISITION

     COORDINATION OF OPERATIONS. The success of the Acquisition in enhancing long-term shareholder value depends in part on the ability of the management of the Company to coordinate and integrate the operations of the business enterprises of the Company and Pac Rim. As in every business combination, such coordination will require the dedication of management resources, which may temporarily divert attention from the day-to-day business of the Company. There can be no assurance that the coordination necessary to realize the expected benefits of the Acquisition will be achieved.

     REALIZATION OF COST REDUCTIONS AND CASH FLOW INCREASES. The senior management of the Company has identified cost reductions that they believe can be achieved. The Board of Directors took into account this expectation in deciding to approve the Pac Rim Acquisition Agreement and the transactions contemplated thereby. See "Proposal No. 1--Use of Proceeds: The Acquisition-- Pac Rim Holding Corporation." In addition, DLJ considered these savings in connection with rendering its fairness opinion. See "Proposal No. 1--Overview-- Opinion of Financial Advisor." There can be no assurance that the Company will be able to realize the expected cost reductions, or do so within any particular time frame, or to generate additional revenue to offset any unanticipated inability to realize such expected cost reductions.

     MAINTENANCE OF PREMIUM VOLUME. The strategic and financial benefits expected to be realized as a result of the Acquisition are dependent on insurance market reception to the combination of the two companies, and on other factors beyond the Company's control. The ability of the combined companies to maintain an acceptable percentage of the volume of premiums historically written by the individual companies, as well as their ability to maintain gross margins in the face of expected price competition, is uncertain.

DILUTION OF OWNERSHIP

     Following the Stock Issuance, the Newly Issued Stock will represent approximately 41% of the Common Stock outstanding. The issuance of such shares of Common Stock will dilute the ownership interest in the Company of its current shareholders. As of March 5, 1997, the Company's Common Stock closed on Nasdaq at $13.50 per share, significantly higher than the price being paid in the Stock Issuance. The $7.53 price per share being paid in the Stock Issuance by the Purchasers was approximately the fair market value of the Common Stock on September 17, 1996, the date the Stock Purchase Agreement was entered into. Since that time, the market price has trended upward and the $7.53 price now represents a significant dilutive event. The additional shares that may be issued to IP at a price of $11.775 per share reflect the market price in late January 1997. See "Proposal No. 1--Terms of the Stock Issuance--Stock Purchase
Agreement: Parties and Amounts Committed."

CONCENTRATION OF OWNERSHIP

     Based upon the Common Stock outstanding as of the Record Date, and assuming no outstanding warrants or stock options convertible into shares of Common Stock are exercised prior to the Stock Issuance, approximately

5,837,144 shares of Common Stock will be outstanding upon consummation of the Stock Issuance, of which the Company believes 2,139,034 shares (approximately 37% of the total number of shares of Common Stock outstanding) will be held in the aggregate by IP and its Associates (which term is defined to mean any person or entity that controls, is under common control with, or is controlled by another person, and all individuals who are officers, directors, or control persons of any of such entities). In addition, Common Stock and warrants to purchase Common Stock held by IP and its Associates will represent approximately 40% of the Company's equity securities on a fully diluted basis. However, IP and its Associates have agreed to certain limitations on their voting power as shareholders. See "Proposal No. 1--Security Ownership of Certain Beneficial Owners and Management After the Stock Issuance" and "--Terms of the Stock Issuance--Certain Covenants--Covenants of IP." As a result, these shareholders, acting together, have the ability to influence the vote on most matters requiring approval by the shareholders of the Company, including the election of a majority of the directors. Such a concentration of ownership may have the effect of delaying or preventing a change in control of the Company. However, other than with respect to the election of directors of the Company, IP and its Associates have agreed that if the aggregate number of all shares that are voted in like manner by IP and its Associates shall be greater than 35% of the total number of shares voted, then those votes that exceed such 35% threshold shall be voted in the same proportion as the other shareholders voted their shares with respect to the same matter. See "Proposal No. 1--Security Ownership of Certain Beneficial Owners and Management After the Stock Issuance."

     The Company has entered into a letter of intent with IP to sell to IP up to $32.5 million in Common Stock at a price of $11.775 per common share, and to make a rights offering to its shareholders and warrant holders of record on February 4, 1997 in like amount with IP acting as standby purchaser (which offering, if made, would be made only by means of a prospectus). If the entire $65 million of stock is issued pursuant to the letter of intent, IP and its Associates would control at least 43% of the outstanding shares of Common Stock, and would control additional shares if all rights were not exercised. IP has agreed that the provisions in the Stock Purchase Agreement intended to limit its exercise of control would remain in effect even if such a financing took place.

INCREASED LEVERAGE

     The Company intends, as part of the financing of the Acquisition and in order to make a capital contribution to PRAC, to enter into the Term Loan and borrow $44 million thereunder. As a result of this increased leverage, the Company's principal and interest obligations will be increased substantially. The degree to which the Company is leveraged could adversely affect the Company's ability to obtain additional financing for working capital, acquisitions, or other purposes and could make it more vulnerable to economic downturns and competitive pressures.

REGISTRATION OF ADDITIONAL SHARES; SHARES ELIGIBLE FOR FUTURE SALE

     The Company has agreed to provide IP with registration rights. See "Proposal No. 1--Terms of the Stock Issuance--Registration Rights Agreement." Future resales in the public market (whether pursuant to registration rights or pursuant to trading exemptions available to the Purchasers beginning one year following the Stock Issuance) of Common Stock that was issued in the Stock Issuance to IP could adversely affect the market price of the Common Stock.

TRANSFER RESTRICTIONS--ANTITAKEOVER EFFECT

     The Transfer Restrictions substantially in the form of the accompanying ANNEX D hereto that would be adopted if Proposal Nos. 1, 2, 3 and 4 are approved and the additional directors are elected pursuant to Proposal No. 5 and the Stock Purchase Agreement and the Pac Rim Acquisition Agreement are consummated in accordance with their terms (regardless of whether the Company is reincorporated in Delaware), may be deemed to have an "antitakeover" effect because they will restrict, for up to three years following the Closing Date, the ability of a person or entity or group thereof from acquiring in the aggregate 4.90% or more of the Company's equity securities (including equity securities owned under applicable constructive ownership rules) and the ability of persons, entities or groups now owning 4.90% or more of the Common Stock (including stock owned under applicable constructive ownership rules) from acquiring additional equity securities issued by the Company. The Transfer Restrictions would discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value. The Transfer Restrictions restrict a shareholder's ability to acquire, directly or indirectly, additional equity securities of the Company in excess of the specified limitations. Furthermore, a shareholder's ability to dispose of Common Stock (or any other equity securities of the Company that such shareholder may acquire) may be restricted as a result of the Transfer Restrictions, and a shareholder's ownership of equity securities of the Company may become subject to the Transfer Restrictions upon the actions taken by that shareholder's related persons.

     The indirect "antitakeover" effect of the Transfer Restrictions is not the reason for the Transfer Restrictions. The Board of Directors considers the Transfer Restrictions to be reasonable and in the best interests of the Company and its shareholders because the Transfer Restrictions reduce certain risks that the Company and its subsidiaries will be unable to utilize the tax benefits described in Proposal No 2.

TRANSFER RESTRICTIONS--CONTINUED RISK OF OWNERSHIP CHANGE

     Notwithstanding the Transfer Restrictions, there remains a risk that certain changes in relationships among shareholders or other events will cause an ownership change of the Company under Section 382 of the Code, thus resulting in substantial limitations on the ability of the Company to utilize its NOLs.

     Purchases by other shareholders of the Common Stock and other events that occur prior to the Transfer Restrictions' becoming effective can effect a percentage shift in the Company's ownership as determined for purposes of
Section 382, and any such acquisition could increase the likelihood the Company will experience an ownership change if such shift, coupled with the consummation of the Stock Purchase Agreement, causes the ownership of "5 percent shareholders" of the Company (as defined in Section 382) to increase. There can be no assurance that holders of all of the Company's outstanding warrants will enter into standstill agreements acceptable to the Company. There also can be no assurance, in the event transfers in violation of the Transfer Restrictions are attempted, that the Internal Revenue Service ("IRS") will not assert such transfers have federal income tax significance notwithstanding the Transfer Restrictions.

     BOARD OF DIRECTORS DISCRETION TO WAIVE RESTRICTIONS. The Board of Directors has the discretion to approve an issuance or a transfer of equity securities that would otherwise violate the Transfer Restrictions. If the Board of Directors decides to permit a transaction that would otherwise violate the Transfer Restrictions, that transaction or later transactions may result in an ownership change that would limit the use of the Company's NOLs. The Board of Directors would only permit such an attempted transaction after making the determination that such an issuance or transfer is in the best interests of the Company, after consideration of the risk that an ownership change might occur and any additional factors that the Board of Directors deems relevant (including possible future events).

     The Board of Directors has already indicated that it may waive the Transfer Restrictions to allow the sale of up to $32.5 million in Common Stock to IP at $11.775 per share and to allow IP to act as standby purchaser in a proposed rights offering. The resulting change in ownership would limit the Company's ability to utilize its NOLs or would cause the Company to recognize capital gain income it might otherwise have deferred in order to utilize the NOLs, and it is possible but not presently anticipated that some NOLs may then expire before they are utilized.

     As a result of the foregoing, the Transfer Restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described in more detail herein on the use of the Company's NOLs.

UNCERTAINTY AS TO MARKET PRICE OF THE COMMON STOCK

     In light of the considerations set forth above, and the inherent uncertainty as to future market prices of the stock of any public company, the prices at which the Common Stock have traded in the past or are trading immediately prior to the Closing Date will not necessarily be indicative of the prices at which the Common Stock will trade following the Closing Date.

                      PROPOSAL NO. 1 -- THE STOCK ISSUANCE

                                    OVERVIEW

INTRODUCTION

     The Board of Directors believes that the best interests of the Company and its shareholders will be served by the issuance and sale (the "Stock Issuance") of 2,390,438 shares of Common Stock (the "Newly Issued Stock"), for an aggregate purchase price of approximately $18 million, under the terms and conditions of the Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997 (the "Stock Purchase Agreement"), among the Company, Insurance Partners, L.P., a Delaware limited partnership ("IP Delaware"), Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda" and, together with IP Delaware, "IP"), TJS Partners, L.P., a New York limited partnership, and certain members of the Company's management (together with IP, the "Purchasers"). The principal reason for the Stock Issuance is to provide the Company a portion of the cash it needs to fund its acquisition of Pac Rim (the "Acquisition" and, together with the Stock Issuance and the Term Loan, the "Transaction"). For a discussion of the Acquisition, see "--Use of Proceeds: The Acquisition." Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related annexes and the Annual Report to Shareholders, before voting on this proposal.

     The simultaneous closing of the Acquisition is a condition to consummation of the Stock Issuance. The Company has agreed to the Acquisition for the reasons set forth in this Proxy Statement. See "--Use of Proceeds: The Acquisition--Pac Rim Holding Corporation."

     The affirmative vote of a majority of the outstanding shares of Common Stock held by persons that are neither parties to the Stock Purchase Agreement nor Associates of the Purchasers voting at a meeting at which a quorum is present is a precondition to the Stock Issuance. See "--Terms of the Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations." The Stock Issuance has been unanimously approved by the Company's Board of Directors. In a separate vote, the disinterested directors of the Company unanimously approved the Stock Issuance. Robert A. Spass, who is a director of the Company and the President of the ultimate general partner of each of IP Delaware and IP Bermuda, abstained from the formal partnership approval process by IP Delaware and IP Bermuda of each such partnership's purchase of shares of Newly Issued Stock.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF PROPOSAL NO. 1.

BACKGROUND OF STOCK ISSUANCE AND ACQUISITION

     In July 1996 and August 1996, representatives of the Company spoke at various times with representatives of Pac Rim to explore the possibility of a business combination between the Company and Pac Rim.

     To assist in the Company's evaluation of a possible acquisition of Pac Rim, on July 30, 1996, the Company engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to act as its financial advisor.

     In late July and early August 1996, representatives of the Company initiated the Company's due diligence investigation of Pac Rim, and various meetings between the principal executive officers of each of the Company and Pac Rim were convened. To allow for the free flow of information relating to the parties, the Company and Pac Rim entered into a confidentiality agreement on August 22, 1996.

     In early September 1996, representatives of the Company, IP and each of their respective legal advisors, and DLJ spoke at various times to discuss a possible equity investment in the Company by IP and certain other investors, the net proceeds of which would be used by the Company to pay a portion of the purchase price for the outstanding shares of, and securities convertible into, capital stock of Pac Rim.

     At the regularly scheduled meetings of the Board of Directors held on September 5, 1996 and September 6, 1996, the potential acquisition of Pac Rim was presented to the Board of Directors by senior management of the Company. At these meetings, the Board of Directors reviewed certain financial and valuation information relating to Pac Rim that it deemed relevant, and it authorized management to continue to investigate the possible acquisition of Pac Rim and to analyze various financial alternatives to finance any such acquisition, including the incurrence of debt and the issuance and sale of the Common Stock pursuant to the Stock Purchase Agreement. During the September 6, 1996 meeting, DLJ presented a financial analysis of the Transaction and orally presented its opinion that the Transaction, taken as a whole, was fair to the Company, from a financial point of view.

     From September 6 to September 15, 1996, the Company's management and its financial and legal advisors spoke with representatives of Pac Rim's board of directors and the Pac Rim board's financial and legal advisors to negotiate the terms and conditions of a definitive acquisition agreement. During this same period, the Company's management and its financial and legal advisors conducted telephonic conferences with representatives of IP and its legal advisors to negotiate the terms and conditions of the definitive Stock Purchase Agreement pursuant to which the Company would issue and sell to IP and certain other parties approximately $18 million of the Company's Common Stock.

     On September 15, 1996, a special telephonic meeting of the Company's Board of Directors was held to update the Board of Directors with respect to remaining open issues relating to the Acquisition and the Stock Issuance. The Board approved the terms and conditions of the Stock Purchase Agreement and the terms and conditions of the Pac Rim Acquisition Agreement and authorized the transactions contemplated thereby, pending resolution by the Company's management of all remaining open business issues.

     On September 16 and September 17, 1996, executives of the Company and representatives of the Pac Rim board and each of their respective legal advisors conducted telephonic conferences to resolve all open business issues and to conclude the negotiation of the Pac Rim Acquisition Agreement. During this same time period, executives of the Company and IP and each of their respective legal and financial advisors conducted telephonic conferences to resolve all open business issues and to conclude the negotiation of the Stock Purchase Agreement. On September 17, 1996, the board of directors of Pac Rim approved the Pac Rim Acquisition Agreement and the transactions contemplated thereby.

     In early October 1996, the Company and IP each made the filings on Form A with the DOI required to secure regulatory approval of the Acquisition.
Pac Rim, the Company and IP each commenced the process of seeking other necessary approvals, including shareholder approval, required to consummate the Transaction. Each of Pac Rim and the Company duly noticed meetings of their shareholders. A definitive proxy statement was mailed to shareholders of the Company on or about November 11, 1996 and a Special Meeting of Shareholders was scheduled for December 16, 1996.

     In October and November 1996, the Company, Chase and their respective legal advisors negotiated a credit agreement evidencing the Term Loan, and Chase circulated a draft credit agreement to prospective members of a syndicate of banks participating in the Term Loan.

     In December 1996, Pac Rim informed the Company that in the course of the DOI's regular Triennial Examination of PRAC, the DOI had raised concerns regarding the adequacy of PRAC's loss and allocated loss adjustment expense reserves. The DOI's concerns led the Company to believe that approval of the Form A filed in October 1996 would be delayed for some time, and, in light of senior management's experience with regulated insurance companies, the Company anticipated that the DOI's concerns might eventually have materially adverse consequences to Pac Rim's financial position and prospects. Without regulatory approval, it was necessary to postpone the anticipated year-end closing of the Transaction, and, in light of the delay and the possibility of material developments, the special meeting of the Company's shareholders was adjourned on December 16, 1996, without a vote being taken on the Stock Issuance and related proposals. A rescheduled date of mid-January proved premature and the special meeting was then postponed indefinitely pending DOI approval of the Acquisition.

     On January 29, 1997, Pac Rim informed the Company, on a confidential basis, that as a consequence of the preliminary findings of the DOI in the course of its Triennial Examination, Pac Rim would be required to strengthen loss reserves effective December 31, 1996, for accident years 1995 and prior. The potential material adverse effect on Pac Rim's financial condition that would arise as a result of the anticipated reserve adjustment would have given the Company the right to terminate the Pac Rim Acquisition Agreement under its terms.

     Rather than promptly exercise its right of termination, the Company viewed it as in its best interests to enter into negotiations with the representatives of the board of Pac Rim and their financial and legal advisors to determine if an adjustment in the acquisition price would be acceptable to the board of directors of Pac Rim. On February 14, 15 and 16, the Company's management and its financial and legal advisors conducted numerous telephonic conferences with representatives of the board of Pac Rim and their financial and legal advisors in an attempt to renegotiate the Pac Rim Acquisition Agreement. Early on February 17, 1997, executives of the Company and the representatives of the Pac Rim board agreed on a $12 million purchase price reduction and on revised terms of the Pac Rim Acquisition Agreement. The Board of Directors of the Company held a telephonic meeting later in the day on February 17, 1997, and approved the Pac Rim Acquisition Agreement under revised terms. The Board was informed that the Purchasers would consent to the amendments to the Pac Rim Acquisition Agreement. The Board, in consultation with its financial advisors, also determined that it was in the best interests of the Company and its shareholders to confirm the Company's intent to proceed with the Stock Issuance pursuant to the Stock Purchase Agreement. The Board instructed management to reconfirm Chase's commitment to provide the remainder of the funds necessary for the Acquisition under the Term Loan. Late in the day on February 17, 1997, the Board of Directors approved the Pac Rim Acquisition Agreement with its revised terms and purchase price. In light of such revised terms and purchase price, the Company and the Purchasers, effective as of February 17, 1997, amended and restated the original Stock Purchase Agreement dated as of September 17, 1996, to consent to the changes made to the original Pac Rim Acquisition Agreement, and to reflect immaterial changes necessitated by the revisions made to the original Pac Rim Acquisition Agreement.

RATIONALE FOR STOCK ISSUANCE AND ACQUISITION

     The Board of Directors has unanimously approved the Stock Issuance, has determined the Stock Issuance is fair and in the best interests of the Company and its shareholders, and recommends that the shareholders vote in favor of "Proposal No. 1--The Stock Issuance." In reaching these conclusions, the Board of Directors considered a number of factors that the Company's shareholders should consider in deciding whether to vote in favor of Proposal No. 1.

     The Acquisition of Pac Rim provides the opportunity for the Company's shareholders to recognize immediate strategic and financial benefits. The consolidation of two mid-sized companies whose home offices are located only eight miles apart should provide significant economies of scale that neither company could achieve independently. The combined company will be able to spread fixed costs over a wider premium base. In addition, Pac Rim's strong presence in Southern California complements the Company's historical focus in Northern and Central California. Depending on future developments with respect to additional capital requirements, the Acquisition will also enable the Company to more effectively utilize its $86.1 million of NOLs, a valuable corporate asset. THE FOREGOING STATEMENTS CONTAIN FORWARD-LOOKING STATEMENTS REGARDING EFFICIENCIES AND ECONOMIES OF SCALE THAT MANAGEMENT BELIEVES MAY BE ACHIEVED THROUGH THE ACQUISITION OF PAC RIM. REALIZATION OF MANAGEMENT'S BELIEFS AND PROJECTIONS WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING MANAGEMENT'S SUCCESSFUL EXECUTION OF ITS BUSINESS PLAN FOR INTEGRATING THE OPERATIONS OF THE TWO COMPANIES, THE INSURANCE MARKET'S RECEPTION TO THE COMBINATION OF THE TWO COMPANIES, AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL. SEE "CERTAIN CONSIDERATIONS."

     The principal reasons for the Stock Issuance are to provide: (i) a portion of the cash necessary to consummate the Acquisition; and (ii) an equity commitment sufficient to meet the requirements of prospective lenders in conjunction with the Term Loan that will provide the remainder of the funds needed to complete the Acquisition.

     The Company investigated a number of transaction forms and terms before selecting the Stock Issuance to raise the equity portion of the Acquisition financing. The Company considered a shareholder rights offering and various forms of public and private transaction structures, but rejected them for various reasons, including complexity, timing uncertainties, dependence on market receptiveness, and the expenses of placement fees, underwriting discounts, and other transaction costs. Further, in negotiations with Pac Rim it became clear (both initially and upon renegotiation) that the Company would have to guarantee the availability of its financing. Thus, when the Acquisition was to close, the Company would have to have committed financing that it could call upon quickly and be confident that sufficient funds would be available at the designated time. This need eliminated all transactions, including a shareholder rights offering, that would rely upon the public market (or a large group of people) determining at a future date whether to invest the requisite sums needed to complete the Acquisition at or about the necessary time. These transactions presented too much risk that the market would be unfavorable and no transaction meeting the Company's needs could be completed on a timely basis.

     The Company determined, therefore, to complete a private equity transaction, in the form of the Stock Issuance, with investors who have the funds available to invest and who are known to the Company such that the substantial equity ownership the investors would have at the completion of the transaction would not be disruptive to the Company's future prospects.

     IP, a related party to several 5 percent or greater shareholders of the Company, was chosen as the primary investor for the equity transaction because it had approached the Company in connection with the Acquisition and communicated its desire and ability to enter quickly into a private equity investment agreement with the Company committing it to provide a portion of the Acquisition price. TJS Partners, L.P. ("TJS"), an 11.6% shareholder, was chosen to participate in the Stock Issuance because it had, on a number of occasions, communicated to the Company its willingness and ability to invest equity in the Company. Because of the need to enter into an agreement quickly with investors who had resources essentially "on hand" to commit to the Company, and because no other practical alternatives were readily available, the Company entered into serious negotiations with IP regarding the Stock Issuance. Because IP was the largest investor by an overwhelming margin, IP, in negotiations with the Company, determined the transaction terms from the investors' side. Those terms were acceptable to TJS. On February 17, 1997, the Board of Directors evaluated the fairness of the terms before confirming the Company's intent to proceed with the Stock Issuance pursuant to the Stock Purchase Agreement.

     Members of the Company's management were asked to participate in the Stock Issuance by IP because it is IP's policy to require the management of the companies in which it makes investments to make a simultaneous, material investment on the same terms as IP's investment as a confirmation of such management's faith in their own ability to make IP's investment successful. IP did, however, agree to purchase the entire $18 million of Common Stock to be issued and sold in the Stock Issuance if any of TJS or any members of the Company's management were unable to meet their investment commitment. Because of the conflict of interest inherent in management's participation in the Stock Issuance, none of the Company's management played a leading role in negotiations regarding the terms and conditions of the Stock Issuance. Instead, C. Len Pecchenino, an independent director of the Company who serves as Chairman of the Board of Directors, was designated by the Board of Directors to negotiate the Stock Purchase Agreement on behalf of the Company. Mr. Pecchenino, in consultation with the Company's lawyers and investment bankers, performed that function.

OPINION OF FINANCIAL ADVISOR

     At the meeting of the Board of Directors on September 6, 1996, DLJ gave a presentation, and subsequently delivered a written opinion, to the effect that the Transaction, taken as a whole, was fair to the Company, from a financial point of view. At the meeting of the Board of Directors on February 17, 1997, DLJ again made a presentation, and delivered a written opinion, to the effect that the Transaction, with revised terms, taken as whole, was fair to the Company, from a financial point of view. No limitations were imposed by the Company with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     THE FULL TEXT OF THE OPINION OF DLJ DATED FEBRUARY 17, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, ACCOMPANIES THIS PROXY STATEMENT AS ANNEX B. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. DLJ'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE TRANSACTION, TAKEN AS A WHOLE, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE STOCK ISSUANCE. THE SUMMARY OF THE OPINION OF DLJ SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In its role as financial advisor to the Company, DLJ was asked by the Company to render its opinion to the Board of Directors as to the fairness, from a financial point of view, to the Company of (i) the consideration to be paid by the Company pursuant to: (a) the terms of the Pac Rim Acquisition Agreement, as amended and restated, among the Company, Merger Sub and Pac Rim pursuant to which Merger Sub will be merged (the "Acquisition") with and into Pac Rim, and, (b) the terms of the Amended and Restated Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrant Purchase Agreement dated as of February 17, 1997 (the "Debenture Purchase Agreement") by and among the Company, Prac Limited Partnership ("Prac L.P.") and Allstate Insurance Company pursuant to which the Company will purchase the Series A Convertible Debentures of Pac Rim (the "Convertible Debentures") and the Series 1, 2, and 3 Detachable Warrants of Pac Rim (the "Pac Rim Warrants"), and (ii) the consideration to be received by the Company pursuant to the Stock Purchase Agreement. On
February 17, 1997, DLJ delivered its written opinion (the "DLJ Opinion") to the Board of Directors to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Transaction, taken as a whole, was fair to the Company from a financial point of view.

     A COPY OF THE DLJ OPINION ACCOMPANIES THIS PROXY STATEMENT AS ANNEX B. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

     The DLJ Opinion was prepared for the Board of Directors and is directed only to the fairness, from a financial point of view, to the Company, and does not constitute a recommendation to any shareholder as to how to vote at the Annual Meeting.

     In arriving at its opinion, DLJ reviewed the Pac Rim Acquisition Agreement, the Stock Purchase Agreement, the Debenture Purchase Agreement, the Amended and Restated Series 3 Detachable Warrant Surrender Agreement, dated as of
February 17, 1997 by and among Pac Rim and the individuals named therein, a draft of the Registration Rights Agreement dated as of February 17, 1997 among the Company and IP and the Voting Agreement dated as of February 17, 1997 by and among the Company and the holders of Pac Rim Common Stock and Convertible Debentures named therein. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by the Company and Pac Rim including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning December 31, 1997 and ending December 31, 2001, prepared by the management of the Company, certain financial projections of Pac Rim for the period beginning December 31, 1997 and ending December 31, 2001 prepared by the management of Pac Rim, and certain financial projections of the Company which are pro forma for the Transaction and certain other actions contemplated by the Company for the period beginning December 31, 1997 and ending December 31, 2001, prepared by the management of the Company. In addition, DLJ compared certain financial and securities data of the Company and Pac Rim with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company's Common Stock and Pac Rim Common Stock, reviewed prices and premiums paid in certain other business combinations, considered the Company's access to sources of equity other than pursuant to the Stock Purchase Agreement and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of this opinion. DLJ was not requested to, and did not, solicit the interest of any other party in making an investment in the Company.

     In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available from public sources, that was provided by the Company and Pac Rim or their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Acquisition and upon the discussion of such synergies with the management of Pac Rim. With respect to the financial projections supplied to DLJ, DLJ has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and Pac Rim. DLJ did not make any independent evaluation of the Company's or Pac Rim's assets or liabilities, nor did DLJ verify any of the information reviewed by it.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to DLJ as of the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

     The following is a summary of the analyses conducted by DLJ as of February 17, 1997 and considered by DLJ in rendering its written opinion dated February 17, 1997.

     PAC RIM PUBLIC MARKET VALUATION ANALYSIS. To provide contextual data and comparative market information, DLJ compared selected share price and operating and financial data and ratios for Pac Rim to the corresponding data and ratios of the following publicly traded workers' compensation companies: Argonaut Group, Fremont General, Zenith National and the Company (the "Publicly Traded Companies"). Such ratios included, among others, the multiples of stock price to shareholders' equity per share for the year ended December 31, 1996, as well as the ratios of the aggregate equity market capitalization plus the amount of debt and preferred stock outstanding ("Enterprise Value") to statutory earnings for the last fiscal year ("LFY") and Enterprise Value to statutory capital and surplus as of the end of the LFY. Because Pac Rim's GAAP operating earnings for the year ended December 31, 1996 were negative, a multiple of this figure was not meaningful for comparative purposes. Additionally, Pac Rim has no current publicly available earnings estimates from the Institutional Brokers Estimate System. The range of multiples of price to December 31, 1996 shareholders' equity for the Publicly Traded Companies at February 17, 1997 was 0.93x to 1.57x. The ranges of Enterprise Value as a multiple of LFY statutory net income and Enterprise Value as a multiple of LFY statutory capital and surplus were 10.4x to 33.0x and 0.85x to 5.16x, respectively. The average multiples of price to December 31, 1996 shareholders' equity, Enterprise Value to LFY statutory net income and Enterprise Value to LFY statutory capital and surplus for the Publicly Traded Companies were 1.36x, 19.8x and 2.58x, respectively. This analysis indicated that the total consideration to be paid by the Company would result in multiples of price to December 31, 1996 shareholders' equity and Enterprise Value to LFY statutory net income and Enterprise Value to LFY statutory capital and surplus below the ranges detailed above. The total consideration to be paid by the Company would result in a purchase price multiple to Pac Rim's December 31, 1996 shareholders' equity of 0.83x, an Enterprise Value multiple to Pac Rim's LFY statutory net income of 8.6x and an Enterprise Value multiple to Pac Rim's LFY statutory capital and surplus of 0.90x.

     PAC RIM MERGER MARKET VALUATION ANALYSIS. DLJ reviewed publicly available information for selected transactions involving the acquisition of property and casualty insurance companies since January 1, 1991 (the "Selected Transactions"). In reviewing these transactions, several limitations on the analysis existed, including: (i) the lack of publicly available information for subsidiary and private company transactions which represent a significant portion of the merger and acquisition activity within the property and casualty industry; and (ii) the lack of directly comparable transactions. The Selected Transactions were not intended to represent the complete list of property and casualty insurance company transactions which have occurred over the period contemplated. Rather, such transactions included only selected recent transactions involving property and casualty insurance companies. Such transactions were used in this analysis because the companies involved were broadly deemed by DLJ to operate in similar businesses or have similar financial characteristics to the Company and Pac Rim.

     DLJ reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus the amount of debt and preferred stock assumed, repaid or redeemed in such transactions (the "Transaction Value") as a multiple of statutory operating earnings for the LFY ended prior to the announcement of such transactions and as a multiple of statutory capital and surplus as of the end of the LFY ended prior to the announcement of such transactions. In analyzing acquisitions of property and casualty insurance companies, the purchase price paid may be expressed as multiples of the Transaction Value to statutory operating earnings and to statutory capital and surplus. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on surplus. Since statutory operating earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, multiples of statutory operating earnings and statutory capital and surplus are appropriately based on a Transaction Value which includes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of Transaction Value to be paid for Pac Rim by the Company to the statutory operating earnings and statutory capital and surplus of Pac Rim with the multiples paid in other transactions indicates whether the valuation being placed on Pac Rim is within the range of values paid for other property and casualty insurance companies.

     The low, average and high multiples of Transaction Value to statutory net income for the LFY prior to the announcement of the Selected Transactions were 6.3x, 16.3x and 38.2x, respectively. Based on the consideration to be paid by the Company, the implied multiple of Transaction Value to Pac Rim's statutory net income for the LFY was 8.6x. The low, average and high multiples of Transaction Value to statutory capital and surplus as of the end of the LFY ended prior to the announcement of the Selected Transactions were 0.56x, 1.77x and 3.97x, respectively. Based on the consideration to be paid by the Company, the implied multiple of Transaction Value to Pac Rim's LFY statutory capital and surplus was 0.90x. In both cases, the consideration to be paid by the Company results in multiples within the range of those multiples of the Selected Transactions.

     Additionally, DLJ reviewed the consideration paid in the Selected Transactions in terms of the price paid for the common stock in the Selected Transactions as a multiple of GAAP operating earnings for the LTM ended prior to the announcement of such transactions and as a multiple of shareholders' equity as of the end of the last fiscal quarter ("LFQ") ended prior to the announcement of such transactions. In analyzing acquisitions of property and casualty insurance companies, the purchase price paid may be expressed as multiples of the price paid for common stock to GAAP operating earnings and to shareholders' equity. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, multiples of GAAP operating earnings or shareholders' equity are appropriately based on the price paid for the company's common stock, which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of the price offered to be paid for Pac Rim Common Stock by the Company to the GAAP operating earnings and shareholders' equity of Pac Rim with similar multiples paid by acquirers in other transactions indicates whether the valuation being placed on Pac Rim is within the range of values paid for other property and casualty insurance companies.

     The low, average and high multiples of price paid for common stock to GAAP operating earnings for the Selected Transactions were 2.1x, 20.2x and 57.3x, respectively. Based on the consideration to be paid by the Company, the implied multiple of price paid for common stock to Pac Rim's GAAP operating earnings for the year ended December 31, 1996 was not meaningful because Pac Rim's operating earnings for the year ended December 31, 1996 were negative. The low, average and high multiples of price paid for common stock to shareholders' equity as of the end of the LFQ ended prior to the announcement of the Selected Transactions were 0.36x, 1.42x and 3.86x, respectively. Based on the consideration to be paid by the Company, the implied multiple of price paid for Pac Rim Common Stock to Pac Rim's December 31, 1996 shareholders' equity was 0.83x.

     DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) over the public market trading prices one day, one week and one month prior to the announcement date of seven selected merger and acquisition transactions since January 5, 1993 where the acquired company's stock was publicly traded and the merger consideration was in the form of both cash and common stock (the "Selected Public Transactions"). The average premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date for the Selected Public Transactions were 34.3%, 35.9% and 35.0% respectively. The consideration to be paid by the Company represents premiums to the trading prices of Pac Rim Common Stock one day, one week and one month prior to February 14, 1997 of 11.5%, 8.2% and 2.2%, respectively.

     ANALYSIS OF PAC RIM COMMON STOCK TRADING HISTORY. DLJ also examined the history of the trading prices for Pac Rim Common Stock, and the historical multiple of price to shareholders' equity per share as represented by the historical values of Pac Rim Common Stock. Since March 8, 1991, Pac Rim's stock price has traded between $1.75 and $10.00.

     DISCOUNTED CASH FLOW ANALYSIS. DLJ also performed a discounted cash flow analysis, calculating the present value of terminal values of Pac Rim's equity. Because actual cash flow for property and casualty insurance companies is largely a function of state regulations, discounting actual cash flow may provide a distorted picture of a given company's actual equity value. Terminal values for the purpose of DLJ's analysis were based upon multiples of Pac Rim's projected GAAP operating income and projected shareholders' equity. Terminal values were calculated assuming the synergies projected by management. The multiples used to obtain the terminal values were based on a range of multiples reflecting the multiples of GAAP operating income and shareholders' equity found among the Publicly Traded Companies. Assuming synergies as projected by management and discounting the terminal value based on multiples of 2000 projected operating earnings from 8.0x to 12.0x by discount rates ranging from 10.0% to 15.0%, DLJ obtained a value for Pac Rim Common Stock of between $2.12 and $5.46 per share. The consideration to be paid for Pac Rim Common Stock fits within these ranges.

     EFFECT OF THE TRANSACTION ON THE COMPANY'S FINANCIAL POSITION AND EXPECTED EARNINGS. DLJ analyzed certain pro forma financial effects resulting from the Transaction. In conducting its analysis, DLJ relied upon certain assumptions and financial projections as described above. DLJ analyzed the pro forma effect of the Transaction on the Company's operating earnings per share and on the Company's leverage ratios. DLJ has incorporated estimates of expense savings as provided by management of the Company for the years 1997 and 1998 in its analysis although DLJ does not express an opinion as to the likelihood of such expense savings being realized. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. Based on this analysis, and relying on the estimates provided by the Company, the Company's shareholders should realize earnings per share ("EPS") accretion of 57.8% and 31.8% in 1997 and 1998, respectively, versus the Company's projected results on a stand-alone basis. Pro forma for the Transaction, the Company's ratios of debt to total capitalization and debt and preferred stock to total capitalization at December 31, 1996 would be 33.2% and 51.0%, respectively. On a stand-alone basis, these ratios were 10.0% and 40.8%, respectively, at December 31, 1996. These ratios of debt to total capitalization and debt and preferred stock to total capitalization are projected to decline to 26.8% and 46.1% respectively, in 1997 and 20.7% and 39.3%, respectively, in 1998 assuming the projections put together by management of the Company.

     PUBLIC MARKET VALUATION ANALYSIS OF THE COMPANY. To provide contextual data and comparative market information, DLJ compared the price paid by the Purchasers for the Common Stock along with operating and financial data and ratios for the Company to the corresponding data and ratios of the following publicly traded companies: Argonaut Group, Fremont General, Zenith National and Pac Rim (the "Comparable Companies"). Such ratios included, among others, the multiples of stock price to shareholders' equity per share as of December 31, 1996, as well as the ratios of the Enterprise Value to statutory earnings for the LFY and Enterprise Value to statutory capital and surplus as of the end of the LFY. The range of price as a multiple of December 31, 1996 shareholders' equity per share for the Comparable Companies at the date of the DLJ Opinion was 0.82x to 1.50x. DLJ found ranges of Enterprise Value as a multiple of LFY statutory net income and Enterprise Value as a multiple of LFY statutory capital and surplus of 8.3x to 33.0x and 0.85x to 5.16x, respectively. The average multiples of price to December 31, 1996 shareholders' equity, Enterprise Value to LFY statutory net income and Enterprise Value to LFY statutory capital and surplus for the Comparable Companies were 1.17x, 16.9x and 2.36x, respectively. This analysis indicated that the amount to be paid by the Purchasers for the Common Stock would result in multiples of Enterprise Value to LFY statutory net income and Enterprise Value to LFY statutory capital and surplus within or above the ranges detailed above. The total amount to be paid by the Purchasers would result in a multiple to the Company's December 31, 1996 shareholders' equity of 0.79x and an Enterprise Value multiple to the Company's LFY statutory capital and surplus of 1.18x.

     ANALYSIS OF THE COMPANY ORDINARY SHARE TRADING HISTORY. DLJ also examined the history of the trading prices for the Common Stock, and the historical multiples of price to shareholders' equity per share as represented by the historical values of the Common Stock. From March 5, 1996 through September 17, 1996, the Company's stock price ranged between $4.88 and $8.00. From March 5, 1996 through February 17, 1997, the Company's stock price ranged between $4.88 and $15.00.

     LIMITATIONS OF OPINION. The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of fairness opinions involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires DLJ to exercise its professional judgment--based on its experience and expertise--in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available.

DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses.

     ENGAGEMENT AND FEES PAYABLE TO DLJ. The Company selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction and is familiar with the Company, its business and the insurance industry. Pursuant to the terms of an engagement letter dated July 29, 1996, the Company has paid DLJ $375,000 for its services to date, including the delivery of the DLJ Opinion. In addition, the Company has agreed to pay DLJ 1.25% of the aggregate amount of consideration received by Pac Rim shareholders and including in such consideration the amount of any debt of Pac Rim assumed, acquired, retired or deceased or preferred stock redeemed or remaining outstanding, less $375,000. The Company also agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expense of counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and the Company believe are customary in transactions of this nature, were negotiated at arm's length between the Company and DLJ, and the Company's Board of Directors was aware of such arrangement.

     DLJ has performed investment banking and other services for IP in the past and has been compensated for such services. DLJ served as financial advisor to IP in IP's investments in NACOLAH Holding Corporation, Highlands Insurance Group, Inc., and Provident Companies, Inc. and as lead manager of the initial public offering of the common stock of Unionamerica Holdings, plc, an entity in which IP has an investment. Affiliates of DLJ, in the aggregate, own less than 2% of the limited partnership interests in each of IP, IP Bermuda and Insurance Partners Advisors, L.P.

MANAGEMENT AFTER THE STOCK ISSUANCE AND THE ACQUISITION

     DIRECTORS. The Company's current directors will continue to serve as directors if the Stock Issuance and Acquisition are consummated and if elected at the Annual Meeting. Additionally, pursuant to the terms of the Stock Purchase Agreement and assuming that (i) the shareholders approve each of "Proposal No. 1--The Stock Issuance," "Proposal No. 2--Transfer Restrictions Charter Amendment," "Proposal No. 4--Amendment of Bylaws to Increase Authorized Number of Directors," and (ii) the other conditions precedent to the consummation of the Stock Issuance and the Acquisition are satisfied or waived, the Board of Directors will be expanded from nine to eleven directors. The Board of Directors intends to present Steven B. Gruber and Roger W. Gilbert as nominees to fill such newly-created vacancies. If elected, Messrs. Gruber and Gilbert and the current directors will serve until each of their respective successors has been duly elected and qualified or otherwise as provided by law. See "Proposal No. 5--Election of Directors."

     OFFICERS. Following the consummation of the Stock Issuance, all executive officers of the Company will remain in their present positions. Following the consummation of the Acquisition, the executive officers of Pac Rim will be replaced with the executive officers of Superior Pacific Holding Corporation, the successor by merger to Merger Sub and Pac Rim, which officers are employees of the Company.

PRIOR RELATIONSHIPS

     Prior to the commencement of negotiations regarding the Stock Issuance, no business relationship existed between the Company and IP. However, since 1992, the Company has had significant business relationships with certain persons or entities related to IP, including International Insurance Investors, L.P. ("III"), CentreLine Reinsurance Limited ("CentreLine"), Centre Reinsurance Limited ("Centre"), International Insurance Advisors, Inc. ("IIA"), and
Robert A. Spass, Steven D. Germain and Bradley E. Cooper, who are directors of the Company. See "Proposal No. 5--Certain Relationships and Related Transactions" and the Company's annual report to shareholders. Prior to the commencement of negotiations regarding the Acquisition, no business relationship existed between the Company and Pac Rim.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                     AND MANAGEMENT AFTER THE STOCK ISSUANCE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding an estimate of the beneficial ownership of the Company's voting securities immediately following the consummation of the Stock Issuance, which for purposes of this table is estimated to occur on or about April 9, 1997, by each person the Company expects to be a beneficial owner of more than 5% of the indicated classes of the Company's voting securities. On March 31, 1992, the Company issued its 14.5% Senior Subordinated Voting Notes due April 1, 2002 (the "Voting Notes") in the aggregate principal amount of $30,000 and 14.5% Senior Subordinated promissory notes in an aggregate principal amount of $11 million, together with warrants to purchase approximately 1,616,886 shares of Common Stock. The Company redeemed all of those promissory notes with a prepayment, effective June 30, 1994, except for the Voting Notes, with respect to which prepayment is prohibited. The outstanding principal amount of the Voting Notes is $30,000. The number of votes attaching to the Voting Notes is equal to the number of shares of Common Stock that may be purchased upon exercise of the warrants that were issued in that March 31, 1992 transaction and that remain outstanding and are unexercised as of the applicable record date for a shareholder vote. As a result of the cancellation of a portion of the relevant warrants, the number of common stock equivalent votes held by the Voting Notes has decreased somewhat since March 31, 1992. As of the Record Date, the number of votes held by the holder of the Voting Notes was equivalent to 1,566,465 shares of Common Stock. The Voting Notes are permitted to vote only in director elections, director removals, changes to the number of authorized directors, and votes on amending that right to vote. The specific voting rights of the Voting Notes are set forth in the Company's Amended and Restated Articles of Incorporation and Bylaws.

               CERTAIN BENEFICIAL OWNERS AFTER THE STOCK ISSUANCE



                                                               COMMON STOCK(1)                          VOTING NOTES
                                                         ----------------------------          -----------------------------

                                                                                                 SHARES-
              NAME AND ADDRESS                           SHARES            PERCENT(2)          EQUIVALENT            PERCENT
--------------------------------------------             ------            ----------          ----------            -------


"III"                                                        --                  --           1,566,465(3)               100%
International Insurance Investors, L.P.,
a Bermuda limited partnership
c/o International Insurance Investors
(Bermuda) Limited, General Partner
Cumberland House
One Victoria Street
Hamilton HM HX, Bermuda

"IIA"                                                 1,474,306(4)              20.16%           --                       --
International Insurance Advisors, Inc.
One Chase Manhattan Plaza
44th Floor
New York, New York  10005

"IP DELAWARE"                                         1,369,856(5)              23.47%           --                       --
Insurance Partners, L.P.
201 Main Street
Suite 2600
Ft. Worth, Texas  76102

"IP BERMUDA"                                            754,978(6)              12.93%           --                       --
Insurance Partners Offshore (Bermuda), L.P.
Cedar House
41 Cedar Avenue
P.O. Box HM 1179
Hamilton HM HX, Bermuda

"CENTRELINE"                                            579,356(7)               9.03%           --                       --
CentreLine Reinsurance Limited,
a Bermuda corporation
Cumberland House
One Victoria Street
Hamilton HM HX, Bermuda

"TJS"                                                   529,752(8)               9.08%           --                       --
TJS Partners, L.P.
52 Vanderbilt Avenue, 5th Floor
New York, New York  10017

"CENTRE"                                                470,390(9)               7.46%           --                       --
Centre Reinsurance Limited
One Victoria Street
Seventh Floor
Hamilton HM HX, Bermuda

"BISHOP ESTATE"                                         388,752(10)              6.24%           --                       --
Trustees of the Estate of Bernice P. Bishop
567 South King Street
Suite 200
Honolulu, Hawaii  96813


---------------

(1) Includes warrants expiring on April 1, 2002 to purchase 1,566,465 shares of Common Stock (the "Warrants") and a warrant expiring on June 30, 2001 to purchase 579,356 shares of Common Stock described more fully in footnote 6, below. The Warrants were issued on March 31, 1992 in a transaction in which the Company issued (a) Warrants to purchase approximately 1,616,886 shares of Common Stock and (b) promissory notes in the aggregate principal amount of $11 million to III, and certain members of the Company's management. The Warrants are exercisable at $4.00 per share. The Warrants purchased by III, exercisable into 1,474,306 shares of Common Stock, were originally issued to IIA, as agent for each of the limited partners and the general partner of III. The Warrants have since been distributed to the partners of III; however, IIA's revocable agency relationship with such partners was reestablished after the distribution. See footnote 4 below. The Company has retired certain Warrants issued to members of management no longer employed by the Company.

(2) Percent ownership is based on the approximate number of shares outstanding upon consummation of the Stock Issuance, which number is 5,837,144 shares, plus any shares issuable pursuant to warrants held by the entity in question which may be exercised within 60 days after April 9, 1997.
(3) Robert A. Spass, Craig F. Schwarberg, and Bradley E. Cooper, each of whom is a director of the Company, beneficially owns limited partnership interests in III of 0.583%, 0.225%, and 0.075%, respectively. In addition, Mr. Spass has voting power over all of the voting capital stock of International Insurance Investors (Bermuda) Limited, the general partner of III.
(4) Represents Warrants to purchase shares of Common Stock that are held by IIA, as agent for each of the limited partners and for the general partner of III, as discussed in footnote 1 above. As agent for such partners, IIA has the revocable authority to exercise rights set forth in the Warrants and to vote any shares of Common Stock issuable upon exercise of the Warrants. Robert A. Spass, a director of the Company, is an officer of IIA and as such, has the authority to exercise these rights. The partners who, upon revocation of IIA's authority, would be entitled to exercise Warrants covering more than 5% of the Common Stock are Centre and Bishop Estate, in the share amounts and percentages stated.
(5) Represents shares of Common Stock that will be purchased by IP Delaware upon consummation of the Stock Issuance. Robert A. Spass, a director of the Company, and Steven B. Gruber, a nominee for election as director at the Annual Meeting, are the President and a Vice President, respectively, of Insurance GenPar MGP, Inc. ("GenPar Inc."), the general partner of Insurance GenPar MGP, L.P. ("GenPar MGP"), the general partner of Insurance GenPar, L.P. ("GenPar" and, together with GenPar MGP and IP Delaware, the "Delaware Partnerships"), which is the general partner of IP Delaware. Robert A. Spass owns 40% and Messrs. Gruber and Daniel L. Doctoroff each own 30% of the voting capital stock of GenPar Inc. In addition, Messrs. Spass, Gruber, Doctoroff, and Bradley E. Cooper, a director of the Company, own direct or indirect limited partnership interests in certain of the Delaware Partnerships. Each of Messrs. Spass, Gruber, and Cooper, as well as Mr. Doctoroff, disclaims beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all shares of Common Stock that will be held by IP Delaware.
(6) Represents shares of Common Stock that will be purchased by IP Bermuda upon consummation of the Stock Issuance. Robert A. Spass, a director of the Company, and Steven B. Gruber, a nominee for election as director at the Annual Meeting, are the President and a Vice President, respectively, of Insurance GenPar (Bermuda) MGP, Ltd. ("GenPar (Bermuda) Ltd."), the general partner of Insurance GenPar (Bermuda) MGP, L.P. ("GenPar (Bermuda) MGP"), the general partner of Insurance GenPar (Bermuda), L.P. ("GenPar (Bermuda)" and, together with GenPar (Bermuda) MGP and IP Bermuda, the "Bermuda Partnerships"), which is the general partner of IP Bermuda. Robert A. Spass owns 40% and Messrs. Gruber and Doctoroff each own 30% of the voting capital stock of GenPar (Bermuda) Ltd. In addition, each of Messrs. Spass, Gruber, Doctoroff, and Bradley E. Cooper, a director of the Company, owns direct or indirect limited partnership interests in certain of the Bermuda Partnerships. Each of Messrs. Spass, Gruber, and Cooper, as well as
     Mr. Doctoroff, disclaims beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all shares of Common Stock that will be held by IP Bermuda.
(7) Represents a warrant to purchase 579,356 shares of Common Stock issued as of June 30, 1994 (the "CentreLine Warrant"). CentreLine is an affiliate of Centre. See footnote 9 below for information regarding Centre's beneficial ownership of securities of the Company. The CentreLine Warrant was issued in connection with an investment in the Company (and its affiliate, Superior National Capital, L.P.) by CentreLine and a second Centre affiliate, Centre Reinsurance Services (Bermuda) III Limited, aggregating $20 million. The CentreLine Warrant is exercisable at $5.20 per share. Steven D. Germain, a director of the Company, is an officer and a director of both Centre and CentreLine. In addition to Mr. Germain, each of Steven
     M. Gluckstern, Michael D. Palm, Laurence Cheng, David A. Brown and Jay S. Ralph is an officer and a director of both Centre and CentreLine. Messrs. Germain, Gluckstern, Palm, Cheng, Brown and Ralph disclaim any beneficial interest in the CentreLine Warrant and the Common Stock issuable upon its exercise, and in the Warrants held by IIA, as agent for Centre, as described in footnote 9 below, and the shares of Common Stock issuable upon the exercise of such Warrants. However, as officers and directors of both Centre and CentreLine, such persons share voting and/or investment power over such securities (subject to the agency appointment described in footnotes 1 and 4 above).
(8) Includes 132,802 shares to be issued to and purchased by TJS upon consummation of the Stock Issuance. Also includes 396,950 shares of Common Stock of which TJS is currently the direct beneficial owner. TJS Corporation and its controlling stockholder, sole director and executive officer, Thomas J. Salvatore, are the general partners of TJS Management, L.P., the general partner of TJS, and exercise voting control and dispositive power over all shares presently owned, and all shares that would be owned, upon consummation of the Stock Issuance and are and would be the beneficial owners of all such shares. The information contained in this footnote, other than that relating to the Stock Issuance, is based on Form 4s filed with the SEC in July 1996.
(9) Represents Warrants to purchase shares of Common Stock received upon the distribution by III to its partners of the Warrants, as described in footnote 1 above. See footnote 4 above for information concerning Centre's agency relationship with IIA with respect to such Warrants and see footnote 7 above for information concerning Centre's relationships with Steven D. Germain and CentreLine. The numbers of shares reported for Centre and III (excluding the Voting Notes) are based on an Amendment No. 1 to
     Schedule 13G filed with the SEC in February 1997.
(10) Represents Warrants to purchase shares of Common Stock received upon the distribution by III to its partners of the Warrants as described in footnote 1 above. Richard S. H. Wong, Oswald K. Stender, Lokelani Lindsey, Gerard A. Jervis and Henry H. Peters, the trustees of the Bishop Estate, share voting and/or investment power over securities held by the Bishop Estate. Mr. Peters is a director of IIA. The number of shares reported for the Bishop Estate is based on a Schedule 13G filed with SEC in February 1996.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding an estimate of the beneficial ownership of the Common Stock immediately following consummation of the Stock Issuance, which for purposes of this table is estimated to occur on or about April 9, 1997, by (i) each director and certain executive officers of the Company and each person who the Company expects to be elected as a director at the Annual Meeting, individually, and (ii) all directors and executive officers and all persons the Company expects to be elected as directors at the Annual Meeting, as a group:

                OWNERSHIP OF MANAGEMENT AFTER THE STOCK ISSUANCE

                                                              PERCENT OF COMMON
         NAME                               SHARES OWNED          STOCK(1)
--------------------------------            ------------      -----------------

William Gentz. . . . . . . . . . . .           87,929(2)              1.49%
J. Chris Seaman. . . . . . . . . . .          161,181(3)              2.71%
Joseph P. Wolonsky . . . . . . . . .           54,673(4)                *
Karl O. Johnson. . . . . . . . . . .           50,778(5)                *
Douglas R. Roche . . . . . . . . . .           26,400(6)                *
Thomas J. Jamieson . . . . . . . . .          245,300(7)              4.20%
Gordon E. Noble. . . . . . . . . . .           10,000                   *
C.L. Pecchenino. . . . . . . . . . .           14,250                   *
Robert A. Spass. . . . . . . . . . .           16,591(8)                *
Craig F. Schwarberg. . . . . . . . .            3,321(9)                *
Bradley E. Cooper. . . . . . . . . .            3,107(10)               *
Steven D. Germain. . . . . . . . . .        1,053,947(11)            15.30%
Steven B. Gruber . . . . . . . . . .             --  (12)              --
Roger W. Gilbert . . . . . . . . . .             --                    --
Directors and Executive Officers
  as a Group (24 persons). . . . . .        1,826,782(13)            25.37%


---------------
* Less than 1%

(1) Percent ownership is based on the approximate number of shares outstanding upon consummation of the Stock Issuance, which number is 5,837,144 shares, plus any shares issuable pursuant to options or warrants held by the person in question that may be exercised within 60 days after April 9, 1997.
(2) Includes 29,995 shares issuable upon exercise of stock options that are exercisable within sixty days of April 9, 1997, in addition to 19,950 restricted stock grants awarded under the 1995 Plan in 1995 and 1996, of which the restrictions have lapsed as to 3,361 shares. Also includes 25,234 shares of Common Stock to be issued to and purchased by Mr. Gentz in connection with the Stock Issuance.
(3) Includes 58,795 shares issuable upon exercise of Warrants and 45,591 shares issuable upon exercise of stock options, each of which is exercisable within sixty days of April 9, 1997, in addition to 15,163 restricted stock grants awarded under the 1995 Plan in 1995 and 1996, of which the restrictions have lapsed as to 2,557 shares. Also includes 25,232 shares of Common Stock to be issued to and purchased by Mr. Seaman in connection with the Stock Issuance.
(4) Includes 10,582 shares issuable upon exercise of Warrants and 24,520 shares issuable upon exercise of stock options, both of which are exercisable within sixty days of April 9, 1997. Also includes 1,000 shares held by his spouse, the ownership of which is subject to community property laws, in addition to 9,125 restricted stock grants awarded under the 1995 Plan in 1995 and 1996, of which the restrictions have lapsed as to 1,556 shares. Also includes 9,296 shares of Common Stock to be issued to and purchased by Mr. Wolonsky in connection with the Stock Issuance.
(5) Includes 4,262 shares issuable upon exercise of Warrants and 21,095 shares issuable upon exercise of stock options, both of which are exercisable within sixty days of April 9, 1997, in addition to 7,625 restricted stock grants awarded under the 1995 Plan in 1995 and 1996, of which the restrictions have lapsed as to 1,218 shares. Also includes 9,296 shares of Common Stock to be issued to and purchased by Mr. Johnson in connection with the Stock Issuance.
(6) Includes 9,417 shares issuable upon exercise of stock options that are exercisable within sixty days of April 9, 1997, in addition to 4,687 restricted stock grants awarded under the 1995 Plan in 1995 and 1996, of which the restrictions have lapsed as to 804 shares. Also includes 9,296 shares to be purchased by Mr. Roche in connection with the Stock Issuance.
(7) Includes 98,050 shares owned of record by Jaco Oil Company, an entity controlled by Mr. Jamieson.
(8) Represents 8,000 shares of Common Stock owned directly by Mr. Spass. In addition, Mr. Spass is the beneficial owner of Warrants, held by IIA, as agent, representing the right to purchase 8,591 shares of Common Stock as described in footnote 4 of the preceding "Certain Beneficial Owners After the Stock Issuance" table. Mr. Spass is an officer of IIA and is the beneficial owner of less than one percent of the equity securities of IIA. IIA holds, as agent for the partners of III, Warrants to purchase 1,474,306 shares of Common Stock. In addition, see footnote 3 to the preceding "Certain Beneficial Owners After the Stock Issuance" table concerning Mr. Spass' voting power with respect to the Voting Notes. The number of shares reported for Mr. Spass is based on an Amendment No. 1 to Schedule 13G filed with the SEC in February 1997. Separately, 1,369,856 shares of Common Stock will be held by IP Delaware and 754,978 shares of Common Stock will be held by IP Bermuda upon consummation of the Stock Issuance. Mr. Spass is the President of GenPar Inc. and GenPar (Bermuda) Ltd., the ultimate general partners of IP Delaware and IP Bermuda, respectively. Mr. Spass disclaims beneficial ownership (as defined in Rule 13d-3, under the Exchange Act) of all shares of Common Stock that will be held by IP Delaware and IP Bermuda. See footnotes 5 and 6 to the preceding "Certain Beneficial Owners After the Stock Issuance" table for information concerning such partnerships. Pursuant to the terms of the Stock Purchase Agreement, so long as certain conditions apply, each of IP Delaware and IP Bermuda has agreed that Mr. Spass will abstain from votes of the investment committees of each of IP Delaware and IP Bermuda with respect to each such entity's holdings of shares of Common Stock.
(9) Represents Warrants to purchase 3,321 shares of Common Stock held by IIA, as agent, as described in footnote 4 of the preceding "Certain Beneficial Owners After the Stock Issuance" table. In addition, Mr. Schwarberg is the beneficial owner of less than one percent of IIA's equity securities.
(10) Represents 2,000 shares of Common Stock. Also includes Warrants to purchase 1,107 shares of Common Stock held by IIA, as agent, as described in footnote 4 of the preceding "Certain Beneficial Owners After the Stock Issuance" table. In addition, Mr. Cooper is the beneficial owner of less than one percent of IIA's equity securities.
(11) Represents (i) 3,600 shares of Common Stock owned directly, (ii) 600 shares of Common Stock owned indirectly as custodian for the benefit of his children under the New York Uniform Gift to Minors Act, and (iii) warrants to purchase Common Stock, consisting of the CentreLine Warrant to purchase 579,356 shares issued to CentreLine and the Warrants held by IIA as agent for Centre. See the preceding "Certain Beneficial Owners After the Stock Issuance" table and footnotes 7 and 9 thereto. Mr. Germain is an officer and director of both Centre and CentreLine. As such, he shares voting and/or dispositive control over such securities (subject to the termination of the agency relationship with IIA by Centre). Mr. Germain disclaims any beneficial interest in the CentreLine Warrant, the Warrants held by IIA as agent for Centre, and the Common Stock issuable upon their exercise.
(12) Upon consummation of the Stock Issuance, 1,369,856 shares of Common Stock will be held by IP Delaware and 754,978 shares of Common Stock will be held by IP Bermuda. Mr. Gruber, a nominee for election as director at the Annual Meeting, is a Vice President of each of GenPar Inc. and GenPar (Bermuda) Ltd., the ultimate general partners of IP Delaware and IP Bermuda, respectively. Mr. Gruber disclaims beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all shares of Common Stock that will be held by IP Delaware and IP Bermuda. See footnotes 5 and 6 to the preceding "Certain Beneficial Owners After the Stock Issuance" table for information concerning such partnerships.
(13) Includes (i) 1,136,404 shares issuable upon exercise of warrants and
     (ii) 163,712 shares issuable upon exercise of stock options, each of which are exercisable within sixty days of April 9, 1997. Also includes 76,598 shares subject to the Company's right of repurchase, of which the restrictions have lapsed as to 12,624 shares. Also includes 107,906 shares to be purchased by the executive officers in connection with the Stock Issuance. Refer to footnotes 8 through 11 for information regarding beneficial interests in the Warrants and the Centreline Warrant held by certain directors.

                           TERMS OF THE STOCK ISSUANCE

     The detailed terms of, and conditions to, the Stock Issuance and certain related transactions are contained in the Stock Purchase Agreement and its material exhibits, a copy of which (including such exhibits) accompanies this Proxy Statement as ANNEX A and is incorporated herein by reference. The statements made in this Proxy Statement with respect to the terms of the Stock Issuance and such related transactions are qualified in their entirety by reference to the more complete information set forth in ANNEX A, The Stock Purchase Agreement.

STOCK PURCHASE AGREEMENT:  PARTIES AND AMOUNTS COMMITTED

     The "Purchase Price and Amounts" table below sets forth the names of the Purchasers and the number of shares of Newly Issued Stock to be acquired by the Purchasers from the Company under the Stock Purchase Agreement. The price to be paid for each share of the Newly Issued Stock under the Stock Purchase Agreement is $7.53 per share for an aggregate consideration of approximately $18 million. This purchase price was determined by the Company, with the advice of DLJ, by taking the average closing price of the Common Stock over the 20 trading days prior to and including September 6, 1996, a period that omits the 5 trading days prior to the public announcement of the Acquisition. After considering the advice of DLJ on such matter, in addition to other factors deemed material by the Board, the disinterested directors of the Company determined the price of $7.53 per share was fair to and in the best interests of the Company and its shareholders. On February 17, 1997, after considering the advice of DLJ, the terms of the original Stock Purchase Agreement, and other factors deemed material by the Board, the disinterested directors of the Company confirmed that the $7.53 per share price was fair to and in the best interests of the Company and its shareholders. The Newly Issued Stock will not be registered under the Securities Act or any state securities law. The total number of shares of Newly Issued Stock to be sold to the Purchasers pursuant to the Stock Purchase Agreement is 2,390,438 shares and will be purchased as follows:

                           PURCHASE PRICE AND AMOUNTS

                                                                 PERCENT OF
                                              NUMBER OF           SHARES OF
                                               SHARES           NEWLY ISSUED
                                                NEWLY               STOCK
       PURCHASER                            ISSUED STOCK          PURCHASED
---------------------------                 ------------        ------------

IP Delaware(1)                                1,369,856               57.31%
IP Bermuda(1)                                   754,978               31.58
TJS                                             132,802                5.56
William L. Gentz(2)                              25,234                1.06
J. Chris Seaman(2)                               25,232                1.06
Joseph P. Wolonsky                                9,296                 *
Thomas I. Boggs, Jr.                              3,320                 *
Karl O. Johnson                                   9,296                 *
Douglas R. Roche                                  9,296                 *
Robert E. Nagle                                   3,984                 *
James L. Cinney                                   6,640                 *
Matthew Natalizio                                 5,976                 *
Sue Binder                                        2,656                 *
Harold Fedora                                     1,000                 *
Jack Solomon                                      1,328                 *
Robert J. Niebur                                  4,648                 *
Other Members of Management
  as a Group (17 members)                        24,896                1.04
                                            ------------        ------------
Total                                         2,390,438              100.00%

---------------
(1)  Robert A. Spass and Bradley E. Cooper, directors of the Company, and Steven
     B. Gruber, a nominee for election as director at the Annual Meeting, own direct or indirect limited partnership interests in certain of the Delaware Partnerships and Bermuda Partnerships. Messrs. Spass and Gruber are Officers of GenPar Inc. and GenPar (Bermuda), Ltd., the ultimate general partners of IP Delaware and IP Bermuda, respectively. See "--Security Ownership of Certain Beneficial Owners and Management After the Stock Issuance--Certain Beneficial Owners After the Stock Issuance" table,-- footnotes 4 and 5.
(2)  Each of Messrs. Gentz and Seaman are directors of the Company.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Stock Purchase Agreement includes representations and warranties by the Company as to (i) the corporate and, where applicable, the partnership organization and good standing of the Company and its subsidiaries, (ii) the Company's capitalization, (iii) the authorization of the Stock Purchase Agreement, (iv) the valid issuance of the Newly Issued Stock, (v) pending or threatened litigation, (vi) the Stock Purchase Agreement's non-contravention of any agreement, law, charter or bylaw provision (except to the extent such contravention would not have a material adverse effect on the financial condition, results of operations, or prospects of the Company and its subsidiaries (a "Material Adverse Effect")) and that (except as specified) no governmental or third-party consents are required to execute, deliver, and perform the Stock Purchase Agreement, (vii) certain tax matters, (viii) the accuracy of financial statements and filings with the SEC, (ix) the conduct of business in the ordinary course and the absence of any material adverse change in the financial condition, results of operations, or prospects of the Company,
(x) the Company's and its subsidiaries' compliance with the requirements of applicable laws, and (xi) the existence and identity of brokers and finders.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     The Stock Purchase Agreement contains various representations and warranties by each of the Purchasers, severally but not jointly, as to (i) with respect to Purchasers that are limited partnerships, such Purchaser's organization and good standing and authorization of the Stock Purchase Agreement, (ii) the Stock Purchase Agreement's non-contravention of any agreement, law or charter provision (except to the extent contravention would not have a Material Adverse Effect on such Purchaser) and that (except as specified) no governmental or third-party consents are required to execute, deliver, and perform the Stock Purchase Agreement, (iii) brokers and finders,
(iv) availability of funds to meet such Purchaser's obligation to purchase the shares of the Newly Issued Stock, (v) state and federal securities laws matters, and (vi) the abstention by Robert A. Spass, a director of the Company and President of the ultimate general partner of each of IP Delaware and IP Bermuda, from the formal partnership approval process by each such entity regarding its purchase of shares of the Newly Issued Stock.

CERTAIN COVENANTS

     COVENANTS OF ALL PARTIES

     Each party to the Stock Purchase Agreement covenants that such party shall use its reasonable best efforts to consummate the transactions contemplated by the Stock Purchase Agreement and each other agreement contemplated thereby. Each such party further covenants the information to be supplied by such party for inclusion in this Proxy Statement and any related registration statement will be accurate as of the date of the mailing of this Proxy Statement and the Annual Meeting.

     COVENANTS OF THE COMPANY

     The Company covenants that it shall take certain actions to cause the due preparation and timely mailing of this Proxy Statement and all accompanying documents to the Company's shareholders. The Company further covenants that the Board of Directors shall recommend the approval of Proposals No. 1, No. 2 and No. 4 and the election of two additional directors pursuant to Proposal No. 5, each as set forth in this Proxy Statement and take all reasonable, lawful action to solicit such approval. In addition, the Company covenants that it will use the net proceeds from the sale of the Newly Issued Stock to consummate the transactions contemplated under the Acquisition Agreement. The Company covenants further that during the term of the Stock Purchase Agreement, the Board of Directors will nominate one individual designated by IP (so long as such person is reasonably acceptable to the Board of Directors) for election as a director at each annual meeting of shareholders.

     COVENANTS OF IP

     STANDSTILL. Each of the "IP Associates" (which term is defined to include CentreLine, Centre, III, IIA, and any person or entity that controls, is under common control with, or is controlled by IP or such persons or entities, and all individuals who are officers, directors, or control persons of any such entities, including IP) that is a signatory to the Stock Purchase Agreement covenants and agrees with respect to itself, and IP covenants and agrees with respect to itself and those of its Associates that are not signatories thereto, that neither it nor they will (i) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any shares of Common Stock or voting securities of the Company (or direct or indirect rights or options to acquire any such securities); (ii) enter, agree to enter into, or propose to enter into, directly or indirectly, any merger or business combination involving the Company; (iii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the rules of the SEC) or consent to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; or (iv) form, join, or in any way participate in a "group" (within the meaning of Section 13d-3 of the Exchange Act) with any persons not referred to herein with respect to any of the foregoing; PROVIDED, HOWEVER, that none of the foregoing shall restrict IP or any of its Associates from (A) acquiring shares of Common Stock or voting securities as a result of a stock split, stock dividend, or similar recapitalization of the Company, (B) exercising the Warrant issued to IIA on March 31, 1992, and the CentreLine Warrant, (C) making, or in any way participating, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Exchange Act) in connection with the election to the Board of Directors of directors nominated by IP or any of its Associates (to the extent not otherwise inconsistent with the Stock Purchase Agreement), or (D) with respect to a tender or exchange offer or a merger or other business combination involving the Company (a "Business Combination"), that was initiated without the encouragement by or the participation of IP or any of its Associates, making a tender or exchange offer or a proposal with respect to a Business Combination, or forming, joining or participating as a "group" to make such offer or proposal, in either case upon more favorable terms than those of the unsolicited tender or exchange offer or Business Combination; and PROVIDED FURTHER, that none of the foregoing shall affect or impair the right of any director of the Company to (x) act as a member of the Board of Directors or any committee thereof or (y) take any action necessary or advisable to carry out his obligations and duties as a director of the Company. Notwithstanding the foregoing, no provision of the Stock Purchase Agreement shall prohibit or restrict any Associate who is a director of the Company from acquiring, in one or more transactions, in his individual capacity, an aggregate of 25,000 shares of Common Stock so long as such acquisition does not violate any provision of the Company's charter in effect from time to time.

          The limitations set forth above and in "--Transfer of Shares" below may be waived by the affirmative vote of the nearest whole number representing 66 2/3% or more of (i) the directors of the Company, excluding from the total number of directors voting those who are Associates of IP and those who are employees of the Company, or (ii) the shares of the Company, not including in such total number of shares voting those beneficially owned by those executive officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act and those owned by IP and its Associates (such approval shall be referred to herein as "Disinterested Approval"). The disinterested directors may grant such a waiver in order to sell to IP up to 2,760,085 shares of Common Stock at $11.775 per share, and in order for IP to act as standby purchaser in a rights offering to the Company's shareholders and warrant holders (which offering, if made, would be made only by means of a prospectus), pursuant to a February 4, 1997 letter of intent. See "Proposal No. 2--Transfer Restrictions-- Board Power to Waive Transfer Restrictions." The Board of Directors has yet to determine, however, if any or all of such additional capital is necessary.

          In furtherance of the standstill covenants set forth above, each of the Company and IP has agreed that any material business relationship between the Company and IP or any IP Associate must be approved by Disinterested Approval. Any financing transaction involving IP, including pursuant to the letter of intent, would require Disinterested Approval.

          Other than with respect to the election of directors of the Company, IP covenants and agrees that, with respect to any vote of the shareholders of the Company on a particular matter, if the aggregate number of all shares that are voted in like manner by IP and its Associates shall be greater than 35% of the total number of shares voted, then those votes that exceed such 35% threshold shall be voted in the same proportion as the other shareholders voted their shares with respect to such matter. These restrictions would remain in effect even if IP increases its ownership pursuant to a financing transaction as described above.

          IP covenants and agrees that IP and its Associates will not vote their shares of Common Stock, the Voting Notes, or shares of Common Stock issued upon exercise of the Warrants, to elect as directors of the Company a total of more than five persons (or the highest number that is less than a majority of the Board of Directors, as the case may be), including the individual designated by IP pursuant to the terms of the Stock Purchase Agreement, who are Associates of IP or of any of the IP Associates.

          The agreements described herein under "--Standstill" shall continue so long as the shares of Common Stock owned by IP and its Associates, directly or indirectly, represent 15% or more of the outstanding shares of the Company on a fully diluted basis (including the Voting Notes).

     TRANSFER OF SHARES. So long as the shares of Common Stock owned by IP and its Associates, directly or indirectly, represent 15% or more of the shares of Common Stock outstanding on a fully diluted basis (including the Voting Notes), IP agrees not to transfer, assign, sell, or otherwise dispose of (each, a "Transfer") any of its shares of Common Stock, except for Transfers described herein under "--Transfer of Shares." IP may at any time Transfer any or all of its shares of Common Stock (i) to any Associate of IP, if such Associate executes and delivers to the Company, prior to any such Transfer, an instrument in form and substance reasonably satisfactory to the Company pursuant to which such Associate agrees to be bound by the provisions described above under

"--Standstill" and described herein under "--Transfer of Shares," (ii) pursuant to Rule 144 under the Securities Act or any successor to such rule,
(iii) pursuant to a tender offer or exchange offer made by the Company or any "Affiliate" (as such term is defined in Rule 12b-2 of the Exchange Act) of the Company, (iv) pursuant to a tender offer or exchange offer initiated by any person or "group" (within the meaning of Section 13d-3 of the Exchange Act) other than IP or any Associate thereof or a Business Combination, which is approved or recommended by the Board of Directors of the Company or with respect to which the Board of Directors has announced its intention to remain neutral,
(v) so long as the shares of Common Stock to be Transferred represent, in the aggregate, not greater than 10% of the outstanding Common Stock, in a transaction or series of transactions exempt from the registration and prospectus delivery requirements of the Securities Act, (vi) by the Transfer of greater than 10% of the outstanding shares of Common Stock in a transaction or series of transactions exempt from the registration and prospectus delivery requirements of the Securities Act to (x) one purchaser, (y) one purchaser and its Affiliates, or (z) a "group" of purchasers, if such purchaser or purchasers of Common Stock in any such transaction or series of transactions execute and deliver to the Company prior to any such purchase or purchases an instrument in form satisfactory to the Company pursuant to which such purchaser or purchasers agree to be bound by the provisions described above under "--Standstill" and described herein under "--Transfer of Shares" (treating such purchaser or purchasers as an "Associate" for purposes of such sections) or (vii) pursuant to a registration statement filed under the Securities Act pursuant to the Registration Rights Agreement (defined below), or otherwise.

     IP MANAGEMENT. IP covenants that Robert A. Spass, a director of the Company and President of the ultimate general partner of each of IP Delaware and IP Bermuda, will abstain from the votes of the investment committees of each of IP Delaware and IP Bermuda with respect to their purchase of shares of the Newly Issued Stock.

     HART-SCOTT-RODINO ACT FILINGS. IP and the Company have filed a premerger notification report (an "HSR Report") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the Stock Issuance and the waiting period has expired.

CLOSING CONDITIONS

     CONDITIONS TO EACH PARTY'S OBLIGATIONS

     It is a condition to each party's obligations under the Stock Purchase Agreement that the following conditions be satisfied or waived: (i) all governmental authorizations required for performance of the obligations under the Stock Purchase Agreement have been obtained, (ii) there shall be no statute, rule, regulation, writ, order or injunction of any court or governmental body that has the effect of prohibiting consummation of the transactions contemplated by the Stock Purchase Agreement, (iii) the Pac Rim Acquisition Agreement shall not have been materially amended, nor any provision thereof waived by the Company without the consent of IP and (iv) the closing of the Stock Purchase Agreement shall occur simultaneously with the closing of the transactions contemplated by the Pac Rim Acquisition Agreement.

     CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The obligations of the Company under the Stock Purchase Agreement are subject to the fulfillment or waiver of the following additional conditions:
(i) each of the representations and warranties of the Purchasers contained in the Stock Purchase Agreement (A) shall have been true in all material respects when made and (B) shall be true in all material respects at the time of the Closing as if such representations and warranties had been made at such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation and warranty shall be true and correct as of such date, (ii) at or prior to the Closing, each of the Purchasers shall have performed in all material respects all obligations required of such Purchaser pursuant to the Stock Purchase Agreement, (iii) each of the Purchasers shall have delivered to the Company a certificate, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in clauses (i) and
(ii) of this sentence, (iv) the Company shall have received a legal opinion from counsel for IP reasonably satisfactory to the Company, (v) the Company shall have received the favorable written opinion of DLJ, financial advisor for the Company, as contemplated by the Stock Purchase Agreement (which has been received), (vi) all of the conditions to the closing of the transactions contemplated by the Pac Rim Acquisition Agreement shall have been satisfied or waived, (vii) the Warrants issued to III and held by IIA as its agent shall be distributed to all partners of III, (viii) at the Annual Meeting, the majority of shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of such parties shall have been voted in favor of each of Proposal No. 1, Proposal No. 2, Proposal No. 4, and the election of two additional directors pursuant to Proposal No. 5, and (ix) the Company shall have received fully executed copies of the Pac Rim Acquisition Agreement and the Registration Rights Agreement.

     CONDITIONS TO PURCHASERS' OBLIGATIONS

     The Purchasers' obligations under the Stock Purchase Agreement are subject to the fulfillment or waiver of the following additional conditions: (i) each of the representations and warranties of the Company contained in the Stock Purchase Agreement (A) shall have been true in all material respects when made and (B) shall be true in all material respects at the time of the Closing as if such representations and warranties had been made at such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation and warranty shall be true and correct as of such date, (ii) at or prior to the Closing, the Company shall have performed in all material respects all obligations required of it pursuant to the Stock Purchase Agreement, (iii) the Company shall have delivered to the Purchasers a certificate dated the date of the Closing certifying as to the fulfillment of the conditions specified in clauses (i) and (ii) of this sentence, (iv) the Purchasers shall have received a legal opinion from counsel for the Company,
(v) no suit, action, proceeding, claim or dispute shall have been brought or otherwise arisen before any governmental body against the Company or any of its subsidiaries that would, if adversely determined, have a Material Adverse Effect on the Company or have a material adverse effect on the ability of the Company to perform its obligations under the Stock Purchase Agreement, (vi) at the Annual Meeting, the majority of shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of the Purchasers shall have voted in favor of each of Proposal No. 1, Proposal No. 2, Proposal No. 4 and the election of two additional directors pursuant to Proposal No. 5, (vii) IP shall have received fully executed copies of the Pac Rim Acquisition Agreement, the Term Loan (which is to be on terms that are generally consistent with or better for the Company than the terms set forth in the September 14, 1996 commitment letter from Chase), and the Registration Rights Agreement, (viii) since September 30, 1996 there shall have been no Material Adverse Effect upon the operations, financial condition, prospects or results of operations of the Company, (ix) (A) the Company shall have amended its Restated Articles of Incorporation or adopted a charter, in each case in a manner satisfactory to IP and its counsel, to restrict the issuance or transfer of any Common Stock by the Company or any of its shareholders so as to reduce, to the extent practicable, the risk of an "ownership change" within the meaning of Section 382 of the Code and the Treasury regulations promulgated thereunder (collectively, "Section 382") and (B) the Company shall have entered into agreements, in form and substance reasonably satisfactory to IP and its counsel, with all of its warrant holders in which such holders shall agree not to exercise any of their warrants in a manner that would cause, or increase the risk of, an "ownership change" within the meaning of Section 382 or otherwise conflict with the restrictions described in the immediately preceding subsection (A), and (x) the Company shall have delivered to IP at the Closing a schedule that has been prepared by the Company, solely in reliance upon its review of its stock ledger, public filings of Schedules 13D and 13G under the Exchange Act as they relate to ownership in the capital stock of the Company, and other matters to which it has actual knowledge, presenting information reasonably satisfactory to IP as of the Closing Date that there has been no increase in the Common Stock owned directly, indirectly or constructively by a "five percent shareholder" (as such term is defined in Section 382) over the three-year period immediately preceding the Closing Date.

AMENDMENT/TERMINATION

     The Stock Purchase Agreement may be amended by the parties thereto, but no amendment shall be enforceable against any party that has not signed such an amendment. The Stock Purchase Agreement shall terminate simultaneous with the termination of the Pac Rim Acquisition Agreement (as the same may be amended from time to time). In the event that the Stock Issuance shall be consummated, the Stock Purchase Agreement shall thereafter terminate at such time as, by their terms, the covenants described under "Certain Covenants" above are no longer in effect.

EXPENSES AND FEES

     The Company will pay IP's costs, expenses, and reasonable legal fees in connection with the Stock Issuance, whether or not consummated. The Company has also agreed to pay upon the closing of the Stock Issuance to Insurance Partners Advisors, L.P. ("IPA") a transaction fee of $625,000. If Pac Rim shall pay to the Company a termination fee (see "--Use of Proceeds: The Acquisition--Terms of the Acquisition and Related Transactions--Termination Fee and Liquidated Damages") or if the Company shall collect any amount under the Voting Agreement (see "--Use of Proceeds: The Acquisition--Terms of the Acquisition and Related Transactions--Related Agreements--Voting Agreement") then the Company shall pay to IPA that portion of the termination fee plus the fee under the Voting Agreement equal to the percentage of voting securities of the Company owned by IP on a fully diluted basis calculated as if the purchase by IP of its portion of the Newly Issued Stock had occurred (notwithstanding that no such purchase shall have occurred). See "Proposal No. 5--Certain Relationships and Related Transactions--Stock Issuance to IP."

INDEMNIFICATION

     The Company and each of the Purchasers have agreed to indemnify the other, and each of the other's respective partners, employees, agents and representatives, as the case may be, against, and hold them harmless from, all claims, obligations, costs and expenses including, without limitation, reasonable attorneys' fees and expenses incurred by the Purchasers in any action between the Purchasers and the Company or between the Purchasers and any third party and liabilities of and damages to the other party arising out of the material breach by such indemnifying party of any representation, warranty, covenant or agreement in the Stock Purchase Agreement.

RESTRICTIONS ON TRANSFER OF SHARES

     The shares of Newly Issued Stock to be received by the Purchasers are being offered and sold in a private transaction and will not be subject to a registration statement under the Securities Act, except if prepared on a subsequent date pursuant to the Registration Rights Agreement. See "-- Registration Rights Agreement." In that regard, each Purchaser has represented and warranted to the Company, among other things, that such Purchaser is an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act and is not purchasing the shares with a view to a distribution or resale of any of such securities in violation of any applicable securities laws.

     Since the Newly Issued Stock has not been registered under the Securities Act, such stock is subject to the standard restrictions on transferability imposed by federal and state securities law, including Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least two years (the period will be shortened to one year under revisions to Rule 144 to take effect April 19, 1997), will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock or (ii) the average weekly trading volume in the over-the-counter market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted securities for at least three years (the period will be shortened to two years under the aforementioned revisions to Rule
144) is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above. Rule 144(k) is not available to affiliates of the Company. IP and its Associates are further restricted from certain transfers of the Common Stock by certain covenants contained in the Stock Purchase Agreement. See "--Terms of the Stock Issuance--Certain Covenants-- Covenants of IP."

REGISTRATION RIGHTS AGREEMENT

     The Registration Rights Agreement to be entered into by the Company and IP as a condition to the Stock Issuance ("Registration Rights Agreement") provides that, with respect to the shares of Newly Issued Stock to be received by IP pursuant to the Stock Purchase Agreement, IP and any Affiliate thereof (as defined in Rule 12b-2 promulgated pursuant to the Exchange Act) to whom or which such shares have been transferred may, on not more than three occasions at any time commencing after the Closing Date, require the Company at its sole expense to prepare and file with the SEC a registration statement under the Securities Act covering the public offer and sale of such shares, in addition to other shares requested to be so covered by other securities holders having similar, preexisting registration rights, and use its best efforts to cause to be declared effective and remain effective for up to the lesser of 180 days or the period during which all of the shares requested to be so registered by IP and any Affiliate thereof have been sold (a "Demand Registration"). Notwithstanding the terms described above, the Company is not required to file a registration statement in response to a Demand Registration if certain conditions are not met, including the anticipated failure of a Demand Registration to earn an aggregate net offering price of $7.5 million or more. In addition, IP's and its Affiliates' ability to request three Demand Registrations shall be reduced to two such requests if the Company has registered shares of Newly Issued Stock held by IP or any of its Affiliates having an anticipated net offering price of not less than $5 million pursuant to an exercise of their "piggyback rights." Under the Registration Rights Agreement, IP and IP's Affiliates have customary "piggyback" registration rights allowing them to register shares in the event the Company proposes to sell any of its stock or other securities to the public in a transaction registered under the Securities Act. The Registration Rights Agreement contains additional customary terms and provisions, including reciprocal indemnification and contribution provisions with respect to information furnished or provided by the Company or IP for inclusion in any such registration statement.

                        USE OF PROCEEDS:  THE ACQUISITION

PAC RIM HOLDING CORPORATION

     Pac Rim Holding Corporation, a Delaware corporation ("Pac Rim"), is an insurance holding company that, through its wholly owned subsidiary, The Pacific Rim Assurance Company ("PRAC"), is engaged in the underwriting of workers' compensation insurance in California, Arizona, Texas, Georgia and Alabama. For the year ended December 31, 1996, Pac Rim had net premiums earned of $86.5 million and an operating loss, excluding realized gains and interest charges, of approximately $15.9 million. The Acquisition of Pac Rim provides the opportunity for the Company's shareholders to recognize immediate strategic and financial benefits. The consolidation of two mid-sized companies whose home offices are located only eight miles apart should provide significant economies of scale that neither company could achieve independently. The combined company will be able to spread fixed costs over a wider premium base. In addition, Pac Rim's strong presence in Southern California complements the Company's historical focus in Northern and Central California. THE FOREGOING STATEMENTS CONTAIN FORWARD-LOOKING STATEMENTS REGARDING EFFICIENCIES AND ECONOMIES OF SCALE THAT MANAGEMENT BELIEVES MAY BE ACHIEVED THROUGH THE ACQUISITION OF PAC RIM. REALIZATION OF MANAGEMENT'S BELIEFS AND PROJECTIONS WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING MANAGEMENT'S SUCCESSFUL EXECUTION OF ITS BUSINESS PLAN FOR INTEGRATING THE OPERATIONS OF THE TWO COMPANIES, THE INSURANCE MARKETS RECEPTION TO THE COMBINATION OF THE TWO COMPANIES, AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL. SEE "CERTAIN CONSIDERATIONS". Pac Rim is located at 6200 Canoga Avenue, Woodland Hills, CA 91367, and its telephone number is (818) 226-6200. The foregoing description of Pac Rim is qualified in its entirety by reference to the more complete information set forth in the Annual Report on Form 10-K of Pac Rim for the year ending December 31, 1996, accompanying this Proxy Statement as ANNEX H, which document is hereby incorporated into this Proxy Statement by this reference. Shareholders are urged to carefully review the Pac Rim Annual Report on Form 10-K.

          The terms of the transaction with Pac Rim set forth in ANNEX C represent a $12 million purchase price reduction from the approximately
$54 million cash purchase price originally established for the Acquisition in a definitive agreement executed September 17, 1996. That agreement was circulated to the Company's shareholders in connection with the 1996 special meeting that was eventually cancelled. An increase in the loss and loss adjustment expense reserves of PRAC by $12 million as of December 31, 1996 necessitated renegotiation of the terms of the prior definitive agreement. The reserve adjustment resulted in Pac Rim experiencing an operating loss of $15.9 million or $1.67 per share for the fiscal year ended December 31, 1996. In order to recognize the full benefits of the transaction, the Company intends to strengthen the capital of PRAC (to be renamed Superior Pacific Casualty Company) by contributing $10 million of the proceeds of the Term Loan to PRAC's capital. The Company has calculated that on a pro forma basis, after giving effect to the Transaction and assuming that the Transaction occurred on January 1, 1996, that the combined company would have incurred a net loss of $14.4 million for the fiscal year ended December 31, 1996. THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS NOT NECESSARILY INDICATIVE OF FUTURE OPERATIONS AND SHOULD NOT BE CONSTRUED AS REPRESENTATIVE OF FUTURE OPERATIONS OF THE COMBINED COMPANIES. Depending on claims experience, additional reserve strengthening for Superior Pacific Casualty Company could be required over the next five years for accident years 1996 and prior; however, such reserve adjustments would not be expected to be material to the combined Company's operating results, and the Company expects to realize strategic and financial benefits from the Acquisition as outlined in the previous paragraph.

TERMS OF THE ACQUISITION AND RELATED TRANSACTIONS

     The detailed terms of, and conditions to, the Acquisition and certain related transactions are contained in the Pac Rim Acquisition Agreement, a copy of which (including certain exhibits) accompanies this Proxy Statement as ANNEX C and incorporated herein by reference. The statements made in this Proxy Statement with respect to the terms of the Acquisition and such related transactions are qualified in their entirety by reference to the more complete information set forth in ANNEX C.

     STRUCTURE OF THE ACQUISITION

     The Pac Rim Acquisition Agreement provides that SNTL Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), will be merged with and into Pac Rim and the separate existence of Merger Sub will cease. The Company will pay a maximum of $42,021,032 to acquire
Pac Rim. Out of the proceeds, holders of Pac Rim Common Stock will receive approximately $2.11 per share (a total of approximately $20,104,000), the holders of Pac Rim's Convertible Debentures will receive face value for the Debentures, or $20,000,000, and the remaining $1.9 million will be paid to acquire all of the "in-the-money" Pac Rim Warrants and options to purchase
Pac Rim Common Stock. The outstanding shares of Pac Rim Common Stock will be converted into the right to receive cash, and outstanding options and warrants to purchase Pac Rim Common Stock will be surrendered in exchange for cash in an amount equal to the "spread" between the exercise price of such options or warrants and the price per share paid for the Pac Rim Common Stock. On the Closing Date, at the time a certificate of merger as to Merger Sub and Pac Rim is filed with the Delaware Secretary of State, the Company will acquire the $20,000,000 principal amount Convertible Debentures and the Series 1 Detachable Pac Rim Warrants under a Series A Convertible Debenture and the Series 1, 2 and 3 Detachable Warrant Purchase Agreement, as amended, among the Company, Allstate Insurance Company ("Allstate") and Prac Limited Partnership ("Prac L.P."), dated as of February 17, 1997 (the "Debenture Purchase Agreement"). The Convertible Debentures will be acquired for face value. The Series 1 Warrants held by Allstate and Prac L.P. will be acquired for cash in an amount equal to the "spread" between the per share price paid for the Pac Rim Common Stock and the warrant exercise price (including an adjustment to the Series 1 Warrant exercise price that is based upon an evaluation of Pac Rim's loss reserves, which adjustment has caused such warrants to be "in the money"). All Series 2 and Series 3 Pac Rim Warrants held by Prac L.P. and Allstate will have an exercise price greater than the underlying value of the Pac Rim Common Stock ("out of the money") and be cancelled without additional consideration. It is likely the obligation to purchase the Convertible Debentures and the Pac Rim Warrants will be assumed by Merger Sub in order to accommodate certain conditions to the Term Loan. Certain other holders of Series 3 Pac Rim Warrants that are expected to be "out of the money" have agreed to surrender those warrants to Pac Rim at the Effective Time under a Series 3 Detachable Warrant Surrender Agreement, as amended effective as of February 17, 1997 (the "Warrant Surrender Agreement"), but would not receive any consideration for "out of the money" warrants. The transactions will be consummated at a closing to be held following the satisfaction or waiver of certain conditions precedent specified in the Pac Rim Acquisition Agreement. See "--Conditions to the Acquisition" below. The Acquisition will be consummated on the Closing Date, as follows: (a) prior to closing, the Company will reincorporate in Delaware (assuming the adoption of Proposal No. 3 by the shareholders); (b) next, the Company will contribute its shares in SNIC to Merger Sub; (c) immediately prior to closing, Chase and the Company will close the Term Loan and the Company and the Purchasers will consummate the transactions under the Stock Purchase Agreement; and (d) the merger of Merger Sub and Pac Rim will be consummated by filing a certificate of merger with the Delaware Secretary of State, the Convertible Debentures will be acquired and cancelled, and the combined entity (the "Surviving Corporation") will be renamed Superior Pacific Holding Corporation, a Delaware corporation. The Surviving Corporation will own all of the outstanding shares in SNIC and PRAC, and will in turn be 100% owned by the Company. The subsidiary operating companies will remain separate entities immediately after the Acquisition.

     PURCHASE PRICE

     The consideration to be paid by the Company for all of the outstanding securities of Pac Rim (including Pac Rim Common Stock, Convertible Debentures, options and the Pac Rim Warrants) will not exceed $42,021,032. As explained in "--Structure of the Acquisition," out of the proceeds, holders of Pac Rim Common Stock will receive approximately $2.11 per share (a total of approximately $20,104,000), the holders of Pac Rim's Convertible Debentures will receive face value for the Debentures, or $20,000,000, and the remaining $1.9 million will be paid to acquire all of the "in-the-money" Pac Rim Warrants and options to purchase Pac Rim Common Stock. Holders of the Pac Rim Warrants and options to purchase Pac Rim Common Stock will receive cash in an amount equal to the spread between the exercise price of the warrants or options and the per common share price. "Out of the money" warrants and options to acquire Pac Rim Common Stock either will be surrendered to Pac Rim under the Warrant Surrender Agreement or cancelled. A more complete description of the pricing formula is set forth in ANNEX C, the Pac Rim Acquisition Agreement.

     EFFECTIVENESS OF THE ACQUISITION

     The Closing Date will occur on the first business day following the satisfaction or waiver of all of the conditions to the Acquisition specified in the Pac Rim Acquisition Agreement, or at such other time as the Company and Pac Rim shall agree after the satisfaction or waiver of such conditions. See "--Conditions to the Acquisition," below. It is anticipated that, if the Acquisition is approved by Pac Rim's stockholders at a special meeting called for that purpose, the Acquisition will occur as soon as practicable thereafter.


     CONDITIONS TO THE ACQUISITION

     The obligations of the Company and Pac Rim to effect the Acquisition are subject to, among other things, the satisfaction prior to the Closing Date of the following conditions: (a) the approval by the stockholders of Pac Rim of the Acquisition and the approval by the shareholders of the Company of the Stock Issuance pursuant to the Stock Purchase Agreement (provided, however, that if the Stock Purchase Agreement is not consummated the Company is required to either consummate the Acquisition under an alternative financing arrangement or to pay damages to Pac Rim for breach of the Pac Rim Acquisition Agreement);
(b) the now-completed termination of the waiting period under the HSR Act; (c) the required state insurance regulatory approvals, including approval by the DOI after completion of its review under Section 1215 ET SEQ. of the California Insurance Code, shall have been obtained; (d) neither party shall be subject to any order or injunction of any court that would have the effect of prohibiting the consummation of the Acquisition; and (e) all consents, authorizations and approvals required to consummate the Acquisition shall have been obtained.

     The obligation of Pac Rim to effect the Acquisition is further subject to, among other things, the satisfaction prior to the Closing Date of the following conditions, unless waived by Pac Rim: (a) the Company shall have performed its obligations under the Pac Rim Acquisition Agreement required to be performed by it on or prior to the Closing Date; (b) the representations and warranties of the Company contained in the Pac Rim Acquisition Agreement shall be true and correct at and as of the Closing Date, except where the failure of the Company's representations and warranties to be so true and correct, individually or in the aggregate, would not have a "Parent Material Adverse Effect" as defined in the Pac Rim Acquisition Agreement (see "--Representations and Warranties" below);
(c) Pac Rim shall have received a certificate executed by the President or a Vice President of the Company confirming the matters set forth in clauses
(a) (performance of obligations by the Company) and (b) (the accuracy of the representations and warranties of the Company) above; (d) Pac Rim shall have received the opinion of Salomon Brothers Inc ("Salomon") dated as of the date of delivery to the Pac Rim stockholders of Pac Rim's proxy statement delivered in connection with the special meeting of Pac Rim stockholders, that the consideration to be received in the Acquisition by the stockholders of Pac Rim is fair to such stockholders from a financial point of view; and (e) Pac Rim shall have received a legal opinion from Riordan & McKinzie, counsel to the Company, in usual and customary form.

     The obligation of the Company to effect the Acquisition is further subject to, among other things, the satisfaction prior to the Closing Date of the following conditions, unless waived by the Company: (a) Pac Rim shall have performed its obligations under the Pac Rim Acquisition Agreement required to be performed by it on or prior to the Closing Date; (b) the representations and warranties of Pac Rim contained in the Pac Rim Acquisition Agreement shall be true and correct at and as of the Closing Date, except where the failure of Pac Rim's representations and warranties to be so true and correct, individually or in the aggregate, would not have a "Pac Rim Material Adverse Effect" as defined in the Pac Rim Acquisition Agreement (see "--Representations and Warranties" below); (c) the Company shall have received a certificate executed by the President or a Vice President of Pac Rim confirming the matters set forth in clauses (a) (performance of obligations by Pac Rim) and (b) (the accuracy of the representations and warranties of Pac Rim) above; (d) from the date of the Pac Rim Acquisition Agreement through the Effective Time, there shall not have occurred any changes in the financial condition, business, operations, or prospects of Pac Rim, which changes, taken together, would have a "Pac Rim Material Adverse Effect"; (e) the parties to the Debenture Purchase Agreement and the Warrant Surrender Agreement shall have sold or transferred all Convertible Debentures and Pac Rim Warrants to the Company or Pac Rim, as the case may be, such that after the Closing Date the Company will own or control all such Convertible Debentures and Pac Rim Warrants; and (f) the Company and Merger Sub shall have received a legal opinion from Barger & Wolen, counsel to Pac Rim, in usual and customary form.

     REPRESENTATIONS AND WARRANTIES

     The Pac Rim Acquisition Agreement contains various representations and warranties by Pac Rim and the Company to the effect that, except as disclosed and subject to certain exceptions (including exceptions that individually or in the aggregate would not have a "Parent Material Adverse Effect" (in the case of the Company) or a "Pac Rim Material Adverse Effect" (in the case of Pac Rim), among other things: (a) each such party is duly organized and in good standing, and has the requisite corporate power to own its properties and carry on its business; (b) each such party has all requisite corporate power and authority to enter into the Pac Rim Acquisition Agreement and to consummate the Acquisition, and the Pac Rim Acquisition Agreement has been duly authorized by and constitutes the valid and binding obligation of each such party; (c) the execution, delivery and performance of the Pac Rim Acquisition Agreement by each such party will not conflict with such party's articles or certificate of incorporation or bylaws or violate any agreement or law to which such party or its assets are bound; (d) each such party has no obligations in respect of any fees or commissions to any broker, finder, investment banker, or other intermediary, except with respect to DLJ, financial advisor to the Company, and Salomon, financial advisor to Pac Rim; and (e) that information provided by each party to the other for inclusion in a proxy statement will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     The Pac Rim Acquisition Agreement in addition contains various representations and warranties by the Company to the effect that, except as disclosed and subject to certain exceptions (including exceptions that individually or in the aggregate would not have a "Parent Material Adverse Effect"), among other things: (a) the Merger Sub was formed for the purpose of consummating the Acquisition and conducts no other business; (b) the Company will have sufficient funds available to consummate the Acquisition; (c) the Company has received an opinion of DLJ that the financing arrangements are fair to the Company from a financial point of view; (d) the Surviving Corporation will be solvent at the Effective Time; and (e) the Company owns no more than five percent (5%) of Pac Rim Common Stock.

     The Pac Rim Acquisition Agreement in addition contains various representations and warranties by Pac Rim to the effect that, except as disclosed and subject to certain exceptions (including exceptions that individually or in the aggregate would not have a "Pac Rim Material Adverse Effect"), among other things: (a) Pac Rim and its subsidiaries are qualified to do business in those jurisdictions in which the character of their business requires them to be so qualified; (b) each subsidiary of Pac Rim has been duly organized and possesses the requisite corporate power and authority to carry on its business as now conducted; (c) Pac Rim has in force each governmental license or permit required for the operation of its business; (d) Pac Rim is in compliance with all laws applicable to its business and assets; (e) each subsidiary of Pac Rim is in good standing, and all issued and outstanding capital stock of each such subsidiary is owned by its parent company;
(f) Pac Rim has a certain number of authorized, issued and outstanding shares, and shares reserved for issuance, and $20,000,000 Series A Convertible Debentures outstanding; (g) the provisions of Section 203 of the Delaware General Corporation Law do not apply to Pac Rim's actions with respect to the Acquisition; (h) Pac Rim has no equity investments in any entity not a subsidiary of Pac Rim; (i) Pac Rim has filed since December 31, 1993, all reports required to be filed by it with the SEC under the Exchange Act, such reports were accurate, and, except as disclosed in the financial statements filed with such reports, Pac Rim has incurred no liabilities, or since the date of the last financial statement filed with such a report, incurred liabilities outside the ordinary course of business (except that Pac Rim has, in a disclosure letter to the Company, indicated that PRAC strengthened loss reserves as of December 31, 1996 based on the results of the DOI's Triennial Examination of PRAC, and PRAC was also questioned regarding its SAP accounting for electronic data processing and for agent balances); (j) Pac Rim's financial statements fairly present the financial condition of Pac Rim in accordance with GAAP and SAP; (k) there is no litigation pending or, to the best of Pac Rim's knowledge, threatened against any party that would prevent or delay the consummation of the Acquisition; (l) there have been no changes in its business since December 31, 1996; (m) its tax returns are accurate and it has paid all taxes due; (n) its employee benefit plans are as disclosed and there are no undisclosed liabilities in connection therewith; (o) there are no collective bargaining agreements with Pac Rim's employees nor attempts to form a collective bargaining unit pending; (p) Salomon has delivered an opinion to the effect that the consideration to be received by the Pac Rim stockholders is fair from a financial point of view; (q) there are no material liens on Pac Rim's properties and assets; (r) Pac Rim is in compliance with and unaware of any defaults under its leases for real property; (s) Pac Rim has no liability under any environmental laws; (t) Pac Rim owns or has the right to use all intellectual property utilized in its business; (u) Pac Rim is not party to any powers of attorney or guaranties of obligations of third parties; and (v) Pac Rim has disclosed to the Company all transactions between Pac Rim and its "affiliates" or "associates" (as such terms are used under the Exchange Act).

     The representations and warranties of each party to the Pac Rim Acquisition Agreement are qualified to the extent their failure to be true would not have a "Pac Rim Material Adverse Effect," in the case of Pac Rim, or a "Parent Material Adverse Effect," in the case of the Company. As used in the Pac Rim Acquisition Agreement, a "Pac Rim Material Adverse Effect" means an adverse effect on the business, results of operations, prospects, or financial condition of Pac Rim and its subsidiaries, taken as a whole, resulting or which would reasonably be expected to result in a change to the book value of Pac Rim of $2.5 million or more, excluding from the $2.5 million calculation (a) adverse development in PRAC's reserves for periods prior to December 31, 1996; (b) changes in the book value of Pac Rim or its subsidiaries based on an adjustment in the market value of securities carried on the books of said entities; (c) bonus and severance payable to Pac Rim officers and employees upon consummation of the Acquisition; and (d) adjustments to deferred taxes. As used in the Pac Rim Acquisition Agreement, a "Parent Material Adverse Effect" means an adverse effect on the business, results of operations, prospects, or financial condition of the Company and its subsidiaries, taken as a whole, having an economic value of $1 million or more, excluding from the $1 million calculation changes in the book value of the Company or its subsidiaries based on an adjustment in the market value of securities carried on the books of said entities.

     The foregoing summary of the various representations and warranties of the parties is qualified in its entirety by the full text of the representations and warranties of Pac Rim and the Company set forth in Articles V and VI, respectively, of the Pac Rim Acquisition Agreement accompanying this Proxy Statement as ANNEX C.

     LIMITED SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Although the accuracy of the representations and warranties of each party is a condition to the obligation of the other to consummate the Acquisition (See "--Conditions to the Acquisition" above), all representations and warranties contained in the Pac Rim Acquisition Agreement shall terminate and be extinguished upon, and shall not survive, the Closing. Accordingly, following the Closing no party shall have any recourse against the other for breach of any representation or warranty.

     COVENANTS OF THE PARTIES

     Under the terms of the Pac Rim Acquisition Agreement, Pac Rim has agreed that neither it nor any of its subsidiaries, nor its or their officers, directors, employees, agents, and representatives, shall initiate, solicit, or encourage any proposal or offer with respect to an acquisition of, merger or other business combination involving, or sale of significant assets of, Pac Rim (an "Acquisition Proposal," as more fully defined in section 7.1 of ANNEX C), and that it will immediately inform the Company if an Acquisition Proposal is received; provided, however, that prior to the approval by Pac Rim's stockholders of the Acquisition, if the board of directors of Pac Rim receives an unsolicited Acquisition Proposal that is financially superior to the Acquisition and not conditioned on the potential acquiror's obtaining financing, and then determines, based on a written opinion of its legal advisors, that it must consider such Acquisition Proposal, the Pac Rim board of directors may conduct negotiations with such potential acquiror, provided that the Company is informed prior to the commencement of, and kept apprised of the status and terms of, such negotiations. If the Pac Rim board of directors accepts such an Acquisition Proposal, it may terminate the Pac Rim Acquisition Agreement, in which case it will be required to pay a termination fee to the Company. See "-- Termination Fee and Liquidated Damages," below.

     Pac Rim and its subsidiaries have also covenanted, for the period from the February 17, 1997 date of the Pac Rim Acquisition Agreement and continuing until the earlier of its termination or the Closing Date, to conduct their operations according to their usual, regular, and ordinary course in substantially the same manner as heretofore conducted, except as disclosed to and approved by the Company. Each party has covenanted to call a special meeting of shareholders to obtain the approvals required to consummate the Acquisition, and to prepare a proxy statement in connection therewith in compliance with the Exchange Act. Each party has covenanted to make such filings as may be required to obtain all governmental and regulatory consents and approvals required to consummate the Acquisition, including the filing of a Form A as required by Section 1215 ET SEQ. of the California Insurance Code, to take any further acts required to effect the Acquisition, and to use its best efforts to take all actions required to consummate and make effective the transactions contemplated by the Pac Rim Acquisition Agreement. Pac Rim has covenanted to allow the Company access to Pac Rim's facilities, offices, records, and files. Each party has agreed to bear its own expenses in connection with the Acquisition.

     The Company and the Surviving Corporation (as successor to Merger Sub) have covenanted and agreed that, following the Closing Date, they will indemnify and hold harmless each person who is now or has been an officer or director of Pac Rim or of any subsidiary of Pac Rim, to the fullest extent permitted by law or any indemnification agreement among Pac Rim and such persons (collectively, the "Indemnification Documents"), from all losses against which they were indemnified under the Indemnification Documents, including, without limitation, liabilities arising in connection with the Acquisition. If such a claim is made against any of such persons, the Company will pay for and control the defense of such person except in the event of conflicts of interest, in which case such person may select his or her own counsel. The Company and the Surviving Corporation have agreed to keep in place for a minimum of three years from the Closing Date provisions in the Certificate of Incorporation and Bylaws of the Surviving Corporation indemnifying its officers and directors and eliminating their liability to the Surviving Corporation to the fullest extent permitted under Delaware law. The Company has also agreed to maintain officers' and directors' liability insurance covering those current and former officers and directors of Pac Rim who are currently covered under a similar policy held by Pac Rim, with a policy limit of $15 million for three years after the Closing Date.

     After the Closing Date, the Company and the Surviving Corporation have agreed to honor the existing employee benefit plans of Pac Rim and its subsidiaries while reserving the right to modify or terminate such plans in accordance with applicable law. Each employee of Pac Rim and its subsidiaries will receive credit for time served as an employee of Pac Rim and its subsidiaries for purpose of receiving benefits as an employee of the Surviving Corporation and its subsidiaries. Each employee of Pac Rim and its subsidiaries not subject to an employment agreement with Pac Rim or its subsidiaries will be hired by the Surviving Corporation or its subsidiaries on an "at-will" basis. The Company and the Surviving Corporation have agreed for a period of six months to honor a severance program adopted by Pac Rim in anticipation of the Acquisition that calls for an employee terminated without cause to receive as a severance payment one month's salary for each year of service to Pac Rim or its subsidiaries, and for an officer terminated without cause to receive two months salary for each year of service to Pac Rim or its subsidiaries. Employees who voluntarily leave the employ of the Surviving Corporation within four months of Closing will also receive a severance payment based on the same formulae. Employees and officers would also receive "COBRA" benefits. The Company believes that it will be required to make severance payments after the Closing Date but the extent of the potential liability cannot be stated exactly.
Pac Rim has also stated its intention to make special matching contributions to its 401(k) plan for the benefit of those employees who remain with Pac Rim on the Closing Date.

     CERTAIN PAYMENTS UNDER EXISTING PAC RIM COMPENSATION ARRANGEMENTS

     If the Acquisition is consummated, the Surviving Corporation has agreed to assume certain existing Pac Rim compensation arrangements. Under the Pac Rim Holding Corporation and Pacific Rim Assurance Company Compensation Plan for Senior Management Team, the Surviving Corporation 90 days after the Closing Date will be required to fund annuities with a present value of $350,000, in the aggregate, or make cash payments of $350,000, in the aggregate, to three senior officers of Pac Rim in recognition of services performed in arranging the sale of Pac Rim prior to June 30, 1997.

     The Surviving Corporation has also agreed to assume the obligations of Pac Rim under an employment agreement between Pac Rim and Stanley Braun, as amended to date (the "Braun Employment Agreement"). The Company has agreed to unconditionally guarantee the Surviving Corporation's obligations thereunder. The Braun Employment Agreement is more fully described in the Annual Report of Pac Rim for the year ending December 31, 1996, a copy of which accompanies this Proxy Statement as ANNEX H, and the Braun Employment Agreement and all amendments thereto accompany this Proxy Statement as EXHIBIT K to ANNEX C. The Braun Employment Agreement contains certain provisions set forth in the First Amendment thereto that take effect upon a change of control of Pac Rim. The Braun Employment Agreement would be extended pursuant to those provisions for four years at an annual salary of $400,000. Although Mr. Braun need only render services for two years, he would be bound by confidentiality and non-competition provisions for four years. In addition, the Braun Employment Agreement would require the Surviving Corporation to make a payment of $475,000 at the Closing Date and an additional $575,000 payment on January 10th of the calendar year following the Closing Date. These payments, on an after-tax basis, would be applied to repay a $450,000 loan by Pac Rim to Mr. Braun. Mr. Braun would receive certain other benefits. The Company believes that the Surviving Corporation would be obligated to pay to Mr. Braun, in consideration of services rendered and his covenant not to compete with the Surviving Corporation, a total of $2.8 million over a four-year period.

     TERMINATION, AMENDMENT AND WAIVER

     The Pac Rim Acquisition Agreement may be terminated at any time by the mutual written consent of the Company and Pac Rim. The Pac Rim Acquisition Agreement may also be terminated by any party if the Closing of the Acquisition has not occurred on or before May 15, 1997, provided that if the Closing occurs after April 15, 1997 due to any action or inaction on the part of the Company, the Company will pay interest of $5,000 per day to the common stockholders of Pac Rim, as a group. The Pac Rim Acquisition Agreement may also be terminated if this Proposal No. 1 is not approved by the Company's shareholders or if the stockholders of Pac Rim fail to approve the Acquisition. The affirmative vote of 70% of the stockholders of Pac Rim (including holders of the Convertible Debentures voting the common stock equivalents thereof) is required to approve the Acquisition. Pursuant to a Voting Agreement dated as of February 17, 1997 (the "Voting Agreement"), among the Company and several principal holders of Convertible Debentures and the Pac Rim Common Stock, 50% of the outstanding shares of Pac Rim Common Stock eligible to vote are committed to vote in favor of the Acquisition. A copy of the Voting Agreement accompanies this Proxy Statement as EXHIBIT H to ANNEX C.

     The Pac Rim Acquisition Agreement may be terminated by the Company alone if there is a breach of any of the representations and warranties of Pac Rim that would be reasonably likely to have a Pac Rim Material Adverse Effect or if Pac Rim fails to comply in any material respect with any of its respective covenants or agreements contained in the Pac Rim Acquisition Agreement, which breach, if curable, is not cured within twenty (20) days. In addition, the Company may terminate the Pac Rim Acquisition Agreement if holders of more than
1.5 million shares of Pac Rim Common Stock exercise their dissenters' rights with respect to the Acquisition under Delaware law.

     Pac Rim may terminate the Pac Rim Acquisition Agreement if the board of directors of Pac Rim believes, in the exercise of its good faith judgment as to its fiduciary duties to the stockholders of Pac Rim, that the board should accept an Acquisition Proposal, in which case Pac Rim would pay the Company a termination fee as described below under "--Termination Fee and Liquidated Damages." Pac Rim may also terminate the Pac Rim Acquisition Agreement if there is a breach of any of the representations and warranties of the Company that would be reasonably likely to have a Parent Material Adverse Effect or if the Company fails to comply in any material respect with any of its respective covenants or agreements contained in the Pac Rim Acquisition Agreement, which breach, if curable, is not cured within twenty (20) days.

     The Pac Rim Acquisition Agreement may be amended only by an instrument in writing signed by each of the parties thereto. At any time prior to the Closing, any party to the Pac Rim Acquisition Agreement may, in writing,
(a) extend the time for performance of any obligation of the other party,
(b) waive any inaccuracies in the representations and warranties made to such party in the Pac Rim Acquisition Agreement or any document delivered in connection therewith, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Pac Rim Acquisition Agreement.

     TERMINATION FEE AND LIQUIDATED DAMAGES

     In the event Pac Rim's board of directors terminates the Pac Rim Acquisition Agreement by reason of an Acquisition Proposal or, after a public announcement of an Acquisition Proposal, the stockholders of Pac Rim fail to approve the Acquisition, upon execution of a definitive agreement for such Acquisition Proposal, if such agreement is executed within six months of termination, Pac Rim will pay to the Company a termination or

"breakup" fee of $5 million. A portion of this fee is payable by the Company to IPA. See "--Terms of the Stock Issuance--Expenses and Fees."

     In the event the Company or Merger Sub breach their representations and warranties in the Pac Rim Acquisition Agreement or fail to comply with certain covenants and conditions set forth therein, and thereby cause the Pac Rim Acquisition Agreement to be terminated, or if the Company refuses to consummate the Acquisition after Pac Rim has satisfied all conditions to Closing, the Company will pay to Pac Rim liquidated damages of $5 million. In the event
Pac Rim breaches its representations and warranties in the Pac Rim Acquisition Agreement or fails to comply with certain covenants and conditions set forth therein, and thereby causes the Pac Rim Acquisition Agreement to be terminated, or if Pac Rim refuses to consummate the Acquisition after the Company has satisfied all conditions to Closing, Pac Rim will pay to the Company liquidated damages of $2.5 million.

     THE COMPANY IS OBLIGATED UNDER THE PAC RIM ACQUISITION AGREEMENT TO PROCEED WITH THE ACQUISITION REGARDLESS OF WHETHER THE STOCK PURCHASE AGREEMENT IS APPROVED BY ITS SHAREHOLDERS AND CONSUMMATED IN ACCORDANCE WITH ITS TERMS. IF THE STOCK PURCHASE AGREEMENT IS NOT APPROVED BY ITS SHAREHOLDERS, OR IS NOT CONSUMMATED FOR ANY OTHER REASON, AND THE COMPANY IS UNABLE TO SECURE ALTERNATIVE FINANCING SO AS TO BE ABLE TO PROCEED WITH THE ACQUISITION, IN THE EVENT PAC RIM HAS SATISFIED CERTAIN CONDITIONS THE COMPANY MAY BE LIABLE TO
PAC RIM FOR LIQUIDATED DAMAGES IN THE AMOUNT OF $5 MILLION.

     The Company will in any event be responsible for all of its own costs and expenses incurred in connection with the Acquisition and the transactions contemplated thereby, whether or not the Closing occurs.

     EFFECT OF TERMINATION

     Except to the extent the Company may be obligated to pay liquidated damages, or Pac Rim may be obligated to pay a termination fee or liquidated damages, in the event of a termination of the Pac Rim Acquisition Agreement it shall become void and there will be no liability on the part of any party thereto, except that no party shall be relieved of any liability for a breach of a confidentiality agreement among the parties.

     RELATED AGREEMENTS

     Certain additional agreements to be consummated at the Closing are attached as Exhibits to the Pac Rim Acquisition Agreement (ANNEX C to this Proxy Statement), consisting of: (a) the Debenture Purchase Agreement, (EXHIBIT C to ANNEX C), and (b) the Warrant Surrender Agreement (EXHIBIT E to ANNEX C). In addition, certain holders of Pac Rim Common Stock and Convertible Debentures have entered into the Voting Agreement.

     DEBENTURE PURCHASE AGREEMENT. The Debenture Purchase Agreement obligates Prac L.P. and Allstate to sell and transfer all of the outstanding Convertible Debentures held by them to the Company for $20 million, their face value. In addition, the Company will acquire Series 1 Detachable Warrants of Pac Rim from Prac L.P. and Allstate at the "Warrant Purchase Price," which is the spread between the exercise price of such warrants and the price per share paid for the Pac Rim Common Stock. The Company believes the Warrant Purchase Price totals approximately $1.9 million. The Series 2 and Series 3 Warrants held by Prac L.P. and Allstate will be "out of the money" and cancelled.

     Each party to the Debenture Purchase Agreement has made standard representations and warranties and has agreed to standard covenants. Prac L.P. and Allstate have in addition agreed to release the Company, Merger Sub, the Surviving Corporation, and any of their subsidiaries from any claims such entities may have as creditors of Pac Rim, excepting rights to indemnification to the extent they are preserved under the Pac Rim Acquisition Agreement. The Debenture Purchase Agreement terminates in the event the Pac Rim Acquisition Agreement terminates.

     WARRANT SURRENDER AGREEMENT. The holders of Pac Rim's Series 3 Detachable Warrants, other than Prac L.P. and Allstate, have agreed to surrender such warrants to Pac Rim at the Effective Time, with the expectation that they will be "out of the money" at such time and therefore of no value. No payment will be made for the surrendered warrants. Each Series 3 Warrant holder and Pac Rim has made standard representations and warranties to the other parties. The Series 3 Warrant holders have in addition agreed to release the Company, Merger Sub, the Surviving Corporation, and any of their subsidiaries from any claims such holders may have as creditors of Pac Rim, excepting rights to indemnification to the extent they are preserved under the Pac Rim Acquisition Agreement. The Warrant Surrender Agreement terminates in the event the Pac Rim Acquisition Agreement terminates.

     VOTING AGREEMENT. The Company is party to the Voting Agreement with certain Pac Rim Common Stockholders and holders of Convertible Debentures, namely Prac L.P., Allstate, Dito Caree Limited Partnership, a Nevada limited partnership, Dito-Devcar Corporation, a Nevada corporation, and Richard H. Pickup, in his capacity as trustee of each of the Pickup Family Trust, TMP Charitable Unitrust, and DRP Charitable Unitrust (collectively, the "Principal Stockholders"). The Principal Stockholders, who together hold approximately 50% of the Pac Rim Common Stock and common stock equivalents, have agreed vote in favor of the Acquisition and against any competing proposals. The affirmative vote of 70% of the issued and outstanding shares of Pac Rim Common Stock and common stock equivalents are required in order to approve the Merger. If the Convertible Debenture holders (except Allstate) enter into a competing acquisition proposal, they are obligated to pay to the Company upon consummation of the competing transaction an amount equal to the difference between the price received for such persons' Convertible Debentures and Pac Rim Warrants under the competing transaction and the price that would have been paid under the Debenture Purchase Agreement. A portion of this amount is payable by the Company to IPA. See "--Terms of the Stock Issuance--Expenses and Fees." Each Principal Stockholder has separately represented and warranted as to its authority relative to the Voting Agreement, the absence of conflicts between the Voting Agreement and its organizational documents, material agreements or any laws, and as to its title to the securities being voted. Each Principal Stockholder has covenanted that it will not sell or encumber the securities held by it without the Company's consent. The Voting Agreement terminates upon the earliest to occur of the Closing Date, the termination of the Pac Rim Acquisition Agreement if caused by a breach of that agreement by the Company, June 15, 1997, if the Pac Rim Acquisition Agreement is terminated due to the passage of time, or September 30, 1997, if the Pac Rim Acquisition Agreement is terminated due to a competing transaction.

TERM LOAN

     The Company has obtained a commitment from The Chase Manhattan Bank ("Chase") for a Term Loan in the amount of $44,000,000. The Company intends to use the proceeds of the Term Loan for the Acquisition and related expenses, to make a capital contribution to PRAC and to refinance or repay existing indebtedness. Chase will arrange for other banks to participate in the Term Loan and will act as agent for the lending banks. Merger Sub will be the borrower and, after the Closing Date, Superior Pacific Holding Corporation (the Surviving Corporation) will be the obligor under the Term Loan. The loan will be due six years from the Closing Date. Principal payments will be due every six months beginning six months after the Closing Date, and will be paid in eleven consecutive installments of $3,650,000 and a final installment of $3,850,000. The interest rate will be a LIBOR-based variable rate, but will not exceed Chase's prime commercial lending rate unless default interest becomes due. The loan documents will, when prepared and delivered at the Closing Date, contain customary conditions and covenants, including financial ratios and customary events of default. The loan will be secured by the stock of the Company's subsidiaries. The closing of the Term Loan will be subject to customary closing conditions, the repayment or refinancing of indebtedness of the Company to be repaid or refinanced with the proceeds of the Term Loan, and the simultaneous closing of the Acquisition.

CERTAIN OTHER ITEMS RELATED TO THE ACQUISITION

     ACCOUNTING TREATMENT

     The Acquisition is to be treated as a purchase for accounting purposes. See "--Unaudited Pro Forma Financial Information."

     MARKET INFORMATION

     As of Friday, September 13, 1996, the business day prior to the date on which the Company announced its initial offer to acquire Pac Rim, the range of bid and ask prices for Pac Rim Common Stock (Symbol: PRIM) on Nasdaq was $2.75 to $3.125. As of Friday, February 14, 1997, the business day prior to the date on which the Company and Pac Rim announced the renegotiation of the purchase price and the $12 million reduction, and Pac Rim announced a reserve increase of $12 million, the bid and ask prices for Pac Rim Common Stock on Nasdaq were both $2.25.

     ADDITIONAL INFORMATION REGARDING PAC RIM

     Shareholders are urged to review the Annual Report on Form 10-K of Pac Rim for the year ended December 31, 1996, accompanying this Proxy Statement as ANNEX H, which is incorporated herein by this reference, and the financial information included therewith.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma combined balance sheet data assumes the Transaction took place on December 31, 1996, and combines the Company's December 31, 1996 balance sheet data with Pac Rim's December 31, 1996 balance sheet data using the purchase method of accounting. The unaudited pro forma statements of operations data assumes that the Transaction took place as of the beginning of each of the periods presented using the allocation of the purchase information calculated as of December 31, 1996, and combines the statement of operations data for the Company and for Pac Rim for the year ended December 31, 1996.

     THE UNAUDITED PRO FORMA FINANCIAL INFORMATION IS NOT NECESSARILY INDICATIVE OF FUTURE OPERATIONS AND SHOULD NOT BE CONSTRUED AS REPRESENTATIVE OF FUTURE OPERATIONS OF THE COMBINED COMPANIES.

                         PRO FORMA FINANCIAL INFORMATION
                  ACQUISITION OF PAC RIM HOLDING CORPORATION BY
                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                      PURCHASE
                                                                                       SNIG          ACCOUNTING       PRO FORMA
                                                          SNIG        PAC RIM       ADJUSTMENTS      ADJUSTMENTS      COMBINED
                                                        --------     ---------      -----------      -----------      ---------

ASSETS
Investments:
Bonds and notes:
    Available-for sale, at market. . . . . . . . .      $ 46,330      $ 54,759                                         $101,089
Equity securities, at market . . . . . . . . . . .         1,173                                                          1,173
Invested cash. . . . . . . . . . . . . . . . . . .       100,487        56,794                                          157,281
                                                        --------      --------        -------        --------          --------
    Total Investments. . . . . . . . . . . . . . .       147,990       111,553                                          259,543
Cash . . . . . . . . . . . . . . . . . . . . . . .         1,450         1,731         54,750  (d)    (48,000) (k)        9,931
Reinsurance receivables. . . . . . . . . . . . . .        25,274         3,849                                           29,123
Premiums receivable (less allowance for
 doubtful accounts). . . . . . . . . . . . . . . .         9,390        15,739                                           25,129
Deferred policy acquisition costs. . . . . . . . .         3,042         1,162                                            4,204
Deferred income taxes. . . . . . . . . . . . . . .         9,520         8,745                           (167) (h)       18,098
Goodwill . . . . . . . . . . . . . . . . . . . . .            --            --                          7,476  (l)        7,476
Receivable from reinsurer(m) . . . . . . . . . . .        93,266                                                         93,266
Other assets . . . . . . . . . . . . . . . . . . .        16,637        18,826                         (1,059) (e)       33,954
                                                                                                         (450) (f)
                                                        --------      --------        -------        --------          --------
    Total Assets . . . . . . . . . . . . . . . . .      $306,569      $161,605        $54,750        $(42,200)         $480,724
                                                        --------      --------        -------        --------          --------
                                                        --------      --------        -------        --------          --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Claims and claim adjustment expenses . . . . . . .      $115,529      $100,588                                         $216,117
Unearned premiums. . . . . . . . . . . . . . . . .         9,702         6,917                                           16,619
Long-term debt - Imperial Bank . . . . . . . . . .         7,250                       (7,250) (a)                         --
Long-term debt - Chase Manhattan Bank(m) . . . . .        91,711                                                         91,711
Debentures payable . . . . . . . . . . . . . . . .                      18,941                        (18,941) (g)         --
Term loan - Chase Manhattan Bank . . . . . . . . .                                     44,000  (b)                       44,000
Policyholder dividends . . . . . . . . . . . . . .                         364                                              364
Accounts payable and other liabilities . . . . . .        13,615         8,486                          3,050  (i)       25,151
                                                        --------      --------        -------        --------          --------
    Total Liabilities. . . . . . . . . . . . . . .       237,807       135,296         36,750         (15,891)          393,962


Preferred securities issued by affiliate;
 authorized 1,100,000 shares:  issued and
 outstanding 1,013,753 shares in 1996. . . . . . .        23,571                                                         23,571
Shareholders' Equity:
Common stock and additional paid-in-capital. . . .        16,022        29,719         18,000  (c)    (29,719) (j)       34,022
Unrealized (loss) on equity securities . . . . . .           (17)                                                           (17)
Unrealized (loss) on investments . . . . . . . . .          (145)         (324)                           324  (j)         (145)
Paid in capital - warrants . . . . . . . . . . . .         2,206         1,800                         (1,800) (j)        2,206
Retained earnings. . . . . . . . . . . . . . . . .        27,125        (4,886)                         4,886  (j)       27,125
                                                        --------      --------        -------        --------          --------
    Total Shareholders' Equity . . . . . . . . . .        45,191        26,309         18,000         (26,309)           63,191
                                                        --------      --------        -------        --------          --------
    Total Liabilities and Shareholders' Equity . .      $306,569      $161,605        $54,750        $(42,200)         $480,724
                                                        --------      --------        -------        --------          --------
                                                        --------      --------        -------        --------          --------



See accompanying explanatory notes to pro forma financial statements.

        EXPLANATORY NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET


1)   Description of Pro Forma Adjustments

     The following descriptions reference the adjustments as labeled on the pro forma condensed balance sheet as of December 31, 1996:

     (a) Adjustment to long-term debt to reflect the redemption of SNIG's outstanding loan with Imperial Bank.

     (b) Adjustment to senior debt payable to reflect a new Term Loan provided by The Chase Manhattan Bank.

     (c) Adjustment reflects the issuance of 2,390,438 shares at $7.53 of SNIG Common Stock pursuant to the terms of the Stock Purchase Agreement.

     (d) The increase in cash represents total funds provided by the $62 million obtained from the Term Loan and the Newly Issued Stock, less the repayment of $7.250 million of Imperial Bank debt.

     (e) Adjustment to other assets to write-off the unamortized debenture issuance costs resulting from the redemption of Pac Rim's outstanding debentures.

     (f) Adjustment to other assets is gross of receivables due from the Chief Executive Officer of Pac Rim against associated severance payments.

     (g) Adjustment to debentures payable to reflect the redemption of Pac Rim's outstanding debentures.

     (h) Adjustment to Pac Rim's deferred tax assets to write off the deferred tax asset relating to the unrealized loss on investments.

     (i) Adjustment to accounts payable and other liabilities to reflect assumption of the severance payments to officers of Pac Rim resulting from the acquisition, gross of the receivable referred to in
          (f) above.

     (j) Adjustment to common stock and additional paid-in-capital to reflect the elimination of Pac Rim stockholder equity interest.

     (k) Reduction of cash to reflect the following items: i) purchase of Pac Rim Common Stock for $20 million, ii) redemption of the Pac Rim outstanding warrants and options for $2 million, iii) redemption of Pac Rim Outstanding Convertible Debentures for $20 million, and
          iv) direct costs of acquisition of $6 million.

     (l) The excess of the purchase price paid for Pac Rim over the amounts assigned to identifiable assets acquired less liabilities assumed is recorded as goodwill.

2)   Other

     (m) Debt incurred in connection with a loan by Chase collateralized by reinsurance receivables.

                         PRO FORMA FINANCIAL INFORMATION
                  ACQUISITION OF PAC RIM HOLDING CORPORATION BY
                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME





                                                                               YEAR ENDED DECEMBER 31, 1996

                                                                                                PRO FORMA           PRO FORMA
                                                                    SNIG(1)      PAC RIM(1)    ADJUSTMENTS          COMBINED
                                                                    -------      ----------    -----------          --------
                                                                                               INC. (DECR)
                                                                     (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

REVENUES:
Net premiums earned. . . . . . . . . . . . . . . . . . . . . .   $   88,648     $   86,488                         $  175,136
Net investment income and capital gains. . . . . . . . . . . .        7,769          8,661           --                16,430
                                                                 ----------     ----------                         ----------
  Total Revenues . . . . . . . . . . . . . . . . . . . . . . .       96,417         95,149                            191,566
EXPENSES:
Claims and claim adjustment expenses, net of reinsurance . . .       55,638         79,890                            135,528
Underwriting and general and administrative expenses . . . . .       33,952         28,223                             62,175
Policyholder dividends . . . . . . . . . . . . . . . . . . . .       (5,927)           (11)                            (5,938)
Goodwill amortization. . . . . . . . . . . . . . . . . . . . .         --             --              277  (a)            277
Interest expense . . . . . . . . . . . . . . . . . . . . . . .        7,527          2,341         (2,341) (b)         10,179
                                                                                                     (621) (c)
                                                                                                    3,273  (d)
                                                                 ----------     ----------        -------          ----------
  TOTAL EXPENSES . . . . . . . . . . . . . . . . . . . . . . .       91,190        110,443            588             202,221
                                                                 ----------     ----------        -------          ----------

Income (loss) before income taxes, preferred securities
 dividends and accretion, discontinued operations,
 extraordinary items, and cumulative effect of change in
 accounting for income taxes . . . . . . . . . . . . . . . . .        5,227        (15,294)          (588)            (10,655)

Income tax expense (benefit) . . . . . . . . . . . . . . . . .        1,597            606           (106) (e)          2,097
                                                                 ----------     ----------        -------          ----------
Income (loss) before preferred securities dividends and
 accretion, discontinued operations, extraordinary items,
 and cumulative effect of change in accounting for income
 taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,630        (15,900)          (482)            (12,752)

Preferred securities dividends and accretion, net of
 income tax benefit. . . . . . . . . . . . . . . . . . . . . .       (1,667)          --             --                (1,667)
                                                                 ----------     ----------        -------          ----------
Net income (loss) from continuing operations . . . . . . . . .   $    1,963     $  (15,900)       $  (482)         $  (14,419)
                                                                 ----------     ----------        -------          ----------
                                                                 ----------     ----------        -------          ----------
Per common share:
Income (loss) from continuing operations . . . . . . . . . . .        $0.40         $(1.67)                            $(1.85)
Weighted average shares outstanding. . . . . . . . . . . . . .    5,315,670      9,528,000                          7,706,108



(1)  Derived from audited financial statements.


See accompanying explanatory notes to pro forma financial statements.


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

     EXPLANATORY NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME


1)   Description of Pro Forma Adjustments

     The following descriptions reference the adjustments as labeled on the pro forma condensed statements of operations for the year ended December 31, 1996:

     (a) Adjustment represents amortization of goodwill on a straight line basis over an estimated 27-year period.

     (b) Adjustment represents the elimination of interest expense on Pac Rim's Convertible Debentures payable as if the redemption of Pac Rim's Convertible Debentures had been effective on January 1, 1996.

     (c) Adjustment represents the elimination of interest expense on the Company's term loan with Imperial Bank as if the repayment of such term loan had been effective on January 1, 1996.

     (d) Adjustment represents the interest expense on the Company's new Term Loan with Chase as if the Term Loan had been effective on January 1, 1996. Interest expense is calculated based upon one month Libor at each month-end plus 100 basis points.

     (e) Adjustment represents the tax effect of pro forma adjustments, excluding goodwill, at an effective tax rate of 34%.

                CERTAIN OTHER ITEMS RELATED TO THE STOCK ISSUANCE

GOVERNMENTAL AND REGULATORY APPROVALS

     Neither the Company nor Pac Rim is aware of any governmental or regulatory approvals required for consummation of the Acquisition, other than compliance with applicable securities laws, the premerger notification requirements of the HSR Act (now completed), and the approval of the DOI under Section 1215 ET SEQ. of the California Insurance Code of both of the Acquisition and the Stock Issuance. Each of the Stock Issuance and the Acquisition is subject to the filing of a Form A with, and approval by, the DOI under Section 1215.2 of the California Insurance Code and Title 10 California Code of Regulations
Section 2683 ET SEQ. Such Form As have been filed, and amended to reflect the revised terms of the Transaction. As of the date of this Proxy Statement, approval has not been obtained. Further, due to the number of shares of Newly Issued Stock to be issued under the Stock Purchase Agreement, shareholder approval is required pursuant to Nasdaq Rule 4460(i)(1)(C)(ii).

FEDERAL INCOME TAX CONSEQUENCES

     Neither the Stock Issuance nor the Acquisition will have any federal, state or local income tax effect on any Company shareholder.

VOTE REQUIRED TO APPROVE THE STOCK ISSUANCE

     Approval of "Proposal No. 1--The Stock Issuance" requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at a meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The holders of the Voting Notes are not entitled to vote on this proposal. Abstentions will have no effect. A condition to the Stock Issuance is that the majority of the outstanding shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of such parties be voted in favor of each of Proposals No. 1, No. 2, No. 4, and No. 5. See "--Terms of the
Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations."

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 1.


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

             PROPOSAL NO. 2--TRANSFER RESTRICTIONS CHARTER AMENDMENT

INTRODUCTION

     The Board of Directors believes the best interests of the Company and its shareholders will be served by adopting provisions (the "Transfer Restrictions") in its articles of incorporation that are designed to restrict, for a period of three years, direct and indirect transfers of the Company's equity securities that could result in the imposition of limitations on the use by the Company, for federal income tax purposes, of NOLs and other tax attributes that are and will be available to the Company, as discussed more fully below.

     Under California law, the affirmative vote of a majority of the outstanding shares of the Common Stock is required for approval of an amendment to the Company's articles of incorporation. The Transfer Restrictions will be adopted as an amendment to the California Articles of Incorporation of the Company if "Proposal No. 3--Reincorporation of the Company in the State of Delaware" is not adopted. If both Proposal No. 2 and Proposal No. 3 are adopted, the Delaware Certificate of Incorporation of the Company will include the Transfer Restrictions as Article Sixth. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ACCOMPANYING ANNEX D, WHICH SETS FORTH THE TRANSFER RESTRICTIONS. Adoption of the Transfer Restrictions is a condition precedent to the consummation of the Stock Purchase Agreement. See "Proposal No. 1--Terms of the Stock Issuance-- Closing Conditions--Conditions to Purchasers' Obligations." The Transfer Restrictions have been approved by the Board of Directors.

     The discussion set forth below is qualified in its entirety by reference to the accompanying ANNEX D.

     THE APPROVAL BY SHAREHOLDERS OF THE TRANSFER RESTRICTIONS WILL CONSTITUTE APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY, OR, SHOULD THE REINCORPORATION PROCEED, TO THE INCLUSION OF THE TRANSFER RESTRICTIONS IN THE CERTIFICATE OF INCORPORATION OF THE COMPANY.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL NO. 2.

     The Board of Directors will have the power to waive the Transfer Restrictions. Such a waiver may be granted in connection with certain proposed financing arrangements for the Company, as described more fully below. Any financing accomplished through the issuance of stock would be likely to result in limitations on the use of the Company's NOLs. The Board of Directors recommends that the Transfer Restrictions be adopted as proposed in order that the Stock Issuance and Acquisition may be completed, without regard to future capital requirements of the Company.

PURPOSE OF THE TRANSFER RESTRICTIONS

     The Transfer Restrictions are designed to restrict direct and indirect transfers of the Company's stock that could result in the imposition of limitations on the use by the Company, for federal income tax purposes, of the NOLs and other tax attributes that are and will be available to the Company, as discussed more fully below.

THE COMPANY'S NOLS AND SECTION 382

     As of December 31, 1996, the Company had available NOLs of $86.1 million to offset taxable income recognized by the Company in periods after December 31, 1996. For federal income tax purposes, these NOLs will expire in material amounts beginning in the year 2006. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating (subject to a relatively minor alternative minimum tax) the federal corporate tax on such income. The maximum federal corporate tax rate is currently 35%.

     The benefit of a company's NOLs can be reduced or eliminated under
Section 382. Section 382 limits the use of losses and other tax benefits by a company that has undergone an "ownership change," as defined in Section 382. Generally, an ownership change occurs if one or more shareholders, each of whom owns 5% or more in value of a company's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company's capital stock are generally treated together as one or more 5 percent shareholders. In addition, certain constructive ownership rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules, described below, can result in the treatment of options (including warrants) as exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a company's capital stock, including any preferred stock that is voting or convertible or otherwise participates in corporate growth.

     Transactions in the public markets among shareholders owning less than 5% of the equity securities are not included in the calculation, but acquisitions by a shareholder causing that person to become a 5% or more shareholder are treated as a 5 percentage point change in ownership, regardless of the size of the purchase that caused the threshold to be exceeded. As examples, if a single shareholder owning 10% of the equity securities of the Company acquired an additional 50% of the equity securities in a three-year period, a change of ownership would occur. Similarly, if ten persons, none of whom owned 5% or more of the equity securities at the beginning of the period, each became an owner of at least 5% of the Company's equity securities within the three-year period, an ownership change would have occurred.

     If an ownership change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other carryovers existing (or "built-in") prior to such ownership change could not exceed the product obtained by multiplying
(i) the aggregate value of the Company's stock immediately prior to the ownership change with certain adjustments by (ii) the federal long-term tax exempt rate (currently 5.25%). The Company would incur corporate income tax on any taxable income during a given year in excess of such limitation. Because the value of the Company's stock, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to state exactly the annual limitation upon the amount of taxable income of the Company that could be offset by such NOLs or other items if an ownership change were to occur on or subsequent to the Closing Date. However, at current values and rates, an ownership change would result in the Company's having available less than $2.6 million of NOLs for each year of the NOLs' remaining life. As the Company's NOLs begin to expire in material amounts in ten years, an ownership change at the current value of the Company's stock would mean that the Company would lose the availability of a very substantial portion of its existing NOLs. To continue the preceding example, a maximum of $26 million in NOLs would be available to the Company over a ten-year period, as opposed to the current $86.1 million. The effect of such an ownership change would be to significantly defer the utilization of the NOLs, cause a substantial portion of the NOLs to expire prior to their use, accelerate the payment of federal income tax, reduce stockholders' equity, and slow the growth of statutory policyholders' surplus. If the Board of Directors determines to waive the Transfer Restrictions and issue additional stock, these adverse effects are likely to occur. The Board of Directors will weigh the potential benefits of any stock issuance against the cost of the limitation on utilization of NOLs before final approval of any stock issuance.

EFFECT OF THE STOCK ISSUANCE

     Approval and consummation of the Stock Issuance increases the risk that the Company will undergo an "ownership change" under Section 382. The significant change in ownership attributable to IP's acquisition of the Newly Issued Stock, together with certain prior changes in ownership that may be counted under
Section 382, may be interpreted to be so large that certain additional changes in ownership occurring during the three-year period following consummation of the Stock Purchase Agreement may be counted for Section 382 purposes and thus may well result in an ownership change within the meaning of that Section. If such an ownership change were to occur, including an ownership change due to any issuance of additional stock, it would result in a limitation on the Company's ability to use its NOLs. Management believes that such a limitation could have a negative impact on the Company's earnings per share and on the market for the Common Stock, and thus should be avoided unless a substantial counterbalancing benefit would accrue to the Company and its shareholders.

STANDSTILL ON EXERCISE OF OUTSTANDING WARRANTS

     The Company believes that, assuming consummation of the Stock Issuance, the exercise of any sizeable portion of the Company's outstanding warrants in the three-year period following the Closing Date may well result in the occurrence of an ownership change. In order to minimize the possibility of an ownership change as a result of a warrant exercise, the Company intends to enter into "standstill" agreements with its warrant holders whereby the warrant holders will agree not to exercise any warrants to purchase Common Stock prior to or during the three-year period in which the Transfer Restrictions are in effect.

     Under certain circumstances, the Treasury regulations issued under
Section 382 would require that "options" (which term includes, by definition, warrants) be counted for change of ownership purposes when issued, not when exercised. The Company believes that there is little risk that its outstanding warrants would currently be deemed "exercised" for purposes of Section 382. Regulations issued in March 1994 provide that an "option" (as defined above to include warrants) will be treated as having been exercised at the time of its issuance for purposes of Section 382 if it meets any one of three tests, each of which will apply only if a "principal purpose" of the issuance, transfer or structuring of the "option" was to avoid or ameliorate the impact of an ownership change under Section 382. At the time the Company's outstanding warrants were sold, Section 382 and the avoidance of an ownership change were so remote to the issues then facing the Company that they played no part in the issuance or structure of the warrants.

DESCRIPTION OF THE TRANSFER RESTRICTIONS

     THE FOLLOWING IS A BRIEF SUMMARY OF THE PROPOSED TRANSFER RESTRICTIONS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PROPOSED TRANSFER RESTRICTIONS. ALL SHAREHOLDERS ARE URGED TO READ THE TRANSFER RESTRICTIONS SET FORTH IN THE ACCOMPANYING ANNEX D HERETO IN THEIR ENTIRETY.

     Upon the Reincorporation and adoption thereby of the SNIG-Delaware Certificate of Incorporation, Article Sixth thereof (or, if Reincorporation does not occur, a similar article in the Company's California Articles of Incorporation) generally will restrict, until three years after the Closing Date, any direct or indirect transfer of "stock" (which term, for purposes of the Transfer Restrictions, includes the Common Stock and any other equity security treated as "stock" under Section 382) of the Company if the effect would be to increase the ownership of stock by any person who during the preceding three-year period owned 4.90% or more of the Company's stock, would otherwise increase the percentage of stock owned by a "5 percent shareholder" (as defined in Section 382, substituting "4.90 percent" for "5 percent"), or otherwise would cause an ownership change of the Company within the meaning of
Section 382. Transfers included under the Transfer Restrictions include sales to persons whose resulting percent ownership would exceed the thresholds discussed above, or to persons whose ownership of shares would by attribution cause another person to exceed such thresholds, as well as sales by persons who exceeded such thresholds prior to the Transfer Restrictions' becoming effective. Numerous rules of attribution, aggregation, and calculation prescribed under the Code (and related regulations) will be applied in determining whether the 4.90% threshold has been met and whether a group of less than 4.90% shareholders will be treated as a "public group" that is a 5 percent shareholder under
Section 382. As a result of these attribution rules, the Transfer Restrictions could result in prohibiting ownership of the Company's stock as a result of a change in the relationship between two or more persons or entities, or a transfer of an interest other than the Company's stock, such as an interest in an entity that, directly or indirectly, owns the Company's stock. The Transfer Restrictions may also apply to proscribe the creation or transfer of certain "options" (which are broadly defined by Section 382) in respect of the Company's stock to the extent, generally, that exercise of the option would result in a proscribed level of ownership.

     Generally, the Transfer Restrictions will be imposed only with respect to the amount of the Company's stock (or options with respect to the Company's stock) purportedly transferred in excess of the threshold established in the Transfer Restrictions. In any event, the restrictions will not prevent a transfer if the purported transferee obtains the approval of the Board of Directors, which approval shall be granted or withheld in the sole and absolute discretion of the Board of Directors, after considering all facts and circumstances including but not limited to future events deemed by the Board of Directors to be reasonably possible. Such approval may be granted to permit a transaction to raise additional capital, at a level likely to result in an ownership change, but the Board of Directors will weigh the risks of a limitation on the use of the NOLs against the need for additional capital before granting such approval.

     The Company believes that, as of the date hereof, the only shareholders that would, or may, be treated under Section 382 as beneficially owning 4.90% or more of the Company's stock are Thomas J. Jamieson and the persons or entities controlling CentreLine, Centre, the Bishop Estate, TJS or The Ravenswood Investment Company. See "Proposal No. 1--Security Ownership of Certain Beneficial Owners and Management after the Stock Issuance." In addition, if the Stock Issuance is approved and consummated, IP Delaware and IP Bermuda will each be a 4.90% or more shareholder on the Closing Date. There may be other shareholders that beneficially own 4.90% or more of the Company's stock, although the Company is not aware of any such shareholders. Except as discussed below (including the discussion of the Board of Directors' power to waive the Transfer Restrictions), the Transfer Restrictions would restrict any other person or entity (or group thereof) from acquiring sufficient stock of the Company to cause such person or entity to become the owner of 4.90% or more of the Company's stock, and would prohibit persons that own over 4.90% of the Company's stock generally from increasing their ownership of the Company's stock, without obtaining the approval of the Board of Directors.

     Assuming adoption of the Transfer Restrictions, all certificates representing the Company's stock, including the Newly Issued Stock and stock issued on a negotiated or other transfer, would bear the following legend: "THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE SIXTH OF THE CERTIFICATE OF INCORPORATION OF SUPERIOR NATIONAL INSURANCE GROUP, INC." or similar legend. The Board of Directors also intends to issue instructions to or make arrangements with the transfer agent of the Company (the "Transfer Agent") to implement the Transfer Restrictions. The Transfer Restrictions provide that the Transfer Agent shall not record any transfer of the Company's stock purportedly transferred in excess of the threshold established in the Transfer Restrictions. The Transfer Agent also has the right, prior to and as a condition to registering any transfers of the Company's stock on the Company's stock transfer records, to request an affidavit from the purported transferee of the stock regarding such purported transferee's actual and constructive ownership of the Company's stock, and if the Transfer Agent does not receive such affidavit or the affidavit evidences that the transfer would violate the Transfer Restrictions, the Transfer Agent is required to notify the Company and not to enter the transfer in the Company's stock transfer records. These provisions may result in the delay or refusal of certain requested transfers of the Company's stock.

     Upon adoption and filing of the Transfer Restrictions, any direct or indirect transfer of stock attempted in violation of the restrictions would be void AB INITIO as to the purported transferee, and the purported transferee would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. Stock acquired in violation of the Transfer Restrictions is referred to as "Excess Stock."

     Excess Stock automatically would be transferred to a trustee for the benefit of a charitable beneficiary designated by the Company, effective as of the close of business on the business day prior to the date of the violative transfer. Any dividends or other distributions paid prior to discovery by the Company that the stock has been transferred to the trustee are treated as held by the purported transferee as agent for the trustee and must be paid to the trustee upon demand, and any dividends or other distributions declared but unpaid after such time shall be paid to the trustee. Votes cast by a purported transferee with respect to Excess Stock prior to the discovery by the Company that the Excess Stock was transferred to the trustee will be rescinded as void and recast in accordance with the desire of the trustee acting for the benefit of the charitable beneficiary. The trustee shall have all rights of ownership of the Excess Stock. As soon as practicable following the receipt of notice from the Company that Excess Stock was transferred to the trustee, the trustee is required to sell such Excess Stock in an arms-length transaction that would not constitute a violation under the Transfer Restrictions. The net proceeds of the sale, after deduction of all costs incurred by the Company, the Transfer Agent, and the trustee, will be distributed first to the violating shareholder in an amount equal to the lesser of such proceeds or the cost incurred by the shareholder to acquire such Excess Stock, and the balance of the proceeds, if any, will be distributed to the charitable beneficiary together with any other distributions with respect to such Excess Stock received by the trustee. If the Excess Stock is sold by the purported transferee, such person will be treated as having sold the Excess Stock as an agent for the trustee, and shall be required to remit all proceeds to the trustee (less, in certain cases, an amount equal to the amount such person otherwise would have been entitled to retain had the trustee sold such shares).

     If the violative transaction results from indirect ownership of stock, the Transfer Restrictions provide a mechanism that is intended to invalidate the ownership of the Company's stock actually owned by the violating shareholder and any persons within such shareholder's control group. Only if such provisions will not be effective to prevent a violation of the Transfer Restrictions will ownership of stock by other persons be invalidated under the Transfer Restrictions.

     The Transfer Restrictions provide that any person who knowingly violates the Transfer Restrictions or any persons in the same control group with such person shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Company's ability to use its NOLs.

     The Transfer Restrictions will not apply to (i) any transfer described in
Section 382(1)(3)(B) of the Code (relating to transfers upon death or divorce and certain gifts) if the transferor held the stock transferred for longer than the entire three-year period preceding the date of the transfer, (ii) any sale of Common Stock by a person who owns more than 4.90% of the outstanding Common Stock on the date of this Proxy Statement if such sale would not result in a net increase in the amount of stock owned by 5 percent shareholders (as determined for purposes of Section 382) during the three-year period ending on the date of such sale, provided such sale would not otherwise be prohibited under the Transfer Restrictions but for such transferor's ownership of stock of the Company, and (iii) any transfer which the Board of Directors has approved in writing, which approval may be given in the sole and absolute discretion of Board of Directors after considering all facts and circumstances, including but not limited to future events the occurrence of which are deemed to be reasonably possible. Such approval may be granted to issue additional stock if the benefits of doing so outweigh the costs of limitations on the availability of the NOLs.

     If the Reincorporation is approved, the Company's Bylaws after the Reincorporation will provide for the Transfer Restrictions and stock certificate legend.

     The Company does not believe that adoption of the Transfer Restrictions will adversely affect the continued listing of the Common Stock on Nasdaq.

ENFORCEABILITY OF THE TRANSFER RESTRICTIONS

     THE COMPANY BELIEVES THE TRANSFER RESTRICTIONS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND ARE REASONABLE, AND THE COMPANY WILL ACT VIGOROUSLY TO ENFORCE THE RESTRICTIONS AGAINST ALL CURRENT AND FUTURE HOLDERS OF THE COMPANY'S STOCK REGARDLESS OF HOW THEY VOTE ON THE TRANSFER RESTRICTIONS. Among other things, the Transfer Restrictions require a shareholder (and any persons in such shareholder's control group) who knowingly violates the Transfer Restrictions to indemnify the Company for any damages suffered as a result of such violation, including damages resulting from a reduction in or elimination of the Company's ability to utilize the NOLs. Even if both of the Transfer Restrictions and the Reincorporation are approved, there can be no assurance that the Transfer Restrictions or portions thereof will be enforceable in Delaware courts. However, the Company believes the Transfer Restrictions are enforceable under Delaware law. If the Reincorporation is approved, the Company will receive an opinion of Delaware Counsel as to the enforceability of the Transfer Restrictions under Delaware law. Because under Delaware law, the Transfer Restrictions are not enforceable against a transferee of shares without knowledge of such restriction unless such restriction is stated on the share certificate, a restrictive legend will be placed on all shares of SNIG-Delaware that are issued to shareholders in exchange for their shares of SNIG-California Common Stock.

     The Company is uncertain as to enforceability of the Transfer Restrictions under California law, although it would vigorously attempt to enforce them should the Reincorporation not occur. For example, the Company would place a restrictive legend on its Common Stock share certificates, similar in text to that used by Delaware corporations, in order to place new shareholders on notice of the Transfer Restrictions. If the Reincorporation is not approved, under California law the Transfer Restrictions are not binding with respect to shares issued prior to the adoption of the Transfer Restrictions unless the holder of the shares voted in favor of the Transfer Restrictions Charter Amendment. In the event the Reincorporation does not occur, for the purpose of determining whether a shareholder is subject to the Transfer Restrictions, the Company intends to take the position that all shares were voted in favor of the Transfer Restrictions Charter Amendment unless the contrary is established to its satisfaction. The Company also intends in certain circumstances to assert the position that shareholders have waived the right to challenge or are estopped from challenging the enforceability of the Transfer Restrictions, regardless of whether they voted in favor of the Transfer Restrictions Charter Amendment.

CONTINUED RISK OF OWNERSHIP CHANGE

     Despite the adoption of the Transfer Restrictions, there still remains a risk that certain changes in relationships among shareholders or other events will cause an "ownership change" of the Company under Section 382.

     The Company believes the Transfer Restrictions are enforceable under Delaware law, and will receive an opinion of counsel as to enforceability at such time as the Reincorporation occurs. However, similar Transfer Restrictions have not been tested in Delaware courts. The Company is uncertain as to enforceability of the Transfer Restrictions in California courts, but would vigorously attempt to enforce them if the Reincorporation does not occur. See "--Enforceability of the Transfer Restrictions," above. Purchases by other shareholders of the Common Stock and other events that occur prior to the Transfer Restrictions' becoming effective can effect the percentage shift in the Company's ownership as determined for purposes of Section 382, and any such acquisition could increase the likelihood that the Company will experience an ownership change if such shift, coupled with the consummation of the Stock Issuance, causes the ownership of 5 percent shareholders of the Company to increase. There can be no assurance that all holders of warrants will enter into standstill agreements acceptable to the Company. There also can be no assurance, in the event transfers in violation of the Transfer Restrictions are attempted, that the IRS will not assert that such transfers have federal income tax significance notwithstanding the Transfer Restrictions.

BOARD POWER TO WAIVE TRANSFER RESTRICTIONS

     The Board of Directors has the discretion to approve a transfer of stock that would otherwise violate the Transfer Restrictions. If the Board of Directors decides to permit a transfer that would otherwise violate the Transfer Restrictions, that transfer or later transfers may result in an ownership change that would limit the use of the Company's NOLs. The Board of Directors would only permit such an attempted transfer after making the determination that it is in the best interests of the Company, after consideration of the risk that an ownership change might occur and any other factors that the Board deems relevant (including possible future events).

     The Board of Directors may grant such a waiver in order to raise additional capital in 1997. On February 4, 1997, the Company announced the signing of a non-binding letter of intent to complete a private placement of Common Stock with IP of up to $32.5 million, at a price of $11.775 per share, and to issue rights to purchase Common Stock to shareholders and warrant holders of record as of the close of business on February 4, 1997 in order to raise a matching amount of capital of up to $32.5 million, in which rights offering IP would act as standby purchaser. The letter of intent contemplated that the funds would be used by the Company to participate in the rehabilitation of Golden Eagle Insurance Company. However, after the Company determined it would not participate in the rehabilitation, it requested that IP keep the letter of intent in place should the Company desire to raise additional capital following the closing of the Pac Rim transaction, so as to provide the Company added financing flexibility. Additional capital could help the Company better compete in the turbulent market in California for provision of workers' compensation insurance, better position the Company with respect to review by insurance rating agencies, and permit growth in premium volume. The Board of Directors has yet to determine the additional capital needs of the Company, if any, and may delay any transaction to better gauge the business opportunities generated by the Pac Rim transaction and the reaction of rating agencies to the combination of the companies. Before proceeding with any transaction with IP under the letter of intent, the Board of Directors will consult with financial advisors as to fairness and, if necessary, based upon the number of shares to be issued and other factors, will seek shareholder approval to issue additional stock. To the extent consistent with the fiduciary duties of the


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Board of Directors, the Company has indicated to IP that it would offer IP the first opportunity to provide additional capital under the terms of the letter of intent, should the need for additional capital arise. The issuance of rights to purchase Common Stock, if it occurs, would be subject to registration with the SEC under the Securities Act of 1933, as amended. Any offering of rights, if made, would be made only by means of a prospectus. Prior to granting formal approval to issue additional stock to IP and make a rights offering, the Board of Directors will consider the adverse effects that an ownership change would have on the Company's ability to utilize its NOLs and will measure such adverse effects against the foreseeable benefits of raising additional capital. The Board of Directors will consult with the Company's management and independent financial advisors as to these factors before formally approving any waiver of the Transfer Restrictions in connection with the raising of additional capital, whether by sale of stock to IP combined with a rights offering, or otherwise.

     As a result of the foregoing, the Transfer Restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above on the use of tax attributes of the Company.

ANTITAKEOVER EFFECT

     Because some corporate takeovers occur through the acquiror's purchase, in the public market or otherwise, of sufficient stock to give it control of a company, any provision that restricts the transferability of shares can have the effect of preventing such a takeover. The Transfer Restrictions therefore may be deemed to have an "antitakeover" effect because they will restrict, for up to three years following the Closing Date, the ability of a person or entity or group thereof from accumulating an aggregate of 4.90% or more of the Company's Common Stock or Voting Notes and the ability of persons, entities or groups now owning 4.90% or more of the Company's Common Stock or Voting Notes from acquiring additional securities. The Transfer Restrictions would discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

     The indirect "antitakeover" effect of the Transfer Restrictions is not the reason for the Transfer Restrictions. The Board of Directors considers the Transfer Restrictions to be reasonable and in the best interests of the Company and its shareholders because the Transfer Restrictions reduce certain of the risks that the Company will be unable to utilize its available NOLs. In the opinion of the Board of Directors, the fundamental importance to the Company's shareholders of maintaining the availability of the NOLs to the Company is a more significant consideration than the indirect "antitakeover" effect the Transfer Restrictions may have.

POSSIBLE EFFECT ON LIQUIDITY

     The Transfer Restrictions will restrict a shareholder's ability to acquire, directly or indirectly, additional stock of the Company in excess of the specified limitations. Furthermore, a shareholder's ability to dispose of his stock of the Company (or any other stock of the Company such shareholder may acquire) may be restricted as a result of the Transfer Restrictions, and a shareholder's ownership of stock of the Company may become subject to the Transfer Restrictions upon the actions taken by related persons. Upon completion the Reincorporation, the Company's shareholders will exchange their certificates in the Company for new certificates of SNIG-Delaware bearing the legend reflecting the Transfer Restrictions. If the Reincorporation is not approved, the Company would impose a similar legend on certificates representing newly issued or transferred shares. Either type of legend may result in a decreased valuation of the Common Stock due to the resulting restrictions on transfers to persons directly or indirectly owning or seeking to acquire a significant block of the Common Stock.

VOTE REQUIRED TO APPROVE THE TRANSFER RESTRICTIONS CHARTER AMENDMENT

     Approval of "Proposal No. 2--Transfer Restrictions Charter Amendment" requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The holders of the Voting Notes are not entitled to vote on this proposal. Abstentions will have the effect of a negative vote. A condition to the Stock Issuance is that the majority of the outstanding shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of such parties vote in favor of each of Proposals No. 1, No. 2, No. 4, and No. 5. See "Proposal No. 1--Terms of the Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations."


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

     Shareholders should be aware that a vote in favor of the Transfer Restrictions Charter Amendment may result in a waiver of the shareholder's ability to contest the enforceability of the Transfer Restrictions. Consequently, all shareholders should carefully consider this in determining whether to vote in favor of the Transfer Restrictions. The Company intends to enforce vigorously the Transfer Restrictions against all current and future holders of its stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2. AN ABSTENTION WILL BE COUNTED AS A VOTE AGAINST THE PROPOSAL.


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     PROPOSAL NO. 3--REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE

INTRODUCTION

     The Board of Directors believes the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation"). Delaware has been a leading jurisdiction in adopting, constructing, and implementing comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations, including the need to attract and retain qualified independent directors. Further, the Company believes it is more likely to be able to enforce the Transfer Restrictions and preserve its NOLs if the Company proceeds with a reincorporation in Delaware. See "Proposal No. 2--Enforceability of the Transfer Restrictions." Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related annexes, before voting on this proposal.

     Throughout this Proxy Statement, the term "SNIG-California" refers to Superior National Insurance Group, Inc., a California corporation, and the term "SNIG-Delaware" refers to Superior National Insurance Group, Inc., a new Delaware corporation to be formed as a wholly owned subsidiary of SNIG-California, which is the proposed successor of SNIG-California pursuant to the Reincorporation.

     The Reincorporation will be effected by merging SNIG-California into SNIG-Delaware (the "Reincorporation Merger"), which subsidiary will be incorporated for this purpose pursuant to an Agreement of Plan and Merger (the "Reincorporation Merger Agreement") accompanying this Proxy Statement as
ANNEX E. Upon consummation of the Reincorporation Merger, SNIG-California will cease to exist and SNIG-Delaware will continue to operate the business of the Company under the name Superior National Insurance Group, Inc. It is anticipated that the Reincorporation Merger, and thus the Reincorporation, will become effective (the "Effective Date") in December 1996 or early 1997, immediately prior to the Acquisition. The Reincorporation may, pursuant to the terms of the Reincorporation Merger Agreement, be abandoned at the discretion of the Board of Directors if circumstances make it inadvisable to proceed or if the Company does not proceed with the Stock Issuance or the Acquisition.

     If the Reincorporation is approved by the Company's shareholders, upon the Effective Date, (i) each outstanding share of SNIG-California Common Stock, no par value, will be converted into one share of SNIG-Delaware Common Stock, $0.01 par value; and (ii) each outstanding restricted stock grant and option to purchase SNIG-California Common Stock, including options under SNIG-California's 1986 Non-Statutory Stock Option and Non-Statutory Stock Purchase Plan and options and restricted stock grants under SNIG-California's 1995 Stock Incentive Plan, and each outstanding warrant to purchase SNIG-California Common Stock will be automatically assumed by SNIG-Delaware and will represent an option or warrant to acquire an equal number of shares of SNIG-Delaware Common Stock, $0.01 par value. If the Reincorporation occurs, the Newly Issued Stock will be stock in SNIG-Delaware.

     Under California law, the affirmative vote of a majority of the outstanding shares of the Common Stock is required for approval of the Reincorporation Merger Agreement and the other terms of the Reincorporation. The Reincorporation has been approved by SNIG-California's Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL
NO. 3.

     The discussion set forth below is qualified in its entirety by reference to the Reincorporation Merger Agreement, the Certificate of Incorporation of SNIG-Delaware (the "Certificate of Incorporation"), and the Bylaws of SNIG-Delaware, copies of which accompany this Proxy Statement as ANNEX E, ANNEX F, and ANNEX G, respectively. Persons who own shares of capital stock in a corporation are referred to as "shareholders" under California law and as "stockholders" under Delaware law. Both terms are used where appropriate in the following discussion.

     THE APPROVAL BY SHAREHOLDERS OF THE REINCORPORATION REQUESTED HEREBY WILL ALSO CONSTITUTE APPROVAL OF THE REINCORPORATION MERGER AGREEMENT ACCOMPANYING THIS PROXY STATEMENT AS ANNEX E, THE CERTIFICATE OF INCORPORATION OF SNIG-DELAWARE ACCOMPANYING THIS PROXY STATEMENT AS ANNEX F, AND THE BYLAWS OF SNIG-DELAWARE ATTACHED HERETO AS ANNEX G.


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

PRINCIPAL REASONS FOR THE REINCORPORATION

     For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, constructing, and implementing comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations. Many publicly and privately-held corporations initially choose Delaware for their state of incorporation or subsequently change their corporate domiciles to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have thereby developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. On the other hand, California adopted a new General Corporation Law, effective January 1, 1977, many provisions of which have yet to be interpreted by the courts. Further, the ballot initiative process in California has generated unpredictability as to the future applicability of laws related to director and officer liability. If developments in California law tend to increase liability, it would become more difficult for the Company to attract and retain qualified directors. Consequently, reincorporation in Delaware will provide greater predictability with respect to the Company's corporate legal affairs.

     In addition, the Company seeks to adopt the Transfer Restrictions as part of a Certificate of Incorporation in Delaware. The adoption of Transfer Restrictions is a condition to the Stock Issuance. The Company believes it is more likely to be able to enforce the Transfer Restrictions in an effective manner and preserve its NOLs if the Company proceeds with a reincorporation in Delaware. See "Proposal No. 2--Enforceability of the Transfer Restrictions."

ANTITAKEOVER IMPLICATIONS

     Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of its corporate charter, bylaws or otherwise that are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation is not being proposed in order to prevent such a change in control, nor is it in response to any known attempt to acquire majority share ownership or board representation. The Transfer Restrictions may, incidentally, for a three-year period, have an antitakeover effect. See "Proposal No. 2--Antitakeover Effect."

     In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated, and will continue to evaluate, the Company's vulnerability to potential unsolicited bidders, taking into consideration in the future the adoption of certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies may include, but are not limited to, the adoption of a shareholder rights plan, severance agreements for management and key employees that become effective upon a change in control of the Company, and the issuance of preferred stock, the rights and preferences of which are determined by the Board of Directors. Although some of these strategies are permitted under current California law, reincorporation in Delaware may ultimately have antitakeover effects because there is substantial judicial precedent in the Delaware courts as to the legal principles applicable to these defensive measures and as to the assessment of the conduct of boards of directors under the business judgment rule with respect to unsolicited takeover attempts. The Company does not anticipate any current antitakeover implications and does not intend to adopt such strategies.

     Certain effects of the Reincorporation may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law ("Section 203") restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. Corporations may opt out of the provisions of Section 203 and thus decline its potential antitakeover protection; however, the Company does not intend to do so. See "--Significant Differences Between the Corporation Laws of California and Delaware--Stockholder Approval of Certain Business Combinations," below.


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

     In addition, certain changes to the relative rights of stockholders and management that have antitakeover implications may be implemented under Delaware law, although, except as otherwise described in this Proxy Statement, the Board of Directors does not currently plan to implement any of these changes. Changes that the Board does not currently plan to implement include the establishment of a staggered board of directors, the elimination of the right of stockholders controlling at least ten percent (10%) of the voting shares to call a special meeting of stockholders, and the elimination of cumulative voting rights of the Company's stockholders for election of directors. For a discussion of these and other differences between the laws of California and Delaware, see "-- Significant Differences Between the Corporation Laws of California and Delaware," below.

POSSIBLE DISADVANTAGES

     Despite the unanimous belief of the Board of Directors that the Reincorporation is in the best interests of the Company and its shareholders, some shareholders may find the proposal disadvantageous. For example, Delaware law has been criticized by some on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states. For a comparison of shareholders' rights and the powers of management under Delaware and California law, see "--Significant Differences Between the Corporation Laws of California and Delaware."

     The Board of Directors has considered these potential disadvantages and has concluded that the potential benefits of the Reincorporation outweigh the possible disadvantages.

NO CHANGE IN THE NAME, BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE PLANS, OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

     The Reincorporation will change only the legal domicile of the Company and cause other changes of a legal nature, certain of which are described in this Proxy Statement. THE REINCORPORATION IN ITSELF WILL NOT RESULT IN ANY CHANGE IN THE NAME, BUSINESS, MANAGEMENT, FISCAL YEAR, ASSETS OR LIABILITIES, OR LOCATION OF THE PRINCIPAL FACILITIES OF THE COMPANY. Certain changes to the Company that would occur as a result of the Stock Issuance and the Acquisition would take place without regard to the Reincorporation. The nine current directors of SNIG-California will continue as the directors of SNIG-Delaware if elected at the Annual Meeting and if two additional directors are elected at the Annual Meeting, they will serve as directors of SNIG-Delaware. All employee benefit and stock option plans of SNIG-California will be continued by SNIG-Delaware, and each option or right to purchase SNIG-California Common Stock issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of SNIG-Delaware Common Stock, at the same price per share, upon the same terms, and subject to the same conditions, as set forth in such plans. SHAREHOLDERS SHOULD NOTE THAT APPROVAL OF THE REINCORPORATION WILL ALSO CONSTITUTE APPROVAL OF THE ASSUMPTION OF THESE PLANS BY SNIG-DELAWARE. SNIG-California's other employee benefit arrangements will also be continued by SNIG-Delaware, upon the terms, and subject to the conditions, currently in effect. SNIG-Delaware, however, will reserve the right currently available to SNIG-California to revoke, replace or amend its employee welfare or benefit plans or policies from time to time.

THE CHARTER AND BYLAWS OF SNIG-CALIFORNIA AND SNIG-DELAWARE

     The provisions of the SNIG-Delaware Certificate of Incorporation accompanying this Proxy Statement as ANNEX F and Bylaws accompanying this Proxy Statement as ANNEX G, which will be in effect immediately following the Reincorporation, are similar to those of the SNIG-California Articles of Incorporation and Bylaws in most respects except that the Transfer Restrictions would be included if Proposal No. 2 is approved. The material differences between the SNIG-California Articles of Incorporation and Bylaws and the SNIG-Delaware Certificate of Incorporation and Bylaws, respectively, are described below. AS NOTED ABOVE, APPROVAL OF THE REINCORPORATION WILL BE DEEMED TO BE APPROVAL OF THE SNIG-DELAWARE CERTIFICATE OF INCORPORATION AND BYLAWS.

     Delaware law permits the implementation of certain provisions in a corporation's certificate of incorporation or bylaws that would alter some of the rights of shareholders and the powers of management permitted by California law. Although the Board of Directors of SNIG-California has no current plan to implement several of these provisions, certain changes will be deemed approved by approval of the Reincorporation and further changes could be implemented in the future by amendment of the Certificate of Incorporation or Bylaws of SNIG-Delaware pursuant to stockholder approval and by amendment of the Bylaws of SNIG-Delaware by the Board of Directors without stockholder approval. For a discussion of such changes, see the discussion below and "--Significant Differences Between the Corporation Laws of California and Delaware." The discussion of the Certificate of Incorporation and Bylaws of SNIG-Delaware is qualified in its entirety by reference to ANNEX F and ANNEX G hereto, respectively.

COMPARISON OF THE CHARTERS OF SNIG-CALIFORNIA AND SNIG-DELAWARE

     AUTHORIZED STOCK. The Articles of Incorporation, as amended to date, of SNIG-California (the "Articles of Incorporation") currently authorize 25,000,000 shares of no-par value Common Stock.

     The Certificate of Incorporation of SNIG-Delaware authorizes a single class of 25,000,000 shares of Common Stock, $.01 par value.

     CHANGE IN NUMBER OF DIRECTORS. Under Delaware law, the authorized number of directors may be fixed by, or fixed in the manner provided in, the Bylaws. The authorized number of directors may be changed by resolution of the board of directors if permitted by the Certificate of Incorporation or Bylaws. If the Certificate of Incorporation fixes the number of directors, any change in the authorized number of directors must be made by an amendment to the Certificate of Incorporation, requiring a stockholder vote. Under California law, the directors can change the authorized number of directors if the shareholders have adopted a provision in the articles of incorporation or bylaws permitting the directors to fix their number, but only within the bounds of stated minimum and maximum numbers that have been approved by the shareholders. The Bylaws of SNIG-California currently provide for nine directors and require the vote of the shareholders (including the holders of the Voting Notes voting as a separate class) to change that number. The Certificate of Incorporation and Bylaws of SNIG-Delaware would fix the number of directors at nine if Proposal No. 4 is not adopted, or at eleven if Proposal No. 4 is adopted. The provision in the Bylaws of SNIG-California requiring a shareholder vote (including among them the holders of the Voting Notes voting as a separate class) to change the number of authorized directors will be retained in the Certificate of Incorporation and Bylaws of SNIG-Delaware.

     If the Reincorporation is approved, the nine directors of SNIG-California will serve as directors of SNIG-Delaware. If Proposal No. 4 is adopted at the Annual Meeting, the shareholders present at the meeting (in person or by proxy) will immediately vote to fill the two vacancies. See "Proposal No. 5--Election of Directors."

     INDEMNIFICATION AND LIMITATION OF LIABILITY. Under Delaware law, Delaware corporations are permitted to adopt a provision in their certificates of incorporation reducing or eliminating the liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). California has adopted a similar provision, which is included in SNIG-California's current Articles of Incorporation. SNIG-Delaware will adopt such a provision as part of its Certificate of Incorporation.

     The Delaware General Assembly adopted an amendment to the Delaware General Corporation Law to add Section 102(b)(7), upon the recommendation of the Delaware Bar Association, in response to changes in the market for directors' liability insurance, resulting from significant increases in the number and magnitude of lawsuits against directors and the difficulty of obtaining such insurance on traditional terms, or on any terms at all. The General Assembly considered this development a threat to the quality and stability of the governance of Delaware corporations because of the unwillingness of directors to serve without the protections traditionally available to them against claims arising out of their services and of the deterrent effect on entrepreneurial decision-making by directors who do serve. Article Eleventh of the Certificate of Incorporation of SNIG-Delaware contains the limitation on director liability permitted by Section 102(b)(7).

     Article Eleventh eliminates director liability to SNIG-Delaware or its stockholders for monetary damages arising out of a director's breach of his fiduciary duties, including the duty of care. The duty of care


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

refers to the fiduciary duty of a director to be sufficiently diligent and careful in considering a transaction or taking or refusing to take some corporate action. A breach of the duty of care by a director may give rise to liability for monetary damages caused to SNIG-Delaware or its stockholders. Liability for a breach of the duty of care arises when directors have failed to exercise sufficient care in reaching decisions or otherwise attending to their responsibilities as directors. Article Eleventh of the Certificate of Incorporation of SNIG-Delaware does not eliminate the duty of care; it only eliminates monetary damage awards occasioned by a breach of that duty. Thus, if the Reincorporation is approved and SNIG-California is merged with and into SNIG-Delaware, a breach of the duty of care would remain a valid basis for a suit seeking to stop a proposed transaction from occurring. After the transaction has occurred, however, the stockholders would no longer have a claim against directors for monetary damages based on the breach of the duty of care, even if that breach involved gross negligence on the part of the directors. See also "--Significant Differences Between the Corporation Laws of California and Delaware--Indemnification and Limitation of Liability."

     The Certificate of Incorporation of SNIG-Delaware does not limit or eliminate liability based on the following types of claims:

     1. Liability based on a breach of the director's duty of loyalty to SNIG-Delaware or its stockholders;

     2. Liability based on the payment of an improper dividend or an improper repurchase of SNIG-Delaware's stock under Section 174 of the Delaware General Corporation Law;

     3. Liability for actions or failures to act which the director knew were in violation of law;

     4.   Liability arising out of intentional misconduct by the director;

     5. Liability arising out of any transaction pursuant to which the director received some improper personal benefit; and

     6. Liability for actions taken or failures to act by the director not in good faith.

     Article Eleventh of the Certificate of Incorporation of SNIG-Delaware further provides that any repeal or modification of Article Eleventh by SNIG-Delaware stockholders will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

     The Company is not aware of any pending or threatened claim that would be covered by Article Eleventh, nor has there been any litigation in the recent past that would have been affected had Article Eleventh been in place at the time of the conduct referred to in such litigation.

     The Board of Directors believes that Article Eleventh of the Certificate of Incorporation is in the best interests of SNIG-Delaware and its stockholders because it maintains SNIG-Delaware's ability to attract and retain qualified individuals to serve as directors of SNIG-Delaware by assuring directors (and potential directors) that their good faith decisions will not be second-guessed by a court evaluating decisions with the benefit of hindsight.
Article Eleventh, however, limits the remedies available to stockholders dissatisfied with a Board of Directors decision that is protected by such Article Eleventh. Directors will not be liable to the Company or its stockholders for business decisions made in good faith, including decisions made in connection with attempts to acquire SNIG-Delaware, even if such decisions involve gross negligence on the part of the directors. In any such case, the stockholders' only remedy would be to sue to stop the completion of the Board of Directors' action. In many situations, this remedy may not be effective due to prior completion of the Board of Directors' action.

     The Board of Directors believes that the diligence exercised by directors stems primarily from their desire to act in the best interests of the Company, and not from a fear of monetary damage awards. Consequently, the Board of Directors believes that the level of scrutiny and care exercised by directors will not be lessened by the adoption of Article Eleventh of the Certificate of Incorporation.


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

     LOANS TO OFFICERS AND EMPLOYEES. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. Under Delaware law, a corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Pursuant to the SNIG-Delaware Bylaws and in accordance with Delaware law, SNIG-Delaware may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

     VOTING BY BALLOT. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. SNIG-California's Bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands vote by ballot, in which case such vote must be by ballot. Under Delaware law, the need to vote by written ballot may be restricted if so provided in the certificate of incorporation. Article Ninth of the Certificate of Incorporation of SNIG-Delaware provides that elections of directors need not be by written ballot unless the Bylaws provide for written ballot. The Bylaws of SNIG-Delaware do not currently provide for election of directors by written ballot. It may be more difficult for a stockholder to contest the outcome of a vote which has not been conducted by written ballot.

     STOCKHOLDER MEETINGS AND WRITTEN CONSENTS. The proposed Bylaws of SNIG-Delaware contain two provisions that do not have equivalents in the Bylaws of SNIG-California, but that the Board of Directors believes will be more conducive to the conduct of business at stockholder meetings and with respect to the solicitation of stockholder written consents. The first such provision is a requirement that prior notice be given of nominations to the Board of Directors or matters to be voted upon at stockholder meetings. In the case of annual meetings, a timely notice must be delivered between ninety and seventy days prior to the anniversary of the previous year's annual meeting. In the case of special meetings, timely notice must be delivered between ninety days prior to and the later of the seventieth day prior to or the tenth day after public announcement of the date of the special meeting. The second provision governs the establishment of a record date for the solicitation of written consents and limits the period of time in which consents may be delivered to sixty days from the date of the earliest dated consent. Shareholders are urged to carefully review Sections 1.8 and 1.9 of the Proposed SNIG-Delaware Bylaws, accompanying this Proxy Statement as ANNEX G, before voting on this Proposal No. 3.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     The General Corporation Laws of California and Delaware differ in many respects. It is not practical to describe all the differences in this Proxy Statement, but the principal differences that could materially affect the rights of shareholders are discussed below.

     SIZE OF THE BOARD OF DIRECTORS. Under California law, although changes in the number of directors must in general be approved by a majority of the outstanding shares, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Delaware law permits the board of directors alone to change the authorized number, or the range, of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The Certificate of Incorporation and Bylaws of SNIG-Delaware provide, consistent with the Bylaws of SNIG-California, that the size of the Board may be changed only with the approval of the stockholders, including holders of the Voting Notes voting as a separate class. If the Reincorporation is approved, the nine directors of SNIG-California who are elected at the Annual Meeting will continue as directors of SNIG-Delaware after the Reincorporation is consummated. If Proposal No. 4 is adopted at the Annual Meeting, the


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shareholders present at the meeting (in person or by proxy) will immediately vote to fill the two vacancies.  See "Proposal No. 5--Election of Directors."

     CUMULATIVE VOTING. Generally, under California law, if any shareholder has given notice of his intention to cumulate votes for the election of directors, he and any other shareholder of the corporation are entitled to cumulate his or her votes at such election. Delaware law permits, but does not require, cumulative voting in the election of directors. The Certificate of Incorporation of SNIG-Delaware will permit cumulative voting. The Bylaws of SNIG-California also permit cumulative voting.

     CLASSIFIED BOARD OF DIRECTORS. A classified board is one to which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors, and thus a potential change in control of a corporation, a lengthier and more difficult process. Under California law, California corporations meeting certain qualifications may amend their articles of incorporation to provide for a classified board, but for corporations not so qualified directors must be elected annually and a classified board is not permitted. Delaware law permits, but does not require, a classified board of directors for all corporations, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. SNIG-California does not have a classified board of directors and the Certificate of Incorporation and Bylaws of SNIG-Delaware do not provide for a classified board. The establishment of a classified board following the Reincorporation would require the approval of the stockholders of SNIG-Delaware.

     POWER TO CALL SPECIAL STOCKHOLDERS' MEETINGS; ADVANCE NOTICE OF STOCKHOLDER BUSINESS AND NOMINEES. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than ten (10%) percent of the votes at such meeting, and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of SNIG-Delaware establish the right of stockholders or corporate officers to call a special meeting of stockholders consistent with the Bylaws of SNIG-California. However, the Board of Directors could in the future approve the elimination of such right. Such a limitation in stockholders' ability to call special meetings could make it more difficult for stockholders to initiate action that is opposed by the Board of Directors. Such action on the part of stockholders could include the removal of an incumbent director, the election of a stockholder nominee as a director, or the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the Board of Directors with respect to unsolicited takeover bids. In addition, Section 1.8 of the SNIG-Delaware Bylaws requires timely advance notice in proper written form of stockholder nominees for election as director or of stockholder business to be brought before a meeting. The ability of the Board of Directors under Delaware law to limit or eliminate the right of stockholders to initiate action at stockholder meetings may make it more difficult to change the then-existing Board of Directors and management.

     ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS.   Under California and Delaware
law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Delaware law permits a corporation to eliminate the ability of stockholders to act by written consent in its certificate of incorporation. Elimination of the ability of stockholders to act by written consent could lengthen the amount of time required to take stockholder actions because certain actions by written consent are not subject to the minimum notice requirement of a stockholders' meeting. The elimination of the ability of stockholders to act by written consent, however, would deter hostile takeover attempts. Without the ability of stockholders to act by written consent, a holder or group of holders controlling a majority in interest of SNIG-Delaware's capital stock wishing to amend SNIG-Delaware's Bylaws or remove directors would have to call a stockholders' meeting and wait the notice periods determined by the Board of Directors pursuant to SNIG-Delaware's Bylaws prior to taking any such action. The Certificate of Incorporation and Bylaws of SNIG-Delaware permit actions by written consent of stockholders. The SNIG-Delaware Bylaws, however, in Section 1.9, limit the period of time in which written consents may be delivered to a period of sixty days from the earliest dated consent.

     STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate


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takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203, certain "business combinations" by Delaware corporations with "interested stockholders" are subject to a three-year moratorium unless specified conditions are met. Under
Section 1203 of the California General Corporation Law, certain business combinations with a majority shareholder are subject to specified conditions, but there is no equivalent provision to Section 203, which addresses business combinations with a significant but not majority stockholder.

     Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an interested stockholder. With certain exceptions, an "interested stockholder" is a person or group who or that owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guaranties, pledges, or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction that resulted in the person's becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) at or after such time the person becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66-2/3%) of the voting stock not owned by the interested stockholder.

     Section 203 only applies to Delaware corporations that have a class of voting stock that is listed on a national securities exchange, is authorized for quotation on Nasdaq, or is held of record by more than 2,000 stockholders.
Section 203 would apply to SNIG-Delaware immediately as SNIG-Delaware is expected to be authorized for quotation on Nasdaq. A Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by the affirmative vote of a majority of the shares entitled to vote and may not be further amended by the board of directors. SNIG-Delaware does not intend to opt out of the terms of Section 203.

     The constitutionality of Section 203 is challenged from time to time in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. The Company believes that so long as the constitutionality of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with the Board of Directors. Section 203 also has the effect of limiting the ability of a potential acquiror to make a two-tiered bid for SNIG-Delaware, in which not all stockholders would be treated equally. Shareholders should note that the application of Section 203 to SNIG-Delaware will confer upon the Board the power to reject a proposed business combination, even though a potential acquiror may be offering a substantial


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premium for SNIG-Delaware's shares over the then-current market price.
Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions. See also "--Stockholder Voting," below.

     REMOVAL OF DIRECTORS. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation that has cumulative voting, as SNIG-Delaware will, if less than the entire board is to be removed, a director may not be removed without cause if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Certificate of Incorporation and Bylaws of SNIG-Delaware provide for cumulative voting but do not provide for a classified board of directors, like the Articles of Incorporation and Bylaws of SNIG-California.

     FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if the board is so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. SNIG-California's Articles of Incorporation and Bylaws do not permit directors to fill vacancies created by removal of a director. Under Delaware law, vacancies and newly-created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws (and unless the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy). The Bylaws of SNIG-Delaware provide, as do the Bylaws of SNIG-California, that only the stockholders may fill a vacancy created by the removal of a director by the stockholders.

     INDEMNIFICATION AND LIMITATION OF LIABILITY. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees, and other agents. The laws of both states also permit corporations to adopt a provision in their charters eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states with respect to indemnification and limitation of liability.

     The Articles of Incorporation of SNIG-California eliminate the liability of directors to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guaranties.

     The Certificate of Incorporation of SNIG-Delaware likewise eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for:
(a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; and (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions may not limit a director's liability for violation of, or otherwise relieve SNIG-


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Delaware or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

     Indemnification is permitted by Delaware law only for acts taken in good faith and believed to be in or not opposed to the best interests of the corporation and its stockholders (or in the case of a criminal proceeding, if the accused had no reasonable cause to believe the conduct was unlawful), as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the stockholders (excluding shares owned by the indemnified party), or the court handling the action.

     California corporations may include in their charter a provision that extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The Bylaws of SNIG-California include a provision authorizing the Company to indemnify the directors and officers of the Company to the fullest extent permissible under California law.

     A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws of SNIG-Delaware includes a provision providing that the Company shall indemnify the directors of the Company to the fullest extent permissible under Delaware law. The Company will in addition be bound under existing indemnification agreements with the officers and directors of Pac Rim under the terms of the Acquisition Agreement, and by indemnification provisions in existing Pac Rim employment agreements.

     California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits OR OTHERWISE). Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation (or in the case of a criminal proceeding, if the accused had no reasonable cause to believe the conduct was unlawful). Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation.

     INSPECTION OF SHAREHOLDERS LIST. Both California and Delaware law allow any shareholder to inspect and copy the shareholders list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholders list by persons holding an aggregate of 5% or more of a corporation's voting shares, or shareholders holding an aggregate of 1% or more of such shares who have filed a Schedule 14B with the SEC relating to the solicitation of proxies for the election of directors. This provision has not been updated to reflect the recent elimination of Schedule 14B. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the Certificate of Incorporation or Bylaws of SNIG-Delaware. Restricted access to stockholder records, even access that is unrelated to the stockholder's interests as a stockholder, could result in impairment of the stockholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company.


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     DIVIDENDS AND REPURCHASES OF SHARES.  California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

     Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

     Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     STOCKHOLDER VOTING. Both California and Delaware law generally require that a majority of the shareholders of both the acquiring and target corporations must approve merger transactions. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation,
(b) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no securities convertible into such stock are to be issued under the plan of merger or the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

     HOLDING COMPANY REORGANIZATION. A new Section 251(g) has been added to the Delaware General Corporation Law permitting a Delaware corporation to reorganize as a holding company without stockholder approval. As SNIG-Delaware is already a holding company, it is unlikely this provision would ever be applied to it. The reorganization contemplated by the statute is accomplished by merging the subject corporation with or into a direct or indirect wholly owned subsidiary of the corporation and converting the stock of the corporation into stock of another direct or indirect wholly owned subsidiary of the corporation, which would be the new holding company. The statute eliminates the requirement for a stockholder vote on such a merger but contains several provisions designed to ensure that the rights of stockholders are not changed by or as a result of the merger, except and to the extent that such rights could be changed without stockholder approval under existing law.

     Thus, the resulting holding company must be a Delaware corporation and have the same certificate of incorporation (except for provisions that could have been amended or deleted without stockholder approval), bylaws, and directors that the corporation had prior to the reorganization. The corporation or its successor must, as a result of the reorganization, become a direct or indirect wholly owned subsidiary of the holding company and must retain the same certificate of incorporation and bylaws that the corporation had prior to the reorganization (except that the capitalization may be reduced and except for the addition of the provision described in the next sentence). To ensure that the voting rights of the stockholders of the corporation are not changed or evaded as a result of the reorganization, the statute requires that the certificate of incorporation of the corporation provide that any extraordinary transactions involving the corporation be approved by the stockholders of the holding company by the same vote required of the stockholders of the corporation under the General Corporation Law and/or by the


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corporation's certificate of incorporation.  To ensure that any restrictions on stockholders of the corporation imposed by Section 203, or any exemption from such restrictions, remain unaffected by a holding company reorganization, the statute further provides that the provisions of Section 203 will apply to persons who are stockholders of the holding company immediately after the effectiveness of a holding company reorganization to the same extent that they applied to stockholders of the corporation immediately prior to the reorganization. In order for no stockholder vote to be required, a holding company reorganization must be tax-free for federal income tax purposes to stockholders of the corporation. Appraisal rights are not available to stockholders in a merger that qualifies as a holding company reorganization.

     STOCKHOLDER APPROVAL OF OTHER REORGANIZATIONS. With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority vote of each class of shares outstanding. By contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. Should the Company reincorporate in Delaware and should the Company authorize and issue shares of a new class of capital stock, the holders thereof would vote with the holders of the previously outstanding capital stock on proposals not adversely affecting a particular class. In such event the holders of the previously outstanding capital stock, if in the minority, would be unable to control the outcome of a vote, and, if in the majority, would be able to control the outcome of such a vote.

     Both California and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

     California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances
Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the stockholders are not treated equally. See "-- Stockholder Approval of Certain Business Combinations," above.

     California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision, and the stockholders of SNIG-Delaware might, therefore, be deprived of an opportunity to consider such other proposal.

     INTERESTED DIRECTOR TRANSACTIONS. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the disinterested members of the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval when there are no disinterested directors, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved


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by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

     Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of SNIG-California would lack the authority to approve, because of the number of interested directors, could be approved by a majority of the disinterested directors of SNIG-Delaware, even if they represented less than a majority of a quorum. Other than the Stock Issuance, which is being presented by the Proxy Statement to the disinterested shareholders of the Company for approval, the Company is not aware of any plans to propose any transaction involving interested directors of the Company that the Board of Directors would lack the authority to approve under California law but could approve under Delaware law.

     SHAREHOLDER DERIVATIVE SUITS. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     APPRAISAL RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available
(a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or any combination thereof, or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and either no shares of common stock of the surviving corporation and no securities convertible into such stock are to be issued under the plan of merger or the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

     The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or unless the corporation or any law restricts the transfer of such shares. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity, and if the shares of the surviving corporation have the same rights, preferences, privileges and restrictions as the shares of the disappearing corporation that are surrendered in exchange.

     California law does not make dissenters' rights available to shareholders of a corporation that merges into a 90% or more owned subsidiary, as will be the case in the Reincorporation. Dissenters' rights of appraisal are, therefore, not available to shareholders of SNIG-California with respect to the Reincorporation.

     DISSOLUTION. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. SNIG-Delaware's Certificate of Incorporation contains no such supermajority voting requirement, however; thus a majority of shares voting at a meeting at which a quorum is present would be sufficient to approve a dissolution of SNIG-Delaware that had previously been approved by its Board of Directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

     Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation that indicate they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in states other than California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights, and inspection of corporate records. See "--Significant Differences Between the Corporation Laws of California and Delaware," above. Exemptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange or are traded on Nasdaq and that have 800 or more shareholders (including those holding shares in the name of a nominee) as of the record date for its most recent annual meeting of shareholders.

     Accordingly, following the Reincorporation, SNIG-Delaware may become subject to Section 2115 and may become subject to a number of key provisions of California law. However, as the Common Stock of SNIG-Delaware is listed on Nasdaq, SNIG-Delaware will be exempt from the applicability of Section 2115 at the first annual meeting of stockholders for which SNIG-Delaware has 800 or more stockholders as of the record date for such meeting. It is possible that SNIG-Delaware could have 800 or more owners of the Common Stock (including those holding shares in the name of a nominee) as of the record date for the first annual meeting of stockholders following the Reincorporation.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of certain federal income tax consequences to holders of SNIG-California Common Stock or Voting Notes who receive SNIG-Delaware Common Stock or Voting Notes in exchange for their SNIG-California Common Stock or Voting Notes as a result of the Reincorporation. The discussion does not address all the tax consequences of the Reincorporation that may be relevant to particular SNIG-California shareholders (such as dealers in securities, holders of stock options or warrants, or those SNIG-California shareholders who acquired their shares upon the exercise of stock options or warrants). Furthermore, no foreign, state or local tax consequences are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

     The Company has not requested a ruling from the IRS with respect to the federal income tax consequences of the Reincorporation under the Code.

     Subject to the limitations, qualifications and exceptions described herein, and assuming the Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following federal income tax consequences should result:

     (a) No gain or loss will be recognized by holders of Common Stock or Voting Notes of SNIG-California upon receipt of Common Stock or Voting Notes of SNIG-Delaware pursuant to the Reincorporation;


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

     (b) The aggregate tax basis of the Common Stock or Voting Notes of SNIG-Delaware received by each shareholder will be the same as the aggregate tax basis of the Common Stock or Voting Notes of SNIG-California held by such shareholder at the time of the Reincorporation; and

     (c) The holding period of the Common Stock or Voting Notes of SNIG-Delaware received by each shareholder of SNIG-California will include the period during which such shareholder held the Common Stock or Voting Notes of SNIG-California surrendered in exchange therefor, provided that such SNIG-California Common Stock or Voting Notes was held by such shareholder as a capital asset at the time of the Reincorporation.

     The Company's belief will neither bind the IRS nor preclude it from asserting a contrary position.

     A successful IRS challenge to the reorganization status of the Reincorporation would result in a shareholder's recognizing gain or loss with respect to each share of SNIG-California Common Stock or principal amount of Voting Notes surrendered equal to the difference between that shareholder's basis in such share or note and the fair market value, as of the time of the Reincorporation, of the SNIG-Delaware Common Stock or Voting Notes received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of SNIG-Delaware Common Stock or Voting Notes received in the exchange would equal such fair market value, and such shareholder's holding period for such shares or Voting Notes would not include the period during which such shareholder held SNIG-California Common Stock or Voting Notes.

     State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

VOTE REQUIRED TO APPROVE THE REINCORPORATION

     Approval of "Proposal No. 3--Reincorporation of the Company in the State of Delaware" requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The holders of the Voting Notes are not entitled to vote on this proposal. Abstentions will have the effect of a negative vote. Reincorporation is not a condition precedent to the Stock Issuance, but is recommended by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 3. AN ABSTENTION WILL BE COUNTED AS A VOTE AGAINST THE PROPOSAL.


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                       PROPOSAL NO. 4--AMENDMENT OF BYLAWS
                   TO INCREASE AUTHORIZED NUMBER OF DIRECTORS


     The shareholders of the Company are asked to consider and vote upon an amendment to the Bylaws of the Company to change the authorized number of directors from nine to eleven.

     The Bylaws of SNIG-Delaware are presented for approval in Proposal No. 3. If "Proposal No. 3--Reincorporation of the Company in the State of Delaware," is adopted and this Proposal No. 4 is rejected, the number of authorized directors of the Company would be nine, although the Company may then elect not to proceed with the Reincorporation. If both of Proposals No. 3 and No. 4 are adopted, the number of authorized directors of SNIG-Delaware will be eleven.

     The principal purpose of this proposed bylaw amendment is to satisfy the condition to the Stock Purchase Agreement that two additional directors be elected to the Board of Directors effective as of the Closing Date. See "Proposal No. 1--Terms of the Stock Issuance--Closing Conditions--Conditions to Purchasers' Obligations" and "Proposal No. 5--Election of Directors." The Voting Notes vote separately on a change in the authorized number of directors, as set forth in Section 2.03 of the Bylaws of the Company, as amended effective May 20, 1992.

     The proposed increase in the authorized number of directors could have a number of effects on the Company's shareholders, depending on various future circumstances. The increase, coupled with the Company's agreement under the Stock Purchase Agreement to nominate one individual designated by IP (so long as such person is reasonably acceptable to the Board) as one of the two additional directors, could have a potential, but very slight, antitakeover effect, if the director aligned with IP were to vote against a hypothetical proposal to acquire the Company. In addition, a larger board may make it slightly more difficult for the Company to attract and retain qualified directors. Additionally, it may be easier for a minority faction of shareholders opposed to management to elect a director friendly to their interests by utilizing their ability to cumulate votes for the election of directors.

VOTE REQUIRED TO APPROVE BYLAW AMENDMENT

     Approval of "Proposal No. 4--Amendment of Bylaws to Increase Authorized Number of Directors" requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and the affirmative vote of a majority of the Common Stock equivalent votes held by the Voting Notes as provided in the Amended and Restated Articles of Incorporation and Bylaws of the Company, each voting as a separate class. Abstentions will have the effect of a negative vote. A condition to the Stock Issuance is that the majority of the outstanding shares held by persons who are neither parties to the Stock Purchase Agreement nor Associates of Purchasers vote in favor of each of Proposals No. 1, No. 2 and No. 4, and that the additional directors be elected pursuant to Proposal No. 5. See "Proposal No. 1--Terms of the Stock Issuance-- Closing Conditions--Conditions to Purchasers' Obligations."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 4. AN ABSTENTION WILL BE COUNTED AS A VOTE AGAINST THE PROPOSAL.


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                      PROPOSAL NO. 5--ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Assuming shareholder approval of "Proposal No. 4-- Amendment of Bylaws To Increase Authorized Number of Directors," and subject to the conditions described below, two additional directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The election of such two directors is contingent upon shareholder approval of "Proposal No. 1--The Stock Issuance," "Proposal No. 2--Transfer Restrictions Charter Amendment," and the satisfaction and waiver of (i) all conditions to the consummation of the Acquisition as set forth in the Pac Rim Acquisition Agreement and (ii) all conditions to the consummation of the Stock Issuance as set forth in the Stock Purchase Agreement. See "Proposal No. 1--Terms of the Stock Issuance--Closing Conditions--Conditions to the Company's Obligations." The two additional directors would join the Board of Directors after the Closing of the Transaction. In the event that any nominee for election as director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that either of the persons named will be unavailable to serve.

     No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, except that under the terms of the Stock Purchase Agreement, IP is entitled to designate (so long as such person is reasonably acceptable to the Board of Directors) one nominee for appointment or election to the Board of Directors. IP designated Mr. Gruber as such nominee. The Stock Purchase Agreement requires that a second, independent person be elected. Prior to his nomination, Mr. Gilbert had no affiliation with the Company. No nominee has any family relationship to the other nominee or to any director or executive officer of the Company.

                                    DIRECTORS

INFORMATION CONCERNING INCUMBENT AND ADDITIONAL NOMINEES TO BOARD OF DIRECTORS

     Information is set forth below concerning the incumbent directors, all of whom are also nominees for election as directors, and the year in which each director was first elected as a director of the Company. Each nominee has furnished the information as to his beneficial ownership of Common Stock as of February 20, 1997 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a director if elected.


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

INCUMBENT NOMINEES                                                      DIRECTOR
  FOR DIRECTOR                  AGE     POSITION WITH THE COMPANY         SINCE
-------------------------       ---     ----------------------------    --------

Steven D. Germain (2)           43      Director                          1995
Thomas J. Jamieson (1)(3)       53      Director                          1985
Gordon E. Noble (2)             68      Director                          1990
C. Len Pecchenino (1)           69      Director                          1988
Craig F. Schwarberg (1)(3)      40      Director                          1992
Robert A. Spass                 41      Director                          1992
Bradley E. Cooper (2)(3)        30      Director                          1992
William Gentz                   56      President, Chief Executive        1994
                                        Officer and Director
J. Chris Seaman (3)             42      Executive Vice President,         1993
                                        Chief Financial Officer and
                                        Director

---------------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee
(3)  Member of Investment Committee


     Information is set forth below concerning the two additional persons nominated by the Board of Directors for election as directors at the Annual Meeting who, assuming that Proposal No. 4 is adopted and the Stock Issuance consummated, shall serve beginning upon the closing of the Stock Issuance until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Each nominee has furnished the information as to his beneficial ownership of Common Stock as of February 20, 1997 and such nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a director if elected.


ADDITIONAL NOMINEES                                                     DIRECTOR
FOR DIRECTOR                    AGE     POSITION WITH THE COMPANY       SINCE
-------------------------       ---     ----------------------------    --------

Steven B. Gruber                39      Nominee for Director              --
Roger W. Gilbert                65      Nominee for Director              --


     STEVEN D. GERMAIN was elected to the Company's Board of Directors in April 1995. From 1988 to 1994 he served as General Counsel to the Centre Reinsurance Group of Companies. Since 1994 he has served as Managing Director of Centre ReSource Limited, a company that provides management services to the Centre Reinsurance Group of Companies. Mr. Germain continues to serve as a director and as Senior Vice President, General Counsel, and Secretary to Centre and as a director, Senior Vice President, and Secretary of CentreLine.
Mr. Germain is also a director and the President and Chief Executive Officer of Home Holdings, Inc. and a director of certain of its subsidiaries.

     THOMAS J. JAMIESON has been a director of the Company since December 1985. Since 1971, he has served as President of Jaco Oil Company. He is also active as an independent investor. Mr. Jamieson has been a director of Berry Oil Co. since 1993.


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

     GORDON E. NOBLE became a director of the Company in October 1990. Since July 1990, he has been Chairman and Chief Executive Officer of Commodore Insurance Services. From January 1986 to January 1989, Mr. Noble served as Executive Vice President and as a director and member of the Executive Committee of Sedgwick James, an international insurance brokerage and risk management firm.

     C. LEN PECCHENINO became a director of the Company in May 1988 and was elected Chairman in June 1994. He served as the Company's Chief Executive Officer from September 1991 to February 1992 and as the President and Chief Executive Officer from February 1994 to May 1994. He also served as the Chairman from September 1991 to August 1992. Mr. Pecchenino was President and Chief Operating Officer of IC Industries, Inc. from November 1985 until he retired in 1986. From 1984 to November 1985, he was President and Chief Executive Officer of Pneumo Corporation, which was acquired by IC Industries in October 1984. Prior to 1984, he was Executive Vice President of Pneumo Corporation. IC Industries and Pneumo Corporation operated a number of companies in various industries, including manufacturing, aerospace, and retailing.

     CRAIG F. SCHWARBERG was appointed to the Board of Directors in March 1992. From 1991 to the present, Mr. Schwarberg has worked for IIA, serving as a Managing Director through February 1994. From 1994 to March 1996,
Mr. Schwarberg was a director and Chairman of the Board of NACOLAH Holding Corporation. From 1983 to 1990, he was associated with Lehman Brothers, a division of Shearson Lehman Brothers Inc. He was an associate from 1983 to 1986, Vice President from 1986 to 1990 and Senior Vice President during 1990.

     ROBERT A. SPASS was appointed to the Board of Directors in March 1992. Since 1990, Mr. Spass has served as President and Chief Executive Officer, and a director, of IIA. From 1994 to the present, Mr. Spass has been a Managing Partner of Insurance Partners Advisors, L.P. and a director of Unionamerica Holdings plc, and from 1994 to March 1996 was a director of NACOLAH Holding Corporation. Since January 1996, he has served as a director of Highlands Insurance Group, Inc. From 1984 to 1990, Mr. Spass was associated with Salomon Brothers Inc, where he was an associate from 1984 to 1985, Vice President from 1985 to 1988, and a director from 1988 to 1990. Mr. Spass served from 1991 to 1995 as a director of Home Holdings, Inc., the parent company to The Home Insurance Company. From 1990 to 1996 he served as a director of National Reinsurance Holdings Corp., the holding company for National Reinsurance Corp. In both these director positions he served as the designee of III pursuant to separate shareholder agreements.

     BRADLEY E. COOPER became a director of the Company in May 1992. From 1988 to 1990, Mr. Cooper was an analyst at Salomon Brothers Inc. From May 1990 to February 1994, Mr. Cooper served as Vice President of IIA. From 1994 to the present, Mr. Cooper has been a Principal of Insurance Partners Advisors, L.P. Since January 1996, he has served as a director of Highlands Insurance Group, Inc.

     WILLIAM L. GENTZ became a director of the Company in June 1994. Mr. Gentz has held the position of President and Chief Executive Officer since mid-1994. Mr. Gentz joined the Company after seventeen years at Zenith Insurance Company, where he was responsible for marketing, underwriting, loss control, and field operations for Zenith's workers' compensation operations. Mr. Gentz began his insurance career in 1958, and before joining Zenith, he worked in the marketing and underwriting departments of a variety of insurance companies in the mid-west and California.

     J. CHRIS SEAMAN became a director of the Company in March 1993. Mr. Seaman has held the positions of Executive Vice President since February 1995 and Chief Financial Officer since July 1991. Prior to joining the Company, Mr. Seaman was the CFO of a private company engaged in insurance company acquisitions following ten years with Ernst & Whinney. Mr. Seaman previously held staff and management positions at Industrial Indemnity Insurance Company and Allianz of America Corporation, respectively.

     STEVEN B. GRUBER is a nominee for election as director of the Company. He was the founder of, and since February 1994, has served as the Managing Partner of, Insurance Partners Advisors, L.P. From May 1990 to present, Mr. Gruber has served as the Managing Director of Oak Hill Partners, L.P. and from October 1992 to present, has served as a Vice President of Keystone, Inc. From 1981 to April 1990, he served as Managing Director and Co-Head of high-yield securities of Lehman Brothers, Inc. He is also a director of UnionAmerican Holdings plc and MVE Inc.

     ROGER W. GILBERT is a nominee for election as director of the Company. From May 1988 until his retirement in June 1993, Mr. Gilbert served simultaneously as the Chief Executive Officer and Chairman of the Board of TIC Indemnity Co., the Chief Executive Officer of TMIC Insurance Co. Inc., and a California Special Deputy Insurance Commissioner, a position to which he was appointed by the California Insurance Commissioner. From 1974 to May 1988, Mr. Gilbert served as Senior Vice President and director of Great American Insurance Companies, and from 1983 to May 1988, also served as President of Great America West Inc.

COMMITTEES

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Investment Committee.

     The Audit Committee recommends to the Board of Directors the engagement or discharge of the Company's independent auditors; reviews with the independent auditors the scope, timing and plan for the annual audit, any non-audit services, and the fees for audit and other services; reviews outstanding accounting and auditing issues with the independent auditors; and supervises or conducts such additional projects as may be relevant to its duties. The Audit Committee is also responsible for reviewing and making recommendations with respect to the Company's financial condition, its financial controls, and its accounting practices and procedures. The Audit Committee, which presently consists of Messrs. Pecchenino, Jamieson and Schwarberg, held four meetings during the fiscal year ended December 31, 1996.

     The Compensation Committee reviews and approves the Company's executive compensation policies and bonus distributions to officers and key employees of the Company. The Compensation Committee, which during the fiscal year ended December 31, 1996 held three meetings, consists of Messrs. Noble, Cooper and Germain.

     The Investment Committee reviews the investment practices of the Company's primary insurance subsidiary, SNIC, and oversees the relationship between SNIC and its investment manager. It carries out this function through the fact that its members also are the directors of SNIC responsible for the same oversight at SNIC. The Investment Committee, which presently consists of Messrs. Jamieson, Cooper, Seaman and Schwarberg, held four meetings during the fiscal year ended December 31, 1996.

MEETINGS AND REMUNERATION

     During the fiscal year ended December 31, 1996, the Board of Directors held seven meetings and took various actions by unanimous written consent. Each incumbent director during his incumbency attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during fiscal 1996 and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served during that period.

     Each director is elected to hold office until the next annual meeting of shareholders and until his respective successor is elected and qualified. Each incumbent director who is not an officer of the Company is paid a fee of $4,000 for each regular Board of Directors meeting attended and $500 for each committee meeting attended. The Board of Directors regularly meets once each quarter.
All directors are reimbursed for their out-of-pocket expenses in serving on the Board.

     Mr. Spass is an officer of IIA, which was paid $250,000 by the Company during fiscal 1996 for investment banking and financial consulting services.
Mr. Germain is an officer and director of Centre, which during 1994 and 1995 was paid $15 million each year by the Company for reinsurance services. Such reinsurance services were canceled effective January 1, 1996 and no further reinsurance premium will be paid. The Company also engaged in a financing transaction with a company affiliated with Centre during the 1995 fiscal year.

               PROPOSAL NO. 6--RATIFICATION OF THE APPOINTMENT OF
                  KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS


     The Audit Committee of the Board has selected KPMG Peat Marwick LLP as independent public accountants to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 1997. KPMG Peat Marwick LLP has audited the Company's financial statements annually since the fiscal year ended December 31, 1985. A member of that firm is expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If the shareholders do not ratify the selection of KPMG Peat Marwick LLP, if it should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Audit Committee will appoint independent public accountants for fiscal 1997. Proxies solicited by the Board will be voted in favor of ratification unless shareholders specify otherwise.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL
NO. 6.


                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.


                       SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who wishes to present a proposal for action at the 1998 annual meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than December 15, 1997 in such form as required under the rules and regulations promulgated by the Commission.


                           INCORPORATION BY REFERENCE

     A COPY OF THE 1996 ANNUAL REPORT TO SHAREHOLDERS IS BEING MAILED TO EACH SHAREHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT. THE COMPANY HAS ALSO FILED WITH THE COMMISSION ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, WHICH IS INCORPORATED INTO THIS PROXY STATEMENT BY THIS REFERENCE. THIS REPORT CONTAINS INFORMATION CONCERNING THE COMPANY AND ITS OPERATIONS. A COPY OF THIS REPORT WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO: ROBERT E. NAGLE, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AT THE OFFICES OF THE COMPANY, 26601 AGOURA ROAD, CALABASAS, CALIFORNIA 91302. EXCEPT TO THE EXTENT INCORPORATED IN THIS PROXY STATEMENT, SUCH REPORTS ARE NOT A PART OF THE COMPANY'S SOLICITING MATERIAL.

     A copy of Pac Rim's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Commission, accompanies this Proxy Statement as ANNEX H and is incorporated into this Proxy Statement by this reference.


                            PROXIES AND SOLICITATION

     Proxies for the Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone. The Company has also retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. The fees of CIC are expected to be in a range of $5,000 - $10,000.

     All shareholders are urged to complete, sign and promptly return the enclosed proxy card.


                                   By Order of the Board of Directors

                                   ROBERT E. NAGLE
                                   SECRETARY

March 10, 1997
Calabasas, California

                                     [Logo]

                              SUPERIOR NATIONAL-TM-
                               INSURANCE GROUP INC


                                 PROXY STATEMENT


                                    VOLUME 2


                                     ANNEXES



                                 MARCH 10, 1997


     The Annexes contained in this booklet are part of, and should be read in conjunction with, the Proxy Statement of Superior National Insurance Group, Inc., dated March 10, 1997.

                                   ANNEX A


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                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


                                     among


                    SUPERIOR NATIONAL INSURANCE GROUP, INC.,


                           INSURANCE PARTNERS, L.P.,


                  INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.


                                      AND


               THE PERSONS OR ENTITIES ON THE SIGNATURE PAGES TO


                  THE SUBSCRIPTION AGREEMENTS ATTACHED HERETO



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                 Dated as of September 17, 1996,
                    as amended and restated
                effective as of February 17, 1997


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
                               TABLE OF CONTENTS

                                                                        Page
ARTICLE I   THE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . .   2
      1.1   Purchase and Sale  . . . . . . . . . . . . . . . . . . . . .   2
      1.2   Purchase Price   . . . . . . . . . . . . . . . . . . . . . .   2
      1.3   Closing Matters  . . . . . . . . . . . . . . . . . . . . . .   2
      1.4   The Closing  . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.5   Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . . . .   3
      2.1   Organization   . . . . . . . . . . . . . . . . . . . . . . .   3
      2.2   Authority  . . . . . . . . . . . . . . . . . . . . . . . . .   4
      2.3   No Violation   . . . . . . . . . . . . . . . . . . . . . . .   4
      2.4   Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      2.5   Funds Available  . . . . . . . . . . . . . . . . . . . . . .   5
      2.6   Securities Act Representation  . . . . . . . . . . . . . . .   5
      2.7   Participation by Robert A. Spass   . . . . . . . . . . . . .   5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . .   5
      3.1   Corporate Organization   . . . . . . . . . . . . . . . . . .   5
      3.2   Capital Stock  . . . . . . . . . . . . . . . . . . . . . . .   6
      3.3   Newly Issued Shares  . . . . . . . . . . . . . . . . . . . .   6
      3.4   Authority  . . . . . . . . . . . . . . . . . . . . . . . . .   6
      3.5   No Violation   . . . . . . . . . . . . . . . . . . . . . . .   7
      3.6   SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . .   8
      3.7   Litigation   . . . . . . . . . . . . . . . . . . . . . . . .   9
      3.8   Compliance with Laws   . . . . . . . . . . . . . . . . . . .   9
      3.9   No Material Adverse Change; Ordinary Course of Business  . .   9
      3.10  Private Offering   . . . . . . . . . . . . . . . . . . . . .  10
      3.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      3.12  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV  COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . .  10
      4.1   Proxy Statement and Meeting of Company's Shareholders  . . .  10
      4.2   Standstill   . . . . . . . . . . . . . . . . . . . . . . . .  11
      4.3   Transfer of Shares   . . . . . . . . . . . . . . . . . . . .  13
      4.4   Board Representation   . . . . . . . . . . . . . . . . . . .  14
      4.5   IP Management  . . . . . . . . . . . . . . . . . . . . . . .  14
      4.6   Best Efforts   . . . . . . . . . . . . . . . . . . . . . . .  14
      4.7   Indemnification by the Company   . . . . . . . . . . . . . .  15
      4.8   Indemnification by the Purchasers  . . . . . . . . . . . . .  16
      4.9   Consents   . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                       A-i.


                                                                        Page
     4.10   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .  17
     4.11   IP Consent to Amending and Restating of Original Merger
             Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . .  17
      5.1   Conditions to Each Party's Obligations . . . . . . . . . . .  17
      5.2   Conditions to the Obligations of the Company . . . . . . . .  17
      5.3   Conditions to the Obligations of Purchasers. . . . . . . . .  19

ARTICLE VI  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .  21
      6.1   Termination  . . . . . . . . . . . . . . . . . . . . . . . .  21
      6.2   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . .  21
      6.3   Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      6.4   Survival   . . . . . . . . . . . . . . . . . . . . . . . . .  21
      6.5   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      6.6   Headings; Agreement  . . . . . . . . . . . . . . . . . . . .  23
      6.7   Publicity  . . . . . . . . . . . . . . . . . . . . . . . . .  23
      6.8   Entire Agreement   . . . . . . . . . . . . . . . . . . . . .  23
      6.9   Conveyance Taxes   . . . . . . . . . . . . . . . . . . . . .  23
     6.10   Assignment   . . . . . . . . . . . . . . . . . . . . . . . .  23
     6.11   Counterparts   . . . . . . . . . . . . . . . . . . . . . . .  24
     6.12   Governing Law  . . . . . . . . . . . . . . . . . . . . . . .  24
     6.13   Third Party Beneficiaries  . . . . . . . . . . . . . . . . .  24
     6.14   Costs and Expenses   . . . . . . . . . . . . . . . . . . . .  24





                                      A-ii.

                                    EXHIBITS



Exhibit A                  Form of Subscription Agreement
Exhibit B                  Purchasers of the Shares of Common Stock
Exhibit C                  Registration Rights Agreement











                                      A-iii.

                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT ("Agreement") dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, is entered into by and among Superior National Insurance Group, Inc., a California corporation (the "Company"), Insurance Partners, L.P., a Delaware limited partnership ("IP Delaware"), Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda" and together with IP Delaware,"IP"), and such other persons or entities that execute the form of Stock Subscription Agreement (the "Subscription Agreement") attached hereto as Exhibit A (the "Subscribing Shareholders" and together with IP, the "Purchasers"). This Agreement amends, restates and supersedes in its entirety the Stock Purchase Agreement dated as of September 17, 1996, by and among the same parties hereto, as amended by Amendment No. 1 to Stock Purchase Agreement dated as of September 20, 1996, by and between the Company and IP (the "Original Stock Purchase Agreement").

                                R E C I T A L S:

                 WHEREAS, the Merger Agreement dated as of September 17, 1996 (the "Original Merger Agreement") among the Company, Pac Rim Holding Corporation ("Pac Rim") and SNTL Acquisition Corp. ("SNTL") has been amended pursuant to the Amended and Restated Merger Agreement dated as of February
17, 1997 (the "Amended Merger Agreement") among the Company, Pac Rim and SNTL;

                 WHEREAS, the parties to the Original Stock Purchase Agreement have entered into this Agreement in order to reaffirm their commitments under the Original Stock Purchase Agreement, to evidence their consent to the changes set forth in the Amended Merger Agreement, and to reflect changes to the Original Stock Purchase Agreement necessitated by the amending of the Original Merger Agreement;

                 WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to issue and sell to the Purchasers, the number of shares of common stock, no par value, of the Company (the "Common Stock") as is set forth in Section 1.1 below, on the terms and subject to the conditions set forth herein;

                 WHEREAS, it is a standard and customary practice of IP, in connection with transactions substantially similar to those contemplated herein, to require certain members of management of the issuer to make a contemporaneous, personal, financial commitment to the issuer;

                 WHEREAS, in order to comply with such practice of IP, certain members of management of the Company have agreed to make a contemporaneous, personal, financial commitment to the Company by purchasing shares of Common Stock and by consummating the transactions contemplated herein on the terms and conditions set forth below;


                                      A-1.

                 WHEREAS, the Company, the Purchasers, Pac Rim, SNTL, The Chase Manhattan Bank, N.A. and Chase Securities Inc. (collectively, "Chase") have entered or shall enter into among themselves certain agreements relevant thereto as set forth below; and

                 WHEREAS, the Board of Directors of the Company (the "Board of Directors") has approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

                               A G R E E M E N T:

                 NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:

                                   ARTICLE I

                                THE TRANSACTIONS

                 1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, each of the Purchasers agrees to purchase from the Company and the Company agrees to issue and sell to each of the Purchasers (the "Purchase") at the Closing (as defined below) the aggregate number of shares of Common Stock (the "Shares") set forth opposite such Purchaser's name on Exhibit B hereto, for the aggregate purchase price set forth opposite such Purchaser's name on Exhibit B hereto. Each Subscription Agreement executed by a Purchaser shall be attached hereto and become part of this Agreement.

                 1.2 PURCHASE PRICE. The purchase price to be paid for each Share of Common Stock shall be Seven Dollars and Fifty-Three Cents ($7.53) (the "Share Price"), constituting an aggregate purchase price for the Shares of Eighteen Million Dollars ($18,000,000) (the "Purchase Price").

                 1.3 CLOSING MATTERS. At the Closing each of the Purchasers shall wire transfer or otherwise make available in same day funds to the Company its portion of the Purchase Price and the Company shall cause the Company's transfer agent to deliver promptly to such Purchaser certificates representing the Shares purchased by such Purchaser.

                 1.4 THE CLOSING. Subject to the fulfillment of the conditions precedent specified in Article V (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), the


                                     A-2.

purchase and sale of the Shares shall be consummated at a closing (the "Closing") to be held at the offices of Barger & Wolen LLP, 515 South Flower Street, 34th Floor, Los Angeles, California 90071 at 9:00 a.m., local time, or as soon as practicable, following the satisfaction or waiver of all conditions precedent specified in Article V, or, subject to Section 6.1, at such other place and time as the Company and IP shall mutually agree in writing after the satisfaction or waiver of all conditions precedent specified in Article V (such date and time being herein referred to as the "Closing Date").

                 1.5 FEE. At the Closing, the Company shall pay to Insurance Partners Advisors, L.P. ("IPA") a transaction fee of Six Hundred and Twenty-Five Thousand Dollars ($625,000), by wire transfer of immediately available funds to an account or accounts designated by IPA. If Pac Rim shall pay to the Company the Breakup Fee (as defined in Section 10.3 of the Amended Merger Agreement) in accordance with Section 10.3 of the Amended Merger Agreement, then the Company shall pay to IPA, promptly following the Company's receipt of the Breakup Fee, that portion of the Breakup Fee equal to the percentage of voting securities of the Company owned by IP (the "IPA Fee Ratio") on a fully diluted basis (excluding the Voting Notes, as hereinafter defined) as if the purchase by IP of the Shares shall have occurred (notwithstanding that no such purchase shall have taken place). In addition, if the Company shall receive the payments (the "Disgorgement Payments") owed to it under Section 1.2 of the Voting Agreement dated as of February 17, 1997 by and among the Company and the holders listed on the signature pages thereto, then the Company shall pay to IPA, promptly after receipt of all Disgorgement Payments, the amount that results from multiplying the aggregate Disgorgement Payments received by the Company by the IPA Fee Ratio (notwithstanding that no purchase by IP of the Shares shall have taken place hereunder). Notwithstanding the provisions of Section 6.4 hereof, this Section 1.5 shall survive the termination of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE PURCHASERS

                 Each of the Purchasers, severally but not jointly, represents and warrants to the Company, solely as to such Purchaser, as to all matters relevant thereto, as follows:

                 2.1 ORGANIZATION. Each of the Purchasers is either (a) a limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation or (b) a natural person (or nominee of a natural person) who is a resident of the State of California.

                 2.2 AUTHORITY. With respect to the Purchasers that are limited partnerships (the "Partnerships"), (i) each such Partnership has full partnership power and authority to


                                      A-3.

execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby, (ii) the execution, delivery and performance by such Partnership of this Agreement and each other agreement contemplated hereby to which it is a party have been duly authorized by all necessary partnership action on the part of such Partnership and (iii) no other action on the part of such Partnership or its respective partners is necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby by such Partnership or the performance by such Partnership of its obligations hereunder and thereunder. With respect to all Purchasers, this Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding agreement of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by such Purchaser to which it is a party in connection with this Agreement on or prior to the Closing Date will be duly executed and delivered by such Purchaser, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 2.3 NO VIOLATION. The execution and delivery of this Agreement and each other agreement contemplated hereby, the performance by each Purchaser of his, her or its obligations hereunder and thereunder and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Purchaser, (b) require the consent, waiver, approval, license or authorization of or any filing by such Purchaser with any person or governmental authority except for, (i) filings to be made in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Regulation D as promulgated under the Securities Act of 1933, as amended (the Securities Act"), and applicable state securities laws, (ii) with respect to IP, the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (an "HSR Report"), and (iii) with respect to TJS Partners, L.P. ("TJS"), if required, and IP, the filing of a Form A Information Statement ("Form A") with the California Department of Insurance under
Section 1215.2 of the California Insurance Code and Title 10, California Code of Regulations Section 2683 ET SEQ., or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which


                                     A-4.

such Purchaser is subject or by which such Purchaser is bound, except for any of the foregoing matters which would not have, individually or in the aggregate, a material and adverse effect upon the operations, financial condition, prospects or results of operations of such party (a "Material Adverse Effect").

                 2.4 BROKERS. Such Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

                 2.5 FUNDS AVAILABLE. Such Purchaser has funds available, or commitments from third parties to provide funds, sufficient to pay such Purchaser's respective portion of the Purchase Price.

                 2.6 SECURITIES ACT REPRESENTATION. Such Purchaser is an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act and an "excluded purchaser" under Title 10, California Code of Regulations Section 260.102.13. Such Purchaser is not purchasing such Purchaser's respective portion of the Shares with a view to a distribution or resale of any of such securities in violation of any applicable securities laws.

                 2.7 PARTICIPATION BY ROBERT A. SPASS. Robert A. Spass abstained from the formal partnership approval process by IP of its investment in the Company.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                 The Company represents and warrants to the Purchasers as follows:

                 3.1 CORPORATE ORGANIZATION. Each of the Company and its Subsidiaries is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all requisite corporate power and authority to lease the properties it operates as lessee and to carry on its business as it is now being conducted as described in the SEC Filings (as defined herein), and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which it currently carries on business, except where the failure to be so qualified or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. With respect to the Company, a "Material Adverse Effect" shall refer to the Company and its Subsidiaries on a consolidated basis. True and complete copies of the Amended and Restated Articles of Incorporation and the Bylaws of the Company, each as amended to date, have been delivered to IP. A


                                     A-5.

"Subsidiary" means, with respect to the Company, a corporation or other entity of which 50% or more of the voting power of the outstanding voting securities or 50% or more of the outstanding equity interests is held, directly or indirectly, by the Company.

                 3.2 CAPITAL STOCK. The authorized capital stock of the Company consists in its entirety of 25,000,000 shares of Common Stock, of which, as of the date hereof, 3,446,706 are issued and outstanding. All of the outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except for warrants described in the SEC Filings and except for options and other stock rights authorized for issuance pursuant to the Company's stock plans and employee stock purchase plans described in the SEC Filings, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company or any of the Subsidiaries.

                 3.3 NEWLY ISSUED SHARES. The Shares to be sold and issued by the Company to the Purchasers in accordance with the terms of this Agreement have been duly authorized and, when issued as contemplated hereby at the Closing, will be validly issued, fully paid and non-assessable and no other person has any preemptive right, option, warrant, subscription agreement or other right with respect to such Shares, other than the preemptive rights held by the holders of the Common Stock Purchase Warrants issued under each of the Note Purchase Agreement dated as of March 31, 1992 (the "Note Purchase Agreement") and the Preferred Securities Purchase Agreement dated as of June 30, 1994 (the "Preferred Securities Purchase Agreement"). At the Closing, the Purchasers will acquire good and marketable title to the Shares free and clear of any and all liens, encumbrances, security interests, preemptive rights, adverse claims or equities or rights in favor of another ("Encumbrances"), except such Encumbrances as may be created pursuant to this Agreement.

                 3.4 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each other agreement contemplated hereby and the consummation of the transactions contemplated on its part hereby have been duly authorized by the Board of Directors, and no other corporate proceedings on the part of the Company, except for the approval by the shareholders of the Company of those matters for which such approval is required as specified in Article V hereof, are necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby by the Company or the performance by the Company of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or


                                     A-6.

similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each other agreement to be executed by the Company in connection with this Agreement on or prior to the Closing Date will be duly executed and delivered by the Company, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 3.5 NO VIOLATION. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby by the Company and the consummation by it of the transactions contemplated hereby and thereby do not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award (collectively, "Requirements of Law") applicable to the Company or any of the Subsidiaries, (b) require the consent, waiver, approval, license or authorization of or any notice or filing by the Company or any of the Subsidiaries with any person or governmental authority except for, (i) filings to be made in connection with or in compliance with the provisions of the Exchange Act, Regulation D as promulgated under the Securities Act and applicable state securities laws and (ii) the filing of (A) HSR Reports by Pac Rim and the Company in connection with the transactions contemplated by the Amended Merger Agreement (the "Merger"), (B) HSR Reports by IP and the Company in connection with this Agreement, (C) a Form A by the Company in connection with the Merger and (D) a Form A by each of TJS (if required) and IP in connection with this Agreement or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound, except for any of the foregoing matters which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of the Subsidiaries previously entered into any agreement which is currently in effect, or by which the Company or any of the Subsidiaries is currently bound, granting any rights to any person which are inconsistent with the rights to be granted by the Company in this Agreement and each other agreement contemplated hereby, other than the registration rights granted to the holders of the Common Stock Purchase Warrants issued pursuant to the Note Purchase Agreement and the Preferred Securities Purchase Agreement.

                 3.6 SEC FILINGS. The Company has filed all SEC Filings required to be filed by it since the date of its Registration Statement (as hereinafter defined) under the Securities Act or the Exchange Act, and all amendments thereto. The Company heretofore


                                     A-7.

has delivered to IP true and complete copies of (a) its audited consolidated financial statements of the Company and the Subsidiaries (balance sheet and statements of operations, cash flows and shareholders' equity, together with the notes thereto) for the fiscal year ended and as at December 31, 1995 (as such financial statements appear in the Company's Form 10-K for the fiscal year ended December 31, 1995, which was filed with the Commission on April 1, 1996, the "Audited Financial Statements"), and the unaudited consolidated financial statements (balance sheet and statement of operations) for the nine
(9) months ended and as at September 30, 1996 (as such financial statements appear in the Company's Form 10-Q for the fiscal quarter ended September 30, 1996, which was filed with the Commission on November 14, 1996, the "Unaudited Financial Statements"; the Audited Financial Statements and Unaudited Financial Statements being collectively referred to as the "Financial Statements"), (b) the final form, including all amendments, of the Company's Registration Statement on Form 10 (the "Registration Statement"),
(c) its Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995 and March 31, 1996 and June 30, 1996 and September 30, 1996, (d) its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, (e) its Proxy Statement on Schedule 14A under the Exchange Act, dated April 26, 1996 and (f) all other reports, statements, registration statements and other documents (including Current Reports on Form 8-K) filed by it with the Securities and Exchange Commission (the "Commission") under the Securities Act or the Exchange Act, and all amendments and supplements thereto, subsequent to the filing of the Registration Statement, if any (the foregoing subsections (a) through (f), including all exhibits and Schedules thereto and documents incorporated by reference therein, are referred to in this Agreement as the "SEC Filings"). As of the respective date that it was filed with the Commission, each of the SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements included in the SEC Filings were prepared in accordance with generally accepted accounting principles, consistently applied, and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, results of operations and cash flows of Company as of the dates and for the respective periods indicated (subject, in the case of Unaudited Financial Statements, to normal recurring year-end adjustments and any other adjustments described therein). The Company has
(i) delivered to IP true and complete copies of (x) all correspondence relating to the Company between the Commission and the Company or its legal counsel and, to the Company's knowledge, accountants since the date of the Registration Statement (other than routine filing package cover letters) and
(y) all correspondence between the Company or its counsel and the Company's auditors since the date of the Registration Statement, relating to any audit, financial review or preparation of financial statements of the Company (other than correspondence which the Company reasonably believes is subject to a privilege), and (ii) disclosed to IP the content of all material discussions between the Commission and the Company or its legal counsel and, to the Company's knowledge, accountants concerning the


                                     A-8.

adequacy or form of any SEC Filings filed with the Commission since the date of its Registration Statement. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Filings, other than those disclosed to IP pursuant to this paragraph.

                 3.7 LITIGATION. Except as set forth in the SEC Filings, there are no actions, suits, proceedings, claims, complaints, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any governmental authority against the Company or any of its Subsidiaries and with respect to which the Company or any of its Subsidiaries is responsible by way of indemnity or otherwise, that would, if adversely determined, (a) have a Material Adverse Effect on the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and each other agreement contemplated hereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other governmental authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or each other agreement contemplated hereby.

                 3.8      COMPLIANCE WITH LAWS.

                          (a)     Each of the Company and the Subsidiaries is
in compliance with all Requirements of Law in all respects, except to the extent that the failure to comply with such Requirements of Law would not have a Material Adverse Effect on the Company.

                          (b)     (i) Each of the Company and the
Subsidiaries has all licenses, permits, orders or approvals of any governmental authority (collectively, "Permits") that are material to or necessary for the conduct of the business of the Company in the manner described in the SEC Filings filed with the SEC prior to the date hereof, except to the extent that the failure to have such Permits would not have a Material Adverse Effect on the Company; (ii) such Permits are in full force and effect; and (iii) no material violations are recorded in respect to any Permit.

                 3.9 NO MATERIAL ADVERSE CHANGE; ORDINARY COURSE OF BUSINESS. Except as set forth in the SEC Filings and except as previously disclosed to IP in writing, since September 30, 1996, (i) there has not been any material adverse change in operations, financial condition, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, and (ii) neither the Company nor any of the Subsidiaries has participated in any transaction or acted outside the ordinary course of business.

                 3.10 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or the Subsidiaries or their respective representatives in connection with the offer or sale of the Shares. No registration of the Shares, pursuant to the provisions


                                     A-9.

of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Shares.

                 3.11 TAXES. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all income tax returns that are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves in accordance with generally accepted accounting principles that the Company or such Subsidiaries reasonably believes to be adequate in all material respects, for all income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). United States federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1991. The Company has delivered to IP (a) copies of any tax sharing agreements to which it or any of its Subsidiaries is party and such agreements have not been amended in any manner and (b) an analysis of the ownership of capital stock of the Company by "5-percent shareholders" as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder (collectively, "Section 382").

                 3.12 BROKERS. Except with respect to any investment banking fee due to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the Company has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

                 4.1      PROXY STATEMENT AND MEETING OF COMPANY'S
SHAREHOLDERS.

                          (a)     As soon as reasonably practicable following
the date hereof, the  Company shall (i) prepare and file with the Commission,
(ii) use its reasonable best efforts to cause to be cleared by the Commission and (iii) within five (5) business days following clearance with the Commission, mail to its shareholders the Proxy Statement (as defined below) with respect to a meeting of the Company's shareholders (the "Shareholders Meeting") to consider and vote, among other things, upon (A) the issuance of the Shares as contemplated hereby and (B) the amending or adopting of the Company's charter, the amending of its Bylaws and the election of certain nominees to be directors that are referred


                                      A-10.

to in Section 5.3(e) and Section 5.3(l). The Board of Directors shall recommend such approval and take all reasonable lawful action to solicit such approval. Each Purchaser agrees to assist and cooperate with the Company in the preparation of the Proxy Statement with respect to information therein concerning any such Purchaser.

                          (b)     The Company, on the one hand, and each
Purchaser, on the other hand, hereby represents, warrants and agrees with the other that the Proxy Statement will not, at the time the Proxy Statement is mailed, and at the date of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or to correct any statement made in any earlier communication with respect to the solicitation of any proxy or approval of the transactions contemplated by this Agreement in connection with which the Proxy Statement shall be mailed, except that no representation or warranty is being made by either with respect to information supplied in writing by the other for inclusion in the Proxy Statement. The Company further represents, warrants and agrees that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. The letter to shareholders, notice of meeting, proxy statement and form of proxy, or any information statement filed under the Exchange Act, as the case may be, that may be provided to shareholders of the Company in connection with the transactions contemplated by this Agreement (including any supplements), and any schedules required to be filed with the Commission in connection therewith, as from time to time amended or supplemented, are collectively referred to as the "Proxy Statement."

                          (c)     The Company shall take all actions
necessary in accordance with the California Corporations Code and the bylaws of the Company to duly call, give notice of, convene and hold the Shareholders Meeting within forty-five (45) calendar days after the mailing of the Proxy Statement to approve the matters set forth therein.

                 4.2      STANDSTILL.

                          (a)     Each of IP's "Associates" (which term shall
be defined for this purpose to include CentreLine Reinsurance Limited ("CentreLine"), Centre Reinsurance Limited, International Insurance Investors, L.P. ("III"), International Insurance Advisors, Inc. ("IIA") and any person or entity that controls, is under common control with, or is controlled by IP or such persons or entities, and all individuals who are officers, directors or control persons of any such entities, including IP) that is a signatory hereto covenants and agrees with respect to itself, and IP covenants and agrees with respect to itself and its Associates that are not signatories hereto, that it or they will not (i) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any shares of Common Stock or voting securities of the Company (or direct or indirect rights or options to acquire any such securities); (ii) enter, agree to enter into or propose to enter into, directly or indirectly, any merger or business combination involving the Company; (iii) make, or in any way


                                    A-11.

participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the rules of the Commission) or consent to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company; or (iv) form, join or in any way participate in a "group" (within the meaning of Section 13d-3 of the Exchange
Act) with any persons not referred to herein with respect to any of the foregoing; PROVIDED, HOWEVER, that nothing in this Section 4.2(a) shall restrict IP or any of its Associates from (A) acquiring shares of Common Stock or voting securities as a result of a stock split, stock dividend or similar recapitalization of the Company, (B) exercising the warrant issued to IIA pursuant to the Note Purchase Agreement and the warrant issued to CentreLine pursuant to the Preferred Securities Purchase Agreement, (C) making, or in any way participating, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Exchange Act) in connection with the election to the Board of Directors of directors nominated by IP or any of its Associates (to the extent not otherwise inconsistent with this Agreement) or (D) with respect to a tender or exchange offer or a merger or other business combination involving the Company (a "Business Combination"), which was initiated without the encouragement by or the participation of IP or any of its Associates, making a tender or exchange offer or a proposal with respect to a Business Combination, or forming, joining or participating as a "group" to make such offer or proposal, in either case upon more favorable terms than those of the unsolicited tender or exchange offer or Business Combination; and PROVIDED FURTHER, that nothing contained in this Section 4.2(a) shall affect or impair the right of any director of the Company to (x) act as a member of the Board of Directors or any committee thereof or (y) take any action necessary or advisable to carry out his obligations and duties as a director of the Company. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 4.2(a) shall prohibit or restrict any Associate who is a director of the Company from acquiring, in one or more transactions, in his individual capacity, an aggregate of 25,000 shares of Common Stock so long as such acquisition does not violate any provision of the Company's charter as in effect from time to time.

                          (b)     The limitations set forth in Section 4.2(a)
above and Section 4.3 below may be waived by the affirmative vote of the nearest whole number representing 66 2/3% or more of (i) the directors of the Company, excluding from the total number of directors voting, those who are Associates of IP and those who are employees of the Company or (ii) the shares of the Company, not including in such total number of shares voting, those beneficially owned by those executive officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act and those owned by IP and its Associates.

                          (c)     In furtherance of the standstill covenants
set forth in this Section 4.2, each of the Company and IP covenants and agrees that any material business relationship between the Company and IP or any Associate of IP must be approved in the manner provided in Section 4.2(b) above.


                                      A-12.

                          (d)     Other than with respect to the election of
directors of the Company, IP covenants and agrees that, with respect to any vote of the shareholders of the Company on a particular matter, if the aggregate number of all shares that are voted in like manner by IP and its Associates shall be greater than 35% of the total number of shares voted, then those votes that exceed such 35% threshold shall be voted in the same proportion as the other shareholders voted their shares with respect to such matter.

                          (e)     IP covenants and agrees that IP and its
Associates will not vote their shares of Common Stock, the Voting Notes issued pursuant to the Note Purchase Agreement (the "Voting Notes") or shares of Common Stock issued upon exercise of the Common Stock Purchase Warrants issued to them under the Note Purchase Agreement and the Preferred Securities Purchase Agreement, to elect a total of more than five (5) persons (or the highest number that is less than a majority of the Board of Directors, as the case may be), including the person nominated pursuant to Section 4.4 below, who are Associates of IP or its Associates to be directors of the Company.

                          (f)     The agreements set forth in this Section
4.2 shall continue so long as the shares of Common Stock owned by IP and its Associates, directly or indirectly, represent 15% or more of the outstanding shares of the Company on a fully diluted basis (including, without limitation, the Voting Notes).

                 4.3 TRANSFER OF SHARES. So long as the shares of Common Stock owned by IP and its Associates, directly or indirectly, represent 15% or more of the shares of Common Stock outstanding on a fully diluted basis (including, without limitation, the Voting Notes), IP shall not transfer, assign, sell or otherwise dispose of (each, a "Transfer") any of its shares of Common Stock, except for Transfers made in accordance with this
Section 4.3. IP may at any time Transfer any or all of its shares of Common Stock (i) to any Associate of IP, if such Associate executes and delivers to the Company, prior to any such Transfer, an instrument in form and substance reasonably satisfactory to the Company pursuant to which such Associate agrees to be bound by the provisions of Section 4.2 above and this Section 4.3, (ii) pursuant to Rule 144 under the Securities Act or any successor to such rule, (iii) pursuant to a tender offer or exchange offer made by the Company or any "Affiliate" (as such term is defined in Rule 12b-2 of the Exchange Act) of the Company, (iv) pursuant to a tender offer or exchange offer initiated by any person or "group" (within the meaning of Section 13d-3 of the Exchange Act) other than IP or any Associate thereof or a Business Combination, which is approved or recommended by the Board of Directors or with respect to which the Board of Directors has announced its intention to remain neutral, (v) so long as the shares of Common Stock to be Transferred represent, in the aggregate, not greater than 10% of the outstanding Common Stock, in a transaction or series of transactions exempt from the registration and prospectus delivery requirements of the Securities Act, (vi) by the Transfer of greater than 10% of the outstanding shares of Common Stock in a transaction or series of transactions exempt from the registration and prospectus delivery requirements of the Securities Act to (x) one purchaser,
(y) one purchaser and its Affiliates or (z) a "group"


                                      A-13.

of purchasers, if such purchaser or purchasers of Common Stock in any such transaction or series of transactions execute and deliver to the Company prior to any such purchase or purchases an instrument in form satisfactory to the Company pursuant to which such purchaser or purchasers agree to be bound by the provisions of Section 4.2 above and this Section 4.3 (treating such purchaser or purchasers as an "Associate" for purposes of such sections) or
(vii) pursuant to a registration statement filed under the Securities Act pursuant to the Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), or otherwise.

                 4.4 BOARD REPRESENTATION. The Company shall present two proposals relating to the Board of Directors to its shareholders at the Shareholders Meeting, one of which shall provide for the amendment of the Bylaws of the Company to increase the size of the Board of Directors from nine (9) members to eleven (11) members and the other of which shall nominate for election to such newly created vacancies, an independent director of the Company and a director who is a designee of IP. The Board of Directors shall recommend approval of each proposal and take all reasonable lawful action to solicit approval of them. During the term of this Agreement, the Board of Directors shall nominate one individual designated by IP (provided that such individual is reasonably acceptable to the Board of Directors) for election as a director of the Company at each annual meeting of shareholders, provided that the person nominated to be director shall not be in addition to the number of directors that IP has agreed to elect pursuant to Section 4.2(e) hereof. If the director designated by IP shall cease to be a director of the Company for any reason, the Board of Directors shall, promptly upon the request of IP, elect a replacement designated by IP, provided that such individual is reasonably acceptable to the Board of Directors.

                 4.5 IP MANAGEMENT. Robert Spass will abstain from the votes of the Investment Committees of each of IP Delaware and IP Bermuda with respect to their investment in the Company.

                 4.6 BEST EFFORTS. Upon the terms and subject to the conditions herein provided, each of the Purchasers and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each other agreement contemplated hereby including (a) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (b) to fulfill all conditions on its part to be fulfilled under this Agreement and each other agreement contemplated hereby. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and each other agreement contemplated hereby, each party to this Agreement who is a natural person and the proper partners, officers or directors of all other parties to this Agreement shall take all such reasonably necessary action. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing.


                                      A-14.

Each party hereto shall give prompt notice to all other parties of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement, as the case may be, to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and
(ii) any material failure of such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and such party shall use all reasonable efforts to remedy such failure.

                 4.7      INDEMNIFICATION BY THE COMPANY.

                          (a)  The Company agrees to indemnify the
Purchasers, and each of the Purchaser's respective partners, employees, agents and representatives, against and hold the Purchasers, and each of the Purchaser's respective partners, employees, agents and representatives, harmless from all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred by the Purchasers in any action between the Purchasers and the Company or between the Purchasers and any third party or otherwise) and liabilities of and damages to the Purchasers arising out of the material breach of any representation, warranty, covenant or agreement of the Company in this Agreement.

                          (b)     The Purchasers agree to give the Company
prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which they have knowledge concerning any liability or damage as to which they may request indemnification hereunder. The Company shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim, assertion, event or proceeding (provided that the Company shall have first acknowledged its indemnification obligations hereunder specifically in respect of such claim, assertion, event or proceeding) at its own expense, which counsel shall be reasonably satisfactory to the Purchasers. If the Company elects to assume the defense of any such claim, assertion, event or proceeding, the Purchasers may participate in such defense, but in such case the expenses of the Purchasers incurred in connection with such participation shall be paid by the Purchasers. The Purchasers shall cooperate with the Company in the defense or settlement of any such claim, assertion, event or proceeding. If the Company elects to direct the defense of any such claim or proceeding, the Purchasers shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Company consents in writing to such payment or unless the Company withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Company is entered against the Purchasers for such liability. If the Company shall fail to defend, or if, after commencing or undertaking any such defense, the Company fails to prosecute or withdraws from such defense, the Purchasers shall have the right to undertake the defense or settlement thereof at the Company's expense.


                                        A-15.

                 4.8      INDEMNIFICATION BY THE PURCHASERS.

                          (a)     Each of the Purchasers, severally and not
jointly, agrees to indemnify the Company, and each of the Company's officers, directors, employees, agents and representatives, against and hold the Company, and each of the Company's officers, directors, employees, agents and representatives, harmless from all claims, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred by the Company in any action between the Company and such Purchaser or between the Company and any third party or otherwise) and liabilities of and damages to the Company arising out of the material breach of any representation, warranty, covenant or agreement of such Purchaser in this Agreement.

                          (b)     The Company agrees to give the Purchasers
prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The indemnifying Purchasers shall have the right to direct, through counsel of their own choosing, the defense or settlement of any such claim, assertion, event or proceeding (provided that such Purchasers shall have first acknowledged their indemnification obligations hereunder specifically in respect of such claim, assertion, event or proceeding) at their own expense, which counsel shall be reasonably satisfactory to the Company. If the indemnifying Purchasers elect to assume the defense of any such claim, assertion, event or proceeding, the Company may participate in such defense, but in such case the expenses of the Company incurred in connection with such participation shall be paid by the Company. The Company shall cooperate with the indemnifying Purchasers in the defense or settlement of any such claim, assertion, event or proceeding. If the indemnifying Purchasers elect to direct the defense of any such claim, assertion, event or proceeding, the Company shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless such Purchasers consent in writing to such payment or unless such Purchasers withdraw from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of such Purchasers is entered against the Company for such liability. If the indemnifying Purchasers shall fail to defend, or if, after commencing or undertaking any such defense, such Purchasers fail to prosecute or withdraw from such defense, the Company shall have the right to undertake the defense or settlement thereof at such Purchaser's expense.

                 4.9 CONSENTS. The Company and each of the Purchasers will use its reasonable best efforts to obtain all necessary waivers, consents and approvals of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement and each agreement contemplated hereby, including, but not limited to, those required in connection with the filing of any required HSR Reports and Forms A and any filings to be made in connection with or in compliance with the provisions of each of the Securities Act, the Exchange Act and any applicable state securities laws.


                                    A-16.

                 4.10 USE OF PROCEEDS. The Company covenants and agrees that it will use the proceeds from the sale of the Shares hereunder to consummate the transactions contemplated by the Amended Merger Agreement.

                 4.11 IP CONSENT TO AMENDING AND RESTATING OF ORIGINAL MERGER AGREEMENT. Pursuant to Section 5.1(c) of the Original Stock Purchase Agreement, IP consents to each and every amendment, modification or waiver by the Company of the provisions of the Original Merger Agreement and all agreements contemplated thereby, as evidenced by the provisions of the Amended Merger Agreement and all agreements contemplated thereby.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

                 5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by IP and the Company on or prior to the Closing Date of the following conditions:

                          (a)     No United States or state governmental
authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement or restricting the operation of the business of the Company and the Subsidiaries as conducted on the date hereof in a manner that would have a Material Adverse Effect on the Company.

                          (b)     Any waiting period applicable to the
transactions contemplated by this Agreement and each agreement contemplated hereby, including, without limitation, those applicable to any HSR Report or Form A or any filing in connection with or in compliance with the provisions of each of the Securities Act, the Exchange Act and any applicable state securities laws shall have expired or been terminated.

                          (c)     The Amended Merger Agreement shall not have
been materially amended or modified, nor any material provision thereof waived by the Company, except upon the consent of IP in its sole discretion (such consent not to be unreasonably withheld), and the Closing provided for in Section 1.4 hereof shall occur simultaneously with the closing of the transactions contemplated by the Amended Merger Agreement.

                 5.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the


                                      A-17.

fulfillment or waiver by the Company on or prior to the Closing Date of the following additional conditions:

                          (a)     The Purchasers shall have performed in all
material respects their obligations under this Agreement required to be performed by them on or prior to the Closing Date pursuant to the terms hereof.

                          (b)     The representations and warranties of the
Purchasers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date. Each of the Purchasers shall have delivered a certificate to the effect set forth in Sections 5.2(a) and
(b).

                          (c)     The Company shall have received fully
executed copies of the Amended Merger Agreement, the Subscription Agreements, the Registration Rights Agreement and any and all other agreements, documents, certificates or instruments contemplated by this Agreement and any of the foregoing.

                          (d)     All of the conditions to Closing set forth
in Article 8 of the Amended Merger Agreement shall have been satisfied or waived.

                          (e)     The warrants issued to III and held by IIA
as its agent shall be distributed to all partners of III.

                          (f)     The shareholders of the Company (including,
without limitation, the holders of the Voting Notes) shall have duly approved at the Shareholders Meeting (i) the issuance of the Shares pursuant to this Agreement, (ii) the amendment of the Bylaws of the Company, in form and substance reasonably satisfactory to IP, to increase the size of the Board of Directors from nine (9) to eleven (11) members, (iii) the election to such newly created vacancies of one independent director of the Company and a director designated by IP and (iv) the amendment to, or adoption of, its charter as contemplated by Section 5.3(l) hereof; provided, however, that a majority of shares held by persons not party to this Agreement or Associates of Purchasers shall have voted in favor of each of such proposals.

                          (g)     The Company shall have received, in a form
reasonably satisfactory to the Company, the favorable opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to IP.

                          (h)     The Company shall have received the
favorable written opinion of DLJ, financial advisor to the Company, dated as of February 17, 1997 as to the fairness on a financial basis of the terms of the Purchase and the transactions contemplated by this Agreement.


                                      A-18.

                          (i)     All necessary waivers or consents to,
approvals of and notices or filings with respect to the transactions contemplated by this Agreement and each agreement contemplated hereby shall have been obtained or made.

                          (j)     The Company shall have received such other
documents and instruments in connection with the Closing as are reasonably requested by it.

                 5.3 CONDITIONS TO THE OBLIGATIONS OF PURCHASERS. The obligations of the Purchasers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by IP on or prior to the Closing Date of the following additional conditions:

                          (a)     The Company shall have performed in all
material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

                          (b)     The representations and warranties of the
Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date. The Company shall have delivered to IP a certificate to the effect set forth in Sections 5.3(a) and (b).

                          (c)     Since September 30, 1996, there shall have
been no Material Adverse Effect on the Company.

                          (d)     The Company shall have caused the transfer
agent to deliver promptly to each of the Purchasers stock certificates in definitive form representing the number of Shares set forth opposite such Purchaser's name on Exhibit B hereto, registered in the name of such Purchaser.

                          (e)     The shareholders of the Company (including,
without limitation, the holders of the Voting Notes) shall have duly approved at the Shareholders Meeting (i) the issuance of the Shares pursuant to this Agreement, (ii) the amendment of the Bylaws of the Company, in form and substance reasonably satisfactory to IP, to increase the size of the Board of Directors from nine (9) to eleven (11) members and (iii) the election to such newly created vacancies of one independent director of the Company and a director designated by IP; provided, however, that a majority of shares held by persons not party to this Agreement or Associates of Purchasers shall have voted in favor of each of such proposals.

                          (f)     IP shall have received fully executed
copies of the Amended Merger Agreement, a term loan facility with terms that are generally consistent with or better for the Company than the terms set forth in the commitment letter from Chase to the


                                      A-19.

Company dated September 14, 1996, the Registration Rights Agreement and any and all other agreements, documents, certificates or instruments contemplated by this Agreement and any of the foregoing.

                          (g)     The Purchasers shall have received fully
executed copies of this Agreement and the Subscription Agreements.

                          (h)     The Purchasers shall have received, in a
form reasonably satisfactory to the Company, the favorable opinions of Riordan & McKinzie, counsel to the Company.

                          (i)     The Purchasers shall have received such
other documents and instruments in connection with the Closing as are reasonably requested by them.

                          (j)     All necessary waivers or consents to,
approvals of and notices or filings with respect to the transactions contemplated by this Agreement and each other agreement contemplated hereby and thereby shall have been obtained, including, without limitation, the waiver of all preemptive rights arising under the Common Stock Purchase Warrants issued pursuant to the Note Purchase Agreement and the Preferred Securities Purchase Agreement.

                          (k)     No action, suit, proceeding, claim or
dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any governmental authority against the Company or any of its Subsidiaries which would, if adversely determined, (a) have a Material Adverse Effect on the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the agreements contemplated hereby.

                          (l)     (i)  The Company shall have amended its
Restated Articles of Incorporation or adopted a charter, in each case in a manner satisfactory to IP and its counsel, to restrict the issuance or transfer of any Common Stock by the Company or any of its shareholders so as to reduce, to the extent practicable, the risk of an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder (collectively, "Section 382") and (ii) the Company shall have entered into agreements, in form and substance reasonably satisfactory to IP and its counsel, with all of its warrant holders in which such holders shall agree not to exercise any of their warrants in a manner that would cause, or increase the risk of, an "ownership change" within the meaning of Section 382 or otherwise conflict with the restrictions described in the immediately preceding subsection (i).

                          (m)     The Company shall have delivered to IP at
the Closing a schedule that has been prepared by the Company solely in reliance upon its review of its stock ledger, public filings of Schedules 13D and 13G under the Exchange Act as they relate


                                      A-20.

to ownership in the capital stock of the Company, and other matters to which it has actual knowledge, presenting information reasonably satisfactory to IP as of the Closing Date that there has been no increase in the Common Stock owned directly, indirectly or constructively by a "5-percent shareholder" (as such term is defined in Section 382) over the three-year period immediately preceding the Closing Date.

                                   ARTICLE VI

                                 MISCELLANEOUS

                 6.1 TERMINATION. This Agreement shall terminate and the transactions contemplated hereby may be abandoned simultaneous with the termination of the Amended Merger Agreement (as the same may be amended from time to time pursuant to Section 5.1(c) hereof). In the event the Closing shall occur, this Agreement shall thereafter terminate at such time as, by their terms, all of the obligations under Sections 4.2 and 4.3 are no longer in effect.

                 6.2 AMENDMENT. This Agreement may be amended by the parties hereto. This Agreement may be amended by an instrument in writing without each party's written agreement, but no such amendment shall be enforceable against any party which has not signed such amendment.

                 6.3 WAIVER. At any time prior to the Closing Date, the Company or IP may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions herein, provided that any such waiver of or failure to insist on strict compliance with any such representation, warranty, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any agreement on the part of the Company or IP to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                 6.4 SURVIVAL. The representations, warranties, covenants and agreements set forth in Articles II, III and IV shall survive the Closing.

                 6.5 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:


                                    A-21.

                                  If to the Company, to:

                                  Superior National Insurance Group, Inc.
                                  26601 Agoura Road
                                  Calabasas, California 91302
                                  Fax: (818) 880-8615
                                  Attention:  J. Chris Seaman

                                  with copies to:

                                  Riordan & McKinzie
                                  5473 Corsa Avenue, Suite #116
                                  Westlake Village, California 91362
                                  Fax: (818) 706-2956
                                  Attention:  Dana M. Warren, Esq.

                                  If to IP, to:

                                  Insurance Partners, L.P.
                                  201 Main Street, Suite 2600
                                  Fort Worth, TX  76102
                                  Fax: (817) 338-2047
                                  Attention:  Mr. Charles Irwin

                                  and

                                  Insurance Partners Offshore (Bermuda), L.P.
                                  Cedar House
                                  41 Cedar Avenue
                                  P.O. Box HM 1179
                                  Hamilton, HM-EX, Bermuda
                                  Fax: (809) 292-7768
                                  Attention:  Kenneth E.T. Robinson, Esq.

                                  with copies to:

                                  Paul, Weiss, Rifkind, Wharton & Garrison
                                  1285 Avenue of the Americas
                                  New York, NY  10019-6064
                                  Fax: (212) 757-3990
                                  Attention:  Judith R. Thoyer, Esq.

                                  and


                                      A-22.

                                  Insurance Partners Advisors, L.P.
                                  One Chase Manhattan Plaza
                                  44th Floor
                                  New York, NY  10005
                                  Fax:  (212) 898-8720
                                  Attention:  Mr. Steven B. Gruber

                          If to the Purchasers who executed the Subscription
Agreements, to the address and facsimile number set forth in their respective Subscription Agreement, or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date actually received.

                 6.6 HEADINGS; AGREEMENT. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The term "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the Exhibits hereto to be executed and delivered by parties relevant thereto.

                 6.7 PUBLICITY. So long as this Agreement is in effect, except as required by law, regulation or stock exchange requirements, the parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld or delayed or without consulting with the other parties as to the content of such press release or other announcement.

                 6.8 ENTIRE AGREEMENT. This Agreement (including all Exhibits hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                 6.9 CONVEYANCE TAXES. The Company agrees to assume liability for and to hold the Purchasers harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar taxes incurred as a result of the issuance and sale of the Shares as contemplated hereby.

                 6.10 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in the Exhibits to this Agreement or the other agreements contemplated hereby, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                                    A-23.

                 6.11 COUNTERPARTS. This Agreement, including the Subscription Agreements, may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                 6.12 GOVERNING LAW. The validity and interpretation of this Agreement shall be governed by the laws of the State of California, without reference to the conflict of laws principles thereof.

                 6.13 THIRD PARTY BENEFICIARIES. Subject to Sections 1.5, 4.7 and 4.8, this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                 6.14 COSTS AND EXPENSES. The Company will pay all costs and expenses incurred by IP in connection with the transactions contemplated hereby, including without limitation, the reasonable legal fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison and any filing fees paid in connection with the filing of HSR Reports by IP, whether or not the transactions contemplated hereby are consummated.


                                      A-24.

                 IN WITNESS WHEREOF, each of the Purchasers and the Company has caused this Agreement to be duly signed as of the date first written above.

                                     SUPERIOR NATIONAL INSURANCE GROUP, INC., a California corporation


                                     By: /s/ J. CHRIS SEAMAN
                                         -------------------------------------
                                         Name:   J. Chris Seaman
                                         Title:  Executive Vice President and
                                                 Chief Financial Officer

                                      INSURANCE PARTNERS, L.P.,
                                      a Delaware limited partnership

                                      By:  Insurance GenPar, L.P., its
                                           General Partner

                                      By:  Insurance GenPar MGP, L.P., its
                                           General Partner

                                      By:  Insurance GenPar MGP, Inc., its
                                           General Partner

                                      By:  /s/ STEVEN B. GRUBER
                                           -----------------------------------
                                           Name:  Steven B. Gruber
                                           Title: Vice President

                                      INSURANCE PARTNERS OFFSHORE (BERMUDA),
                                      L.P., a Bermuda limited partnership

                                      By: Insurance GenPar (Bermuda), L.P.,
                                          its General Partner

                                      By: Insurance GenPar (Bermuda) MGP, L.P.,
                                          its General Partner

                                      By: Insurance GenPar (Bermuda) MGP, Ltd.,
                                          its General Partner

                                      By: /s/ STEVEN B. GRUBER
                                          -------------------------------------
                                          Name:  Steven B. Gruber
                                          Title: Vice President

                [Acknowledgment and Agreement on Following Page]


                                    A-25.

Acknowledgement and Agreement:

               Each of the undersigned acknowledges that this Agreement affects its rights and by its signature below, the undersigned covenants and agrees that it and its officers, directors and managing partners shall be bound by the terms of this Agreement to the extent such terms apply to them. Each of the undersigned hereby provides the waiver required by Section 5.3(j) hereof.

                                     CENTRELINE REINSURANCE LIMITED,
                                     a Bermuda corporation


                                     By: /s/ STEVEN D. GERMAIN
                                         ------------------------------------
                                         Name:  Steven D. Germain
                                         Title: Senior Vice President

                                     CENTRE REINSURANCE LIMITED,
                                     a Bermuda corporation


                                     By: /s/ STEVEN D. GERMAIN
                                         -------------------------------------
                                         Name:  Steven D. Germain
                                         Title: Senior Vice President

                                     INTERNATIONAL INSURANCE INVESTORS, L.P., a Bermuda limited partnership

                                     By:  International Insurance Investors
                                          (Bermuda) Limited,
                                          a Bermuda corporation
                                     Its:    General Partner



                                     By: /s/ ROBERT SPASS
                                         ---------------------------------
                                         Name:  Robert Spass
                                         Title: President

                                     INTERNATIONAL INSURANCE ADVISORS, INC.,
                                     a Delaware corporation


                                     By: /s/ ROBERT SPASS
                                         --------------------------------
                                         Name:   Robert Spass
                                         Title:  President


                                      A-26.

                                   EXHIBIT A

                          STOCK SUBSCRIPTION AGREEMENT


                 This STOCK SUBSCRIPTION AGREEMENT (this "Subscription Agreement") dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, is made and entered into by and between Superior National Insurance Group, Inc., a California corporation (the "Company"), and _______________ (the "Purchaser"). This Subscription Agreement amends, restates and supersedes in its entirety the Stock Subscription Agreement dated as of September 17, 1996 by and between the same parties hereto. All capitalized terms used herein shall have the meanings ascribed to such terms in the Amended and Restated Stock Purchase Agreement dated as of February 17, 1997 (the "Stock Purchase Agreement") by and among the Company, IP and such other persons or entities that execute the Subscription Agreements attached thereto, to which this Subscription Agreement is attached as an Exhibit.

                                R E C I T A L S

                 WHEREAS, the Original Merger Agreement has been amended pursuant to the Amended Merger Agreement;

                 WHEREAS, the parties hereto have entered into this Subscription Agreement in order to reaffirm their commitments under the Original Stock Purchase Agreement, to evidence their consent to the changes set forth in the Amended Merger Agreement, and to reflect changes to the Original Stock Purchase Agreement necessitated by the amending of the Original Merger Agreement; and

                 WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to subscribe for and purchase from the Company, the number of Shares set forth below in Section 1 hereof on the terms and conditions set forth in this Subscription Agreement and the Stock Purchase Agreement.

                               A G R E E M E N T


                 NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein and in the Stock Purchase Agreement, the parties hereto agree as follows:

                 (a) SALE AND PURCHASE OF STOCK. The Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, subject to the terms and conditions set forth in this Subscription Agreement and the Stock Purchase


                                      A-27.

Agreement, __________ Shares, at a price of Seven Dollars and Fifty-Three Cents ($7.53) per Share, for an aggregate purchase price of $__________________.

                 (b) ONE AGREEMENT. This Subscription Agreement, when fully executed, shall be attached as an Exhibit to the Stock Purchase Agreement and become a part of the Stock Purchase Agreement. The Purchaser agrees (i) that he/she/it is a "Purchaser" as such term is defined in the Stock Purchase Agreement and (ii) to be bound by all terms, provisions and conditions of the Stock Purchase Agreement applicable to such Purchaser.

                 (c) NOTICES. Any notice or other writing given by either party hereto to the other party relating to the subject matter of this Agreement shall be delivered in the manner set forth in Section 6.5 of the Stock Purchase Agreement. Any such notice, if to the Purchaser, shall be delivered to:

                          -------------------------

                          -------------------------

                          -------------------------

                 (d) AMENDMENTS. This Subscription Agreement may be amended only by a written agreement executed by the Company and the Purchaser.

                 (e) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Agreement.


                                      A-28.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Subscription Agreement as of the day and year first above written.

THE COMPANY:

                                      SUPERIOR NATIONAL INSURANCE GROUP, INC., a California corporation


                                      By:
                                          -----------------------------------




PURCHASER:

                                          -----------------------------------




                                      A-29.

                                   EXHIBIT B

                    PURCHASERS OF THE SHARES OF COMMON STOCK

                           Number         Aggregate
     Purchaser           of Shares      Purchase Price
     ---------           ---------      --------------
IP Delaware              1,369,856      $10,315,015.00
IP Bermuda                 754,978        5,684,984.00
TJS Partners, L.P.         132,802          999,999.06
William L. Gentz            25,234          190,012.02
Robert J. Niebur             4,648           34,999.44
James L. Cinney              6,640           49,999.20
Joseph P. Wolonsky           9,296           69,998.88
Karl O. Johnson              9,296           69,998.88
Douglas R. Roche             9,296           69,998.88
Robert E. Nagle              3,984           29,999.52
Matthew Natalizio            5,976           44,999.28
Brian Fraher                 1,992           14,999.76
Sue Binder                   2,656           19,999.68
William Thomas               2,000           15,060.00
Allen Goodwin                1,328            9,999.84
George Moreno                1,328            9,999.84
Robert Henry                 1,992           14,999.76
Vicki Principe               1,324            9,969.72
Michael Anderson               996            7,499.88
Virgil Anderson              2,324           17,499.72
Thomas I. Boggs, Jr.         3,320           24,999.60
Phillip Bok                  1,000            7,530.00
Mona Davis                   1,000            7,530.00
Harold Fedora                1,000            7,530.00
William Ferrier              1,300            9,789.00
Cyndi Galhouse                 664            4,999.92
Henry Hulse                  1,000            7,530.00
Robert Hunter                1,000            7,530.00
Susan Laffer                 2,324           17,499.72
Dale O'Brien                 1,000            7,530.00
J. Chris Seaman             25,232          189,996.96
Robert Sholes                2,324           17,499.72
Jack Solomon                 1,328            9,999.84



                                      A-30.

                                    ANNEX B

                                 [LETTERHEAD]


                              February 17, 1997

Board of Directors
Superior National Insurance Group, Inc.
26601 Agoura Road
Calabasas, CA  91302

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to Superior National Insurance Group, Inc. (the "Company" or "SNTL") of: (i) the consideration to be paid by SNTL pursuant to: (a) the terms of the Agreement and Plan of Merger, dated as of February 17, 1997 (the "Agreement"), among the Company, SNTL Acquisition Corp. ("Merger Subsidiary") and PAC Rim Holding Corporation ("PRIM") pursuant to which Merger Subsidiary will be merged (the "Merger") with and into PRIM; and, (b) the terms of the Series A Convertible Debentures and the Series 1, 2 and 3 Detachable Warrant Purchase Agreement dated as of Septmber 17, 1996 as amended by the First Amendment thereto, dated as of February 17, 1997 (as amended, the "Debentures and Warrant Purchase Agreement") by and among the Company, PRAC Limited Partnership, Allstate Insurance Company and trusts managed by Richard H. Pickup pursuant to which the Company will purchase the Series A Convertible Debentures of PRIM (the "Convertible Debentures") and the Series 1 Detachable Warrants of PRIM (the "Warrants") and, (ii) the consideration to be received by the Company pursuant to the Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997 (as so amended and restated, the "Investor Agreement") among the Company, Insurance Partners L.P. ("IP"), Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda"), TJS Partners, L.P. ("TJS"), and certain members of the management of SNTL (together, with IP, IP Bermuda and TJS, the "Investor Group").

    Pursuant to the Agreement, subject to certain exceptions, holders of:
(i) the common stock, par value $0.01 per share, of PRIM ("PRIM Common Stock"), (ii) the Convertible Debentures; and, (iii) the Warrants will receive, in the aggregate, $42.0 million in cash. Pursuant to the Investor Agreement, the Investor Group will purchase $18.0 million of common stock, no par value ("SNTL Common Stock") of the Company at a price of $7.53 per share (the Investor Group purchase, together with the consideration to be paid by the Company to holders of each of the PRIM Common Stock, Convertible Debentures and Warrants, the "Transaction").

    In arriving at our opinion, we have reviewed the Agreement, the Investor Agreement, the Debentures and Warrant Purchase Agreement, the Series 3 Detachable Warrant Surrender Agreement dated as of September 17, 1996, as amended by the First Amendment thereto, dated as of February 17, 1997 by and among PRIM and the individuals named therein, a draft of the Registration Rights Agreement dated as of February 17, 1997 among the Company, IP and IP

Superior National Insurance Group, Inc.
Page 2                                                         February 17, 1997

Bermuda and the Voting Agreement dated as of February 17, 1997 by and among the Company and the holders of PRIM Common Stock and Convertible Debentures named therein. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and PRIM including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning December 31, 1997 and ending December 31, 2001, prepared by the management of the Company, certain financial projections of PRIM for the period beginning December 31, 1997 and ending December 31, 2001 prepared by the management of PRIM, and certain financial projections of the Company which are pro forma for the Transaction and certain other actions contemplated by the Company for the period beginning December 31, 1997 and ending December 31, 2001, prepared by the management of the Company. In addition, we have compared certain financial and securities date of the Company and PRIM with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of SNTL Common Stock and PRIM Common Stock, reviewed prices and premiums paid in certain other business combinations, considered the Company's access to sources of equity other than pursuant to the Investor Agreement and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in making an investment in the Company.

    In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and PRIM or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of PRIM. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and PRIM. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not constitute a recommendation to any member of the Board of Directors of the Company or shareholder as to how such member or shareholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for IP in the past and has been compensated for such

Superior National Insurance Group, Inc.
Page 3                                                         February 17, 1997

services. DLJ served as financial advisor to IP in IP's investments in NACOLAH, Highlands Insurance Group, Inc., and Provident Companies and as lead manager of the initial public offering of the common stock of Unionamerica Holdings, plc, an entity in which IP has an investment. Affiliates of DLJ, in the aggregate, own less than 2% of the limited partnership interests in each of IP, IP Bermuda and Insurance Partners Advisors, L.P.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Transaction as a whole is fair to the Company from a financial point of view.

                                       Very truly yours,

                                       DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION


                                       By: /s/ Mark K. Gormley
                                           ------------------------
                                           Mark K. Gormley
                                           Managing Director

                                   ANNEX  C
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                    ---------------------------------------
                          AGREEMENT AND PLAN OF MERGER
                    ---------------------------------------

                                     AMONG

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.,


                             SNTL ACQUISITION CORP.

                                      AND

                          PAC RIM HOLDING CORPORATION




                         Dated as of February 17, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE 1 - THE MERGER    . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.1   The Merger  . . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.2   The Closing   . . . . . . . . . . . . . . . . . . . . . . . .  1
        1.3   Effective Time  . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 2 - CERTIFICATE OF INCORPORATION AND BYLAWS
            OF THE SURVIVING CORPORATION  . . . . . . . . . . . . . . . . .  2
        2.1   Certificate of Incorporation  . . . . . . . . . . . . . . . .  2
        2.2   Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 3 - DIRECTORS AND OFFICERS OF THE SURVIVING
            CORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . .  2
        3.1   Directors   . . . . . . . . . . . . . . . . . . . . . . . . .  2
        3.2   Officers  . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 4 - CONVERSION OF PAC RIM COMMON STOCK
            AND OPTIONS; DEBENTURES AND WARRANTS  . . . . . . . . . . . . .  3
        4.1   Conversion of Pac Rim Common Stock  . . . . . . . . . . . . .  3
        4.2   Convertible Debentures  . . . . . . . . . . . . . . . . . . .  3
        4.3   Options   . . . . . . . . . . . . . . . . . . . . . . . . . .  3
        4.4   Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
        4.5   Definitions   . . . . . . . . . . . . . . . . . . . . . . . .  4
        4.6   Exchange of Certificates Representing
              Pac Rim Common Stock  . . . . . . . . . . . . . . . . . . . .  5
        4.7   Dissenting Shares   . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF PAC RIM   . . . . . . . . . .  7
        5.1   Existence; Good Standing; Corporate Authority;
              Compliance With Law   . . . . . . . . . . . . . . . . . . . .  7
        5.2   Authorization, Validity and Effect of Agreements  . . . . . .  8
        5.3   Capitalization  . . . . . . . . . . . . . . . . . . . . . . .  8
        5.4   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .  9
        5.5   Other Interests   . . . . . . . . . . . . . . . . . . . . .   10
        5.6   No Violation  . . . . . . . . . . . . . . . . . . . . . . .   10
        5.7   SEC Documents   . . . . . . . . . . . . . . . . . . . . . .   11
        5.8   Litigation  . . . . . . . . . . . . . . . . . . . . . . . .   12
        5.9   Absence of Certain Changes  . . . . . . . . . . . . . . . .   12
        5.10  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        5.11  Certain Employee Plans  . . . . . . . . . . . . . . . . . .   15
        5.12  Labor Matters   . . . . . . . . . . . . . . . . . . . . . .   16
        5.13  No Brokers  . . . . . . . . . . . . . . . . . . . . . . . .   16
        5.14  Fairness Opinion  . . . . . . . . . . . . . . . . . . . . .   16
        5.15  Liens   . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        5.16  Leased Real Property  . . . . . . . . . . . . . . . . . . .   17
        5.17  Environment Matters   . . . . . . . . . . . . . . . . . . .   17
        5.18  Intellectual Property   . . . . . . . . . . . . . . . . . .   18
        5.19  Powers of Attorney; Guarantees  . . . . . . . . . . . . . .   18
        5.20  Related Party Transactions  . . . . . . . . . . . . . . . .   18
        5.21  Information in Proxy Statements . . . . . . . . . . . . . .   19





                                     C-i.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT
            AND MERGER SUB    . . . . . . . . . . . . . . . . . . . . . .   19
      6.1   Existence; Good Standing; Corporate Authority;
            Compliance With Law   . . . . . . . . . . . . . . . . . . . .   19
      6.2   Authorization, Validity and Effect of Agreements  . . . . . .   19
      6.3   No Violation  . . . . . . . . . . . . . . . . . . . . . . . .   19
      6.4   Interim Operations of Merger Sub  . . . . . . . . . . . . . .   20
      6.5   Financing   . . . . . . . . . . . . . . . . . . . . . . . . .   20
      6.6   No Brokers  . . . . . . . . . . . . . . . . . . . . . . . . .   20
      6.7   Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . .   21
      6.8   Surviving Corporation After the Merger  . . . . . . . . . . .   21
      6.9   No Ownership of Company Capital Stock   . . . . . . . . . . .   21
      6.10  Information in Proxy Statement    . . . . . . . . . . . . . .   21

ARTICLE 7 - COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .   22
      7.1   Acquisition Proposals   . . . . . . . . . . . . . . . . . . .   22
      7.2   Conduct of Businesses   . . . . . . . . . . . . . . . . . . .   23
      7.3   Meeting of Stockholders   . . . . . . . . . . . . . . . . . .   26
      7.4   Filings; Other Action   . . . . . . . . . . . . . . . . . . .   26
      7.5   Inspection of Records; Access   . . . . . . . . . . . . . . .   27
      7.6   Publicity   . . . . . . . . . . . . . . . . . . . . . . . . .   28
      7.7   Proxy Statement   . . . . . . . . . . . . . . . . . . . . . .   28
      7.8   Further Action  . . . . . . . . . . . . . . . . . . . . . . .   28
      7.9   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
      7.10  Indemnification and Insurance   . . . . . . . . . . . . . . .   28
      7.11  Certain Benefits.   . . . . . . . . . . . . . . . . . . . . .   30
      7.12  Restructuring of Merger   . . . . . . . . . . . . . . . . . .   32
      7.13  Additional Agreements; Best Efforts   . . . . . . . . . . . .   32
      7.14  Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 8 - CONDITIONS    . . . . . . . . . . . . . . . . . . . . . . . .   32
      8.1   Conditions of Each Party's Obligation to Effect
            the Merger  . . . . . . . . . . . . . . . . . . . . . . . . .   32
      8.2   Conditions to Obligations of Pac Rim to Effect the
            Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
      8.3   Conditions to Obligation of Parent and Merger Sub to
            Effect the Merger   . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE 9 - TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . .   35
      9.1   Termination by Mutual Consent   . . . . . . . . . . . . . . .   35
      9.2   Termination by Either Parent or Pac Rim   . . . . . . . . . .   35
      9.3   Termination by Pac Rim  . . . . . . . . . . . . . . . . . . .   36
      9.4   Termination by Parent   . . . . . . . . . . . . . . . . . . .   36
      9.5   Effect of Termination and Abandonment   . . . . . . . . . . .   36
      9.6   Extension; Waiver   . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE 10 - LIQUIDATED DAMAGES AND BREAKUP FEE   . . . . . . . . . . . .   37
      10.1  Payment of Liquidated Damages by Parent   . . . . . . . . . .   37
      10.2  Payment of Liquidated Damages by Pac Rim  . . . . . . . . . .   37
      10.3  Payment of Breakup Fee By Pac Rim   . . . . . . . . . . . . .   37

ARTICLE 11 - GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . .   38
      11.1  Nonsurvival of Representations, Warranties and
            Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .   38





                                     C-ii.

      11.2  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . .   38
      11.3  Assignment; Binding Effect; Benefit   . . . . . . . . . . . .   39
      11.4  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . .   39
      11.5  Amendment   . . . . . . . . . . . . . . . . . . . . . . . . .   39
      11.6  Governing Law   . . . . . . . . . . . . . . . . . . . . . . .   40
      11.7  Venue   . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
      11.8  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . .   40
      11.9  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
      11.10 Interpretation  . . . . . . . . . . . . . . . . . . . . . . .   40
      11.11 Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . .   40
      11.12 Incorporation of Exhibits   . . . . . . . . . . . . . . . . .   40
      11.13 Severability  . . . . . . . . . . . . . . . . . . . . . . . .   40
      11.14 Enforcement of Agreement  . . . . . . . . . . . . . . . . . .   41
      11.15 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .   41
      11.16 Material Adverse Effect   . . . . . . . . . . . . . . . . . .   41
      11.17 Attorney's Fees   . . . . . . . . . . . . . . . . . . . . . .   42
      11.18 Performance by Merger Sub . . . . . . . . . . . . . . . . . .   42
      11.19 Prior Agreement   . . . . . . . . . . . . . . . . . . . . . . . 42

SCHEDULE 7.11(e) Severance Program  . . . . . . . . . . . . . . . . . . .   44
      Exhibit A Certificate of Incorporation of SNTL
      Acquisition Corporation   . . . . . . . . . . . . . . . . . . . . . . 46
      Exhibit B Bylaws of SNTL Acquisition Corp.  . . . . . . . . . . . . . 47
      Exhibit C Series A Convertible Debentures and Series
       1, 2 and 3 Detachable Warrant Purchase Agreement . . . . . . . . . . 48
      Exhibit D Option  . . . . . . . . . . . . . . . . . . . . . . . . . . 49
      Exhibit E Series 3 Warrant Surrender Agreement  . . . . . . . . . . . 50
      Exhibit F Executed Insurance Partners Stock
       Purchase Agreement   . . . . . . . . . . . . . . . . . . . . . . . . 51
      Exhibit G Voting Agreement  . . . . . . . . . . . . . . . . . . . . . 52
      Exhibit H Compensation Plan for Senior Management Plan  . . . . . . . 53
      Exhibit I Stanley Braun Employment Agreement and
      Amendments Thereto  . . . . . . . . . . . . . . . . . . . . . . . . . 54





                                      C-iii.

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of February 17, 1997 (the "Effective Date"), by and among SUPERIOR NATIONAL INSURANCE GROUP, INC., a California corporation ("Parent"), SNTL ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and PAC RIM HOLDING CORPORATION, a Delaware corporation ("Pac Rim"), with reference to the following recitals:

                                R E C I T A L S

         A. The Boards of Directors of Parent and Pac Rim each have determined that a business combination between Parent and Pac Rim is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits and, accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

         B. Parent, Merger Sub and Pac Rim entered into that certain Agreement and Plan of Merger dated as of September 17, 1996 (the "Prior Agreement"). Parent, Merger Sub and Pac Rim desire to amend and restate the Prior Agreement in accordance with the terms hereof.

         C. Parent, Merger Sub and Pac Rim desire to make certain representations, warranties, covenants and agreements in connection with the merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Pac Rim in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). Pac Rim shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 259 of the Delaware General Corporation Law (the "DGCL").

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Riordan & McKinzie, 300 South Grand Avenue, 29th Floor, Los Angeles, California 90071 at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in

                                     C-1.

Article 8 shall be fulfilled or waived in accordance herewith, or at such other time, date or place as Parent and Pac Rim may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.3 EFFECTIVE TIME. If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

      CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Sub (a copy of which is attached hereto as Exhibit A) in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law.

         2.2 BYLAWS. The Bylaws of Merger Sub (a copy of which is attached hereto as Exhibit B) in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         3.1 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         3.2 OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                      C-2.

                                   ARTICLE 4

                     CONVERSION OF PAC RIM COMMON STOCK AND
                        OPTIONS; DEBENTURES AND WARRANTS

         4.1 CONVERSION OF PAC RIM COMMON STOCK. (a) At the Effective Time, each share of the common stock, $0.01 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, $0.01 par value, of the Surviving Corporation.

         (b) At the Effective Time, each share of the common stock, $0.01 par value, of Pac Rim (the "Pac Rim Common Stock") issued and outstanding immediately prior to the Effective Time, other than the Dissenting Shares (as defined below), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in the amount of the "Merger Price Per Share" (as defined in Section 4.5(c) hereof), without interest except for that certain interest payable under
Section 9.2 hereof, which interest shall be distributed pro rata on a per share basis.

         (c) As a result of the merger and without any action on the part of the holders thereof, all shares of Pac Rim Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Pac Rim Common Stock shall thereafter cease to have any rights with respect to such shares of Pac Rim Common Stock, except the right to receive the merger price per share upon the surrender of such certificate.

         (d) Each share of Pac Rim Common Stock issued and held in Pac Rim's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

         4.2 CONVERTIBLE DEBENTURES. At the Effective Time and in accordance with the terms of that certain Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrant Purchase Agreement dated as of September 17, 1996 and that certain First Amendment to Series 1, 2 and 3 Detachable Warrant Purchase Agreement of even date herewith, copies of which are attached hereto as Exhibit C (collectively, the "Purchase Agreement"), the holders of the Convertible Debentures (as defined in Section 5.3 hereof) shall be entitled to receive the aggregate consideration of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the "Debenture Consideration").

         4.3 OPTIONS. At the Effective Time, each holder of a then outstanding "In The Money Option" (as defined in Section 4.5(a) hereof) to purchase shares of Pac Rim Common Stock under the Pac Rim Holding Corporation 1987 Stock Option Plan (the "1987 Plan") and the Pac Rim Holding Corporation 1988 Stock Option Plan (the "1988 Plan") (the 1987 Plan and 1988 Plan, collectively, the "Pac Rim Stock Option Plans") shall, in settlement thereof, receive from Pac Rim

                                      C-3.

for each share of Pac Rim Common Stock subject to such option an amount (subject to applicable withholding tax) in cash equal to the excess of the Merger Price Per Share over the per share exercise or strike price of such option as of the Effective Time, multiplied by the total number of shares of Pac Rim Common Stock issuable upon the exercise of such option (such amount being hereinafter referred to as the "Option Consideration"). At the Effective Time, each In The Money Option shall be cancelled and converted into the right to receive the Option Consideration. The surrender of an In The Money Option shall be deemed a release of any and all rights the holder had or may have had in respect of such option. Each "Out Of The Money Option" (as defined in Section 4.5(e) hereof) shall be cancelled without consideration.

         4.4 WARRANTS. At the Effective Time, each holder of a then outstanding "In The Money Warrant" (as defined in Section 4.5(a) hereof) to purchase shares of Pac Rim Common Stock pursuant to the terms of the Debenture/Warrant Agreement (as defined in Section 5.3 hereof) shall, in settlement thereof and pursuant to the terms of the Purchase Agreement, receive from Pac Rim for each share of Pac Rim Common Stock subject to such warrant an amount in cash equal to the excess of the Merger Price Per Share over the per share exercise or strike price of such warrant as of the Effective Time (after adjustment of the exercise or strike price, if applicable, under the Debenture/Warrant Agreement, which adjustments have been finalized), multiplied by the total number of shares issuable upon the exercise of such warrant (such amount being hereinafter referred to as the "Warrant Consideration"). At the Effective Time, each In The Money Warrant shall be cancelled and converted into the right to receive the Warrant Consideration. The surrender of a warrant shall be deemed a release of any and all rights the holder had or may have had in respect of such warrant. Each Out Of The Money Warrant (as defined in Section 4.5(f) hereof) shall be cancelled without consideration.

         4.5 DEFINITIONS. The following terms shall, when used in this Agreement, have the following meanings:

         (a) "In The Money Option" means an option issued under the Pac Rim Stock Option Plans whose exercise price per share as of the Effective Time is less than the Merger Price Per Share.

         (b) "In The Money Warrant" means a warrant issued pursuant to the Debenture/Warrant Agreement (as defined in Section 5.3 hereof) whose exercise price per share as of the Effective Time is less than the Merger Price Per Share.

         (c) "Merger Price Per Share" is $22,021,032 (the "Purchase Price") plus the aggregate exercise price for the In The Money Options and In The Money Warrants divided by the "Deemed Number of Shares" (as defined in Section 4.5(d) hereof). The Merger Price Per Share" shall be rounded to the nearest $0.0025. In no event will the Merger Price Per Share cause the amounts calculated pursuant to Sections 4.1, 4.2, 4.3 and 4.4 hereof to exceed $42,021,032 in the

                                      C-4.

aggregate, subject to the effect of rounding discussed in the preceding sentence.

         (d) "Deemed Number of Shares" is the actual number of outstanding shares of Pac Rim Common Stock as of the Effective Time plus the total number of shares of Pac Rim Common Stock that would be issued upon exercising all of the In The Money Options and In The Money Warrants outstanding as of the Effective Time.

         (e) "Out Of The Money Options" means all options issued under the Pac Rim Stock Option Plans that are not In The Money Options.

         (f) "Out Of The Money Warrants" means all warrants issued under the Debenture/Purchase Agreement that are not In The Money Warrants.

         4.6  EXCHANGE OF CERTIFICATES REPRESENTING PAC RIM COMMON STOCK.

         (a) On the Closing Date, Parent shall deposit, or shall cause to be deposited, with a bank or trust company selected by Parent, which shall be Parent's paying and transfer agent (the "Exchange Agent"), for the benefit of the holders of shares of Pac Rim Common Stock and to settle the In The Money Options, for payment in accordance with this Article 4, $22,021,032 less the Warrant Consideration, and any amounts attributable to the Dissenting Shares (as hereinafter defined), such amount being hereinafter referred to as the "Exchange Fund", to be paid pursuant to this Section 4.6 in exchange for outstanding shares of Pac Rim Common Stock and pursuant to Section 4.3 upon settlement of the In The Money Options.

         (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery of such Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Price Per Share hereunder. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, in cash, the product of (x) the Merger Price Per Share and (y) the number of shares of Pac Rim Common Stock represented by such Certificates so surrendered by such holder, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Pac Rim Common Stock which is not registered in the transfer records of Pac Rim, the Exchange Agent may condition payment hereunder upon the surrender of the Certificate representing such Pac Rim Common Stock to the Exchange Agent, accompanied by all documents required to evidence and effect

                                      C-5.

such transfer and to evidence that any applicable stock transfer taxes have been paid.

         (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of Pac Rim of the shares of Pac Rim Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for payment in accordance with the procedures set forth in this Article 4.

         (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of Pac Rim nine (9) months after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of Pac Rim who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation as general creditors thereof for payment of the Purchase Price in respect of each share of Pac Rim Common Stock that such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         (e) None of Parent, Pac Rim, the Exchange Agent or any other person shall be liable to any former holder of shares of Pac Rim Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Merger Price Per Share as provided in Section 4.6(a), deliverable in respect thereof pursuant to this Agreement.

         4.7  DISSENTING SHARES.

         (a) Notwithstanding anything in this Agreement to the contrary, shares of Pac Rim Common Stock which are held by any recordholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal rights in accordance with Section 262 of the DGCL ("the Dissenting Shares") shall not be converted into the right to receive the Merger Price Per Share hereunder but shall become the right to receive such consideration as may be determined due in respect of such Dissenting Shares pursuant to the DGCL; PROVIDED, HOWEVER, that any holder of Dissenting Shares who shall have failed to perfect, or shall have withdrawn or lost, his rights to appraisal of such Dissenting Shares, in each case under the DGCL, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as

                                      C-6.

of the Effective Time, the Merger Price Per Share in accordance with this
Article 4, without interest.  Notwithstanding anything contained in this
Section 4.7, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of Pac Rim revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares shall cease. The Surviving Corporation shall be the only obligor with respect to and shall comply with all of its obligations under the DGCL with respect to holders of Dissenting Shares.

         (b) Pac Rim shall give Parent (i) prompt notice of any demands for appraisal, and any withdrawals of such demands, received by Pac Rim and any other related instruments served pursuant to the DGCL and received by Pac Rim, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Pac Rim shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle any such demands.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PAC RIM

         Except as set forth in the disclosure letter delivered by or on behalf of Pac Rim to Parent at or prior to the execution hereof in form and substance satisfactory to Parent (the "Pac Rim Disclosure Letter") and except to the extent qualified by Section 11.16(b) hereof, Pac Rim represents and warrants to Parent as of the date of this Agreement as follows:

         5.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Pac Rim is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Pac Rim is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. Pac Rim has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of Pac Rim's "Subsidiaries" (as defined in Section 11.15 hereof) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. The Pac Rim Disclosure Letter sets forth the states in which Pac Rim and its Subsidiaries are incorporated and licensed or qualified to do business. Neither Pac Rim nor any of its

                                      C-7.

Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal. Neither Pac Rim nor any of its Subsidiaries is in violation of any law, ordinance, governmental rule or regulation to which Pac Rim or any Pac Rim Subsidiary or any of their respective properties or assets is subject. Pac Rim and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted. The copies of Pac Rim's Certificate of Incorporation and Bylaws previously delivered to Parent are true and correct.

         5.2  AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

         (a) Pac Rim has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of at least seventy percent (70%) in the aggregate of (i) the issued and outstanding shares of Pac Rim Common Stock and (ii) the number of shares of Pac Rim Common Stock into which the outstanding Convertible Debentures (as hereinafter defined) may be converted, voting together, the consummation by Pac Rim of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Pac Rim, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         (b) The provisions of Section 203 of the DGCL do not apply to Pac Rim's obligations under the transactions contemplated by this Agreement.

         5.3 CAPITALIZATION. The authorized capital stock of Pac Rim consists of 35,000,000 shares of Pac Rim Common Stock, and 500,000 shares of preferred stock (the "Pac Rim Preferred Stock"). As of December 31, 1996, there were 9,528,200 shares of Pac Rim Common Stock issued and outstanding and no shares of Pac Rim Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of Pac Rim have been issued, except pursuant to the Pac Rim Stock Option Plans. All options outstanding under the Pac Rim Stock Option Plans and the exercise price and vesting status thereof (assuming a Closing occurs) are set forth in Exhibit D. In addition, pursuant to the terms of that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated as of April 15, 1994, as amended (the "Debenture/Warrant Agreement"), Pac Rim has issued and outstanding (i) TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) aggregate amount of its eight percent (8%) Series A Convertible Debentures (the "Convertible Debentures"); (ii) 1,500,000 detachable warrants each exercisable at the price of $2.50 for one share of Pac Rim Common Stock (the "Series 1 Warrants"), which, following all adjustments required under the Debenture/Warrant Agreement, will be exercisable at the Effective Time for $0.83 per share of Pac Rim

                                      C-8.

Common Stock; (iii) 1,500,000 detachable warrants each exercisable at the price of $3.00 for one share of Pac Rim Common Stock (the "Series 2 Warrants"); and (iv) 800,000 detachable warrants each exercisable at the price of $3.50 for one share of Pac Rim Common Stock (the "Series 3 Warrants"). The Series 1 Warrants, Series 2 Warrants and Series 3 Warrants shall be referred to, collectively, as the "Warrants." The Series 3 Detachable Warrant Surrender Agreement dated as of September 17, 1996 and the First Amendment to Series 3 Detachable Warrant Surrender Agreement of even date herewith, both of which are attached hereto as Exhibit E (collectively, the "Surrender Agreement"), and the Purchase Agreement will transfer, if consummated, title to all the outstanding Warrants and Convertible Debentures.

         Except as set forth above, Pac Rim has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Pac Rim on any matter. All such issued and outstanding shares of Pac Rim Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement, the Pac Rim Stock Option Plans, the Convertible Debentures and the Warrants, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Pac Rim or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Pac Rim or any of its Subsidiaries. As of December 31, 1996, 12,487,730 shares of Common Stock were reserved for issuance and are issuable upon or otherwise deliverable in connection with options outstanding under the Pac Rim Stock Option Plans, the Convertible Debentures and the Warrants; since that date, no options have been granted under the Pac Rim Stock Option Plans, no new option plans have been authorized or adopted and no new warrants or convertible debentures with respect to the Common Stock have been issued. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of Pac Rim or the Surviving Corporation pursuant to any Pac Rim Benefit Plans (as defined in Section 5.11). There are no outstanding obligations of Pac Rim or any of its Subsidiaries to purchase, redeem or otherwise acquire any shares of Pac Rim Common Stock, any capital voting securities or securities convertible into or exchangeable for capital stock or voting securities of Pac Rim. No shares of Pac Rim Common Stock are held in the Pac Rim Benefit Plans.

         5.4 SUBSIDIARIES. Pac Rim owns directly or indirectly each of the outstanding shares of capital stock of each of Pac Rim's Subsidiaries. Each of the outstanding shares of capital stock of each of Pac Rim's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Pac Rim free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Subsidiary of Pac Rim is set forth in the Pac Rim Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii)

                                     C-9.

its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital.

         5.5 OTHER INTERESTS. Except for interests in the Pac Rim Subsidiaries and The Pacific Rim Assurance Company's (the "Assurance Company") interest in its wholly-owned subsidiary, Regional Benefits Insurance Services, Inc., a California corporation, neither Pac Rim nor any Pac Rim Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity.

         5.6 NO VIOLATION. Neither the execution and delivery by Pac Rim of this Agreement nor the consummation by Pac Rim of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the respective certificates of incorporation or bylaws (or similar governing documents) of Pac Rim or its Subsidiaries; (ii) except as disclosed in the Pac Rim Reports (as defined in Section 5.7), result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under, any of its existing Pac Rim Stock Option Plans, or any grant or award made under any of the foregoing other than accelerated vesting of outstanding options under stock option agreements in existence on the date hereof with certain employees of Pac Rim or any of its Subsidiaries by reason of, in whole or in part, the consummation of the Merger; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Pac Rim or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Pac Rim or any of its Subsidiaries is a party, or by which Pac Rim or any of its Subsidiaries or any of their properties is bound or affected; (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Pac Rim or any of its Subsidiaries or any of their respective properties or assets; or
(v) other than the filings provided for in Article 1, certain federal, state and local regulatory filings, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state insurance law (including California Insurance Code Sections 1215 ET SEQ.), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority.

                                      C-10.

         5.7 SEC DOCUMENTS; PRELIMINARY DOCUMENTS. (a) Pac Rim has delivered to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1993, including, without limitation, (i) its Annual Report on Form 10-K for the years ended December 31, 1993, 1994 and 1995, (ii) its Quarterly Report on Form 10-Q for the periods ended March 31, June 30, and September 30, 1996, and (iii) its Proxy Statements for the Annual Meeting of Stockholders held in 1994, 1995 and on July 10, 1996, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Pac Rim Reports"), which constitute all such Reports that were required to be filed during such period. As of their respective dates, the Pac Rim Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) (i) were prepared in all respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Pac Rim included in or incorporated by reference into the Pac Rim Reports (including the related notes and schedules) and the Preliminary Documents (as defined in Section 5.7(b) hereof) fairly presents the consolidated financial position of Pac Rim and the Pac Rim Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Pac Rim included in or incorporated by reference into the Pac Rim Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Pac Rim and the Pac Rim Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. To the knowledge of Pac Rim and its Subsidiaries and except as qualified in the Pac Rim Disclosure Letter, the financial statements of Assurance Company fairly present the financial condition, results of operations, retained earnings and cash flows of Assurance Company in accordance with Statutory Accounting Principles, except as may be noted therein. Except as provided in Section 5.7(b) hereof and reflected or reserved against or disclosed in the financial statements of Pac Rim (and the notes thereto) included in the Pac Rim Reports and the Preliminary Documents and incurred subsequent to December 31, 1996 in the ordinary course of business consistent with past practice, neither Pac Rim nor any of its Subsidiaries has any liabilities, of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether required to be recorded or reflected on a balance sheet (or the notes thereto) under GAAP. Except as described in the Pac Rim Disclosure Letter, since December 31, 1996, neither Pac Rim nor any Subsidiary of Pac Rim has incurred any liabilities other than liabilities which have

                                      C-11.

been incurred in the ordinary course of business consistent with past practice.

         (b) Pac Rim has delivered to Parent its Preliminary Draft and Unadjusted Balance Sheet as of December 31, 1996 and Statement of Operations for the year ended December 31, 1996, both of which do not reflect the effect of any increase in loss and loss adjustment expenses of Assurance Company (collectively, the "Preliminary Documents"). Prior to the issuance of Assurance Company's financial statements for the year ended December 31, 1996, Assurance Company will recognize additional reserve strengthening of approximately $12 million for 1995 and prior accident years.

         5.8 LITIGATION. Except as disclosed in the Pac Rim Reports filed with the SEC prior to the date hereof and as otherwise set forth in this
Section 5.8, neither Pac Rim nor its Subsidiaries have been notified that any governmental investigations are being conducted with respect to their respective properties, assets, permits or licenses, and there are no actions, suits or proceedings pending against Pac Rim or the Pac Rim Subsidiaries or, to the knowledge of Pac Rim, threatened against Pac Rim or the Pac Rim Subsidiaries or any of their respective properties or assets, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that would prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in the Pac Rim Reports filed with the SEC prior to the date hereof, neither Pac Rim nor any of its Subsidiaries are subject to any outstanding order, writ, injunction or decree which would prevent or delay the consummation of the transactions contemplated hereby. The California Department of Insurance (the "California Department") is currently conducting a triennial examination of the Assurance Company and the Assurance Company was named as a defendant in the following actions: (1) NPI MEDICAL GROUP, ET AL. v. STATE COMPENSATION INSURANCE FUND, ET AL., Case No. BC 116099, Superior Court of the State of California, Los Angeles County; and (2) FWHC MEDICAL GROUP, ET AL. v. STATE COMPENSATION INSURANCE FUND, ET AL, Case No. BC 089361, Superior Court of the State of California, Los Angeles County.

         5.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, each of Pac Rim and its Subsidiaries has conducted its business only in the ordinary course of such business and there has not been (i) any event or changes with respect to Pac Rim and its Subsidiaries, excluding changes due to general economic conditions, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any repurchase, redemption or other acquisition by Pac Rim or its Subsidiaries of any outstanding shares of capital stock or other securities in, or other ownership interests in, Pac Rim or any of its Subsidiaries, (iii) any change in its accounting principles, practices or methods or (iv) any event or changes or action taken which would constitute a breach of Section 7.2 of this Agreement if it had occurred or been taken after the date hereof; PROVIDED, HOWEVER, this Section 5.9(iv) shall not apply to subsections (c) or
(e) of Section 7.2.

                                      C-12.

         5.10  TAXES.

         (a) FILING OF TAX RETURNS. Pac Rim (including, for purposes of this Section 5.10, each of its Subsidiaries from time to time) has timely filed with the proper taxing or other governmental authorities all returns (including, without limitation, information returns and other tax-related information) in respect of Taxes (as such term is defined in Section 5.10(e)) required to be filed through the date hereof. Such returns and information filed are, to the knowledge of Pac Rim, complete, correct and accurate in all respects. Pac Rim has delivered to Parent complete and accurate copies of all of Pac Rim's federal, state and local Tax returns filed for its taxable years ended 1991 through 1995. Pac Rim has not filed any federal, state or local tax returns for its taxable year ended December 31, 1996, or delivered to Parent complete and accurate copies of all such returns that have been filed for such taxable year.

         (b) PAYMENT OF TAXES. All Taxes for which Pac Rim is shown as owing on any Tax return for any period or portion thereof ending on or before the Closing Date, shall have been paid, or an adequate reserve (in conformity with GAAP applied on a consistent basis and in accordance with Pac Rim's past custom and practice) has been established therefor, and Pac Rim has no liability (whether or not due and payable) for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Pac Rim has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or other governmental authority. Pac Rim had, as of December 31, 1995, a net operating loss carryover of $2,676,000 for federal income tax purposes (the "NOL").

         (c)  AUDIT HISTORY.  Except as set forth in the Pac Rim Disclosure
Letter:

                 (i) No deficiencies for Taxes or adjustments to the NOL of Pac Rim have been claimed, proposed or assessed by any taxing or other governmental authority.

                 (ii) There are no pending or, to the best of Pac Rim's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of Pac Rim, and there are no matters under discussion with any taxing or other governmental authority with respect to Taxes of Pac Rim.

                 (iii) All audits of federal, state and local returns for Taxes by the relevant taxing or other governmental authority have been completed for all periods.

                 (iv) Pac Rim has not been notified in writing that any taxing or other governmental authority intends to audit a return for any other period.





                                      C-13.

                 (v) No extension of a statute of limitations relating to Taxes is in effect with respect to Pac Rim.

         (d)  TAX ELECTIONS.  Except as set forth in the Pac Rim Disclosure
Letter:

                 (i) There are no material elections with respect to Taxes affecting Pac Rim.

                 (ii) Pac Rim has not made an election and is not required to treat any asset of Pac Rim as owned by another person or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Internal Revenue Code of 1986, as amended (the "Code"), or under any comparable state or local income Tax or other Tax provision.

                 (iii) Pac Rim is not a party to or bound by any binding tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other person or entity.

                 (iv) Pac Rim has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have
         Section 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset owned by it.

         (e) ADDITIONAL TAX REPRESENTATIONS. Except as set forth in the Pac Rim Disclosure Letter:

                 (i) There are no liens for Taxes (other than for Taxes not yet delinquent upon the assets of Pac Rim).

                 (ii) Pac Rim has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, nor has Pac Rim or any present or former Subsidiary of Pac Rim, or any predecessor or affiliate of any of them, become liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other person or entity under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law.

                 (iii) Pac Rim has not made, requested or agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year.

                 (iv) Pac Rim is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or would require payment of any amount as to which a deduction may be denied under
         Section 162(m) of the Code.





                                      C-14.

                 (v) Pac Rim is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal, state, local or foreign Tax purposes.

                 (vi) Pac Rim has prepared and made available to Parent all of Pac Rim's books and working papers that clearly demonstrate the income and activities of Pac Rim for the last full reporting period ending prior to the date hereof.

                 (vii) Pac Rim has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section
         897(c)(1)(A)(ii).

         (f) DEFINITION OF TAXES. For purposes of this Agreement, the term "Taxes" shall mean all federal, state, local, foreign and other taxes, assessments or other governmental charges, including, without limitation, income, estimated income, gross receipts, profits, occupation, franchise, capital stock, real or personal property, sales, use, value added, transfer, license, commercial rent, payroll, employment or unemployment, social security, disability, withholding, alternative or add-on minimum, customs, excise, stamp or environmental taxes, and further including all interest, penalties and additions in connection therewith for which Pac Rim may be liable.

         5.11  CERTAIN EMPLOYEE PLANS.

         (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding (whether or not legally binding), in each case maintained or contributed to for the benefit of employees of Pac Rim or any of its Subsidiaries (all the foregoing being herein called the "Pac Rim Benefit Plans"), individually and in the aggregate, no event has occurred, and to the knowledge of Pac Rim or any of its Subsidiaries, there exists no condition or set of circumstances, in connection with which Pac Rim or any of its Subsidiaries could be subject to any liability (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA or any other applicable law.

         (b) With respect to the Pac Rim Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, established in accordance with GAAP, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Pac Rim or any of its Subsidiaries. Pac Rim has not





                                      C-15.

been nor is it currently obligated under any multi-employer plans as defined in ERISA.

         (c) Except as required by applicable law, neither Pac Rim nor any of its Subsidiaries provides any health, welfare or life insurance benefits to any of their former or retired employees.

         (d)  Except for changes due to increases in the length of employment,
Schedule 5.11(d) of the Pac Rim Disclosure Letter lists the employees of Pac Rim and its Subsidiaries who are eligible for severance benefits and the amounts that would be due such employees if they were terminated as of February 7, 1997.

         5.12  LABOR MATTERS.

         (a) Neither Pac Rim nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Pac Rim, threatened against Pac Rim or its Subsidiaries relating to their business. To the knowledge of Pac Rim, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Pac Rim or any of its Subsidiaries.

         (b) Pac Rim has delivered to Parent copies of all employment agreements, consulting agreements, severance agreements, bonus and incentive plans, profit-sharing plans and other agreements, plans or arrangements with respect to compensation of the employees or arrangements with respect to compensation of the employees of Pac Rim and its Subsidiaries (the "Compensation Arrangements") and, to the extent required by applicable regulation, all Compensation Arrangements are described in the Pac Rim Reports.

         5.13 NO BROKERS. Pac Rim has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Pac Rim or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Pac Rim has retained Salomon Brothers Inc ("Salomon"), whose fees and expenses will be paid by Pac Rim, as its financial advisor to render a fairness opinion with respect to the Purchase Price, which arrangement has been disclosed in writing to Parent prior to the date hereof. Other than the foregoing arrangement, Pac Rim is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby.

         5.14 FAIRNESS OPINION. Pac Rim has received the opinion of Salomon to the effect that the consideration to be received in





                                      C-16.

the Merger by the stockholders of Pac Rim is fair to such stockholders from a financial point of view.

         5.15 LIENS. Other than liens, mortgages, security interests, pledges and encumbrances which do not materially interfere with Pac Rim's or any of its Subsidiaries' use and enjoyment of their property or assets or diminish or detract from the value thereof, neither Pac Rim nor any of its Subsidiaries has granted, created or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral, assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever.

         5.16 LEASED REAL PROPERTY. Neither Pac Rim nor any Subsidiary owns any real property. The Pac Rim Disclosure Letter sets forth a list of all of the leases and subleases (the "Real Property Leases") under which, as of the date hereof, Pac Rim or any of its Subsidiaries has the right to occupy space. Pac Rim has heretofore delivered to the Parent a true, correct and complete copy of all of the Real Property Leases, including all amendments thereto. All Real Property Leases and leases pursuant to which Pac Rim or any of its Subsidiaries leases personal property from others are valid, binding and enforceable in accordance with their terms; neither Pac Rim nor any Subsidiary has received notice of any default by Pac Rim or any Subsidiary under any Real Property Lease; there are no existing defaults, or any condition or event which with the giving of notice or lapse of time would constitute a default, by any party to the Real Property Leases.

         5.17 ENVIRONMENTAL MATTERS. Attached to the Pac Rim Disclosure Letter are copies of all environmental audits or other studies or reports that Pac Rim has in its possession, which were prepared by third parties to assess Hazardous Material (as hereinafter defined) risks at any site or facility owned or leased presently or within the last three (3) years by Pac Rim or any of its Subsidiaries (a "Site"). Pac Rim and each of its Subsidiaries is in compliance with all, and has no liability under, any Environmental Laws (as defined below). Neither Pac Rim nor any of its Subsidiaries has been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such Environmental Laws either now or any time during the past three (3) years. There are no facts or circumstances which Pac Rim reasonably expects could form the basis for the assertion of any Claim (as defined below) against Pac Rim or any of its Subsidiaries relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under any Environmental Laws.

         For purposes of this Section 5.17, the following terms shall have the following meanings:

         (a) "Hazardous Materials" shall mean asbestos, petroleum products, underground tanks of any typeand all other materials now or hereafter defined as "hazardous substances," "hazardous





                                     C-17.

wastes," "toxic substances" or "solid wastes," or otherwise now or hereafter listed or regulated pursuant to (collectively, the "Environmental Laws"): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., and any amendments thereto; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., and any amendments thereto; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 ET SEQ.; and any other similar federal, state or local statute, regulation, ordinance, order, decree, or any other law, common law theory or reported decision of any state or federal court, as now or at any time hereafter in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

         (b) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against Pac Rim or any of its Subsidiaries.

         5.18 INTELLECTUAL PROPERTY. The Pac Rim Disclosure Letter identifies all registered trademarks, copyrights and patents owned or licensed by Pac Rim and its Subsidiaries as of the date hereof. To Pac Rim's best knowledge, Pac Rim or its Subsidiaries own, or are licensed or otherwise have adequate right to use, all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, know-how, technology, trade secrets and other proprietary information (collectively, the "Intellectual Property") which are material to the conduct of the business of Pac Rim and its Subsidiaries. Neither Pac Rim nor any of its Subsidiaries have received any written claims by any person, and neither Pac Rim nor any of its Subsidiaries has asserted a claim against any person, with respect to any of the Intellectual Property owned or used by Pac Rim or its Subsidiaries or challenging or questioning the validity or effectiveness of any license or agreement relating thereto to which Pac Rim or any Subsidiary is a party.

         5.19 POWERS OF ATTORNEY; GUARANTEES. Neither Pac Rim nor any of its Subsidiaries has any power of attorney outstanding, nor any liability as guarantor, surety, co-signer, endorser (other than for purposes of collection in the ordinary course of business) or co-maker in respect of the obligation of any person, corporation (other than wholly-owned Subsidiaries of Pac Rim), partnership, joint venture, association, organization or other entity.

         5.20 RELATED PARTY TRANSACTIONS. No director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in rule 12b-2 under the Exchange Act) of Pac Rim or any of its Subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to Pac Rim or any of its Subsidiaries; (ii) except as disclosed in Pac Rim's Proxy





                                      C-18.

Statement for its 1996 annual meeting, owns, directly or indirectly, any interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from or has the right to participate in the management, operations or profits of, any person or entity which is (x) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of Pac Rim or any of its Subsidiaries, (y) engaged in a business related to the business of Pac Rim or any of its Subsidiaries or (z) participating in any transaction to which Pac Rim or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with Pac Rim or any of its Subsidiaries.

         5.21 INFORMATION IN PROXY STATEMENT. None of the information supplied by Pac Rim or its Subsidiaries for inclusion or incorporation by reference in Parent's "Proxy Statement" (as hereinafter defined) for the special meeting of its stockholders to be called to consider the Stock Purchase Agreement referred to in Section 6.5 hereof will, at the date mailed to stockholders and at the time of the meeting of Parent's stockholders to be held in connection with the such Stock Purchase Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure letter delivered by or on behalf of Parent and Merger Sub to Pac Rim at or prior to the execution hereof in form and substance satisfactory to Pac Rim (the "Parent Disclosure Letter") and except to the extent qualified by Section 11.16(b) hereof, Parent and Merger Sub represent and warrant to Pac Rim as of the date of this Agreement as follows:

         6.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

         6.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of the Stock Purchase Agreement described in
Section 6.5 hereof by the holders of a majority of the outstanding shares of Parent's common stock, the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements





                                      C-19.

and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         6.3 NO VIOLATION. Neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will:
(i) conflict with or result in a breach of any provisions of the Articles of Incorporation of Parent, the Certificate of Incorporation of Merger Sub or Bylaws of Parent or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Parent or its "Subsidiaries" (as defined in Section 11.15 hereof) under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contact, agreement or other instrument, commitment or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority.

         6.4 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         6.5 FINANCING. In obtaining the funds necessary to enable Parent and Merger Sub to consummate the Merger on the terms contemplated by this Agreement, Parent has entered into a Stock Purchase Agreement dated as of September 17, 1996 (the "Stock Purchase Agreement") with Insurance Partners, L.P., a Delaware limited partnership ("IP") and Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IP Bermuda") (IP and IP Bermuda, collectively, "Insurance Partners"), and the additional equity investors a party thereto, for the sale of shares of Parent's common stock, an executed copy of which is attached hereto as Exhibit F. At the Effective Time, Parent and the Merger Sub will have available all funds necessary (a) for the acquisition of all the Convertible Debentures and In The Money Warrants, (b) for the acquisition of all shares of Pac Rim Common Stock and In The Money Options pursuant to the Merger and (c) to perform their respective obligations under this Agreement.





                                      C-20.

         6.6 NO BROKERS. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Pac Rim or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Donaldson, Lufkin, Jenrette Securities Corporation ("DLJ"), whose fees and expenses will be paid by Parent, as its financial advisor and to render a fairness opinion with respect to the sale of Parent's common stock pursuant to the Stock Purchase Agreement, which arrangement has been disclosed in writing to Pac Rim prior to the date hereof. Other than the foregoing arrangement, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         6.7 FAIRNESS OPINION. Parent has a received the opinion of DLJ to the effect that the financing arrangements described in Sections 6.5 and 7.14 hereof are fair to Parent's stockholders from a financial point of view.

         6.8 SURVIVING CORPORATION AFTER THE MERGER. Immediately after the Effective Time and after giving effect to any change in the Surviving Corporation's assets and liabilities as a result of the Merger, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on existing debts as they become absolute and mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred liabilities beyond its ability to pay as they become due.

         6.9 NO OWNERSHIP OF COMPANY CAPITAL STOCK. Neither Parent nor Merger Sub own, directly or indirectly, more that five percent (5%) of Pac Rim Common Stock.

         6.10 INFORMATION IN PROXY STATEMENT. None of the information supplied by Parent or Merger Sub for inclusion or incorporation by reference in Pac Rim's "Proxy Statement" (as hereinafter defined) for the special meeting of its stockholders to be called to consider the Merger will, at the date mailed to stockholders and at the time of the meeting of Pac Rim's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.





                                      C-21.

                                   ARTICLE 7

                                   COVENANTS

         7.1 ACQUISITION PROPOSALS. Prior to the Effective Time, Pac Rim agrees (a) that neither Pac Rim nor any of its Subsidiaries nor its or their officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) shall (except to the extent necessary to comply with fiduciary duties to stockholders as provided in this Section 7.1) initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation, tender offer, exchange offer, business combination or similar transaction involving, or any purchase of more than forty percent (40%) of the assets or any equity securities of, Pac Rim or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will inform any individuals or entities with whom an Acquisition Proposal is currently being discussed or hereinafter making an Acquisition Proposal of the obligations undertaken in this Section 7.1; and (c) that it will notify Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Pac Rim or its Subsidiaries; PROVIDED, HOWEVER, that nothing contained in this Section 7.1 shall, prior to approval of the transaction described herein by the holders of Pac Rim Common Stock, prohibit the Board of Directors of Pac Rim from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written Acquisition Proposal, if, and only to the extent that, (A) such Acquisition Proposal is on terms that the Board of Directors of Pac Rim determines, with the assistance of its financial advisors, represents a financially superior transaction to the holders of Pac Rim Common Stock compared with the Merger, (B) such Acquisition Proposal is not conditioned upon the acquiror obtaining financing, (C) the Board of Directors of Pac Rim determines in good faith, based as to legal matters on the written opinion of outside legal counsel, that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (D) two (2) business days prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Pac Rim provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or





                                      C-22.

entity, and furnishes Parent with the terms of and a copy of such Acquisition Proposal and (E) thereafter, Pac Rim keeps Parent informed of the status (and the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 7.1 shall (x) permit any party to terminate this Agreement (except as specifically provided in Article 9 hereof) or (z) affect any other obligation of any party under this Agreement.

         7.2 CONDUCT OF BUSINESSES. From the date hereof to the Effective Time, except as set forth in the Pac Rim Disclosure Letter or as contemplated by any other provision of this Agreement, unless Parent has consented in writing thereto, Pac Rim and its Subsidiaries:

         (a) shall conduct their operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

         (b) shall use their best commercial efforts to preserve intact their business organization and goodwill, keep available the services of their officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

         (c) shall confer on a regular basis with one or more representatives of Parent to report operational matters of materiality and any proposals to engage in material transactions;

         (d) shall not amend their Certificates of Incorporation or Articles of Incorporation, as the case may be, or Bylaws;

         (e) shall promptly notify Parent of (i) any material emergency or other material change in the condition (financial or otherwise), of Pac Rim's or any of its Subsidiary's business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties,
(ii) any material litigation or material governmental complaints, investigations or hearings, or (iii) the breach in any respect of any representation or warranty or covenant contained herein;

         (f) shall timely file all reports required by applicable securities laws, rules or regulations to be filed with the SEC and promptly deliver to Parent true and correct copies of any report, statement or schedule filed by Pac Rim with the SEC subsequent to the date of this Agreement;

         (g) shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect





                                      C-23.

any stock split or otherwise change its capitalization as it exists on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock from Pac Rim, (iii) increase any compensation or enter into or amend any employment severance, termination or similar agreement with any of its present or future officers or directors, except for normal increases in compensation to employees not earning more than $85,000 in annual base compensation consistent with past practice and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs; PROVIDED, HOWEVER, any such increases in annual base compensation shall not exceed five percent (5%) of such employees' current annual base compensation without the prior consent of Parent, which consent shall not be unreasonably withheld, or
(iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect, except for changes which may be required by applicable law;

         (h) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock for purposes other than satisfying its obligation to pay interest when due under the Debenture/Warrant Agreement; PROVIDED, HOWEVER, on the Closing Date, Pac Rim shall pay all interest accrued but unpaid as of such date under the Debenture/Warrant Agreement; (ii) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based Pac Rim Benefit Plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or (iii) split, combine or reclassify any of its capital stock;

         (i) shall not acquire, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business, consistent with past practice;

         (j) shall not (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) except for obligations of wholly-owned Subsidiaries of Pac Rim; assume, guaranty, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practices in an amount not material to Pac Rim and its Subsidiaries, taken as a whole; (iii) other than wholly-owned Subsidiaries of Pac Rim, make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of





                                      C-24.

Pac Rim or its Subsidiaries; (v) except for purchase money liens, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to create any mortgage, lien, pledge, charge, security interest or encumbrance of any kind of respect to such asset; or (vi) forgive any loans to officers, directors, employees or their affiliates and associates;

         (k) Except as provided in Section 7.1 hereof, enter into any commitment, contract or transaction outside the ordinary course of business consistent with past practices which would be material to Pac Rim and its Subsidiaries taken as a whole;

         (l) except as may be required as a result of a change in law or in GAAP shall not change any of the accounting principles or practices used by Pac Rim;

         (m) shall not (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to Pac Rim and its Subsidiaries taken as a whole; (iii) without the prior consent of Parent, which consent shall not be unreasonably withheld, authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $750,000; provided, that none of the foregoing shall limit any capital expenditure within the aggregate amount previously authorized by Pac Rim's Board of Directors for capital expenditures; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action which would be prohibited hereunder;

         (n) shall not make any tax election or settle or compromise any income tax liability material to Pac Rim and its Subsidiaries taken as a whole;

         (o) shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of business of liabilities reflected or reserved against in, and contemplated by, the consolidated financial statements (or the notes thereto) of Pac Rim and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

         (p) shall not settle or compromise any pending or threatened suit, action or claim relating to the transaction contemplated hereby; or


         (q) shall not take, or agree in writing or otherwise to take, any of the actions described in Sections 7.2(a) through 7.2(p) or any action that would make any of the representations





                                      C-25.

and warranties of Pac Rim contained in this Agreement untrue and incorrect as of the date when made.

         7.3 MEETING OF STOCKHOLDERS. Pac Rim and Parent (to the extent and if required on the part of Parent) shall each take all action necessary in accordance with applicable law and their Certificate of Incorporation or Articles of Incorporation, as the case may be, and Bylaws to convene a meeting of their stockholders as promptly as practicable to consider and vote upon the approval, in the case of Pac Rim, of this Agreement and the transactions contemplated hereby, and, in the case of Parent, the Stock Purchase Agreement in connection with the transaction contemplated hereby. The Boards of Directors of Pac Rim and Parent shall each recommend such approval and take all lawful action to solicit such approval, including, without limitation, timely mailing of the Proxy Statements (as defined in Section 7.7); PROVIDED, HOWEVER, that Pac Rim's Board of Directors' recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of Pac Rim in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law and consistent with Section 7.1 hereof. Following approval of this Agreement by Pac Rim's Board of Directors in connection with the vote of Pac Rim Common Stock, holders of the Convertible Debentures shall execute that certain Voting Agreement as of the date hereof, a copy of which will then be attached hereto as Exhibit G (the "Voting Agreement"). Pursuant to the terms thereof, the parties to the Voting Agreement shall agree to vote in favor of this Agreement and the Merger at a meeting of Pac Rim's stockholders.

         7.4 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, Pac Rim and Parent shall: (a) promptly, to the extent necessary, make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which Regulatory Filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, third parties or governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. Each of Parent and Pac Rim will use its best efforts to resolve such objections, if any, as may be asserted with respect to the Merger under the HSR Act or other antitrust laws. In the event a suit is instituted challenging the Merger as violative of the HSR Act or other antitrust laws, each of Parent and Pac Rim will use its best efforts to resist or resolve such suit. Each of Parent and Pac Rim and will use its best efforts to take such action





                                      C-26.

as may be required (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under the HSR Act or other antitrust Laws or (b) by any federal or state court of the United States, in any suit challenging the Merger as violative of the HSR Act or other antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the Merger. In complying with the foregoing, each of Parent and Pac Rim shall use all reasonable and appropriate measures available to them, including, if appropriate, "hold-separate" agreements or divestitures of Subsidiaries, assets or operations if necessary to consummate the transactions contemplated hereby, so long as such actions do not, in the aggregate, have a Pac Rim Material Adverse Effect (after giving effect to the Merger). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and Pac Rim shall take all such necessary action. Within four (4) days following the date of this Agreement, Parent and Merger Sub shall make all necessary filings with state insurance regulatory authorities, including the filing with the California Department of a Form A Information Statement (the "Form A") pursuant to California Insurance Code Section 1215 et seq. or supplementing or amending the Form A that was filed with the California Department in connection with the Prior Agreement. Parent and Merger Sub shall use their respective best efforts to promptly resolve any objections and respond to any inquiries that may arise in connection with any such filings. Pac Rim shall cooperate with Parent in connection with the preparation and filing of the Form A.

         7.5 INSPECTION OF RECORDS; ACCESS. From the date hereof to the Effective Time, Pac Rim shall allow all designated officers, attorneys, accountants and other representatives of Parent ("Parent's Representatives") access, during normal business hours during the period prior to the Effective Time, to all employees, offices and other facilities and to the records and files, including claim files and litigation files, correspondence, audits and properties, to the accountants and auditors of Pac Rim and their work-papers, and to all information relating to commitments, contracts, titles and financial position (including, without limitation, results of operations and financial condition in fiscal year 1997), or otherwise pertaining to the business and affairs, of Pac Rim and its Subsidiaries; PROVIDED, HOWEVER, Parent's Representatives shall use their reasonable best efforts to avoid interfering with, hindering or otherwise disrupting the employees of Pac Rim in the execution of their employment duties during any visit to, or inspection of, Pac Rim's facilities or offices; PROVIDED, FURTHER, that with respect to the work-papers of Pac Rim's accountants and auditors, Parent's Representatives shall execute all necessary documents reasonably required and satisfy all conditions reasonably imposed by such accountants and auditors in order to obtain such documentation.





                                      C-27.

         7.6 PUBLICITY. Pac Rim and Parent shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto; PROVIDED, HOWEVER, without Pac Rim's prior written consent, any such press release or public statement by Parent shall not contain discussions concerning or references to the reserves or financial condition of Pac Rim or any of its Subsidiaries.

         7.7 PROXY STATEMENT. Pac Rim and Parent (to the extent and if required on the part of Parent) shall each promptly prepare and then file with the SEC their respective proxy statements with respect to the meetings of their respective stockholders as provided in Section 7.3 hereof (collectively, the "Proxy Statements"). Pac Rim and Parent shall each cause their respective Proxy Statements to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Pac Rim and Parent each agree that their respective Proxy Statements and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of the stockholders of Pac Rim or Parent, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         7.8 FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         7.9 EXPENSES. Whether or not the Merger is consummated, except as provided in Article 10 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         7.10  INDEMNIFICATION AND INSURANCE.

         (a) For a period of three (3) years from and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law, which law shall be reflected in the Certificate of Incorporation and Bylaws (as amended or restated, as the case may be) of Pac Rim, and any indemnification agreement among Pac Rim, its Subsidiaries and their respective officers and directors (whether current or former) (such Certificate of Incorporation, Bylaws and indemnification agreements, collectively, the "Indemnification Documents") and each person who is now, or has





                                      C-28.

been at any time prior to the date hereof, an officer or director of Pac Rim (or any Subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses to which they are indemnified under the Indemnification Documents, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act of 1933, the Exchange Act and state corporation laws in connection with the Merger. In the event of any indemnifiable claim, action, suit, proceeding or investigation, the Indemnified Party shall promptly notify the Surviving Corporation thereof (the failure to give notice, however, shall not relieve the Surviving Corporation of its duty to indemnify the Indemnified Party unless the failure to give notice causes the Surviving Corporation to be unable to assume the defense of such claim, action, suit, proceeding or investigation reasonably promptly or otherwise prejudices the Surviving Corporation). Upon receipt of notice (i) the Surviving Corporation shall have the right to assume the defense thereof and shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume the defense thereof or counsel for the Indemnified Party advises in writing that there are issues which raise conflicts of interest between Parent or Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to it, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party; provided, however, that in no event shall the Surviving Corporation be required to pay fees and expenses, including disbursements or other charges, for more than one firm of attorneys in any one legal action or group of related legal actions unless (A) counsel for the Indemnified Party advises that there is a conflict of interest that requires more than one firm of attorneys, or (B) local counsel of record is needed in any jurisdiction in which any such action is pending, (ii) the Surviving Corporation and the Indemnified Party shall cooperate in the defense of any matter, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and to the extent a court of competent jurisdiction ultimately determines, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law or beyond the scope of this Agreement.

         (b) For a period of three (3) years from and after the Effective Time, Parent shall cause the Surviving Corporation to keep in effect provisions in its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes





                                      C-29.

permitted by law that would enlarge the Indemnified Parties' right of indemnification.

         (c) For a period of three (3) years after the Effective Time, Parent shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are currently covered, in their capacities as officers and directors, by Pac Rim and its Subsidiaries' existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; PROVIDED, HOWEVER, for a period of three (3) years after the Effective Time, the policy limits of such coverage shall not be less than the higher of $15 million or such policy limits then provided by Parent for its officers and directors.

         (d) Parent shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 7.10.

         (e) The provisions of this Section shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

         7.11  CERTAIN BENEFITS.

         (a) From and after the Effective Time, subject to applicable law, and except as contemplated hereby with respect to the Pac Rim Stock Option Plans, Parent and its Subsidiaries will honor in accordance with their terms, all Pac Rim Benefit Plans; PROVIDED, HOWEVER, that nothing herein shall preclude any change effected on a prospective basis following the Effective Time in any Pac Rim Benefit Plan in accordance with applicable law. With respect to the employee benefit or compensation plan or arrangement, including each "employee benefit plan" as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries (the "Parent Benefit Plans"), Parent and the Surviving Corporation shall grant all Pac Rim employees from and after the Effective Time credit for all service with Pac Rim and its affiliates and predecessors prior to the Effective Time for all purposes for which such service was recognized by Pac Rim. To the extent Parent Benefit Plans provide medical or dental welfare benefits after the Effective Time to Pac Rim and its Subsidiaries' employees, Parent or the Surviving Corporation, as the case may be, shall use reasonable and best efforts to ensure that such plan shall waive any pre-existing conditions and actively-at-work exclusions and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under Parent Benefit Plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

         (b) Parent agrees to employ at the Effective Time all employees of Pac Rim and its Subsidiaries who are employed on the Closing Date, with all material terms of their employment at Pac Rim, under Parent's then-current employment practices and policies.





                                      C-30.

Such employment shall be at-will and Parent shall be under no obligation to continue to employ any such individuals.

         (c) For purposes of this Section 7.11, the term "employees" shall mean all current employees of Pac Rim and its Subsidiaries (including those on lay-off, disability or leave of absence, paid or unpaid).

         (d) Notwithstanding the provisions of Section 7.11(a), at the Effective Time, Surviving Corporation shall perform its obligations as the surviving corporation of the Merger under:

                 (i) the "Pac Rim Holding Corporation and The Pacific Rim Assurance Company Compensation Plan For Senior Management" (the "SMT Plan") (a copy of which is attached hereto as Exhibit H);

                 (ii) Immediately following the Closing, Assurance Company shall make a contribution to its "401K Plan" in the amount of $200,000.00, which amount shall be for the benefit of all eligible plan participants of Assurance Company's 401K Plan who are employees of Assurance Company as of the Closing Date and such contributions shall be made in accordance with all applicable laws and regulations and the terms of the 401K Plan and the parties hereto shall take all necessary action to effect the intent and purpose of this Section 7.11(d)(ii) (the "401K Supplemental Program").

                 (iii) that certain Employment Agreement dated as of April 15, 1994 (the "Employment Agreement") by and among Pac Rim, Assurance Company and Stanley Braun ("Braun"), the Amendment to Employment Agreement dated as of March 27, 1995 (the "First Amendment") and the Second Amendment to Employment Agreement dated as of March 30, 1996 (the "Second Amendment") with respect thereto (copies of which are attached hereto as Exhibit I). The Employment Agreement, the First Amendment and the Second Amendment shall hereinafter be referred to, collectively, as the "Employment Documents." Parent and its Subsidiaries unconditionally guaranty the obligations of Pac Rim, Assurance Company, Surviving Corporation and any successors to any of them (each, an "Employer") under the Employment Documents. If any Employer breaches any of its obligations or otherwise fails to perform under the Employment Documents, Parent and its Subsidiaries unconditionally promises to perform such obligations. Upon a change in control of more than fifty-one percent (51%) of Parent's voting securities, whether effected by reorganization, consolidation, merger, sale or otherwise, all amounts unpaid (including amounts for services or obligations to be performed after the change of control date) to Braun under the Employment Documents shall be accelerated and immediately due and payable to Braun on the date of such change in control (excepting the proposed sale of Parent's common stock to Insurance Partners, L.P. previously announced). Braun shall be a third party beneficiary with respect to the immediately preceding sentence.





                                      C-31.

         On and following the Closing Date and for a period of one (1) year thereafter, neither Parent nor the Surviving Corporation shall, without the prior written consent of each of the respective parties or participants thereto, amend or modify the terms of the SMT Plan, 1996 Incentive Plan or Severance Program (as defined in Section 7.11(e) hereof).

         (e) At the Closing, Pac Rim shall provide Parent with a list of all persons employed by Pac Rim and its Subsidiaries on the Closing Date (each, a "Pac Rim Employee" and, collectively, the "Pac Rim Employees"). In accordance with Pac Rim and its Subsidiaries' Severance Program, a copy of which is attached hereto as Schedule 7.11(e) (the "Severance Program"), Parent or Surviving Corporation, as appropriate, shall pay funds due thereunder in order to satisfy the severance obligations with respect to any Pac Rim Employees.

         7.12 RESTRUCTURING OF MERGER. Upon the mutual agreement of Parent and Pac Rim, the Merger shall be restructured in the form of a forward triangular merger of Pac Rim into Merger Sub, with Merger Sub being the surviving corporation, or as a merger of Pac Rim into Parent, with Parent being the surviving corporation. In such event, this Agreement shall be deemed appropriately modified to reflect such form of merger.

         7.13 ADDITIONAL AGREEMENTS; BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information and making of all necessary filings under the HSR Act and state insurance laws. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Pac Rim or Merger Sub, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         7.14 FINANCING. Parent and Merger Sub shall take all action necessary prior to the Closing in order to obtain financing from Chase Manhattan Bank N.A. and/or other financial institutions in order to raise the funds required to consummate the transaction contemplated hereunder.

                                   ARTICLE 8

                                   CONDITIONS

         8.1 CONDITIONS OF EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the





                                      C-32.

Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of Pac Rim entitled to vote thereon and the issuance of Parent's common stock under the Stock Purchase Agreement shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of Parent entitled to vote thereon.

                 (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                 (c) The required state insurance regulatory approvals, including the California Department's approval of the consummation of the transaction contemplated hereunder pursuant to California Insurance Code Section 1215 ET SEQ., shall have been obtained.

                 (d) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                 (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Pac Rim Material Adverse Effect following the Effective Time.

         8.2 CONDITIONS TO OBLIGATIONS OF PAC RIM TO EFFECT THE MERGER. The obligation of Pac Rim to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

                 (a) Parent shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Pac Rim shall have received a





                                      C-33.

         certificate of the President or a Vice President of Parent, dated the Closing Date, certifying to such effect; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this Section 8.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of the representations or warranties to be so true and correct, individually or in the aggregate, would have or would be reasonably likely to have a Parent Material Adverse Effect.

                 (b) Pac Rim shall have received the opinion of Salomon, dated as of the date of delivery of Pac Rim's Proxy Statement, to the effect that, as of such date, the consideration to be received in the Merger by the stockholders of Pac Rim is fair to such stockholders from a financial point of view.

                 (c) Pac Rim shall have received, on and as of the Closing Date, an opinion of Riordan & McKinzie, counsel to Parent and Merger Sub, in usual and customary form reasonably acceptable to Pac Rim.

         8.3 CONDITIONS TO OBLIGATION OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) Pac Rim shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Pac Rim contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date and Parent shall have received a certificate of the President or a Vice President of Pac Rim, dated the Closing Date, certifying to such effect; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this
         Section 8.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of the representations or warranties to be so true and correct, individually or in the aggregate, would have or would be reasonably likely to have a Pac Rim Material Adverse Effect.

                 (b) From the date of this Agreement through the Effective Time, there shall not have occurred any changes in the financial condition, business, operations or prospects of Pac Rim and its Subsidiaries, taken as a whole, which changes taken together, would have or would be reasonably likely to have a Pac Rim Material Adverse Effect.

                 (c) The parties to the Purchase Agreement shall have sold and transferred to Parent all of such parties' right, title and interest in and to the Convertible Debentures and Warrants and the parties to the Surrender Agreement shall have surrendered and transferred to Pac Rim all of their right, title and





                                      C-34.

         interest in and to the Series 3 Warrants, and Parent, thereby, upon the Effective Time, will own or control all of the Convertible Debentures and Warrants.

                 (d) Parent and Merger Sub shall have received, on and as of the Closing Date, an opinion of Barger & Wolen LLP, counsel to Pac Rim, in usual and customary form reasonably acceptable to Parent and Merger Sub.

                                   ARTICLE 9

                                  TERMINATION

         9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Pac Rim, by the mutual consent of Parent and Pac Rim.

         9.2 TERMINATION BY EITHER PARENT OR PAC RIM. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or Pac Rim if (a) the Merger shall not have been consummated by May 15, 1997 (the "Termination Date") or (b) the required approval of Pac Rim and Parent's respective stockholders required by Section 7.3 shall not have been obtained at meetings duly convened therefor or at any adjournments thereof, or (c) a United States or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its representations or obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause. If the Merger shall not have been consummated on or before April 15, 1997 and as of such date Pac Rim has satisfied its conditions to effect the Merger set forth in Article 8 hereof and is prepared to consummate the Merger, Parent shall pay interest of $5,000.00 per day, without offset or deduction for amounts Parent claims owed to it by Pac Rim or any of its Subsidiaries, for the benefit of the holders of shares of Pac Rim Common Stock (the "Extension Consideration") for each day commencing on April 16, 1997 and ending with the earlier to occur of the Closing Date or the termination of this Agreement. Parent shall pay the Extension Consideration to the Exchange Agent on the Closing Date in order to effect pro rata distribution of such amount to the holders of shares of Pac Rim Common Stock, or if the Closing does not occur and this





                                      C-35.

Agreement is terminated, Parent shall promptly, but in no event later than two
(2) days after such termination, pay the same by wire transfer to Pac Rim of same day funds.

         9.3 TERMINATION BY PAC RIM. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before the adoption and approval by the stockholders of Pac Rim referred to in Section 7.3, by action of the Board of Directors of Pac Rim, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law the Board of Directors of Pac Rim determines that such termination is required by reason of an Acquisition Proposal complying with Section 7.1 hereof being made, or (ii) there have been breaches by Parent or Merger Sub of representations or warranties contained in this Agreement which, in the aggregate, would have or would be reasonably likely to have a Parent Material Adverse Effect, or (iii) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach is not curable or, if curable, is not cured within twenty (20) days after written notice of such breach is given by Pac Rim to Parent.

         9.4 TERMINATION BY PARENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent, if (a) there have been breaches by Pac Rim of representations or warranties contained in this Agreement which, in the aggregate, would have or would be reasonably likely to have a Pac Rim Material Adverse Effect, (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Pac Rim, which breach is not curable or, if curable, is not cured within twenty (20) days after written notice of such breach is given by Parent to Pac Rim or (c) the holders of more than 1,500,000 shares of Pac Rim Common Stock have demanded appraisal rights in accordance with Section 4.7 hereof.

         9.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5 and Sections 7.9,
Article 10 and Sections 11.3, 11.4, 11.6, 11.10, 11.13 and 11.17 and the
Confidentiality Agreement referred to in Section 11.4.

         9.6 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if





                                      C-36.

set forth in an instrument in writing signed by or on behalf of the party granting such extension or waiver.

                                   ARTICLE 10

                       LIQUIDATED DAMAGES AND BREAKUP FEE

         10.1 PAYMENT OF LIQUIDATED DAMAGES BY PARENT. The parties hereto agree that if this Agreement shall not be consummated in accordance with its terms and conditions as a result of: (a) the occurrence of the events described in Section 9.3(ii) and (iii); (b) Parent or Merger Sub's failure to comply with the covenants described in Sections 7.3, 7.4, 7.7, 7.8, 7.13 or 7.14 or the conditions described in Section 8.2(a) or (c); (c) the failure of Parent to obtain approval for the issuance of Parent's common stock under the Stock Purchase Agreement by the holders of the issued and outstanding shares of capital stock of Parent entitled to vote thereon in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body; or (d) Parent refusing to consummate the transaction contemplated hereunder after satisfying each of the covenants, conditions and events referred to in subsections (a), (b) and (c) of this Section 10.1, then the resulting damages would be impracticable or extremely difficult to determine. Because of the difficulty in determining the damages resulting from the acts described in subsections (a), (b), (c) and (d) of this Section 10.1, the parties hereto agree that in such event, Parent must pay the sum of $5,000,000.00 to Pac Rim immediately upon demand therefor as liquidated damages.

         10.2 PAYMENT OF LIQUIDATED DAMAGES BY PAC RIM. The parties hereto agree that if this Agreement shall not be consummated in accordance with its terms and conditions as a result of: (a) the occurrence of the events described in Section 9.4(a) or (b); (b) Pac Rim's failure to comply with the covenants described in Sections 7.2, 7.3, 7.4, 7.5, 7.7, 7.8 or 7.13, or the conditions described in Section 8.3(a) or (d); or (c) Pac Rim refusing to consummate the transaction contemplated hereunder after satisfying each of the covenants, conditions or events referred to in subsections (a) and (b) of this Section 10.2, then the resulting damages would be impracticable or extremely difficult to determine. Because of the difficulty in determining the damages resulting from the acts described in subsections (a), (b) and (c) of this Section 10.2, the parties hereto agree that in the event of such breach, Pac Rim must pay the sum of $2,500,000.00 to Parent immediately upon demand therefor as liquidated damages.

         10.3 PAYMENT OF BREAKUP FEE BY PAC RIM. In the event that (a) Pac Rim's Board of Directors terminates this Agreement pursuant to Section 9.3(i) hereof by reason of an Acquisition Proposal or (b) following public announcement of an Acquisition Proposal, Pac Rim's Board of Directors terminates this Agreement pursuant to Section 9.2(b) due to the failure to obtain the required vote in favor of this Agreement from the holders of Pac Rim Common Stock and Convertible Debentures at a meeting duly called therefor, and, in either event, the definitive transaction document with respect to such Acquisition Proposal is executed by Pac Rim within six (6) months following any such termination, Pac Rim shall pay Parent a





                                      C-37.

breakup fee of $5 million (the "Breakup Fee"). The Breakup Fee is not separately payable in the event that liquidated damages are due and paid under Section 10.2 hereof.

                                   ARTICLE 11

                               GENERAL PROVISIONS

         11.1  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, PROVIDED, HOWEVER, that the agreements contained in
Article 4 and in Sections 7.10, 7.11 and 7.13 and this Article 11 and the agreements delivered pursuant to this Agreement shall survive the Merger.

         11.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                 (a) if to Parent or Merger Sub, to

                       Superior National Insurance
                         Group, Inc.
                       26601 Agoura Road
                       Calabasas, California  91302
                       Attention:  William L. Gentz
                       Telecopy No.: 818-880-8615

                     with a copy to

                        Dana M. Warren, Esq.
                        Riordan & McKinzie
                        5743 Corsa Avenue
                        Suite 116
                        Westlake Village, California  91362
                        Telecopy No.: 818-706-2956

                 (b) if to Pac Rim, to

                        Pac Rim Holding Corporation
                        6200 Canoga Avenue
                        Woodland Hills, California  91367
                        Attention: Stanley Braun
                        Telecopy No.: 818-595-0099


                                     C-38.

                     with a copy to

                        Dennis W. Harwood, Esq.
                        Barger & Wolen LLP
                        19800 MacArthur Boulevard
                        8th Floor
                        Irvine, California  92612
                        Telecopy No. 714-752-6313

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         11.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions in Article 4 and Sections 7.10, 7.11, and
7.13 (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Third Party Provision shall be enforceable until after the Effective Time.

         11.4 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Pac Rim Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement between Pac Rim and Parent and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto. No addition to or modification of any provision of this Agreements shall be binding upon any party hereto unless made in writing and signed by all parties hereto. During the term of this Agreement, neither party hereto shall terminate the foregoing Confidentiality Agreement.

         11.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Board of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Pac Rim, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.


                                    C-39.

         11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         11.7 VENUE. Any action concerning or dispute arising out of or concerning this Agreement, regarding the interpretation of this Agreement, or regarding the relationships among the parties created pursuant to this Agreement shall be filed only in the United States District Court for the Central District of California or in the Superior Court of the State of California for the County of Los Angeles.

         11.8 COUNTERPARTS. This Agreements may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

         11.9 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         11.10 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         11.11 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitations, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         11.12 INCORPORATION OF EXHIBITS. The Pac Rim Disclosure Letter, the Parent Disclosure Letter and all Exhibits and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any


                                     C-40.

provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.14 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court, this being in addition to any other remedy to which they may be entitled at law or in equity.

         11.15 SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

         11.16  MATERIAL ADVERSE EFFECT.   (a) As used in this Agreement, the
term "Pac Rim Material Adverse Effect" means an adverse effect on the business, results of operations, prospects or financial condition of Pac Rim and its Subsidiaries, taken as a whole, which results or is reasonably expected to result in a decrease in the GAAP book value of Pac Rim at the Effective Date or Effective Time versus the GAAP book value of Pac Rim at December 31, 1996, of more than $2,500,000.00; PROVIDED, HOWEVER, the following items shall not be included in determining if a Pac Rim Material Adverse Effect exists: (1) adverse development in Assurance Company's reserves for loss and loss adjustment expenses incurred on or before December 31, 1996, after taking into account the $12 million in reserve strengthening referred to in Section 5.7(b) hereof; PROVIDED, FURTHER, HOWEVER, that to the extent the ultimate loss and loss adjustment expenses used by Pac Rim to book its reserves for loss and loss adjustment expenses at December 31, 1996 exceed the ultimate loss and loss adjustment expenses for accident years prior to 1997 used by Pac Rim to book its reserves for loss and loss adjustment expenses in its then most recently available financial statements prior to the Effective Date or the Effective Time, such benefit, if any, shall be disregarded in calculating a Pac Rim Material Adverse Effect; (2) changes resulting from market fluctuation of the Assurance Company's investment portfolio; (3) any amounts that may be payable under the SMT Plan, the Employment Documents, the Severance Program or the 401k Supplemental Program that are not reflected in Pac Rim's financial statements or the


                                     C-41.

Preliminary Documents; and (4) any reduction in deferred taxes as of December 31, 1996, as reflected in the balance sheet of the Preliminary Documents. As used in this Agreement, the term "Parent Material Adverse Effect" means an adverse effect on the business, results of operations, prospects or financial condition of Parent and its Subsidiaries, taken as a whole, having an economic value of $1,000,000 or more; PROVIDED, HOWEVER, any change in the book value of Parent or any of its Subsidiaries based on an adjustment of the market value of securities valued at book value on such companies' books and records shall not be included in determining if a Parent Material Adverse Effect exists.

         (b) The existence of facts or circumstances which would constitute a breach of the representations and warranties set forth in Article 5 hereof shall not be considered to be a breach of any representation and warranty if all such facts and circumstances do not have, individually or in the aggregate, a Pac Rim Material Adverse Effect. The existence of facts or circumstances which would constitute a breach of the representations and warranties set forth in Article 6 hereof shall not be considered to be a breach of any representation and warranty if all such facts and circumstances do not have, individually or in the aggregate, a Parent Material Adverse Effect.

         11.17 ATTORNEY'S FEES. In any legal action to enforce this Agreement or any provision hereof, the prevailing party in such action shall, in addition to any other remedy to which it may be entitled hereunder, receive from the party from which enforcement was sought reasonable attorney's fees and its court costs in connection with such action.

         11.18 PERFORMANCE BY MERGER SUB. Parent hereby agrees to cause Merger Sub to comply with its obligations hereunder and to cause Merger Sub to consummate the Merger as contemplated herein.

         11.19 PRIOR AGREEMENT. Parent, Merger Sub and Pac Rim hereby rescind and terminate the Prior Agreement, and such agreement shall have no further force or effect as of the Effective Date.


                                      C-42.

         IN WITNESS WHEREOF, the parties have caused this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

PARENT:                   SUPERIOR NATIONAL INSURANCE GROUP, INC.



                          By: /s/ J. CHRIS SEAMAN
                              --------------------------------
                              Name: J. Chris Seaman
                              Title: Executive Vice President and
                                     Chief Financial Officer



MERGER SUB:               SNTL ACQUISITION CORP.



                          By: /s/ J. CHRIS SEAMAN
                              --------------------------------
                              Name: J. Chris Seaman
                              Title: Executive Vice President and
                                     Chief Financial Officer



PAC RIM:                  PAC RIM HOLDING CORPORATION



                          By: /s/ STANLEY BRAUN
                              --------------------------------
                              Name: Stanley Braun
                              Title: President and Chief
                                     Executive Officer





                                     C-43.

                             EXHIBIT C TO ANNEX C

                      SERIES A CONVERTIBLE DEBENTURES AND
            SERIES 1, 2 AND 3 DETACHABLE WARRANT PURCHASE AGREEMENT

         This SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANT PURCHASE AGREEMENT (this "Agreement") is entered into as of September 17, 1996 (the "Effective Date") by and among SUPERIOR NATIONAL INSURANCE GROUP, INC., a California corporation ("Superior"), PRAC LIMITED PARTNERSHIP, a Nevada limited partnership ("Prac") and ALLSTATE INSURANCE COMPANY, a Illinois insurance company ("Allstate") (Prac and Allstate, each, a "Security Holder" and, collectively, the "Security Holders"), with reference to the following recitals:

                                R E C I T A L S

         A. The Security Holders own Series 1, 2 and 3 Detachable Warrants (the "Warrants) and own, collectively, all of the Series A Convertible Debentures (the "Debentures") (the Debentures and Warrants, collectively, the "Securities") issued by Pac Rim Holding Corporation, a Delaware corporation ("Pac Rim"), pursuant to that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated as of April 15, 1994, as amended (the "Debenture/Warrant Agreement").

         B. Copies of the certificates representing each Security Holder's Securities that are subject to this Agreement are attached hereto as Exhibits A-1 and A-2.

         C. Superior and Pac Rim have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the Effective Date pursuant to the terms of which Superior will acquire all the issued and outstanding shares of Pac Rim's common stock. Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement.

         D. The sale of the Securities to Superior by the Security Holders is a condition to Superior's obligation to consummate the transaction contemplated pursuant to the Merger Agreement.

         E. Subject to the terms and conditions stated in this Agreement, Superior desires to purchase all of the Securities from the Security Holders and the Security Holders desire to sell all of Securities to Superior.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      C-44.

                                   ARTICLE 1.

                        PURCHASE AND SALE OF SECURITIES

         1.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms, conditions, covenants, representations, warranties and other obligations set forth or incorporated herein, on the Closing Date (as defined in Section 1.2 of the Merger Agreement) the Security Holders shall each sell, assign, transfer and convey to Superior and Superior shall purchase from the Security Holders all of the Security Holders' respective right, title and interest in and to the Securities, which Securities shall be subject to and held in accordance with the terms of the Debenture/Warrant Agreement.

         1.2 PURCHASE PRICE. The total purchase price to be paid for the Debentures to be purchased by Superior hereunder shall be the Debenture Consideration, as defined in the Merger Agreement (the "Debenture Purchase Price") and the total purchase price to be paid for the Warrants to be purchased by Superior hereunder shall be the Warrant Consideration, as defined in the Merger Agreement (the "Warrant Purchase Price") (the Debenture Purchase Price and the Warrant Purchase Price, collectively, the "Purchase Price"), payable by direct wire transfer in immediately available funds to a bank account to be designated by each Security Holder and in accordance with the percentages set forth in Schedule 1.2 hereof. The Purchase Price is payable without duplication notwithstanding the references to such consideration in the Merger Agreement.

         1.3 CLOSING DATE. At the Closing (as defined in Section 1.2 of the Merger Agreement), the Security Holders shall deliver to Superior all certificates for the Securities, duly assigned and endorsed to Superior in good form for transfer, and Superior shall deliver to each Security Holder its respective portion of the Purchase Price, payable by direct wire transfer in immediately available funds to a bank account designated by each Security Holder for its account.

                                   ARTICLE 2.

             REPRESENTATIONS AND WARRANTIES OF EACH SECURITY HOLDER

         Each of the Security Holders represents and warrants, severally and not jointly, to Superior as of the Effective Date and the Closing Date that:

         2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Security Holder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Security Holder and the consummation by the Security Holder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors or other governing body of such Security Holder, and no


                                     C-45.

other corporate or other proceedings on the part of such Security Holder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Security Holder and constitutes a legal, valid and binding obligation of such Security Holder, enforceable against such Security Holder in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         2.2 NO CONFLICTS. The execution and delivery of this Agreement by such Security Holder do not, and the performance of this Agreement by such Security Holder will not, (i) conflict with or violate the organizational documents of such Security Holder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Security Holder or by which such Security Holder's Securities are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Security Holder's Securities pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Security Holder is a party or by which such Security Holder or such Security Holder's Securities are bound or affected except, in the case of clauses (i), (ii) and (iii) of this Section 2.2(a), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Security Holder of its obligations under this Agreement.

         (b) Except for the Regulatory Filings (as defined and referred to in Section 5.6 of the Merger Agreement) and the consents to transfer required under the Debenture/Warrant Agreement, the execution and delivery of this Agreement by such Security Holder do not, and the performance of this Agreement by such Security Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or governmental entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (i) prevent or delay the performance by such Security Holder of its obligations under this Agreement or (ii) result in any costs or liabilities on the part of Superior or the Surviving Corporation (as defined in the Merger Agreement).

         2.3 TITLE TO THE SECURITIES. Such Security Holder is the record and beneficial owner of the Securities issued to and held by it, copies of which are attached hereto as Exhibit A-1 and A-2, as appropriate. Such Security Holder's Securities are the only Securities owned by such Security Holder. The Securities of such Security Holder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Security Holder's voting rights,


                                     C-46.

charges and other encumbrances of any nature whatsoever. Such Security Holder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Security Holder's Securities.

         2.4 LITIGATION. There are no actions, suits, proceedings or arbitrations pending, or to the knowledge of such Security Holder threatened, against such Security Holder or with respect to the Securities held by such Security Holder that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Such Security Holder and the Securities held by such Security Holder are not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

         2.5 NO BROKERS. No Security Holder has entered into any contract, commitment, agreement or understanding with any person or firm which may result in the obligation of any Security Holder, Pac Rim or Superior to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions contemplated hereby or by the Merger Agreement. Except as provided in Sections 5.13 and 6.6 of the Merger Agreement, no Security Holder is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions contemplated hereby or by the Merger Agreement.

         2.6 NO DEFAULTS. The Debenture/Warrant Agreement and the instruments issued thereunder are valid, binding and enforceable against such Security Holder in accordance with their terms. There are no existing defaults, or any condition or event which with the giving of notice or lapse of time would constitute a default, by such Security Holder to the Debenture/Warrant Agreement or any instrument issued thereunder. Such Security Holder has not given or received notice of any default by Pac Rim or by any Subsidiary of Pac Rim under the Debenture/Warrant Agreement or any instrument issued thereunder.

         2.7 NO CONVERSION OR EXERCISE. Such Security Holder has not converted any principal amount of outstanding Debentures into Pac Rim Common Stock (as defined in the Merger Agreement) or exercised any Warrant, and each Security Holder hereby covenants and agrees that no conversion or exercise shall occur on or prior to the Closing Date.

                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF SUPERIOR

         Superior hereby represents and warrants to each of the Security Holders as of the Effective Date and the Closing Date that:


                                     C-47.

         3.1 INVESTMENT REPRESENTATION. Superior is acquiring the Securities for its own account, for investment purposes only and not with a view to the distribution thereof. Superior is aware that the sale of the Securities to Superior has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or registered or qualified under any state securities law, and therefore must be held indefinitely and cannot be sold or transferred unless the Securities are subsequently so registered (which the Security Holders are not obligated to undertake or accomplish) or an exemption from such registration is available. Superior understands and acknowledges that the sale of the Securities to Superior without registration or qualification is dependent, in part, on the accuracy of Superior's representations and warranties herein. Superior is an "accredited investor" as that term is defined in Regulation D under the 1933 Act. Superior understands and acknowledges that federal and state securities laws require that certain restrictions against transfer including legends and stop transfer instructions will be imposed on the Securities, and substantially the following legend will be placed on the certificates representing such
Securities:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, the Trust Indenture Act of 1939 or applicable state securities laws. Such securities may not be sold, transferred, assigned, pledged or hypothecated in the absence of such registration or an exemption therefrom under said Acts and applicable state securities laws and, if necessary, receipt of an opinion of counsel satisfactory to Pac Rim Holding Corporation that registration is not required. Such securities may not be transferred except upon the conditions specified in certain agreements, dated as of April 15, 1994, between Pac Rim Holding Corporation and PRAC Limited Partnership, complete and correct copies of which are available for inspection at the office of Pac Rim Holding Corporation and a conformed copy of which will be furnished to the holder of such securities upon written request and without charge. No transfer of such securities shall be valid or effective unless and until the conditions so specified shall have been complied with.";

PROVIDED, HOWEVER, the Legend on the certificates representing the Warrants shall not contain a reference to the Trust Indenture Act.

         3.2 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. Neither the execution and delivery by Superior of this Agreement, nor the consummation by Superior of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Superior; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a


                                      C-48.

default), under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Superior under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contact, agreement or other instrument, commitment or obligation to which Superior is a party, or by which Superior or any of its properties is bound or affected (except for any of the foregoing, the occurrence of which would not have a material adverse effect on Superior or its Subsidiaries, taken as a whole); or (iii) other than the Regulatory Filings (as defined in Section 5.6 of the Merger Agreement), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority (except for any of the foregoing where the failure to obtain such consent or make such filing would not have a material adverse effect on Superior taken as a whole).

         3.3 ORGANIZATION. Superior is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to carry on its business as it is now being conducted and to own or lease the properties and assets which it now owns or leases.

         3.4 AUTHORITY. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by Superior have been duly authorized by any necessary corporate action, including, without limitation, any necessary director or shareholder approval. Superior has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

         3.5 BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of Superior, enforceable against Superior in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                                   ARTICLE 4.

                                   COVENANTS

         4.1  REGULATORY FILINGS; CONSENTS.

         (a) To the extent any Security Holders may be deemed to be, or may be deemed to be part of a group constituting, an "Ultimate Parent Entity" of Pac Rim, as such term is used in the Hart-Scott-Rodino Act of 1976 and the regulations promulgated thereunder, each such Security Holder, with the exception of Allstate, hereby covenants and agrees to comply in all respects with Section 7.4 of the Merger Agreement as if a party thereto and bound thereby.


                                     C-49.

         (b) Each party to this Agreement shall use reasonable efforts and cooperate with the other parties hereto in timely making all filings with all federal, state and local governmental or regulatory agencies, timely seeking all consents, approvals or authorizations of third parties or governmental or regulatory agencies that may be required in connection with, and shall use reasonable efforts to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or appropriate to effect, the consummation of the transactions contemplated by this Agreement.

         4.2 RELEASE. (a) As of the Closing Date, each of the Security Holders, on behalf of itself and its respective affiliates, successors, assigns and heirs (each a "Releasing Party" and collectively, the "Releasing Parties"), hereby agrees to release, remise, discharge and hold harmless, absolutely and forever, Superior, SNTL Acquisition Corp., a Delaware corporation, Pac Rim as the "Surviving Corporation" after the Effective Time of the Merger, and each of their respective direct and indirect subsidiaries, and each of such parties' successors, directors, officers, employees, agents and all persons acting by, through, under or in concert with them, or any of them (collectively, the "Released Parties") of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, based on any circumstances or state of facts existing on or prior to the Closing Date, to the extent arising out of such Security Holder's status as an employee, director, officer, stockholder, agent, representative or creditor of Pac Rim or its subsidiaries, other than
(i) as provided in the provisions with respect to indemnification and elimination of liability in the Restated Certificate of Incorporation or Bylaws of Pac Rim and all amendments thereto or the Articles of Incorporation or Bylaws of The Pacific Rim Assurance Company, a California corporation, and all amendments thereto, or (ii) arising from or related to this Agreement, the Merger Agreement or the transactions contemplated thereby which the Releasing Party has or may hereafter have against the Released Parties, including rights to indemnification as provided in Section 7.10 of the Merger Agreement.

         (b) If a Security Holder is a resident of California, the Security Holder is, notwithstanding that this Agreement is governed by Delaware law, waiving, to the extent provided in Section 4.2(a) hereof, certain rights with respect to unknown or undiscovered claims. In connection therewith, each Security Holder expressly waives the benefit of California Civil Code section 1542, which reads:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
         CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE


                                     C-50.

         MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The parties acknowledge that the foregoing waiver was separately bargained for and expressly consent that this release shall be given full force and effect in accordance with its express terms and provisions.

         4.3 MAXIMUM WARRANT CONSIDERATION. Notwithstanding anything to the contrary in the Debenture/Warrant Agreement, each Security Holder covenants and agrees that in the event that the exercise price of the Warrants is adjusted pursuant to the terms of the Debenture/Warrant Agreement, and such adjustment would result in the aggregate Warrant Consideration payable hereunder exceeding $3.5 million, the Security Holders shall each waive their respective portions of any such adjustment in excess of such amount.

                                   ARTICLE 5.

                     CONDITIONS OF EACH PARTY'S OBLIGATION

         5.1 CONDITIONS. The respective obligations of each party hereto to effect the purchase and sale of the Securities provided hereunder shall be subject to the fulfillment at or prior to the Closing Date of the conditions set forth in Article 8 of the Merger Agreement. In addition, each of the respective representations and warranties of the Security Holders and Superior contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

         5.2 LEGAL OPINION. If requested of Prac by Pac Rim, Superior and Pac Rim shall have received at Closing an opinion of counsel to Prac (which counsel shall be reasonably acceptable to Pac Rim). Such opinion shall comply in form and substance with the provisions of the Debenture/Warrant Agreement applicable to Prac's transfer of Securities.

                                   ARTICLE 6.

                                  TERMINATION

         6.1 TERMINATION. This Agreement shall be terminated in the event that the Merger Agreement is terminated as provided in Sections 9.1, 9.2, 9.3 or 9.4 of the Merger Agreement.

         6.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article 6, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 6.2 and Sections 7.1, 7.3, 7.4, 7.5, 7.7, 7.9 and
7.10 hereof.


                                     C-51.

                                   ARTICLE 7.

                                 MISCELLANEOUS

         7.1 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         7.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing.

         7.3 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

             (i) if to Superior, to

                    Superior National Insurance
                      Group, Inc.
                    26601 Agoura Road
                    Calabasas, California  91302
                    Attention: William L. Gentz

                    Telecopy No.: 818-880-8615

                 with a copy to

                    Dana M. Warren, Esq.
                    Riordan & McKinzie
                    5743 Corsa Avenue
                    Suite 116
                    Westlake Village, California  91362

                    Telecopy No.: 818-706-2956

             (ii) if to Allstate, to

                    Allstate Insurance Company
                    2775 Sanders Road, Suite A3
                    Northbrook, Illinois  60062-6127
                    Attention:  Caryn E. Hank, Strategic
                                Development Manager

                    Telecopy No.: 847-402-0588


                                     C-52.

                 with a copy to

                    Allstate Insurance Company
                    Investment Law Department
                    3075 Sanders Road, Suite G5A
                    Northbrook, Illinois  60062-7127
                    Attention:  Elizabeth J. Lapham, Esq.

                    Telecopy No.: 847-402-6639

             (iii)  if to Prac, to

                    Wedbush Morgan Securities
                    500 Newport Center Drive
                    Suite 550
                    Newport Beach, California  92660
                    Attention:  Mr. Richard H. Pickup

                    Telecopy No.: 714-759-9539

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         7.4 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; PROVIDED, HOWEVER, that Superior may assign all of its rights, interests and obligations hereunder to any wholly-owned direct or indirect subsidiary of Superior. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         7.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein.

         7.6 AMENDMENT. This Agreement may be supplemented, amended or modified only by the mutual agreement of the parties hereto. No supplement, amendment or modification of this Agreement shall be binding unless it is in writing signed by all the parties hereto.


                                     C-53.

         7.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         7.8 COUNTERPARTS. This Agreements may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

         7.9 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         7.10 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         7.11 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitations, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         7.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         7.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court, this being in addition to any other remedy to which they may be entitled at law or in equity.


                                     C-54.

         7.14 LEGAL ACTION. In the event of any litigation between or among the parties hereto respecting or arising out of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs, whether or not such litigation proceeds to final judgment or determination.

         7.15 VENUE. Any action concerning a dispute arising out of or concerning this Agreement, regarding the interpretation of this Agreement, or regarding the relationships among the parties created pursuant to this Agreement shall be filed only in the United States District Court for the Central District of California or in the Superior Court of the State of California for the County of Los Angeles.


                                     C-55.

         IT WITNESS WHEREOF, the parties have caused this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

SUPERIOR:                          SUPERIOR NATIONAL INSURANCE GROUP, INC.



                                   By: /s/  J. Chris Seaman
                                       -------------------------------------
                                       Name:  J. Chris Seaman
                                       Title: Executive Vice President & CFO

ALLSTATE:                          ALLSTATE INSURANCE COMPANY



                                   By: /s/  Doug R. Wendt
                                       -------------------------------------
                                       Name:  Doug R. Wendt
                                       Title: Vice President



                                   By: /s/  Loren Hall
                                       -------------------------------------
                                       Name:  Loren Hall
                                       Title: Assistant Vice President


PRAC:                              PRAC LIMITED PARTNERSHIP,
                                   a Nevada limited partnership
                                   By:  Somme, Inc., a Nevada corporation
                                   Its: General Partner



                                   By:  /s/    David B. Hehn
                                        -------------------------------------
                                        Name:  David B. Hehn
                                        Title: President


                                      C-56.

                                 SCHEDULE 1.2

                       Security Holder         Amount
                       ---------------         ------
                           Prac                  90%
                           Allstate              10%











                                      C-57.

            FIRST AMENDMENT TO SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANT PURCHASE AGREEMENT

         This FIRST AMENTMENT TO SERIES A CONVERTIBLE DEBENTURES AND SERIES 1, 2 AND 3 DETACHABLE WARRANT PURCHASE AGREEMENT (this "Amendment") is entered into as of February 17, 1997 (the "Effective Date") by and among SUPERIOR NATIONAL INSURANCE GROUP, INC., a California corporation ("Superior"), PRAC LIMITED PARTNERSHIP, a Nevada limited partnership ("Prac") and ALLSTATE INSURANCE COMPANY, a Illinois insurance company ("Allstate") (Prac and Allstate, each, a "Security Holder" and, collectively, the "Security Holders").

         WHEREAS, the parties hereto have heretofore entered into a Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrant Purchase Agreement dated as of September 17, 1996 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement to provide for changes in certain definitions, covenants, representations and warranties, and certain other changes.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. DEFINITIONS: REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. In addition, all references to the "Effective Date" in the Agreement and this Amendment shall mean February 17, 1997.

         Section 2. AMENDMENT TO RECITAL C OF THE AGREEMENT. Recital C of the Agreement is amended to read in its entirely as follows:

                   "C.  Superior and Pac Rim have entered into an
              Amended and Restate Agreement and Plan of Merger (the "Merger Agreement") dated as of February 17, 1997 (the "Effective Date") pursuant to the terms of which Superior will acquire substantially all the issued and outstanding shares of Pac Rim's common stock. Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement."

         Section 3.  AMENDMENT TO SECTION 7.3(iii) OF THE AGREEMENT.
Section 7.3(iii) of the Agreement is amended to read in its entirety as follows:


                                      C-58.

         (iii)   if to Prac, to

                    Wedbush Morgan Securities
                    610 Newport Center Drive,
                    Suite 1300
                    Newport Beach, California 92660
                    Attention: Mr. Richard H. Pickup

         Section 4. REPRESENTATIONS AND WARRANTIES OF SUPERIOR, PRAC AND ALLSTATE. Superior, Prac and Allstate hereby represent and warrant to one another that their execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate and other action. Neither Superior, Prac or Allstate is required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any governmental authority in order for this Amendment to be effective and endorceable. The Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights and subject to the application of equitable principles and availability of equitable remedies. The execution, delivery and performance of this Amendment and the Agreement as amended by this Amendment do not and will not, with or without the giving of notice or the passage of time or both, violate or conflict with, or result in a breach or termination of any provisions of, or constitute a default under, the charter or by-laws of any party hereto, or any agreement, commitment, or any order, judgment, decree, statue, regulation or other restriction of any kind or description to which such party is a party or by which it or any of its assets may be bound.

         Section 5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                                      C-59.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SUPERIOR:                        SUPERIOR NATIONAL INSURANCE GROUP, INC.


                                 By: /s/ J. Chris Seaman
                                     ------------------------------------
                                     Name:  J. Chris Seaman
                                     Title: Executive Vice President and
                                            Chief Financial Officer

AllSTATE:                        ALLSTATE INSURANCE COMPANY


                                 By: /s/ J. Loren Hall
                                     -----------------------------------
                                     Name:  J. Loren Hall
                                     Title: Authorized Signatory


                                 By: /s/ Michael P. Curran
                                     -----------------------------------
                                     Name:  Michael P. Curran
                                     Title: Authorized Signatory


PRAC:                            PRAC LIMITED PARTNERSHIP,
                                 a Nevada limited partnership
                                 By: Somme, Inc., a Nevada corporation
                                     Its: General Partner


                                     By: /s/ David B. Hehn
                                         --------------------------------
                                         Name:  David B. Hehn
                                         Title: President


                                      C-60.

                              EXHIBIT E TO ANNEX C

                SERIES 3 DETACHABLE WARRANT SURRENDER AGREEMENT

         This SERIES 3 DETACHABLE WARRANT SURRENDER AGREEMENT (this "Agreement") is entered into as of September 17, 1996 (the "Effective Date") by and among PAC RIM HOLDING CORPORATION, a Delaware corporation ("Pac Rim"), and DENNIS W. HARWOOD, an individual ("Harwood"), THE BUSCH FAMILY TRUST (the "Busch Trust"), Timothy R. Busch ("Busch"), Trustee of the Busch Trust, ROBERT M. ANDERSON, an individual ("Anderson"), and CARL A. STRUNK, an individual ("Strunk") (Harwood, the Busch Trust, Anderson and Strunk, each a "Warrant Holder" and collectively, the "Warrant Holders"), with reference to the following recitals:

                                R E C I T A L S

         A. The Warrant Holders own beneficially and of record Series 3 Detachable Warrants ("Warrants") issued by Pac Rim pursuant to that certain Agreement to Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants dated as of April 15, 1994, as amended (the
"Debenture/Warrant Agreement"), as follows:

            Warrant Holder                           Warrants
            --------------                           --------

            Harwood                                  103,500
            The Busch Trust                          205,500
            Anderson                                 205,500
            Strunk                                   205,500

         B. Superior National Insurance Group, Inc., a California corporation ("Superior") and Pac Rim have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the Effective Date pursuant to the terms of which Superior will acquire all the issued and outstanding shares of Pac Rim's common stock. Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement.

         C. The surrender of the Warrants to Pac Rim by the Warrant Holders is a condition to Superior's obligation to consummate the transaction contemplated pursuant to the Merger Agreement.

         D. Harwood, Strunk and Busch are currently members of Pac Rim's Board of Directors and Anderson was formerly a member of such board.

         E. In order to facilitate the transaction contemplated under the Merger Agreement and as the Warrants are "out-of-the-money" thereunder, the Warrant Holders desire to surrender their respective Warrants to Pac Rim for cancellation and Pac Rim desires to accept such surrender.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      C-61.

                                   ARTICLE 1.

                             SURRENDER OF WARRANTS

         1.1 SURRENDER OF WARRANTS. Subject to the terms, conditions, covenants, representations, warranties and other obligations set forth or incorporated herein, on the Closing Date (as defined in Section 1.2 of the Merger Agreement) the Warrants Holders shall each surrender, assign, transfer and convey to Pac Rim all of the Warrant Holders' right, title and interest in and to the Warrants.

         1.2 CLOSING DATE. At the Closing (as defined in Section 1.2 of the Merger Agreement), the Warrant Holders shall deliver to Pac Rim all certificates for the Warrants, duly assigned and endorsed to Pac Rim in good form for transfer.

                                   ARTICLE 2.

             REPRESENTATIONS AND WARRANTIES OF EACH WARRANT HOLDER

         Each of the Warrant Holders represents and warrants, severally and not jointly, to Pac Rim as of the Effective Date and the Closing Date that:

         2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Warrant Holder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Warrant Holder is a corporate, partnership or trust entity, the execution and delivery of this Agreement by the Warrant Holder and the consummation by the Warrant Holder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors or other governing body of such Warrant Holder, and no other corporate or other proceedings on the part of such Warrant Holder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Warrant Holder and constitutes a legal, valid and binding obligation of such Warrant Holder, enforceable against such Warrant Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         2.2 NO CONFLICTS. (a) The execution and delivery of this Agreement by such Warrant Holder do not, and the performance of this Agreement by such Warrant Holder will not, (i) where such Warrant Holder is a trust entity, conflict with or violate the organizational documents of such Warrant Holder,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Warrant Holder or by which such Warrant Holder's Warrants are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of,


                                     C-62.

or result in the creation of a lien or encumbrance on any of such Warrant Holder's Warrants pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Warrant Holder is a party or by which such Warrant Holder or such Warrant Holder's Warrants are bound or affected, except, in the case of clauses (i), (ii) and (iii) of this Section 2.2(a), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Warrant Holder of his obligations under this Agreement.

         (b) The execution and delivery of this Agreement by such Warrant Holder do not, and the performance of this Agreement by such Warrant Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or other third party, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (i) prevent or delay the performance by such Warrant Holder of his obligations under this Agreement or (ii) result in any costs or liabilities on the part of Superior or the Surviving Corporation.

         2.3 TITLE TO THE WARRANTS. Such Warrant Holder is the record and, except for any Warrant Holder that is a trust, beneficial owner of such Warrants listed opposite the name of such Warrant Holder in Recital A, above. Such Warrant Holder's Warrants are the only Warrants owned by such Warrant Holder. The Warrants of such Warrant Holder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, charges and other encumbrances of any nature whatsoever, except that the Warrants held by a Warrant Holder that is a trust are held subject to the applicable trust documents, which trust documents will not prevent or delay the performance by such Warrant Holder of its obligations under this Agreement. Such Warrant Holder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Warrant Holder's Warrants.

         2.4 LITIGATION. There are no actions, suits, proceedings or arbitrations pending, or to the knowledge of such Warrant Holder threatened, against such Warrant Holder or with respect to the Warrants held by such Warrant Holder that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Such Warrant Holder and the Warrants held by such Warrant Holder are not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

         2.5 NO BROKERS. No Warrant Holder has entered into any contract, commitment, agreement or understanding with any person or firm which may result in the obligation of any Warrant Holder, Pac Rim or Superior to pay and finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions


                                      C-63.

contemplated hereby or by the Merger Agreement. Except as provided in Sections 5.13 and 6.6 of the Merger Agreement, no Warrant Holder is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the transactions contemplated hereby or by the Merger Agreement.

         2.7 NO CONVERSION OR EXERCISE. No Warrant Holder has exercised any Warrant, and each Warrant Holder hereby covenants and agrees that no exercise shall occur on or prior to the Closing Date.

                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF PAC RIM

         Pac Rim hereby represents and warrants to each of the Warrant Holders as of the Effective Date and the Closing Date that:

         3.1 COMPLIANCE WITH LAW AND OTHER INSTRUMENTS. The execution and delivery of this Agreement and compliance with the provisions hereof by Pac Rim will not violate any provision of law or any regulation or order applicable to Pac Rim and will not conflict with, result in any breach of any of the terms, conditions or provisions of, or constitute a default under or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets or outstanding stock of Pac Rim pursuant to any charter provision, bylaw, indenture, mortgage, lease, loan agreement or other instrument to which Pac Rim is a party or to which it is bound.

         3.2 ORGANIZATION. Pac Rim is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority, corporate and other, to carry on its business as it is now being conducted and to own or lease the properties and assets which it now owns or leases and has all licenses or certificates necessary to conduct the business it now conducts.

         3.3 AUTHORITY. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by Pac Rim have been duly authorized by any necessary corporate action, including, without limitation, any necessary director or shareholder approval. Pac Rim has full power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder.

         3.4 BINDING AGREEMENT. This Agreement is a legal, valid and binding obligation of Pac Rim, enforceable against Pac Rim in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.


                                     C-64.

                                   ARTICLE 4.

                     CONDITIONS OF EACH PARTY'S OBLIGATION

         The respective obligations of each party hereto to effect the surrender of the Warrants provided hereunder shall be subject to the fulfillment at or prior to the Closing Date of the conditions set forth in
Article 8 of the Merger Agreement. In addition, each of the respective representations and warranties of the Warrant Holders and Pac Rim contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

                                   ARTICLE 5.

                                  TERMINATION

         5.1 TERMINATION. This Agreement shall be terminated in the event that the Merger Agreement is terminated as provided in Sections 9.1, 9.2, 9.3 or 9.4 of the Merger Agreement.

         5.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement pursuant to this Article 5, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 5.2 and Sections 6.4 through 6.8, 6.10 through 6.13,
6.15 and 6.16 hereof.

                                   ARTICLE 6.

                                 MISCELLANEOUS

         6.1 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         6.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing.

         6.3 RELEASE. (a) As of the Closing Date, each of the Warrant Holders, on behalf of themselves and their respective affiliates, successors, assigns and heirs (each a "Releasing Party" and collectively, the "Releasing Parties"), hereby agrees to release, remise, discharge and hold harmless, absolutely and forever, Superior, SNTL Acquisition Corp., a Delaware corporation, Pac Rim as the "Surviving Corporation" after the Effective Time of the Merger, and each of their respective direct and indirect subsidiaries, and each of such parties' successors, directors, officers, employees, agents and all persons acting by, through, under or in concert with them, or any of them (collectively, the "Released Parties") of and


                                      C-65.

from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, based on any circumstances or state of facts existing on or prior to the Closing Date, to the extent arising out of such Warrant Holder's status as an employee, director, officer, stockholder, agent, representative or creditor of Pac Rim or its subsidiaries, other than (i) as provided in the provisions with respect to indemnification and elimination of liability, the Restated Certificate of Incorporation and Bylaws of Pac Rim and all amendments thereto and the Articles of Incorporation or Bylaws of The Pacific Rim Assurance Company, a California corporation, and all amendments thereto, or (ii) arising from or related to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement which the Releasing Party has or may hereafter have against the Released Parties, including rights to indemnification as provided in Section 7.10 of the Merger Agreement.

         (b) If a Warrant Holder is a resident of California, the Warrant Holder is, notwithstanding that this Agreement is governed by Delaware law, waiving certain rights with respect to unknown or undiscovered claims. In connection therewith each Warrant Holder expressly waives the benefit of California Civil Code section 1542, which reads:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
              THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
              HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         The parties acknowledge that the foregoing waiver was separately bargained for and expressly consent that this release shall be given full force and effect in accordance with its express terms and provisions.

         6.4 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

             (i)  if to Pac Rim, to

                      Pac Rim Holding Corporation
                      6200 Canoga Avenue
                      Woodland Hills, California  91367
                      Attention:  Stanley Braun

                      Telecopy No.:  818-595-0099


                                      C-66.

                  with a copy to

                      Michael L. Rosenfield, Esq.
                      Barger & Wolen LLP
                      515 South Flower Street
                      34th Floor
                      Los Angeles, California  90071

                      Telecopy No. 213-614-7399

             (ii) if to Harwood, to

                       Dennis W. Harwood, Esq.
                       c/o Barger & Wolen
                       19800 MacArthur Boulevard
                       8th Floor
                       Irvine, California  92715

                       Telecopy No.:  714-752-6313

             (iii) if to The Busch Trust, to

                       Timothy R. Busch, Esq.
                       c/o The Busch Firm
                       2532 Dupont Drive
                       Irvine, California  92715

                       Telecopy No.:  714-474-7732

             (iv)  if to Strunk, to

                       Carl A. Strunk
                       c/o Fidelity National Title Insurance
                       17911 Von Karman
                       Irvine, California  92714

                       Telecopy No.:  714-622-4153

             (v)   if to Anderson, to

                        Robert M. Anderson
                        c/o Anderson & Anderson
                        2495 Campus Drive
                        Irvine, California  92715-1583

                        Telecopy No.:  714-752-7587

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         6.5 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder


                                     C-67.

shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         6.6 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein.

         6.7 AMENDMENT. This Agreement may be supplemented, amended or modified only by the mutual agreement of the parties hereto. No supplement, amendment or modification of this Agreement shall be binding unless it is in writing and signed by all the parties hereto.

         6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         6.9 COUNTERPARTS. This Agreements may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

         6.10 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         6.11 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         6.12 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitations, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed


                                     C-68.

as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         6.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         6.14 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court (as provided in Section 6.15 hereof), this being in addition to any other remedy to which they may be entitled at law or in equity.

         6.15 LEGAL ACTION. In the event of any litigation between or among the parties hereto respecting or arising out of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs, whether or not such litigation proceeds to final judgment or determination.

         6.16 VENUE. Any action concerning a dispute arising out of or concerning this Agreement, regarding the interpretation of this Agreement, or regarding the relationships among the parties created pursuant to this Agreement shall be filed only in the United States District Court for the Central District of California or in the Superior Court of the State of California for the County of Los Angeles.


                                     C-69.

         IN WITNESS WHEREOF, the parties have caused this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

PAC RIM:                           PAC RIM HOLDING CORPORATION



                                   By: /s/ Stanley Braun
                                       -----------------------------------
                                       Name:  STANLEY BRAUN
                                       Title: President

WARRANT HOLDERS:


/s/ Dennis W. Harwood                       /s/ Timothy R. Busch
---------------------------                 ------------------------------
DENNIS W. HARWOOD                           TIMOTHY R. BUSCH, in his
                                            capacity as Trustee of The
                                            Busch Family Trust


/s/ Carl A. Strunk                          /s/ Robert M. Anderson
---------------------------                 ---------------------------
CARL A. STRUNK                              ROBERT M. ANDERSON


                                      C-70.

                 FIRST AMENDMENT TO SERIES 3 DETACHABLE WARRANT
                              SURRENDER AGREEMENT

         This FIRST AMENDMENT TO SERIES 3 DETACHABLE WARRANT SURRENDER AGREEMENT (this "Amendment") is entered into as of February 17, 1997 (the "Effective Date") by and among PAC RIM HOLDING CORPORATION, a Delaware corporation ("Pac Rim"), and DENNIS W. HARWOOD, an individual ("Harwood"), THE LENAWEE TRUST DATED DECEMBER 30, 1992, Gregory A. Busch and David Keligian, Trustees (the "Lenawee Trust"), ROBERT M. ANDERSON, an individual ("Anderson"), and CARL A. STRUNK, an individual ("Strunk") (Harwood, the Lenawee Trust, Anderson and Strunk, each a "Warrant Holder" and collectively, the "Warrant Holders")

         WHEREAS, the parties hereto have heretofore entered into a Series 3 Detachable Warrant Surrender Agreement dated as of September 17, 1996 (the "Agreement"); and

         WHEREAS, the parties hereto desire to amend the Agreement to provide for changes in certain definitions, covenants, representations and warranties, and certain other changes.

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. All references to the "Effective Date" in the Agreement and this Amendment shall mean February 17, 1997. All reference in the Agreement to "The Busch Family Trust" shall be amended to and replaced with the "Lenawee Trust Dated December 30, 1992, Gregory A. Busch and David Keligian, Trustees" and all references to the "Busch Trust" shall be amended to and replaced with the "Lenawee Trust."

         Section 2. AMENDMENT TO RECITAL B OF THE AGREEMENT. Recital B of the Agreement is amended to read in its entirety as follows:

                   "B.  Superior National Insurance Group, Inc., a
              California corporation ("Superior") and Pac Rim have entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of February 17, 1997, pursuant to the terms of which Superior will acquire substantially all the issued and outstanding shares of Pac Rim's common stock. Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement."


                                      C-71.

         Section 3. AMENDMENT TO RECITAL D OF THE AGREEMENT. Recital D of the Agreement is amended to read in its entirety as follows:

                 "D.  Harwood, Strunk and Timothy R. Busch,
             a beneficiary of the Lenawee Trust, are currently members of Pac Rim's Board of Directors and Anderson was formerly a member of such board."

         Section 4. REPRESENTATIONS AND WARRANTIES. The parties hereto hereby represent and warrant to one another that their execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate and other action. None of the parties hereto are required to obtain any consent, approval or authorization of, or to make any registration, declaration or filing with, any governmental authority in order for this Amendment to be effective and enforceable. The Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights and subject to the application of equitable principles and availability of equitable remedies. The execution, delivery and performance of this Amendment and the Agreement as amended by this Amendment do not and will not, with or without the giving of notice or the passage of time or both, violate or conflict with, or result in a breach or termination of any provisions of, or constitute a default under, the charter or by-laws of any party hereto, or any agreement, commitment, or any order, judgment, decree, statute, regulation or other restriction of any kind or description to which such party is a party or by which it or any of its assets may be bound.

         Section 5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                                     C-72.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


PAC RIM:                          PAC RIM HOLDING CORPORATION



                                  By: /s/ Stanley Braun
                                      ------------------------
                                      Name:   Stanley Braun
                                      Title:  President and Chief Exective
                                              Officer

WARRANT HOLDERS:


/s/ Dennis W. Harwood             /s/ Robert M. Anderson
---------------------------       ---------------------------
DENNIS W. HARWOOD                 ROBERT M. ANDERSON


/s/ Carl A. Strunk
---------------------------
CARL A. STRUNK                    GREGORY A. BUSCH and DAVID
                                  KELIGIAN, as Trustees of the
                                  LENAWEE TRUST DATED
                                  DECEMBER 30, 1992:


                                  /s/ Gregory A. Busch
                                  ---------------------------
                                  GREGORY A. BUSCH


                                  /s/ David Keligian
                                  ---------------------------
                                  DAVID KELIGIAN


                                      C-73.

                             EXHIBIT H TO ANNEX C

                                VOTING AGREEMENT

         This VOTING AGREEMENT (this "Agreement") is entered into as of February 17, 1997 (the "Effective Date") by and among Superior National Insurance Group, Inc., a California corporation ("Superior"), and the holders listed on the signature pages hereof (each, a "Security Holder" and collectively, the "Security Holders") of (1) shares of common stock, par value $.01 per share (the "Pac Rim Shares"), and (2) Series A Convertible Debentures (the "Pac Rim Debentures") of Pac Rim Holding Corporation, a Delaware corporation ("Pac Rim").

         WHEREAS, in order to induce Superior to enter into an Amended and Restated Agreement and Plan of Merger with Pac Rim dated as of the Effective Date (the "Merger Agreement"), Superior has requested that each of the Security Holders, and each of the Security Holders has agreed to, enter into this Agreement.

         Capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                                VOTING COVENANTS

         1.1 AGREEMENT TO VOTE. Each of the Security Holders hereby agrees that during the time that this Agreement is in effect, at any meeting of the stockholders of Pac Rim, however called, and in any action by written consent of the stockholders of Pac Rim, and at any other relevant time, such Security Holder shall:

                 (i) vote any Pac Rim Shares or Pac Rim Debentures presently owned by such Security Holder and any additional Pac Rim Shares acquired by such Security Holder (whether by purchase or otherwise) after the Effective Date (collectively, the "Security Holder Shares") in favor of the Merger, the Merger Agreement, as amended from time to time, and the transactions contemplated by the Merger Agreement;

                 (ii) vote any Security Holder Shares against any Acquisition Proposal (as defined in the Merger Agreement) and any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Pac Rim under the Merger Agreement (including the Exhibits thereto) or which is reasonably likely to result in any conditions to Pac Rim's obligations under the Merger Agreement not being fulfilled; and

                 (ii) Each Security Holder shall, during the time this Agreement is in force, conduct him, herself or itself, as the case may be, in accordance with Section 7.1 of the Merger Agreement as if a party thereto and bound thereby.


                                      C-74.

         1.2  COMPETING TRANSACTION.  In the event under the terms of Section
10.3 of the Merger Agreement a Breakup Fee (as defined therein) becomes payable to Superior, whether or not such Breakup Fee has been paid, upon consummation of the transaction contemplated by the Acquisition Proposal, each Security Holder, with the exception of Allstate Insurance Company, an Illinois insurance company ("Allstate"), agrees to pay to Superior, in cash, an amount equal to the amount by which (x) the aggregate consideration for the Pac Rim Debentures and the Series 1, 2 and 3 Detachable Warrants of Pac Rim (the "Pac Rim Warrants") (which, if other than in cash, shall be based on the fair market value thereof) paid to or received by such Security Holder in respect of the Competing Transaction exceeds (y) the aggregate consideration for the Pac Rim Debentures and Pac Rim Warrants payable to such Security Holder under that certain Amended and Restated Series A Convertible Debenture and Series 1, 2 and 3 Detachable Warrant Purchase Agreement of even date herewith. Such payment shall be made by wire transfer of immediately available funds within two (2) business days of such Security Holder's receipt of such consideration to a bank account designated by Superior.

                                   ARTICLE 2.
             REPRESENTATIONS AND WARRANTIES OF EACH SECURITY HOLDER

         Each of the Security Holders represents and warrants, severally and not jointly, to Superior that:

         2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Security Holder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Security Holder is a corporate or trust entity, the execution and delivery of this Agreement by the Security Holder and the consummation by the Security Holder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors or other governing body of such Security Holder, and no other corporate or other proceedings on the part of such Security Holder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by such Security Holder and constitutes a legal, valid and binding obligation of such Security Holder, enforceable against such Security Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         2.2  NO CONFLICTS.   (a) The execution and delivery of this
Agreement by such Security Holder do not, and the performance of this Agreement by such Security Holder will not, (i) where such Security Holder is a corporate, partnership or trust entity, conflict with or violate the organizational documents of such Security Holder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Security Holder or by which such Security Holder Shares are bound or


                                     C-75.

affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such Security Holder Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Security Holder is a party or by which such Security Holder or such Security Holder Shares are bound or affected, except, in the case of clauses (i), (ii) and (iii) of this Section 2.2(a), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Security Holder of its obligations under this Agreement.

         (b) The execution and delivery of this Agreement by such Security Holder do not, and the performance of this Agreement by such Security Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Security Holder of its obligations under the Agreement.

         2.3 TITLE TO THE SHARES. As of the date hereof, such Security Holder is the record and, except for any Security Holder which is identified as a trust in Exhibit A hereto (collectively, the "Trust Security Holders"), beneficial owner of such Security Holder Shares listed opposite the name of such Security Holder on Exhibit A hereto. Such Security Holder Shares set forth opposite the name of such Security Holder on Exhibit A hereto are the only Security Holder Shares owned by such Security Holder. The Security Holder Shares of such Security Holder are, or, if acquired after the date hereof, will be, owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Security Holder's voting rights, charges and other encumbrances of any nature whatsoever, except that the Security Holder Shares held by Trust Security Holders are held subject to the applicable trust documents, which will not prevent or delay the performance by such Security Holder of its obligations under this Agreement. Such Security Holder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Security Holder Shares.


                                      C-76.

                                   ARTICLE 3.

                       COVENANTS OF EACH SECURITY HOLDER

         Each of the Security Holders hereby covenants and agrees that:

         3.1 NO SALES OF OR ENCUMBRANCES ON SECURITY HOLDER SHARES. Except pursuant to the terms of this Agreement or the Merger Agreement, for so long as such Security Holder is obligated to vote such Security Holder's Security Holder Shares in accordance with Section 1.1 hereof, each Security Holder shall not directly or indirectly sell, encumber, suffer a lien to exist upon, convey or transfer or record beneficial ownership of any such Security Holder Shares by any means whatsoever to any other person, except with the consent of Superior; PROVIDED, HOWEVER, that Trust Security Holders may transfer ownership of Security Holder Shares as required by applicable governing instruments if the transferee of any Security Holder Shares shall, prior to such transfer, execute a counterpart to this Agreement and shall have agreed to be bound by the terms of this Agreement, including, but not limited to, the obligation to vote the Security Holder Shares in accordance with Section
1.1 hereof. Subject to the foregoing, the Security Holders shall not (without limitation), directly or indirectly (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the Security Holder Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any Security Holder Shares during the term of this Agreement.

                                   ARTICLE 4.

                                 MISCELLANEOUS

         4.1 EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         4.2 FURTHER ASSURANCES. Each of the Security Holders will execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

         4.3 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which


                                    C-77.

such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement, to obtain all necessary waivers, consents and approvals and effect all necessary registrations and filings, and submission of information requested by governmental authorities, and to rectify any event or circumstances which could impede consummation of the transactions contemplated hereby.

         4.4 SPECIFIC PERFORMANCE. The parties hereto agree that Superior would be irreparably damaged if for any reason the Security Holders failed to perform any of their obligations under this Agreement, and that Superior would not have an adequate remedy at law for money damages in such event. Accordingly, Superior shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Security Holders. This provision is without prejudice to any other rights that Superior may have against the Security Holders for any failure to perform their obligations under this Agreement.

         4.5 ACTION IN SECURITY HOLDER CAPACITY ONLY. Each of the Security Holders makes no agreement or understanding herein as director or officer of Pac Rim. Each of the Security Holders signs solely in his, her or its capacity, as the case may be, as a recordholder and, except for the Trust Security Holders, beneficial owner of the Security Holder Shares of such Security Holder, and nothing herein shall limit or affect any action taken in his, her or its capacity, as the case may be, as an officer or director of Pac Rim.

         4.6 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

         4.7 AMENDMENTS; TERMINATION. (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by Superior and any Security Holders adversely affected thereby.

         (b) Allstate's obligation under this Agreement shall terminate on the earlier to occur of (i) the date of the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement) of the Merger, or (iii) September 30, 1997, PROVIDED, that if the parties to this Agreement have been notified that the Termination Date (as defined in the Merger Agreement) has been extended in accordance with the terms thereof, such September 30, 1997 date shall be extended to the Termination Date, if later. Other than Allstate, the obligations of the Security Holders (and this Agreement as it pertains to such Security Holders other than Allstate) shall terminate on the earlier to occur of (w) the Effective Time of the Merger; (x) if the Merger Agreement is terminated pursuant to subsections 9.2(b) (as it applies to Pac Rim's stockholders only) or 9.3(i) thereof, on


                                     C-78.

September 30, 1997, (y) if the Merger Agreement is terminated pursuant to subsections 9.1, 9.3(ii) or 9.3(iii) thereof, immediately upon such termination, or (z) if the Merger Agreement is terminated pursuant to any other provision therein, on June 15, 1997, except that if the Termination Date has been extended and such Security Holders are so notified, such June 15, 1997 date shall be extended by like amount. Notwithstanding the foregoing, the Security Holders' obligation under Section 1.2 hereof shall survive the termination of this Agreement.

         4.8 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Superior and the transferring Security Holder, provided that Trust Security Holders may assign, delegate or otherwise transfer such rights or obligations in connection with any transfer pursuant to Section 3.1 hereof as required under applicable governing instruments, provided that the assignee, delegatee, or transferee shall be required to execute a counterpart to this Agreement, and shall agree to be bound by the terms of this Agreement, including, but not limited to, the obligation to vote the Security Holder Shares in accordance with Section 1.1.

         4.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflict of law.

         4.10 VENUE. Any action concerning a dispute arising out of or concerning this Agreement, regarding the interpretation of this Agreement, or regarding the relationships among the parties created pursuant to this Agreement shall be filed only in the United States District Court for the Central District of California or in the Superior Court of the State of California for the County of Los Angeles.

         4.11 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         4.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Superior and each Security Holder with respect to the subject matter hereto.

         4.13 SEVERABILITY. If any term, condition or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto


                                     C-79.

shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible; PROVIDED, HOWEVER, that any such determination will not relieve any of the parties hereto of liability for breach of any warranty or representation set forth herein.

         4.14 LEGAL ACTION. In the event of any litigation between or among the parties hereto respecting or arising out of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs, whether or not such litigation proceeds to final judgment or determination.


                                      C-80.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SUPERIOR NATIONAL INSURANCE GROUP, INC.



By:  /s/ J. Chris Seaman
     ---------------------------------
     Name: J. Chris Seaman
     Title: Executive Vice President and Chief Financial Officer
     Address for Notice:  Superior National Insurance
                          Group, Inc.
                          26601 Agoura Road
                          Calabasas, California  91302
                          Attention:  William L. Gentz

ALLSTATE INSURANCE COMPANY


By:  /s/ J. Loren Hall
     ---------------------------------
     Name: J. Loren Hall
     Title: Authorized Signatory


By:  /s/ Michael P. Curran
     ---------------------------------
     Name: Michael P. Curran
     Title: Authorized Signatory
     Address for Notice:  Allstate Insurance Company
                          2775 Sanders Road, Suite A3
                          Northbrook, Illinois  60062-6127
                          Attention:  Caryn E. Hank, Strategic
                                      Development Manager

                           with a copy to

                          Allstate Insurance Company
                          Investment Law Department
                          3075 Sanders Road, Suite G5A
                          Northbrook, Illinois  60062-7127
                          Attention:  Elizabeth J. Lapham, Esq.

DITO-DEVCAR CORPORATION,            DITO CAREE LIMITED PARTNERSHIP,
a Nevada corporation                a Nevada limited partnership
                                    By:  GAMEBUSTERS, INC.
                                         a Nevada corporation
                                    Its: General Partner


By:  /s/  David B. Hehn                By:  /s/ David B. Hehn
     -------------------------             -------------------------
     Name:  David B. Hehn                  Name:  David B. Hehn
     Title: President                      Title: President


                                      C-81.

PRAC LIMITED PARTNERSHIP,
a Nevada limited partnership
By:   Somme, Inc.
      a Nevada corporation
Its:  General Partner



By:  /s/ David B. Hehn
     -------------------------
     Name:  David B. Hehn
     Title: President

                          /s/ Richard H. Pickup
                          -------------------------------------
                          Richard H. Pickup, in his capacity as
                          Trustee of:  Pickup Family Trust,
                          TMP Charitable Unitrust, and
                          DRP Charitable Unitrust

Address for Notices for:  Dito-Devcar Corporation,
                          Dito Caree Limited Partnership
                          Prac Limited Partnership

                          3753 Howard Hughes Parkway, Suite 200
                          Las Vegas, Nevada  89109

Address for Notices for:  Pickup Family Trust
                          TMP Charitable Unitrust
                          DRP Charitable Unitrust

                          c/o Wedbush Morgan Securities
                          610 Newport Center Drive, Suite 1300
                          Newport Beach, California  92660
                          Attention:  Mr. Richard H. Pickup


                                      C-82.

                                   EXHIBIT A

SECURITY HOLDER                    SECURITY HOLDER SHARES              AMOUNT
---------------                    ----------------------              ------
Dito-Devcar Corporation               Pac Rim Shares                 1,421,550

Dito Caree Limited
  Partnership                         Pac Rim Shares                   896,000

Pickup Family Trust                   Pac Rim Shares                    92,000

TMP Charitable Unitrust               Pac Rim Shares                    29,000
  Richard H. Pickup Trustee

DRP Charitable Unitrust               Pac Rim Shares                    30,000
  Richard H. Pickup Trustee

Prac Limited Partnership              Pac Rim Debentures           $18,000,000

Allstate Insurance Company            Pac Rim Debentures            $2,000,000







                                     C-83.

                              EXHIBIT K TO ANNEX C

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, executed this 15th day of April, 1994, but except as specified herein, effective as of the Effective Date, is entered into by and between PAC RIM HOLDING CORPORATION, a Delaware corporation (the "Corporation"), THE PACIFIC RIM ASSURANCE COMPANY, a California corporation ("Employer"), and STANLEY BRAUN, an individual ("Employee").

         1.0     RECITALS

                 1.1 Employer, Corporation, and Employee have previously entered into that certain Employment Agreement dated as of January 1, 1991, that Amendment No. 1 to the Employment Agreement, such Amendment effective January 1, 1992, and an Amendment to Employment Agreement and Consulting Agreement dated as of January 1, 1993 (the "Prior Agreements").

                 1.2 As of the Effective Date, the Prior Agreements constituted the entire understanding concerning Employee's employment with Employer.

                 1.3 Employer, Corporation, and Employee desire to enter into this Employment Agreement upon the terms and conditions set forth herein, and to supersede the Prior Agreements upon the effectiveness hereof.

                 1.4 Employer and Employee also desire to maintain Employer's confidential and proprietary trade secrets by entering into the Confidentiality Agreement contemporaneously herewith.

         NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the parties hereto agree as follows:

         2.0     DEFINITIONS

                 2.1      AGREEMENT:  "Agreement" shall mean this Employment
Agreement.

                 2.2 BUSINESS OF EMPLOYER: "Business of Employer" shall mean the business of worker's compensation insurance and such other business or businesses substantially similar to the business of worker's compensation insurance as the Employer may, in the future, engage in. For purposes of this definition, the parties agree that because of the possibility that the nature of worker's compensation insurance may be altered or included within other types of insurance coverages, any system, type of insurance or coverage under which the Employer provides its employees with the costs of medical care and other specified benefits for work related injuries and illnesses without regard to whether




                                      C-84.

said system, type of insurance or coverage is called worker's compensation insurance, shall be deemed to be a "Business of Employer" for purposes of this Agreement. Without limiting the generality of the foregoing, each of the businesses of health maintenance organizations, health care management, worker's compensation and reinsurance and worker's compensation reinsurance brokerage shall be deemed to be a "Business of Employer."

                 2.3 CONFIDENTIAL INFORMATION: "Confidential Information" shall mean Employer's trade secrets as defined in the Confidentiality Agreement.

                 2.4 CONFIDENTIALITY AGREEMENT: "Confidentiality Agreement" shall mean that certain Confidentiality and Non-Disclosure Agreement by and between the Employer, Corporation, and Employee entered into concurrently herewith.

                 2.5 CORPORATION: "Corporation" shall mean Pac Rim Holding Corporation, a Delaware corporation.

                 2.6 COVENANT TERRITORY: "Covenant Territory" shall mean every city or county in the State of California, provided that the Employer conducts its business in such city or county as the case may be.

                 2.7 COVENANT TERM: "Covenant Term" shall mean a period beginning on the Effective Date and ending when Employee is no longer receiving Base Salary under Section 7.1.

                 2.8 DEFINITIVE AGREEMENT: "Definitive Agreement" shall mean the Agreement To Purchase Series A Convertible Debentures and Series 1, 2 and 3 Detachable Warrants entered into by and between the Corporation and PRAC Limited Partnership, a Nevada limited Partnership, dated April __, 1994.

                 2.9 DISABILITY: "Disability" shall mean a determination by the Board of Directors of Employer that, due to physical or mental illness, Employee is unable to perform his customary duties hereunder for a period in excess of (i) ninety (90) consecutive days, or (ii) one hundred twenty (120) days in any consecutive twelve (12) month period.

                 2.10 DISCHARGE FOR CAUSE: "Discharge for Cause" shall mean: (a) a violation or termination of employment for proven embezzlement, intoxication or illegal drug use which materially interferes with job performance, absenteeism in excess of two (2) times normal corporate policy, wrongful disclosure of the Employer's Confidential Information (including but not limited to violation of the Confidentiality Agreement), gross insubordination, conviction of a felony adversely affecting the ability of the Employee to carry on his normal duties, breach of Sections 4.4 and/or 4.5 hereof, receipt of any rebate,





                                      C-85.

kickback or other remuneration of consideration from any party that conducts business with Employer, or other material breach of this Agreement, or (b) failure to perform competently, in the Board's sole discretion, the customary duties of those positions specified in Section 2.18(b) for businesses similar to the Business of Employer.

                 2.11 EFFECTIVE DATE: "Effective Date" shall mean the date final funding occurs pursuant to the terms of the Definitive Agreement. If funding pursuant to the Definitive Agreement does not occur by September 1, 1994, this Agreement will not take effect and the Prior Agreements and each party's rights and remedies thereunder shall be controlling for all purposes.

                 2.12 EMPLOYEE: "Employee" shall mean STANLEY BRAUN, an individual.

                 2.13 EMPLOYER: "Employer" shall mean THE PACIFIC RIM ASSURANCE COMPANY, a California corporation.

                 2.14 EMPLOYMENT AGREEMENT: "Employment Agreement" shall mean that certain Employment Agreement dated January 1, 1991, including all amendments thereto, by and among the Employer, Corporation, and Employee.

                 2.15 OPTION: "Option" shall mean the stock options granted under the terms of the Option Agreement dated concurrently herewith, a copy of which is attached hereto as EXHIBIT B.

                 2.16 PRIOR AGREEMENTS: "Prior Agreements" shall mean that certain Employment Agreement dated as of January 1, 1991, that Amendment No. 1 to the Employment Agreement, such Amendment effective January 1, 1992, and an Amendment to Employment Agreement and Consulting Agreement dated as of January 1, 1993.

                 2.17 STOCK PLEDGE AGREEMENT: "Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement dated February 25, 1992, as amended on January 1, 1994 and April __, 1994, by and between the Employee and the Corporation.

                 2.18 TERMINATION WITHOUT CAUSE: "Termination Without Cause" shall mean any of the following:

                          (a)     termination of Employee's services during the
term of this Agreement for reasons other than Discharge for Cause;

                          (b)     a material change in the duties of the
Employee beyond those duties that he is currently performing as President and Chief Executive Officer of





                                      C-86.

Employer. However, if Employee serves as Employer's or Corporation's Chairman, Vice-Chairman, CEO, or President, with responsibilities commensurate with those of senior management, Employee's duties shall be deemed not to have changed materially.

                          (c)     repeated gross harassment, malicious
ridicule, or malicious statements that repudiate the integrity or professional standing of the Employee in a manner that materially impairs Employee's performance of Employee's duties hereunder. In the case of any of the foregoing, Employee shall provide Employer with written notice of the foregoing items to provide Employer with an opportunity to investigate and rectify same. Employer shall have thirty (30) days to cure such items, and no "Termination Without Cause" shall occur until the expiration of such period without action by Employer.

                 Termination initiated by the Employee by reason of Paragraphs
(b) or (c) shall constitute "Termination Without Cause."

         3.0     EMPLOYMENT

                 The Employer hereby employs the Employee as of the Effective Date, and the Employee hereby accepts employment with Employer, upon the terms and conditions contained in this Agreement.

         4.0     CAPACITIES AND DUTIES

                 4.1 Employee is hereby employed in the capacity of Chief Executive Officer and President of Employer and Corporation, rendering such services and having such managerial and, subject to Section 2.18(b), other duties and responsibilities usual to executive management as may be assigned to Employee from time to time by the Board of Directors of the Employer.

                 4.2 The Employee shall render these services as determined by the Employer at 6200 Canoga Avenue, Woodland Hills, California 91367 or at such other home office for senior executives as Employer may designate from time to time.

                 4.3 Corporation may also cause Employee to be elected to Employer's and/or Corporation's Board of Directors, and/or be appointed as Chairman or Vice-Chairman of either board, but same shall not entitle Employee to any additional compensation hereunder.

                 4.4 Employee agrees to devote his best efforts and exclusive time to rendering services to Employer and Corporation. The Employee is specifically restricted from being employed by any other employer while under the employ of the Employer and/or





                                      C-87.

Corporation pursuant to the terms and conditions of this Agreement without prior written approval of the Board of Directors of the Corporation and Employer.

                 4.5 If Employee engages in other work activities in breach of the exclusivity provisions of this Section, for compensation or other consideration, or receives ancillary compensation for activities associated with his employment with Employer or Corporation from sources unrelated to the Employer or Corporation, it shall be grounds for immediate Discharge for Cause and abatement of all accrued and unpaid bonuses, commissions, deferred compensation, stock option rights and other benefits.

         5.0     INTERIM COVENANTS

                 5.1 Until the Effective Date, as an inducement for Corporation's and Employer's entry into this Agreement, Employee agrees that the Prior Agreements shall remain in full force and effect pursuant to the terms thereof; provided however, that (i) Employee covenants that Employee shall be entitled to no loans in excess of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000) and (ii) each party agrees to take no action against the other respecting any disputes concerning the loans. Said loans shall be frozen at $450,000, but all other terms and provisions of the Prior Agreements shall continue to apply. If this Agreement does not become operative (due to lack of funding under the Definitive Agreement by September 1, 1994 or otherwise), the Prior Agreements shall continue in full force and effect, Employee's covenant freezing loans to Employee as provided above shall cease, and neither party shall have any obligations to the other pursuant to this Agreement. As collateral for the loans, on the Effective Date the Employee shall initially pledge two hundred thousand (200,000) shares of common stock of the Corporation pursuant to the Stock Pledge Agreement, as amended. For purposes of this Agreement and the Stock Pledge Agreement Employee shall, on a yearly basis, increase the number of shares if, based upon the current market price of such shares, same is required to collateralize one hundred percent (100%) of Employee's loan balance.

                 5.2 On the Effective Date, the Prior Agreements shall be superseded by this Agreement and have no further force or effect.

         6.0     TERM

                 6.1 Subject to the rights of parties to prior termination and Employer's right to extend Employee's employment under the terms hereof, the term of this Agreement shall be three (3) years, commencing on the Effective Date.

                 6.2 This Agreement shall terminate upon the following events:

                          (a)     Employee's death;





                                      C-88.

                          (b)     Employee's Disability; or

                          (c)     At either Employer's or Corporation's option
and in either of their discretion, upon Employee's breach of any of Employee's covenants or obligations hereunder, other than those which would constitute a Discharge for Cause. In order to terminate this Agreement pursuant to this Subparagraph (c), either Employer or Corporation shall give Employee thirty
(30) days written notice of termination specifying the ground therefor. Employee's termination will take effect upon expiration of said thirty (30) day period, unless Employee fully cures the breach specified in such notice during the thirty (30) day period following either Employer's or Corporation's giving of such notice to Employee.

                 6.3 Upon the expiration of this Agreement for any reason, this Agreement may be extended at Employer's option for up to four (4) additional one (1) year periods. If Employer so specifies, Employee shall continue to serve in one of the capacities described in Section 2.18(b) hereof during any extension period. In such case, Employee shall continue to be entitled to all benefits under this Agreement, including but not limited to all benefits and stock options. Any extensions (whether or not Employer specifies that Employee shall continue to serve in one of the capacities described in
Section 2.18(b) hereof) shall occur separately on each anniversary date following the original expiration date by Employer's provision of written notice to Employee, at least thirty (30) days prior to the expiration date, of Employer's intent to extend this Agreement for one (1) year. If Employee is terminated, and as a result of such termination is entitled to severance pay under Section 7.6 hereof, any extension under this Section 6.3 shall take effect at the end of the period for which Employee is entitled to severance pay, and the required notice hereunder shall occur at least thirty (30) days prior to the expiration of such period. Employer and Employee acknowledge that one of the purposes of Employer's extension option is to give Employer the benefit of Employee's skills, advice, and experience, even if, during the period of any extension options, Employee is not serving in a full time capacity, or not serving in one of the capacities described in Section 2.18(b) hereof. If Employee terminates employment for any reason, and Employer exercises the option granted herein but specifies that Employee's duties shall no longer involve serving Employer in one of the capacities described in
Section 2.18(b) hereof, Employer's sole obligation to Employee shall be to pay Employee the Base Salary provided in Section 7.1, in accordance with Employer's normal payroll practices, and to provide Employee with medical benefits. If Employer exercises its option to extend and specifies that Employee's duties shall no longer include serving Employer in one of the capacities described in
Section 2.18(b) hereof, Employee will remain reasonably available for consultation to Employer, and agrees to protect Employer's trade secrets in accordance with the provisions of the Confidentiality Agreement. In such circumstances, Employee shall be entitled to engage in activities that would otherwise breach Section 4.4 hereof so long as such activities do not violate the provisions of Section 11.0 hereof. For purpose hereof, Employee shall not be obligated to render more than fifty (50)




                                      C-89.

hours of service to Employer each month, nor more than six hundred (600) hours of services in the aggregate per year. Further, if Employer exercises its rights to extend following a Discharge With or Without Cause or if there is no Discharge With or Without Cause but Employer specifies that Employee's duties shall no longer include serving Employer in one of the capacities described in
Section 2.18(b) hereof, Employee shall not be deemed to be "employed" by Employer during the period of any employment extensions solely for purposes of determining Employee's rights under any stock options. Notwithstanding the foregoing, if Employee is Discharged for Cause under Section 2.10(b), or Discharge Without Cause, Employee shall have one (1) year beyond the effective date of such discharges to exercise all options and such options shall continue to vest in accordance with their terms until such one (1) year period expires.

         6.4 Employee may terminate this Agreement prior to the expiration of its term only if Employer and/or Corporation breaches any of its material covenants or obligations hereunder. In such circumstances, Employee shall provide Employer and/or Corporation with written notice, specifying Employer's and/or Corporation's alleged breach, at least thirty (30) days prior to Employee's termination. Said termination will take effect only if Employer and/or Corporation fails to cure or correct the breach specified in the Employee's written termination notice within thirty (30) days of Employer's and/or Corporation's receipt thereof. Even in the case of a breach by Employer, Employer may exercise the extension options provided in Section 6.3; provided however, that any such extension will be treated as if Employer has specified that Employee's duties shall no longer include serving Employer in one of the capacities described in Section 2.18(b) hereof. Further, if Employee terminates this Agreement under circumstances constituting a "Termination Without Cause" that entitles Employee to severance pay under
Section 7.6 hereof, Employer's extension option under Section 6.3 shall take effect only after the expiration of the period for which Employee is entitled to severance pay under Section 7.6, with Employer's notice of any extension to be provided to Employee at least thirty (30) days prior to the expiration of the period for which Employee is entitled to severance benefits.

         6.5 Employer or Corporation may unilaterally terminate this Agreement in the following circumstances:

                 (a) Upon a Discharge for Cause, which shall take effect immediately upon either Employer's or Corporation's written notification to Employee, outlining the reasons for cause. For Discharges for Cause under
Section 2.10(a), Employee shall not be entitled to any further benefits under this Agreement. In such circumstances, Employee shall be entitled to retain and exercise all vested unexercised stock options, but any unvested unexercised stock options granted to Employee shall immediately and automatically terminate. For Discharges for Cause under Section 2.10(b), Employee may exercise options in accordance with the last sentence of Section 6.3.





                                      C-90.

                 (b) In Employer's or Corporation's sole discretion in the absence of a Discharge for Cause. In such circumstances, Employee shall be entitled to the severance pay set forth in Subsection 7.6.

         7.0     BASE COMPENSATION AND NORMAL BENEFITS

                 For the service of Employee, the Employer agrees to pay to Employee compensation as follows:

                 7.1 BASE SALARY: Annual base compensation of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00), paid according to the general payroll practices of Employer as same exists from time to time.

                 7.2      ANNUAL BONUS:

                          (a)     In addition to other compensation payable
hereunder, Employer's Board of Directors may, in its sole and absolute discretion, grant Employee an annual bonus for each calendar year (or portion thereof in the case of a period of less than twelve (12) months) during the term hereof. If granted, any bonus shall be paid by Employer to employee promptly after the first meeting of the Employer's Board of Directors following the previous calendar year, but in no case later than April 30th of each year.

                          (b)     In addition to the bonus delineated in
Paragraph (a), if there is a pool of bonuses for all senior executives of the Employer or Corporation, the Employee shall be included in said pool. The amount of the bonus from said pool payable to the Employee, if any, shall be determined in the sole discretion of the Board of Directors. However, if the Board of Directors authorizes payments out of the pool to other senior executives who have been employed for at least a full year by Employer, Employee shall receive an amount from the bonus pool that is at least equal to the lowest bonus paid to other senior executives out of the pool.

                 7.3 REASONABLE EXPENSES: The Employer shall pay or reimburse the Employee for any reasonable expenses incurred by the Employee in the business of the Employer for the promotion of its business, on the basis consistent with policies and guidelines approved by the Board of Directors of the Employer and in effect from time to time; provided, however, that in any event the following expenses shall be borne by the Employer.

                          (a)     The Employer will pay or will reimburse the
Employee for an automobile used primarily in business travel by Employee on behalf of the Employer, and shall pay for the reasonable cost of a driver for all of Employee's business-related use of the automobile.





                                      C-91.

                          (b)     The Employer will pay or will reimburse the
Employee for the cost of insurance, maintenance, repairs, and operating expenses reasonably and actually incurred on behalf of the Employer in connection with said automobile and for the business-related car phone usage in the same; provided, however, that the Employee shall pay to the Employer (by withholding or otherwise) the sum of ONE HUNDRED DOLLARS ($100.00) per month to reimburse the Employer for the Employee's personal use of said automobile.

                          (c)     The Employer will pay or will reimburse the
Employee for monthly or other periodic (non-initiation) fees and dues for the Employee's membership in and other business-related charges reasonably and actually incurred by the Employee for business promotion and entertainment at the Calabasas Country and Golf Club and the Palm Valley Country Club.

                          (d)     The Employer will pay or will reimburse the
Employee for the actual cost of his personal income tax preparation; up to a maximum of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) per annum.

                          (e)     The Employer will pay to the Employee as
additional compensation, annually, during the term of this Agreement, an amount equal to one hundred forty percent (140%) of the amount of accrued interest with respect to loans pursuant to Section 9.0.

                 7.4 ADDITIONAL BENEFITS: The Employee shall have the right to participate in any medical, vision, dental, life (including accidental death and dismemberment) and long-term disability group insurance plans or similar employee benefit plans now in effect or hereinafter established or ratified by the Employer's Board of Directors for the benefit of managerial or salaried employees (but not including any stock option plan unless specifically permitted to participate in such plan by permission of the Employer's Board of Directors) for so long as such plan is maintained in effect for the benefit of such employees, with the Employee's participation or share therein being determined by the terms, provisions, and requirements of the respective plans as in effect from time to time; provided, however, that notwithstanding the foregoing provisions of this Section 7.0, the following provisions will apply:

                          (a)     The cost of Employee's coverage under the
group insurance plans and additional benefits mentioned in Subsection 7.4 above, as well as the coverage of the Employee's spouse and dependent minor children under the medical and dental group insurance plans, will be borne by the Employer.

                          (b)     To the extent that, because of a deductible
or co-insurance provision of the insurance policy, the group insurance plan referred to herein does





                                      C-92.

not pay all medical and dental expenses of the Employee, the Employee's spouse or the Employee's dependent minor children, then the Employer shall pay any such deductible or co-insurance sum that is not covered upon verification or the lack of insurance payment of said expense, not to exceed TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) per year.

                          (c)     The Employer will purchase long-term
disability insurance providing the Employee with payments of NINETEEN THOUSAND DOLLARS ($19,000.00) per month until age sixty-five (65) provided the cost of such long-term disability insurance does not exceed TWELVE THOUSAND DOLLARS (12,000.00) per year; provided, however, that any amounts received by Employee under such policy shall be offset against any salary payable to the Employee hereunder and further provided in the event the costs of such long-term disability insurance exceeds TWELVE THOUSAND DOLLARS ($12,000.00) per year, at the Employee's option; (i) the Employer will purchase only that amount of long-term disability coverage premium for which is TWELVE THOUSAND DOLLARS ($12,000.00) per year; or (ii) the Employee will pay for the premium in excess of TWELVE THOUSAND DOLLARS ($12,000.00) per year.

                 7.5      VACATION:

                          (a)     Employee shall be entitled a vacation on an
annual basis for six (6) weeks; provided, however, that upon termination of employment hereunder, except as provided in Paragraph (c) below, Employee shall be in no event entitled to compensation for accrued vacation and time in excess of the number of days of vacation that the Employee accrued during his last twelve (12) months of employment with the Employer and which has not been used.

                          (b)     Employee and Employer acknowledge that
currently a dispute exists as to the amount of vacation that Employee has accrued prior to the Effective Date. To settle this dispute, Employee agrees that he is entitled to vacation that Employee has accrued since January 1, 1993, and which remains unused as of the Effective Date.

                          (c)     Notwithstanding the preceding, should the
Employee be Terminated Without Cause before the first anniversary date of the Effective Date, then the Employee shall be entitled to six (6) weeks of accrued vacation for 1993.

                 7.6 SEVERANCE: In the event the Employee is Terminated Without Cause during the first two (2) years of the initial three (3) year term, the Employer shall pay Employee compensation equal to one (1) year's Base Salary, plus medical benefits under Section 7.4. If Employee is Terminated Without Cause after the first two (2) years of the initial three (3) year term, Employee shall be entitled to continue to receive Base Salary and medical benefits until the expiration of the initial three (3) year term. All amounts paid





                                      C-93.

under this Section 7.6 shall be paid in accordance with the Employer's usual payroll practices as they exist from time to time. During the period any severance benefits are being paid pursuant to this Section 7.6, Employee shall still be deemed to be employed by Employer for purposes of Section 11.0 hereof.

         8.0     STOCK OPTIONS

                 Employee shall be eligible for non-qualified stock options on the terms and conditions hereinafter stated:

                 8.1      GRANT OF OPTIONS:

                          (a)     Subject to the limitations set forth in
Section 8.3, on the Effective Date Corporation hereby grants Employee the right to purchase an aggregate of five hundred thousand (500,000) shares of Corporation's common voting stock. Said grant shall be evidenced by the Option Agreement in a form substantially identical to EXHIBIT B, attached hereto and made a part hereof.

                          (b)     The options shall be granted in two (2)
increments designated Option A and Option B. Each of such options gives Employee the right to purchase two hundred fifty thousand (250,000) shares.

                 8.2 OPTION PRICE: The purchase price under each option are as follows:

                          (a)     For Option A, TWO AND 75/100 DOLLARS ($2.75)
per share, for an aggregate purchase price of SIX HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($687,500.00) if Option A is exercised in its entirety.

                          (b)     For Option B, FIVE AND 50/100 DOLLARS ($5.50)
per share, for an aggregate purchase price of ONE MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND 00/100 DOLLARS ($1,375,000) if Option B is exercised in its entirety.

                 8.3 VESTING AND EXERCISE: Options A and B shall vest and become exercisable as follows:

                          (a)     OPTION A:

                                  (1)      Option A shall vest equally, without
any proration and on an annual basis, over the two (2) year period beginning on the first anniversary of the





                                      C-94.

Effective Date. Employee shall thus have the right to purchase one hundred twenty-five thousand (125,000) shares on the first anniversary of the Effective Date; and one hundred twenty-five thousand (125,000) shares exercisable on the second anniversary of the Effective Date.

                                  (2)      So long as Employee is employed
hereunder (but not including any extensions of this Agreement made at Employer's option pursuant to Section 6.3, unless Employer, in exercising such extension option, has specified that Employee shall continue to serve Employer in one of the capacities set forth in Section 2.18(b)), Employee may exercise the vested portion of Option A any time prior to the fourth anniversary following the Effective Date. Any options subject to Option A that are not exercised by the earlier of (i) the fourth anniversary following the Effective Date, or (ii) one (1) year following the Effective Date of Employee's termination, shall automatically lapse, regardless of whether Employee's employment is extended pursuant to Section 6.3.

                          (b)     OPTION B:

                                  (1)      Option B shall vest equally, without
any proration and on an annual basis, over the two (2) year period beginning on the third anniversary of the Effective Date. Employee shall thus have the right to purchase one hundred twenty-five thousand (125,000) shares on the third anniversary of the Effective Date and one hundred twenty-five thousand (125,000) shares exercisable on the fourth anniversary of the Effective Date.

                                  (2)      So long as Employee is employed
hereunder (but not including any extensions of this Agreement made at Employer's option pursuant to Section 6.3), unless Employer, is exercising such extension option, has specified that Employee shall continue to serve Employer in one of the capacities set forth in Section 2.18(b), Employee may exercise the vested portion of Option B any time prior to the fifth anniversary of the Effective Date. Any shares subject to Option B that are not exercised by the earlier of (i) the fifth anniversary of the Effective Date, or (ii) one (1) year following the effective date of Employee's termination, shall automatically lapse, regardless of whether Employee's employment is extended pursuant to Section 6.3.

                          (c)     ACCELERATED VESTING:  Notwithstanding the
preceding, in the event the Employee is Terminated Without Cause following a merger, sale, or change of more than fifty-one percent (51%) control (occurring as part of one transaction) of the Corporation, all granted and unvested options shall immediately vest and shall become immediately exercisable by Employee. For purposes of the preceding, Investor's (as that term is defined in the Definitive Agreement) conversion of the Corporation's debentures it owns into common stock of the Corporation or exercise of any Warrants required pursuant to





                                      C-95.

the Definitive Agreement shall not be considered for purposes of determining if there has been a greater than fifty-one percent (51%) change in control.

                 8.4 PAYMENT: The full consideration for any shares purchased by Employee pursuant to either Option A or B shall be paid in cash.

                 8.5      EMPLOYEE'S BREACH:

                          (a)     Employee acknowledges that the purpose of
Corporation's grant of Option A and Option B to Employee is to provide Employee with incentives to carry out Employee's obligations to Employer and the Corporation under the terms hereof, and that Employee's failure to do so constitutes a material failure of consideration for Corporation's grant of Options A and B.
                          (b)     Therefore, notwithstanding any other
provisions hereof, the unvested portions of Options A and B shall automatically lapse and have no further force and effect for any of the following reasons:

                                  (1)      If Employee is Discharged for Cause
under Section 2.10(a);

                                  (2)      Employee's uncured breach of this
Agreement including the Covenant Not to Compete; or

                                  (3)      Employee's breach of the
Confidentiality Agreement.

                          (c)     If Employee is Discharged for Cause under
Section 2.10(b), Employee shall have those exercise rights set forth in the last sentence of Section 6.3.

                 8.6      PRIOR STOCK OPTIONS:

                          (a)     The following options shall continue in force
in accordance with their terms and shall not be affected by the options granted herein:

                                  (1)      Incentive stock option for fifty
thousand (50,000) shares at TWO AND 50/100 DOLLARS ($2.50) per share; and

                                  (2)      Non-qualified stock option for fifty
thousand (50,000) shares at SEVEN AND 50/100 DOLLARS ($7.50) per share.





                                      C-96.

                          (b)      The prior option granting the Employee the
right to purchase four hundred seventy-five thousand shares (475,000) of the Corporation's common stock granted on October 4, 1991, is hereby amended to provide that said stock option will expire according to its terms upon the granting of Option A and Option B under Section 8.3.

         9.0     EMPLOYEE LOANS

                 9.1 LOAN AMOUNT: The Employee acknowledges that the Corporation has previously loaned the Employee the sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000.00) (the "Loan").

                 9.2 INTEREST RATE: The Loan currently bears interest at the rate of ten percent (10%) per annum.

                 9.3 STOCK PLEDGE AGREEMENT: As collateral for the Loan, the Employee has entered into the Stock Pledge Agreement, as amended, with the Corporation by which the Employee has pledged approximately one hundred eighty thousand (180,000) shares of common stock of the Corporation as security for the Loan. On the Effective Date, Employee agrees to initially pledge a total of two hundred thousand (200,000) shares to the Corporation under the Stock Pledge, with the number of pledged shares subject to upward adjustment on an annual basis so that the value of the pledged shares equals one hundred percent (100%) of the outstanding Loan balance. For purposes hereof, all stock subject to the pledge shall be valued at the current market price thereof, and Employee agrees to provide additional stock as collateral upon Employer's request if the collateral for the Employee Loan is not equal to one hundred percent (100%) of Employee's outstanding Loan balance. The Employee further agrees that any shares purchased pursuant to the Option shall also be subject to the Stock Pledge Agreement. The Employee agrees to execute any amendment to the Stock Pledge Agreement and any ancillary documents and to take any action requested by the Corporation to comply with the provisions of this Subsection.

                 9.4 NO ADDITIONAL LOANS: Subject to Section 5.1, Employee agrees that neither the Corporation nor Employer is under an obligation to advance any further loans to the Employee other than the existing Loan outstanding in the amount indicated in Subsection 9.1.

                 9.5 MODIFICATION: Upon the Effective Date, Corporation and Employee agree to modify the terms of the Loan to provide for interest of five percent (5%) per annum. The Loan shall be documented in a promissory note, which shall provide for payment in full of the Loan, with interest at prime plus one percent (1%), within six (6) months of Employee's termination during the original term hereof for any reason. In addition, the Employee agrees that if Employee is terminated for any reason stated in section 2.10(a) hereof, Corporation and Employer may offset any amounts due Employee either in





                                      C-97.

the form of compensation or other payments due him form the Employer or the Corporation has payments against the note. Notwithstanding the preceding, there shall be no offset rights if the amount of collateral pledged per the Stock pledge Agreement equals or exceeds one hundred fifty percent (150%) of the loan outstanding.

         10.0    PROTECTION AGAINST DISCLOSURE OF CONFIDENTIAL INFORMATION

                 10.1 ACCESS TO CONFIDENTIAL INFORMATION: The Employee recognizes and acknowledges that he has had and has access to certain Confidential Information of the Corporation and Employer and that such information constitutes valuable, special, and unique property of the Corporation and Employer.

                 10.2 CONFIDENTIALITY AGREEMENT: Concurrent with the execution of this Agreement, the Employee will enter into that certain Confidentiality Agreement which sets forth the Agreement of the Corporation, Employer, and the Employee regarding Confidential Information.

                 10.3 CONDITION PRECEDENT: Employee acknowledges that but for his entering into the Confidentiality Agreement, neither the Corporation nor the Employer would have entered into this Agreement.

                 10.4 BREACH OF CONFIDENTIALITY AGREEMENT: Employee, Corporation, and Employer agree that a breach under the Confidentiality Agreement shall constitute a breach of this Agreement and shall give rise to a Discharge for Cause.

                 10.5 PROPERTY OF EMPLOYER: All records, forms, supplies, or reproduced copies, provided and furnished by the Corporation or the Employer to the Employee, or obtained by the Employee during the performance of his services under this Agreement, and/or the Prior Agreements shall remain the property of the Employer and shall be accounted for and returned by the Employee upon demand of Employer or the Corporation. Such records, forms, and supplies shall include, but not be limited to, such things as: documents; interoffice memos; records, any correspondence, regardless of the author; notebooks; client lists; or any such other supplies provided by the Employer or the Corporation. It is expressly understood that the Employee's license to the possession of said records, forms or supplies, or any copies thereof, are to fulfill his obligations to the Employer or the Corporation under this Agreement and/or the Prior Agreements, and he has no other right or proprietary interest in those documents.





                                      C-98.

         11.0    RESTRICTIVE COVENANT NOT TO COMPETE

                 11.1 COVENANT: During the period of time any payments are being made by Employer, its successors, or assigns, including the corporation, under this agreement, Employee shall not engage in or participate in the Business of the Employer, directly or indirectly, as a partner, shareholder, officer, director, employee, consultant, independent contractor, agent or otherwise, within the Covenant Territory, other than by working for Employer, the Corporation or either of their successors or assigns.

                 11.2 AFFILIATION: The Employee agrees that during the Covenant Term, he will not, directly or indirectly, individually or together or through any affiliate or other firm, request, advise, solicit, entice, persuade, induce, approach or counsel or attempt to request, advise, solicit, entice, persuade, induce, approach, or counsel any employee, insurance broker, insurance agent, reinsurer, reinsurance broker, insured, client or customer of Employer to withdraw, curtail, cancel, terminate, alter or refrain from extending or renewing any contractual or other relationship of such employee, insurance broker, insurance agent, reinsurer, reinsurance broker, insured, client, or customer with the Employer or, where such a relationship with the Employer is one of an exclusive nature, to commence a similar or substantially similar relationship with the employee, or any of his affiliates, or any competitor of the Employer in the Covenant Territory. In addition, the Employee agrees that, if his employment is terminated during the Covenant Term, he will not, directly or indirectly, individually or together or through any affiliate or other firm, employ or attempt to employ any of the Employer's employees or induce or encourage any of the Employer's Employees to seek or take employment other than with Employer.

                 11.3 FAILURE TO COMPLY: The Employee's failure to comply with the provisions of this Section 11.0 shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation to which the Employee may be otherwise entitled, following termination of his employment hereunder. The Employee's obligations pursuant to this Section 11.0 shall be excused during such time that the Employee has performed his obligations under this Agreement and Employer has failed to pay the Employee the consideration owed to him, pursuant to this Agreement, in addition to all the rights the Employee may have with respect to such breach by the Employer.

                 11.4     ENFORCEABILITY:  If any provisions of this Section
11.0 as applied to any party or circumstances, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision and any other circumstances, or the validity or enforceability of this Agreement. If any provision of this Section 11.0, or any part thereof, is held to be unenforceable, the court making such determination shall have the power to modify such


                                      C-99.

provisions so that the restriction imposed thereby is no greater than what would otherwise be permissible under the applicable law.

                 11.5 SEPARATE COVENANTS: The parties hereto agree that the duration and area for which the covenants set forth herein is to be effective are reasonable. In the event that any court determines that the time period or the area, or both of them, are unreasonable and that such covenant is to the extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and to the greatest area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county in the State of California where this covenant is intended to be effective.

                 11.6 EQUITABLE RELIEF: The Employee represents that due to his education and qualifications and the significant consideration which he will receive pursuant to this agreement, his ability to earn a livelihood would not be impaired if Employer is granted in equitable relief to enforce the obligations set forth in this Agreement.

                 11.7 EXTENSION OF COVENANT TERM: The term of the covenant provided for in this Section 11.0 shall be extended by any period for which Employer, in its sole discretion, elects to extend the term of Employee's employment, as provided in Section 6.3 hereof.

         12.0    RELEASE OF CLAIMS

                 12.1 Upon the Effective Date, Corporation and Employer, and each of them, do hereby for themselves, and for their agents, current or former employees, representatives, attorneys, legal successors and assigns, officers, directors and shareholders, expressly release and absolutely and forever discharge Employee, and Employee's respective agents, representatives, attorneys legal successors and assigns, of and from any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatever, whether known or unknown at the Effective Date, suspected or unsuspected, which Corporation and Employer, and each of them, have at the Effective Date, own or hold, or at any time prior to the Effective Date ever had, owned or held, or could, shall or may after the Effective Date have, own or hold against Employee based upon, related to or by reason of any contract, express, implied in fact or implied by law, lien, liability, matter, cause, fact, thing, act or omission whatsoever occurring or existing; provided, however, that such release shall not relieve
(i) Employee's obligation to repay the sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000) to Corporation as provided herein or (ii) any obligation of Employee arising pursuant to this Agreement or the Confidentiality Agreement.



                                      C-100.

                 12.2 Upon the Effective Date, Employee does hereby for himself, and for his agents, representatives, attorneys, legal successors and assigns, expressly release and absolutely and forever discharge Corporation and Employer and each of Corporation's and Employer's respective agents, current or former employees, representatives, attorneys, legal successors and assigns, officers, current and former directors and shareholders, of and from any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatever, whether known or unknown at the Effective Date, suspected or unsuspected, which Employee has, at the Effective Date, owns or holds, or at any time prior to the Effective Date ever had, owned or held, or could, shall or may after the Effective Date have, own or hold against Corporation and Employer, and each of them based upon, related to or by reason of any contract, express, implied in fact or implied by law, lien, liability, matter, cause, fact, thing, act or omission whatsoever occurring or existing; provided, however, that such release shall not relieve the Employer's obligations arising pursuant to this Agreement.

                 12.3 The parties expressly agree and acknowledge to one another that they are familiar with Section 1542 of the Civil Code of the State of California, and waive any and all right under Section 1542 and any similar law of any state or territory of the United States. Said section provides as follows:

         SECTION 1542. CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH DEBTOR.

                 INITIALS:

                 _________            _________                _________
                 Employee             Employer                 Corporation

         13.0    WAIVER

                 The failure of the Employer, Corporation, and Employee at any time to demand strict performance by the other of any terms, covenants, or conditions set forth herein, shall not be construed as a continuing waiver or relinquishment thereof, and either party may, at any time, demand strict and complete performance by the other of said terms, covenants, and conditions.





                                      C-101.

         14.0    SIGNIFICANCE OF HEADINGS

                 Section and Subsection headings contained herein are solely for the purpose of convenience, and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in the case of any question with respect to the construction of this Agreement, it is to be construed as though section and subsection headings have been omitted.

         15.0    EMPLOYER/EMPLOYEE RELATIONSHIP

                 This Agreement shall specifically include any employer/employee relationship. The Employer and/or Corporation shall be responsible for withholding the appropriate taxes and paying the appropriate taxes and other assessments on the Employee, pursuant to the regulations promulgated by the related governmental agencies.

         16.0    ENTIRE AGREEMENT

                 16.1 SOLE AGREEMENT: This Agreement (including any attachments and EXHIBITS hereto) contains the parties' sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements between them.

                 16.2 NO OTHER REPRESENTATIONS: The parties acknowledge and agree that no party has made any representations (a) concerning the subject matter hereof, or (b) inducing the other party to execute and deliver this Agreement, except those representations specifically referenced herein. The parties have relied on their own judgment in entering into this Agreement.

                 16.3 NO RELIANCE: The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect. No party has relied on any such statements or representations in dealing with the other(s).

         17.0    COOPERATIONS AND FURTHER ACTIONS

                 The parties agree to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Agreement.

         18.0    NO MODIFICATIONS OR WAIVER

                 18.1 MUST BE WRITTEN: Waiver or modifications of this Agreement, or of any covenants, condition, or limitation contained herein, are valid only if in writing. Such writing must be duly executed by the parties.



                                      C-102.

                 18.2 NO USE AS EVIDENCE: One or more waivers or modifications of any covenant, term, or condition in this Agreement by any party shall not be construed by any other party as a waiver or modification applicable to any subsequent breach of the same covenant, term, or condition. Evidence of any such waiver or modification may not be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or a party's rights or obligations under it. This limitation does not apply if the waiver or modification is in writing and duly executed as provided above.

         19.0    JOINT PREPARATION

                 The parties to this Agreement have been represented by competent counsel. This Agreement is therefore deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any party under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

         20.0    SPOUSAL CONSENT

                 By executing this Agreement, the Employee represents and warrants that he has secured the permission and consent of his spouse to enter into this Agreement and fully perform his respective obligations hereunder. Employee has obtained the signature of his spouse on the Spousal Consent attached hereto as EXHIBIT A.

         21.0    PROFESSIONAL FEES

                 If a lawsuit or other proceedings are instituted by any party to enforce any of the terms or conditions of this Agreement against any other party hereto, the prevailing party in such litigation or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys' and other professional fees (including but not limited to expert witness fees) and court costs or costs of such other proceedings as may be fixed by any court of competent jurisdiction, or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award.

         22.0    BINDING UPON SUCCESSORS

                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.



                                      C-103.

         23.0    ARBITRATION OF DISPUTES

                 In the event of any dispute under or relating to the terms of this Agreement, or breach thereof, it is agreed that the same shall be submitted to arbitration to the American Arbitration Association ("Association"), at Los Angeles, California. The arbitration shall be conducted in accordance with the rules promulgated by that Association, except that pursuant to Code Civ. Proc. Section 1283.1(b), the provisions of Code Civ. Proc. Section 1283.05 are incorporated into the arbitration. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court, state or federal, having jurisdiction thereof.

         24.0    SEVERABILITY

                 If any part, clause, or condition of this Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative, or unenforceable part, clause or condition had not been made.

         25.0    GOVERNING LAW AND VENUE

                 All questions concerning this Agreement, its construction, and the rights and liabilities of the parties hereto shall be interpreted and enforced in accordance with the laws of the State of California as applied to contracts which are executed and performed entirely within the state. For purposes of this Agreement, sole and proper venue shall be the City of Los Angeles, State of California.

         26.0    INTERPRETATION

                 26.1 SECTION HEADINGS: The section and subsection headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                 26.2 CAPITALIZED TERMS: Except as otherwise expressly provided herein, all capitalized terms defined in this Agreement shall have the meaning ascribed to them herein.

                 26.3 GENDER AND NUMBER: Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.



                                      C-104.

         27.0    FACSIMILE NOTICES

                 For purposes hereof, delivery of written notice shall be complete upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in regular mail, postage prepaid, within three (3) business days following the facsimile notice. Notices shall be addressed to the parties as follows:

         Employer:                         Pac Rim Holding Corporation
                                           Attn:  PAUL W. CRAIG
                                           6200 Canoga Avenue
                                           Woodland Hills, CA 91367
                                           Phone:  (818) 593-8250
                                           Fax:  (818) 595-0088

         Employer:                         The Pacific Rim Assurance Company
                                           Attn:  PAUL W. CRAIG
                                           6200 Canoga Avenue
                                           Woodland Hills, CA 91367
                                           Phone:  (818) 593-8250
                                           Fax:  (818) 595-0088

         With required                     Barger & Wolen
         copy to:                          19800 MacArthur Blvd.
                                           8th Floor
                                           Irvine, CA 92715
                                           Attn:  Dennis W. Harwood, Esq.
                                           Phone:  (714) 757-2800
                                           Fax:  (714) 752-6313

         Employee:                         Stanley Braun
                                           The Pacific Rim Assurance Company
                                           6200 Canoga Avenue
                                           Woodland Hills, CA 91367
                                           Phone:  (818) 226-6200
                                           Fax:  (818) 595-0088





                                      C-105.

         With a required                   Scott Smith, Esq.
         copy to Attorney                  Pillsbury Madison & Sutro
         for Employee:                     2700 Sandhill Road
                                           Menlo Park, CA 94025-7020
                                           Phone:  (415) 233-4514
                                           Fax:  (415) 233-4545

                 Notice shall be deemed given on the date it is sent via facsimile. Any party may change the address to which to send notices by notifying the other party of such changes in writing in accordance with this Paragraph.

         28.0    TIME OF ESSENCE

                 The parties acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation, and provision hereof. Failure to timely perform any of the terms, conditions, obligations, or provisions hereof by any party shall constitute a material breach of this Agreement by the party so failing to perform.

         29.0    THIRD PARTY BENEFICIARIES

                 No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.





                                      C-106.

         30.0    COUNTERPARTS

                 This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute and be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.


                                  PAC RIM HOLDING CORPORATION,
                                  a Delaware corporation


                                  By:/s/ Paul W. Craig
                                     -------------------------------
                                           Paul W. Craig
                                  Its:     Executive Vice President

                                                   "CORPORATION"


                                  THE PACIFIC RIM ASSURANCE COMPANY,
                                  a California corporation


                                  By:/s/ Paul W. Souza
                                     -------------------------------
                                           Paul W. Souza
                                  Its:     Vice President
                                           & Chief Financial Officer

                                                   "EMPLOYER"



                                  /s/ Stanley Braun
                                  -------------------------------------------
                                  STANLEY BRAUN, an individual

                                                   "EMPLOYEE"




                                      C-107.

                                   EXHIBIT A

                              CONSENT TO AGREEMENT


         I, the undersigned, am the spouse of Stanley Braun. I have read the Employment Agreement entered into on April 15, 1994, by and among Pac Rim Holding Corporation, a Delaware corporation and The Pacific Rim Assurance Company, a California corporation ("Corporation") and my spouse, Stanley Braun, and clearly understand the provisions thereof. I am aware that by the provisions of said Agreement my spouse has agreed to certain provisions regarding his employment with the aforementioned Corporation, including the expiration of certain stock options according to their terms and the grant of new stock options and my community interest therein, if any, in accordance with the terms and provisions of said Agreement. I hereby approve of and consent and agree to be bound by the provisions of said Agreement, in its entirety.
DATED:  April 20, 1994.

                                  /s/ Nancy W. Braun
                                  -----------------------------------





                                     C-108.

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, executed this 27th day of March, 1995, is entered into by and between PAC RIM HOLDING CORPORATION, a Delaware corporation (the "Corporation"), THE PACIFIC RIM ASSURANCE COMPANY, a California corporation ("Employer"), and STANLEY BRAUN, an individual ("Employee").

         1.0      RECITALS

                  1.1 Employer, Corporation, and Employee have previously entered into that certain Employment Agreement executed on April 15, 1994, which became effective under its terms on August 16, 1995.

                  1.2 As of the date of this Amendment, the Agreement constitutes the entire understanding concerning Employee's employment with Employer.

                  1.3 Employer, Corporation, and Employee desire to enter into this Amendment upon the terms and conditions set forth herein, to amend the Agreement.

         NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the parties hereto agree as follows:

         2.0 DEFINITIONS. The following definitions, to the extent differing from the definitions contained in the Agreement supersede same and shall be controlling in interpreting this Amendment:

                  2.1 AFFILIATE: "Affiliate" shall have the meaning ascribed to it by the Securities Act of 1933 as amended and the rules and regulations promulgated thereunder.

                  2.1a AGREEMENT: "Agreement" shall mean that certain Employment Agreement executed on April 15, 1994, which became effective under its terms on August 16, 1994 and this Amendment by and among Corporation, Employer and Employee.

                  2.1b AMENDMENT: "Amendment" shall mean this Amendment to Employment Agreement.

                  2.1c BASE SALARY: Base Salary shall mean FOUR HUNDRED THOUSAND DOLLARS ($400,000) in annual compensation paid in accordance with the general payroll practices of Employer as same exists from time to time.

                  2.2a CHANGE IN CONTROL: "Change in Control" shall mean the closing of an acquisition by no later than June 30, 1996 of more than fifty-one percent (51%) of the


                                     C-109.

outstanding common stock of Corporation through a merger, sale, or reorganization by an entity, individual, or group acting in concert which satisfies all of the following:

                           (i) The affirmative vote by a required majority of the Board of Directors of Corporation (as required by the By-Laws of Corporation for the proposed transaction) approving the proposed transaction subject to shareholder approval;

                           (ii) The affirmative vote of a required majority (as required by the ByLaws of Corporation for the proposed transaction) of shares of the stock of Corporation in favor of the proposed transaction causing the Change in Control as well as approving this Amendment;

                           (iii)    Subject to the approval of the SEC,
                                    Corporation shall submit the request for shareholder approval of certain elements of the Amendment which became effective upon shareholder approval as a joint resolution with the proposed transaction effectuating a Change in Control; and

                           (iv) Employee continuing to provide services to Employer unless said cessation of services was the result of Termination Without Cause.

                  Change in Control shall not occur as a result of stock acquisition by Mr. Richard H. Pickup or his Affiliates through the exercise of options, warrants, conversion of debentures, or through other capitalization resulting from capital infusion recommended by a State regulatory agency for which Employer is subject or Employee on behalf of Employer is subject.

                  2.6 COVENANT TERM: "Covenant Term" shall mean a period beginning on the Effective Date and ending when Employee is no longer receiving Base Salary under Section 7.1.

                  2.7 COVENANT TERRITORY: "Covenant Territory" shall mean the States of California, Arizona, and Hawaii provided that Employer conducts the Business of Employer in such State during the Covenant Term.

                  2.10 DISCHARGE FOR CAUSE: "Discharge for Cause" shall mean a violation or termination of employment for proven embezzlement, intoxication or illegal drug use which materially interferes with job performance, absenteeism in excess of two (2) times normal corporate policy, wrongful disclosure of Employer's Confidential Information (including but not limited to violation of the Confidentiality Agreement), gross


                                     C-110.

insubordination, conviction of a felony adversely affecting the ability of the Employee to carry on his normal duties, breach of Sections 4.4 and/or 4.5 hereof, receipt of any rebate, kickback or other remuneration or consideration from any party that conducts business with Employer, or other material breach of the Agreement and this Amendment.

                  2.14a INVESTMENT BANKER: "Investment Banker" shall mean Salomon Brothers who have been retained by the Corporation to pursue strategic alternatives for the Corporation, or its replacement as appointed by the Board of Directors of Corporation.

                  2.14b OFFER: "Offer" shall occur when Employee and Investment Banker, before June 30, 1996, jointly recommend to the Board of Directors the acceptance of a bona fide offer to purchase more than fifty-one percent (51%) of the outstanding common stock of Corporation in the form of a merger, sale, or reorganization by an entity, individual or group acting in concert that is received by the Board of Directors at a value equal to or greater than one (1) times the net book value of the Corporation as of the preceding calendar quarter by an acquirer that is ready, willing, and able to consummate the proposed transaction, while Employee is providing services to Employer (unless a cessation of services by Employee was the result of Termination Without Cause). For purposes of this provision, being recommended by the Investment Banker shall include the requirement that the Investment Banker has delivered a fairness opinion to the Board of Directors with authority to submit that fairness opinion to the shareholders as part of the shareholder approval of the transaction proposed.

                  2.15a PART-TIME: Employee shall be considered to be employed Part-Time if following a Change in Control, during the two (2) years thereafter Employer requires Employee to provide services to Employer, of less than seventy
(70) hours of service to Employer each month.

                  2.17a SUCCESSOR: "Successor" shall mean the entity acquiring all or substantially all of the business of Employer if Employer is dissolved, or merged out of existence, or if substantially all of the assets of Employer are transferred from Employer to another entity.

         4.0      CAPACITIES AND DUTIES

                  Upon a Change in Control Section 4.2 is replaced in its entirety as follows:

                  "4.2 Employee shall render these services as determined by Employer at 6200 Canoga Avenue, Woodland Hills, California 91367 or within a ten
(10) mile radius of this location or of Employee's residence as of the date of this Amendment as Employer may designate from time to time."


                                     C-111.

                  Upon a Change in Control Section 4.3 is replaced in its entirety with the following:

                  "4.3 Corporation may also cause Employee to be elected to Employer's and/or Corporation's and/or a successor entity's Board of Directors, and/or be appointed as Chairman or Vice-Chairman of these boards, but same shall not entitle Employee to any additional compensation hereunder."

         6.0      TERM

                  Upon a Change in Control, Section 6.1 is replaced in its entirety with the following:

                  "6.1 Subject to the rights of parties to prior termination, the Employee shall perform the capacities and duties under Section 4.0 for a period of two (2) years commencing on the Change in Control. At the end of this two (2) year period, Employee's obligation to perform the capacities and duties under Section 4.0 shall cease, but Employee shall continue to be bound for the following two (2) years to honor the provisions of Section 11.0 and the Confidentiality Agreement, as well as to cooperate with Employer and Corporation in responding to requests for information that may arise in the Business of Employer."

                  Upon a Change in Control, Section 6.3 is replaced in its entirety with the following:

                  "6.3 For a term of four (4) years after a Change in Control, Employee agrees to not violate the provisions of Section 11.0 or the Confidentiality Agreement."

                  Upon a Change in Control, Section 6.4 is replaced in its entirety with the following:

                  "6.4 Employee may terminate this Agreement prior to the expiration of its term only if Employer and/or Corporation breaches any of its material covenants or obligations hereunder. In such circumstances, Employee shall provide Employer and Corporation with written notice, specifying Employer's and/or Corporation's alleged breach, providing at least thirty (30) days for Employer and/or Corporation to cure such default before the effective date of Employee's termination."

                  Upon a Change in Control, Section 6.5 is replaced in its entirety with the following:

                  "6.5 Employer or Corporation may unilaterally terminate this Agreement upon a Discharge for Cause, which shall take effect immediately upon either


                                     C-112.

Employer's or Corporation's written notification to Employee, outlining the reasons for cause."

         7.0      BASE COMPENSATION AND NORMAL BENEFITS

                  Upon a Change in Control, Section 7.1 is replaced in its entirety with the following:

                  "7.1 BASE SALARY: For four (4) years after a Change in Control, Base Salary is an annual amount equal to FOUR HUNDRED THOUSAND DOLLARS ($400,000), which will be paid according to the general payroll practices of Employer as same exists from time to time."

                  Upon the date of the Amendment, Section 7.2 is replaced in its entirety with the following:

                  "7.2     PERFORMANCE BONUS:

                           (a) In addition to other compensation payable
hereunder, Employer agrees to pay Employee a ONE HUNDRED THOUSAND DOLLAR ($100,000) bonus, within five (5) business days of the execution of this Amendment as a bonus for past services rendered in 1994.

                           (b) In addition to other compensation payable
hereunder, Employer agrees to pay Employee a TWO HUNDRED THOUSAND DOLLAR ($200,000) bonus, within thirty (30) days of the rejection of an Offer by the Board of Directors of Corporation or a failure to act on such Offer within thirty (30) days of its required joint submission by Employee and Investment Banker. However, in the event of more than one Offer received by the Board of Directors, this bonus shall not be payable if there is an Offer presented to the Board which has been pending Board action for less than thirty (30) days or has been accepted by the Board of Directors within such thirty (30) day period."

                  Upon a Change in Control, Section 7.6 is replaced in its entirety with the following:

                  "7.6     SEVERANCE:

                           (a) For the period of two (2) years from a Change in
Control, Employee shall receive the compensation and benefits provided for in this Section 7.0. In the event Employee is Terminated Without Cause or reduced by Employer to Part-Time status, Employee shall continue to receive for the remainder of the two (2) year term Base Salary, excess medical cost benefit, and disability insurance coverage under Section 7.4(b) and (c), but no other form of perquisite under Sections 7.3 and 7.4. For the



                                     C-113.

two (2) years following the initial two (2) year term, Employee shall receive the payment due under Section 7.1."

                           (b) In the event Employee is Discharged for Cause or
voluntarily resigns without cause, the payment due under Section 7.1 will continue for a period of two (2) years, then terminate. All other payments shall terminate on the cessation of services.

                  Upon a Change in Control, Section 7.7 is added as follows:

                  "7.7 TERMINATION OF PAYMENTS: In the event that Employee violates the provisions of Section 11.0 or the Confidentiality Agreement during the four (4) year period after a Change in Control, Employer may cease making payments under the Agreement and this Amendment."

                  Upon a Change in Control, Section 7.8 is added as follows:

                  "7.8     CLOSING BONUS:

                           (a) Employer agrees to pay or cause Successor to pay
Employee a bonus at the closing of the Change in Control in the amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000) (less any bonus paid under Section 7.2(b)) so long as Employee is not in violation of the Agreement and this Amendment. However, the bonus amount will first be subject to the normal payroll withholding tax required by law, with the excess amount being offset against the Loan Balance.

                           (b) Employer agrees to pay or agrees to cause
Successor to assume the obligation to pay, and on said assumption, Employer is relieved an ongoing liability to pay Employee an additional bonus in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) as of the tenth (10th) day of January, of the calendar year following the closing of a Change in Control less payroll taxes withheld as required by law and less any outstanding Loan Balance as of the date of this payment."

                  Upon a Change in Control, Section 7.9 is added as follows:

                  "7.9 LIABILITY OF SUCCESSOR: In the event of a Change in Control, in which all or substantially all of the assets of Employer or Corporation are acquired by a Successor, all obligations under the Amendment and the Agreement of Employer and Corporation shall be assumed by Successor and Employer and Corporation shall be relieved of the burden but not the benefits of this Agreement."

         8.0      STOCK OPTIONS

                  Upon a Change in Control, Section 8.7 is added as follows:


                                     C-114.

                  "8.7 ACCELERATED VESTING ON CHANGE OF CONTROL: Notwithstanding any language to the contrary in the Agreement or in the Option Agreement, Employee's rights in all Options described in Section 8.0, except for those that have lapsed as described in Section 8.6(b) shall be fully vested."

                  Upon a Change in Control, Section 8.8 is added as follows:

                  "8.8 CORPORATION OPTION TO PURCHASE: Corporation, Employer, or their assign, may at their option purchase any and all options owned by Employee within thirty (30) days of a Change in Control. Any and all options "not in the money" shall be valued in total at ONE HUNDRED DOLLARS ($100.00) and may be purchased by the Corporation, Employer, or their assigns for this amount. All remaining options "in the money" shall be valued in an amount equal to the spread between the fair market value of a share of Corporation as of the closing date of a Change in Control and the exercise price for a share under the option and may be purchased by the Corporation, Employer, or their assigns for the amount. In determining the purchase price of any options the value of options in the money can not be offset by the negative value of options not in the money.

         11.0     RESTRICTIVE COVENANT NOT TO COMPETE

                  Upon a Change in Control, the parenthetical phrase in Section
11.3 shall be deleted.

                  Upon a Change in Control, Section 11.7 EXTENSION OF COVENANT TERM is deleted in its entirety.

                  Section 20.0 is replaced in its entirety with the following:

         "20.0    SPOUSAL CONSENT

                  By executing this Amendment, Employee represents and warrants that he has secured the permission and consent of his spouse to enter into the Amendment as well as the Agreement and fully perform his respective obligations hereunder. Employee has obtained the signature of his spouse on the Spousal Consent attached hereto as EXHIBIT A."

                  Section 31.0 is added as follows:

         "31.0    SUBSEQUENT AMENDMENTS

                  Neither Employee, any acquirer of Corporation or Employer, any Successor, or the Board of Directors of Corporation, shall prior to Change in Control re-negotiate the Agreement, this Amendment, or Employee's compensation in any respect without the written consent of Employee and the approval of a simple majority vote of the Board of Corporation. No member of the Board of Directors of Corporation will



                                     C-115.

individually or collectively attempt to renegotiate Employee's services with Employer prior to Change in Control, unless the Board of Directors has given its consent to Employee to negotiate with an acquirer and Employee also gives his written consent back to Corporation. In the event Employee negotiates a change to his compensation, this Agreement, or Amendment with any acquirer of Corporation, or Employer, or any Successor prior to Change in Control without first meeting the requirements of this Section , Employer and Corporation shall be relieved of the burden of making any payments required under the Agreement and the Amendment, but Employee will continue to be bound to honor this Agreement and Amendment notwithstanding any language to the contrary contained within."

                  Section 32.0 is added as follows:

         "32.0    LEGAL FEES

                  Corporation and Employer agree to reimburse Employee for his actual reasonable out-of-pocket legal fees for the review of this document by Pillsbury, Madison up to amount not to exceed TWENTY-FIVE THOUSAND DOLLARS ($25,000) including any fee for services rendered to executive management, subject to the routine review by the Chief Financial Officer of Employer."

                  Section 33.0 is added as follows:

         "33.0    RATIFICATION

                  To the extent not otherwise modified by the terms and conditions of this Amendment, all of the terms of the Agreement are hereby ratified and republished."

                  Section 34.0 is added as follows:

         "34.0 BOARD AND SHAREHOLDER DISCRETION. Nothing in this Amendment or the Agreement shall be construed as obligating the Board of Directors of Corporation or Employer, or any shareholder of Corporation or Employer to accept any Offer or any proposed transaction of any kind, presented to any of these parties by Salomon Brothers or by Employee. An Offer or proposed transaction may be rejected in the complete and utter discretion of the Board of Directors of Corporation and Employer, and/or their shareholders in their absolute discretion. In this event, Employee shall as a result of the rejection only be entitled to the bonus provided under Section 7.2(b) of this Amendment if its terms and conditions are met."

                  Section 35.0 is added as follows:


                                     C-116.

         "35.0    PURCHASE OF SUBSTANTIAL GOODWILL

                  The parties hereto agree that valid consideration shall be considered deemed paid by Employer, Corporation, Successor, or assigns for the substantial goodwill of the Corporation and/or Employer, within the meaning of California Business and Professions Code Section 16600, ET SEQ. to Employee."

                  Section 36.0 is added as follows:

         "36.0    BOARD OF DIRECTORS' APPROVAL

                  The execution of this Amendment has been authorized by a meeting of the Board of Directors of the Corporation and Employer as duly called with Employee absent due to the conflict of interest as ratified by a telephonic board meeting occurring March __, 1996. However, the terms and conditions of this Amendment which become effective upon a Change in Control are subject to a shareholder approval in accordance with the provisions of Section 2.2a. The undersigned officers of the Corporation and Employer have been duly authorized to execute this Amendment on behalf of the Corporation and Employer pursuant to this resolution of the Board of Directors of each."







                                     C-117.

         IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                                        PAC RIM HOLDING CORPORATION,
                                        a Delaware corporation


                                        By:  /s/  PAUL W. CRAIG
                                             --------------------------
                                                 Paul W. Craig
                                        Its:     Executive Vice President

                                                 "CORPORATION"

                                        THE PACIFIC RIM ASSURANCE COMPANY,
                                        a California corporation


                                        By:  /s/ PAUL W. CRAIG
                                             ____________________________
                                                 Paul W. Craig
                                        Its:     Executive Vice President

                                                 "EMPLOYER"

                                             /s/ STANLEY BRAUN
                                             ------------------------------
                                                 STANLEY BRAUN, an individual

                                                          "EMPLOYEE"







                                     C-118.

                                   EXHIBIT A

                      CONSENT TO AMENDMENT AND AGREEMENT


          I, the undersigned, am the spouse of Stanley Braun. I have read the Employment Agreement dated April 15, 1994 and the Amendment to same dated March 27, 1995 by and between Pac Rim Holding Corporation, a Delaware corporation. The Pacific Rim Assurance Company, a California corporation ("Corporation") and my spouse, Stanley Braun, and clearly understand the provisions thereof. I am aware that by the provisions of said Amendment and Agreement my spouse has agreed to certain provisions regarding his employment with the aforementioned Corporation, including the expiration of certain stock options according to their terms and the grant of new stock options and my community interest therein, if any, in accordance with the terms and provisions of said Amendment and Agreement. I hereby approve of and consent to the provisions of said Amendment and Agreement, in its entirety.

DATED: March 27, 1995




                                            /s/ Nancy W. Braun
                                            --------------------------------




                                    C-119.

                          MEMORANDUM OF UNDERSTANDING


          On March 27, 1995, an amendment (the "Amendment") to the employment agreement (the "Agreement") between Pac Rim Holding Corporation (the "Corporation"), The Pacific Rim Assurance Company (the "Company") and Stanley Braun (the "Employee") dated April 15, 1994, and effective August 16, 1994, was executed. The Amendment entitles the employee to certain fringe benefits providing the Employee provides at least seventy (70) hours of service per month to the Corporation. These benefits include those specified in section
7.3 of the Agreement.


          In the event that the Employee provides less than seventy (70) hours of service to the Corporation, the Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee on behalf of the Corporation on a basis consistent with policies and guidelines approved by the Board of Directors of the Corporation and in effect from time to time. In addition, the Corporation shall make available to the Employee a driver from the Administrative Department of the Company for business-related use of his personal automobile.


Pac Rim Holding Corporation,
a Delaware corporation



By:  /s/ Paul W. Craig
     -----------------------------------
     Paul W. Craig
     Its: Executive Vice President



     "Corporation"



By:  /s/ Stanley Braun
     -----------------------------------
     Stanley Braun, an individual

     "Employee"


Date: April 4, 1995
      --------------------------




                                    C-120.

                              SECOND AMENDMENT TO
                             EMPLOYMENT AGREEMENT


          THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT ("Second Amendment"), executed this 30th day of March, 1996 ("Effective Date"), is entered into by and between PAC RIM HOLDING CORPORATION, a Delaware corporation (the "Corporation"), THE PACIFIC RIM ASSURANCE COMPANY, a California corporation ("Employer"), and STANLEY BRAUN, an individual ("Employee"). Corporation, Employer, and Employee are collectively referred to as "Parties."

          1.0   RECITALS

                1.1 Effective August 16, 1994, Employer, Corporation, and Employee have previously entered into the Employment Agreement which was amended by the First Amendment on March 27, 1995.

                1.2 As of the date of this Second Amendment, the First Amendment, and the Employment Agreement constitute the entire understanding concerning Employee's employment with Employer.

                1.3 Employer, Corporation, and Employee desire to enter into this Second Amendment upon the terms and conditions set forth herein, to amend the Agreement.

          NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained herein and for such other good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the Parties hereto agree as follows:

          2.0 DEFINITIONS. All capitalized terms not defined herein shall have the same meanings ascribed to them in the Employment Agreement and First Amendment. However, the following definitions to the extent differing from the definitions contained in the First Amendment or the Employment Agreement supercede same and shall be controlling in interpreting the Agreement.

                2.1 AGREEMENT: "Agreement" shall collectively refer to the Employment Agreement, the First Amendment, and this Second Amendment.

                2.2 FIRST AMENDMENT: "First Amendment" shall mean the Amendment to Employment Agreement dated March 27, 1995 by and among Corporation, Employer and Employee.



                                    C-121.

                2.3 PARTIES: "Parties" shall collectively refer to Corporation, Employer, and Employee.

                2.4 SECOND AMENDMENT: "Second Amendment" shall mean this Second Amendment to Employment Agreement dated March 30, 1996.

          3.0 AMENDMENTS. The following section of the First Amendment is amended to read as follows:

                3.1 Section 2.2a CHANGE IN CONTROL is replaced with the following language:
                      "2.2a CHANGE IN CONTROL: "Change in Control" shall mean the closing of an acquisition by no later than June 30, 1997 of more than fifty-one percent (51%) of the outstanding common stock of Corporation through a merger, sale, or reorganization by an entity, individual, or group acting in concert which satisfies all of the following:

                             (i)     The affirmative vote by a required
          majority of the Board of Directors of Corporation (as required by (the By-Laws of Corporation for the proposed transaction) approving the proposed transaction subject to shareholder approval;

                             (ii)    The affirmative vote of a required
          majority (as required by the By-Laws of Corporation for the proposed transaction) of shares of the stock of Corporation in favor of the proposed transaction causing the Change in Control as well as approving this Amendment;

                             (iii)   Subject to the approval of the SEC,
          Corporation shall submit the request for shareholder approval of certain elements of the Amendment which became effective upon shareholder approval as a joint resolution with the proposed transaction effectuating a Change in Control; and

                             (iv) Employee continuing to provide services to Employer unless said cessation of services was the result of Termination Without Cause.



                                    C-122.

                             Change in Control shall not occur as a result of stock acquisition by Mr. Richard H. Pickup or his Affiliates through the exercise of options, warrants, conversion of debentures, or through other capitalization resulting from capital infusion recommended by a State regulatory agency for which Employer is subject or Employee on behalf of Employer is subject."

                3.2 Section 2.14b OFFER is replaced with the following language:

                      "2.14b OFFER: "Offer" shall occur when Employee AND Investment Banker, before June 30, 1997, jointly recommend to the Board of Directors the acceptance of a bona fide offer to purchase more than fifty-one percent (51%) of the outstanding common stock of Corporation in the form of a merger, sale, or reorganization by an entity, individual or group acting in concert that is received by the Board of Directors at a value equal to or greater than one
          (1) times the net book value of the Corporation as of the preceding calendar quarter by an acquirer that is ready, willing, and able to consummate the proposed transaction, while Employee is providing services to Employer (unless a cessation of services by Employee was the result of Termination Without Cause). For purposes of this provision, being recommended by the Investment Banker shall include the requirement that the Investment Banker has delivered a fairness opinion to the Board of Directors with authority to submit that fairness opinion to the shareholders as part of the shareholder approval of the transaction proposed."

          4.0 RATIFICATION. To the extent not otherwise modified by the terms and conditions of this Second Amendment, all of the terms of the Employment Agreement as previously modified by the First Amendment are hereby ratified and republished.

          5.0   BOARD OF DIRECTORS' APPROVAL

                The execution of this Second Amendment has been authorized by a meeting of the Board of Directors of the Corporation and Employer as duly called with Employee absent due to the conflict of interest as ratified by a telephonic board meeting occurring March __, 1996. However, the terms and conditions of this Second Amendment which become effective upon a Change in Control are subject to a shareholder approval in accordance with the provisions of Section 2.2a of the First Amendment as revised by this Second Amendment. The undersigned officers of the Corporation and Employer have been



                                     C-123.

duly authorized to execute this Second Amendment on behalf of the Corporation and Employer pursuant to this resolution of the Board of Directors of each.

          The Parties hereto have set their hands the day and year first above written.

                                          PAC RIM HOLDING CORPORATION,
                                          a Delaware corporation


                                          By: /s/ Paul W. Craig
                                              --------------------------------
                                                  Paul W. Craig
                                          Its:    Executive Vice President

                                                  "CORPORATION"


                                          THE PACIFIC RIM ASSURANCE COMPANY,
                                          a California corporation


                                          By: /s/ Paul W. Craig
                                              --------------------------------
                                                  Paul W. Craig
                                          Its:    Executive Vice President

                                                       "EMPLOYER"


                                                  /s/ Stanley Braun
                                                  ----------------------------
                                                  STANLEY BRAUN, an individual

                                                       "EMPLOYEE"




                                     C-124.

                                   EXHIBIT A

                      CONSENT TO AMENDMENT AND AGREEMENT


          I, the undersigned, am the spouse of Stanley Braun. I have read the Employment Agreement dated April 15, 1994 ("Employment Agreement"), the Amendment to Employment Agreement dated march 27, 1995 ("First Amendment"), and this Second Amendment to Employment Agreement dated March __, 1996 ("Second Amendment"), by and among Pac Rim Holding Corporation, a Delaware corporation, The Pacific Rim Assurance Company, a California corporation ("Corporation") and my spouse, Stanley Braun, and clearly understand the provisions thereof. I am aware that by the provisions of said Amendment and Agreement my spouse has agreed to certain provisions regarding this employment with the aforementioned Corporation, including the expiration of certain stock options according to their terms and the grant of new stock options and my community interest therein, if any, in accordance with the terms and provisions of said Second Amendment, First Amendment and Employment Agreement. I hereby approve of and consent to the provisions of said Second Amendment, First Amendment and Employment Agreement, in its entirety.

DATED: March 30, 1996




                                             /s/ Nancy W. Braun
                                             ---------------------------------







                                     C-125.

                                    ANNEX D

                    TRANSFER RESTRICTIONS CHARTER AMENDMENT

         IF THESE PROVISIONS ARE APPROVED BY THE SHAREHOLDERS AT THE SPECIAL MEETING, AND REINCORPORATION IN DELAWARE IS ALSO APPROVED, THEN THESE PROVISIONS WOULD APPEAR AS ARTICLE SIXTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION. IF REINCORPORATION IN DELAWARE IS NOT APPROVED AT THE SPECIAL MEETING, THESE PROVISIONS, IF ADOPTED, WOULD BE ADDED TO THE COMPANY'S CALIFORNIA ARTICLES OF INCORPORATION BY AMENDMENT.

           (a) PROHIBITED TRANSFER; EXCESS STOCK. Except as provided in Section F, until the Restriction Termination Date, any attempted direct or indirect Transfer of Stock shall be deemed a "Prohibited Transfer" if (i) such Transfer would increase the Percentage of Stock Owned by any Person that (or by any person whose Stock is or by virtue of such Transfer would be attributed to any Person that), either after giving effect to the attribution rules (including the option attribution rules) of Section 382 or without regard to such attribution rules, Owns, by virtue of such Transfer would Own, or has at any time since the period beginning three years prior to the date of such Transfer Owned, Stock in excess of the Limit, or (ii) such Transfer would cause an "ownership change" of the corporation within the meaning of
Section 382. Except at otherwise provided in Section E, the Stock or Option sought to be Transferred in the Prohibited Transfer shall be deemed "Excess Stock."

         (b) TRANSFER OF EXCESS STOCK TO TRANSFEREE. Except as otherwise provided in Section E, a Prohibited Transfer shall be void ab initio as to the Purported Transferee in the Prohibited Transfer and such Purported Transferee shall not be recognized as the owner of the Excess Stock for any purpose and shall not be entitled to any rights as a stockholder of the corporation arising from the ownership of Excess Stock, including, but not limited to, the right to vote such Excess Stock or to receive dividends or other distributions in respect thereof or, in the case of Options, to receive Stock in respect of their exercise. Any Excess Stock shall automatically be transferred to the Trustee in trust for the benefit of the Charitable Beneficiary, effective as of the close of business on the business day prior to the date of the Prohibited Transfer; provided, however, that if the transfer to the trust is deemed ineffective for any reason, such Excess Stock shall nevertheless be deemed to have been automatically transferred to the person selected as the Trustee at such time, and such person shall have rights consistent with those of the Trustee as described in this section and in Section C below. Any dividend or other distribution with respect to such Excess Stock paid prior to the discovery by the corporation that the Excess Stock has been transferred to the Trustee ("Prohibited Distributions") shall be deemed to be held by the Purported Transferee as agent for the Trustee, and shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee. Any vote cast by a Purported Transferee with respect to Excess Stock prior to the

                                       D-1.

discovery by the corporation that the Excess Stock has been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the sole benefit of the Charitable Beneficiary. The Purported Transferee and any other Person holding certificates representing Excess Stock shall immediately surrender such certificates to the Trustee. The Trustee shall have all the rights of the owner of the Excess Stock, including the right to vote, to receive dividends or other distributions, and to receive proceeds from liquidation, which rights shall be exercised for the sole benefit of the Charitable Beneficiary.

         (c) DISPOSITION OF EXCESS STOCK. As soon as practicable following receipt of notice from the corporation that Excess Stock has been transferred to the Trustee, the Trustee shall take such actions as it deems necessary to dispose of the Excess Stock in an arm's-length transaction that would not constitute a Prohibited Transfer. Upon the disposition of such Excess Stock,
(i) the interest of the Charitable Beneficiary in the Excess Stock shall terminate, and (ii) the Trustee shall distribute the net proceeds of the sale as follows: (a) the Purported Transferee shall receive an amount of the net proceeds of such sale not to exceed the Purported Transferee's cost incurred to acquire such Excess Stock, or, if such Excess Stock was Transferred for less than fair market value on the date of the Prohibited Transfer, the fair market value of the Excess Stock on the date of the Prohibited Transfer, in each case less all costs incurred by the corporation, the Trustee and the Transfer Agent in enforcing the Restrictions, and (b) the Charitable Beneficiary shall receive the balance of the net proceeds from the sale of the Excess Stock, if any, together with any Prohibited Distributions received from the Purported Transferee and any other distributions with respect to such Excess Stock while such Stock was held by the Trustee. In the event the Purported Transferee has disposed of the Excess Stock and distributed the proceeds and other amounts otherwise than in accordance with this section, then (w) such Purported Transferee shall be deemed to have disposed of such Excess Stock as an agent for the Trustee, (x) such Purported Transferee shall be deemed to hold such proceeds and any Prohibited Distributions as an agent for the Trustee, (y) such Purported Transferee shall be required to return to the Trustee the proceeds from such sale, together with any Prohibited Distributions theretofore received by the Purported Transferee with respect to such Excess Stock, provided that upon receipt of written permission from the Trustee, the Purported Transferee will be entitled to retain an amount of such sale proceeds not to exceed the amount that such purported Transferee would have received from the Trustee if the Trustee had obtained and resold the Excess Stock, and (z) the Trustee shall transfer any remaining proceeds to the Charitable Beneficiary. Neither the Trustee, the corporation, the Purported Transferee nor any other party shall claim an income tax deduction with respect to any transfer to the Charitable Beneficiary and neither the Trustee nor the corporation shall benefit in any way from the enforcement of the Restrictions, except insofar as these restrictions protect the corporation's Income Tax Net Operating Loss Carryover. Neither the Trustee, the corporation nor the Transfer Agent shall have any liability to any Person for any loss arising from or related to a Prohibited Transfer.

                                      D-2.

               (d)  TRANSFER AGENT'S RIGHTS AND RESPONSIBILITIES.  The
Transfer Agent shall not register any Transfer of Stock on the corporation's stock transfer records if it has knowledge that such Transfer is a Prohibited Transfer. The Transfer Agent shall have the right, prior and as a condition to registering any Transfer of Stock on the corporation's stock transfer records, to request any transferee of the Stock to submit an affidavit, on a form agreed to by the Transfer Agent and the corporation, stating the number of shares of each class of Stock Owned by the transferee (and by Persons who would Own the transferee's Stock) before the proposed Transfer and that would, if effect were given to the proposed Transfer, be Owned by the transferee (and by Persons who would Own the prospective Transferee's Stock) after the proposed Transfer. If either (i) the Transfer Agent does not receive such affidavit, or (ii) such affidavit evidences that the Transfer was a Prohibited Transfer, the Transfer Agent shall notify the corporation and shall not enter the Prohibited Transfer into the corporation's stock transfer records, and the Trustee, the corporation and the Transfer Agent shall take such steps as provided in the Restrictions in order to dispose of the Excess Stock purportedly Owned by such Purported Transferee. If the Transfer Agent, for whatever reason, enters a Prohibited Transfer in the corporation's stock transfer records, such Transfer shall be nonetheless void AB INITIO and shall have no force and effect, in accordance with the Restrictions, and the corporation's stock transfer records shall be revised to so provide.

         (e) CERTAIN INDIRECT PROHIBITED TRANSFERS. In the event a Transfer would be a Prohibited Transfer as a result of attribution to the Purported Transferee of the Ownership of Stock by a person (an "Other Person") who is not controlling, controlled by or under common control with the Purported Transferee, which Ownership is nevertheless attributed to the Purported Transferee, the Restrictions shall not apply in a manner that would invalidate any Transfer to such Other Person, and the Purported Transferee and any Persons controlling, controlled by or under common control with the Purported Transferee (collectively, the "Purported Transferee Group") shall automatically be deemed to have transferred to the Trustee at the time and in a manner consistent with Section B hereof, sufficient Stock (which Stock shall (i) consist only of Stock held legally or beneficially, whether directly or indirectly, by any member of the Purported Transferee Group, but not Stock held through any Other Person, other than shares held through a Person acting as agent or fiduciary for any member of the Purported Transferee Group, (ii) be deemed transferred to the Trustee, in the inverse order in which it was acquired by members of the Purported Transferee Group, and (iii) be treated as Excess Stock) to cause the Purported Transferee, following such transfer to the Trustee, not to be in violation of the Restrictions; provided, however, that to the extent the foregoing provisions of this Section E would not be effective to prevent a Prohibited Transfer, the Restrictions shall apply to such other Stock Owned by the Purported Transferred (including Stock actually owned by Other Persons), in a manner designed to minimize the amount of Stock subject to the Restrictions or as otherwise determined by the Board of Directors to be necessary to prevent a Prohibited Transfer (which Stock shall be treated as Excess Stock).

                                      D-3.

               (f)  EXCEPTIONS.  The term "Prohibited Transfer" shall not include: (i) the original issuance of Common Stock pursuant to the Stock Purchase Agreement, (ii) any Transfer described in Section 382(1)(3)(B) of the Code (relating to transfers upon death or divorce and certain gifts) if all Persons who would Own the Stock Transferred would be treated for purposes of Section 382 as having Owned such Stock at all times beginning more than three (3) years prior to the date of the Transfer, and (iii) any Transfer with respect to which the Person who would otherwise be the Purported Transferee obtains or is granted the prior written approval of the Board of Directors of the corporation, which approval shall be granted in its sole and absolute discretion after considering all facts and circumstances, including but not limited to future events the occurrence of which are deemed by the Board of Directors of the corporation to be reasonably possible.

         (g) LEGEND. All certificates or other instruments evidencing Ownership of Stock shall bear a conspicuous legend describing the restrictions. The Board of Directors shall take such actions as it deems necessary to substitute certificates evidencing ownership of Stock and bearing such legend for certificates not bearing such legend.

         (h) PROMPT ENFORCEMENT; FURTHER ACTIONS. As soon as practicable and within thirty (30) business days of learning of a purported Prohibited Transfer, the corporation through its Secretary or any assistant Secretary shall demand that the Purported Transferee (or any other member of the Purported Transferee Group) surrender to the Trustee the certificates representing the Excess Stock or any resale proceeds therefrom, and any Prohibited Distributions or other dividends or distributions received thereon, and if such surrender is not made within twenty (20) business days from the date of such demand, the corporation shall institute legal proceedings to compel such surrender and for compensatory damages on account of any failure to take such actions; provided, however, that nothing in this Section H shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the corporation to act within the time periods set out in this section shall not constitute a waiver of any right of the corporation to compel any transfer required hereby. Upon a determination by the Board of Directors that there has been or is threatened a Prohibited Transfer, the Board of Directors may authorize such additional action as its deems advisable to give effect to the Restrictions, including, without limitation, refusing to give effect on the books of the Company to any such purported Prohibited Transfer or instituting proceedings to enjoin any such purported Prohibited Transfer. Nothing contained in the Restrictions shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation and the interests of the holders of its securities in preserving the Income Tax Net Operating Loss Carryover, including, but not limited to,

                                      D-4.

refusing to give effect to any Prohibited Transfer or other action on the books of the corporation or instituting proceedings to enjoin any Prohibited Transfer or other action; provided, however, that any Prohibited Transfer shall nevertheless result in the consequences otherwise described in the Restrictions.

         (i) BOARD AUTHORITY TO INTERPRET. The Board of Directors shall have the authority to interpret the provisions of the Restrictions for the purpose of protecting the Income Tax Net Operating Loss Carryover. Any such interpretation shall be final and binding on any Person who Owns or purports to acquire Ownership of Stock.

         (j) DAMAGES. Any person who knowingly violates the Restrictions, and any persons controlling, controlled by or under common control with such a person, shall be jointly and several liable to the corporation for, and shall indemnify and hold the corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the corporation's ability to utilize its Income Tax Net Operating Loss Carryover, and attorneys' and accountants' fees incurred in connection with such violation.

         (k) SEVERABILITY. If any part of the Restrictions is judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the Restrictions, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the corporation to utilize to the greatest extent possible the Income Tax Operating Loss Carryover.

         (l) EFFECT ON STOCK EXCHANGE TRANSACTIONS. Nothing in the Restrictions shall preclude the settlement of a transaction entered into through the facilities of Nasdaq. The Stock that is the subject of such transaction shall continue to be subject to the terms and Restrictions after such settlement.

         (m)  DEFINITIONS:

                       "Charitable Beneficiary" shall mean one or more organizations described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code designated in writing by the corporation.

                        "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be amended from time to time hereafter.

                        "Common Stock" shall mean the common stock of the Corporation, $0.01 par value per share.

                        "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or decisions of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise. The terms "controlling," "controlled by" and "under common control with" shall have

                                      D-5.

         correlative meanings. A Person shall be deemed to control or be under common control with a Purported Transferee if the Excess Stock Owned by such Person is treated as Owned by the Purported Transferee by virtue of the family attribution rules of Section 318 of the Code.

                        "5% Shareholder" shall mean any Person or Public Group who is a "5-percent shareholder" of the corporation within the meaning of Section 382, substituting "4.9 percent" for "5 percent" each place it appears therein.

                         "Income Tax Net Operating Loss Carryover" shall mean the net operating loss, capital loss, net unrealized built-in loss, general business credit, alternative minimum tax credit, foreign tax credit and any other carryovers or losses as determined for United States federal income tax purposes that are or could become subject to limitation under Section 382, and to which the corporation is entitled under the Code and Regulations, at any time during which the Restrictions are in force.

                         "IP Delaware" shall mean Insurance Partners, L.P., a Delaware limited partnership.

                         "IP Bermuda" shall mean Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership.

                         "Limit" shall mean 4.9 Percent of the Stock.

                         "Option" shall mean any interest that could give rise to the Ownership of Stock and that is an option, contract, warrant, convertible instrument, put, call, stock subject to a risk of forfeiture, pledge of stock or any interest that is similar to any of such interests or any other interest that would be treated, under paragraph (d)(9) of Treasury Regulation Section 1.382-4, in the same manner as an option, whether or not any of such interests is subject to contingencies.

                         "Own," and all derivations of the word "Own," shall mean any direct or indirect, actual or beneficial interest, including, except as otherwise provided, a constructive ownership interest under the attribution rules (including the option attribution rules) of Section 382. In determining whether a Person Owns an amount of Stock in excess of the Limit, Options Owned by such Person (or other Persons whose Ownership of Stock is or would be attributable under Section 382 to such Person) shall be treated as exercised (and the Stock that would be acquired by such exercise as outstanding) and Options Owned by other Persons shall be treated as not

                                      D-6.

         exercised (and the Stock that would be acquired by such exercise as outstanding) and Options Owned by other Persons shall be treated as not exercised (and the Stock that would be acquired if such Options owned by other Persons were exercised shall be treated as not outstanding), in each case without regard to whether such treatment would result in an ownership change within the meaning of Section
         382. In determining whether a Transfer that is an exercise, conversion or similar transaction with respect to an Option increases the Percentage Ownership of Stock of any Person or Public Group, such Option shall be treated as if it were not Owned by such Person immediately prior to such Transfer.

                         "Percent," "Percentage" or "%" shall mean percent or percentage by value.

                         "Person" shall mean any individual (other than a Public Group treated as an individual under Section 382) or any "entity" as that term is defined in Regulations Section 1.382-3(a).

                         "Public Group" shall have the meaning assigned to such term in the applicable Regulations under Section 382.

                         "Purported Transferee" shall mean a Person or Public Group who acquires Ownership of Excess Stock in a Prohibited Transfer or, except as otherwise provided in the Restrictions, any subsequent transferee of such Excess Stock.

                         "Purported Transferor" shall mean a Person who Transfers Excess Stock in a Prohibited Transfer.

                         "Regulations" shall mean Treasury Regulations, including proposed or temporary regulations, promulgated under the Code, as the same may be amended from time to time. References herein to specific provisions of temporary Regulations shall include the analogous provisions of final Regulations or other successor Regulations.

                         "Restriction Effective Date" shall mean the date of the closing of the purchase of 2,390,438 shares of Common Stock by IP Delaware, IP Bermuda and the Subscribing Stockholders pursuant to the Stock Purchase Agreement.

                         "Restriction Termination Date" shall mean the earliest to occur of (a) the end of the thirty-sixth (36th) month following the Restriction Effective Date, (b) the first day of the first taxable year following the taxable year (or years) in which the Income Tax Net Operating Loss Carryover has been reduced to zero, or (c) the date upon which the Board of Directors has determined that there has been a change in law (including but not limited to the repeal of Section 382 without a

                                      D-7.

         successor provision that places restrictions on the Income Tax Net Operating Loss Carryover based on changes of ownership of the corporation's Stock similar to Section 382) eliminating the need for the Restrictions in order to preserve the corporation's ability to utilize the Income Tax Net Operating Loss Carryover.

                         "Restrictions" shall mean the restrictions on the Transfer and Ownership of Stock as set forth in this Article VI.

                         "Section 382" shall mean Section 382 of the Code and the Regulations promulgated thereunder, and any successor statute and regulations.

                         "Stock" shall mean the Common Stock and any interest in the corporation that would be treated as stock under Section 382, without regard to clauses (ii)(B) and (iii)(B) of paragraph (f)(18) of Temporary Treasury Regulation Section 1.382-2T (but only if, in determining the Ownership by any Person of Stock, the uniform treatment of such interest as Stock or as not Stock, as the case may be, would increase such Person's Percentage Ownership of Stock), and shall also include any Stock the ownership of which may be acquired by the exercise of an Option.

                         "Stock Purchase Agreement" shall mean that Stock Purchase Agreement among the corporation, IP Delaware, IP Bermuda, TJS and the Subscribing Stockholders, dated as of September 17, 1996.

                         "Subscribing Stockholders" shall mean those individuals who execute the subscription agreements attached to the Stock Purchase Agreement as exhibits thereto.

                         "Transfer" shall mean any direct or indirect acquisition or disposition of stock, whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, or any other acquisition or disposition of any kind and in any manner, whether voluntary or involuntary, knowing or unknowing, by operation of law or otherwise. Notwithstanding any understandings or agreements to which an Owner of Stock is a party, any arrangement, the effect of which is to transfer any or all of the rights arising from Ownership of Stock, shall be treated as a Transfer. A Transfer shall also include (i) a transfer of an interest in an entity and a change in the relationship between two or more Persons that results in a change in the Ownership of Stock and (ii) the creation, grant, exercise, conversion, Transfer or other disposition of

                                      D-8.

         or with respect to an Option, regardless of whether such Option previously had been treated as exercised or converted for any other purpose.

                         "Transfer Agent" means the Person responsible for maintaining the books and records in which are recorded the ownership and transfer of shares of Stock or any Person engaged by the corporation for the purpose of fulfilling the duties required to be fulfilled by the Transfer Agent hereunder.

                         "Trustee" means the trustee of the trust appointed by the corporation, provided that the Trustee shall be a Person unaffiliated with the corporation, any 5% Shareholder, and any Person purchasing or disposing of Stock in a Prohibited Transfer.

                                   *   *   *

                                      D-9.

                                    ANNEX E

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           A CALIFORNIA CORPORATION,
                                      AND
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.,
                             A DELAWARE CORPORATION



         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is entered into as of this __ day of ______________, 199_ by and between Superior National Insurance Group, Inc., a California corporation ("Merging Corporation"), and Superior National Insurance Group, Inc., a Delaware corporation ("Surviving Corporation").

         1. Merging Corporation is authorized to issue 25,000,000 shares of common stock, no par value (the "Merging Corporation Common Stock"). As of the date hereof, there are _______________ shares of Merging Corporation Common Stock outstanding.

         2. Surviving Corporation is authorized to issue 25,000,000 shares of common stock, $.01 par value (the "Surviving Corporation Common Stock"). As of the date hereof, one share of Surviving Corporation Common Stock is outstanding.

         3. Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") in accordance with the California General Corporation Law and the General Corporation Law of the State of Delaware and on the terms and conditions hereinafter set forth. At the Effective Time of the Merger (as hereinafter defined), the separate existence of Merging Corporation shall cease, Surviving Corporation shall be the surviving corporation and Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merging Corporation and shall be subject to all the debts and liabilities thereof in the same manner as if Surviving Corporation had itself incurred them. All rights of creditors and all liens put on the property of each corporation shall be preserved unimpaired; provided that such liens upon property of Merging Corporation shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

         4. At the Effective Time of the Merger, each share of Merging Corporation Common Stock outstanding immediately prior to the Effective Time of the Merger (collectively, the "Shares") shall be converted into one (1) share of Surviving Corporation Common Stock.

         5. The conversion of Shares as provided in this Agreement shall occur automatically upon the Effective Time of the Merger without action by the holders thereof. Promptly after the Effective Time of the Merger, Surviving Corporation shall cause an

                                       E-1.

Exchange Agent selected by Surviving Corporation to mail to each holder of record of a certificate or certificates formerly representing shares of Merging Corporation Common Stock (i) a letter of transmittal which shall specify that delivery of such certificates shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of the certificates in exchange therefor a certificate or certificates representing the number of shares into which his Shares theretofore represented by a certificate or certificates so surrendered shall have been converted as aforesaid.

         6. As of the Effective Time of the Merger, Surviving Corporation will assume and continue Merging Corporation's 1995 Stock Incentive Plan, (the "1995 Plan") and 1986 Non-Statutory Stock Option and 1986 Non-Statutory Stock Purchase Plan, and (i) the outstanding and unexercised portions of all options to buy Common Stock of Merging Corporation shall become options to purchase the same number of shares of Common Stock of Surviving Corporation, with no other changes in the terms and conditions of such options, including exercise prices, and, as of the Effective Time of the Merger, Surviving Corporation hereby assumes the outstanding and unexercised portions of such options and the obligations of Merging Corporation with respect thereto and (ii) the restricted shares of Common Stock of Merging Corporation granted under the 1995 Plan to which the restrictions have not lapsed shall become the same number of restricted shares of Common Stock of Surviving Corporation, with no other changes in the terms and conditions of such grants, and, as of the Effective Time of the Merger, Surviving Corporation hereby assumes the portions of such grants to which the restrictions have not lapsed and the obligations of Merging Corporation with respect thereto.

         7. As of the Effective Time of the Merger, Surviving Corporation will assume all obligations under all outstanding warrants and other rights to purchase shares of Common Stock of Merging Corporation, and the outstanding but unexercised portions of all such warrants or other rights to purchase Common Stock of Merging Corporation shall represent the right to acquire the same number of shares of Common Stock of Surviving Corporation, with no other changes in the terms and conditions of such warrants and other rights, including exercise prices.

         8. As of the Effective Time of the Merger, Surviving Corporation will assume all obligations under all outstanding voting notes of Merging Corporation, and the outstanding principal amount of such voting notes of Merging Corporation shall represent the obligation of Surviving Corporation, with no other changes in the terms and conditions of such voting notes, with all voting rights of the holders thereof in effect with respect to the Surviving Corporation.

         9. The Certificate of Incorporation and Bylaws of Surviving Corporation as in effect at the Effective Time of the Merger shall continue to be the Certificate of Incorporation and Bylaws of Surviving Corporation after consummation of the Merger.

                                       E-2.

         10. From time to time as and when required by Surviving Corporation or its successors or assigns, there shall be executed and delivered on behalf of Merging Corporation such deeds and other instruments, and there shall be taken or caused to be taken such further and other actions as shall be appropriate or necessary in order to vest or perfect in or to confirm in record or otherwise in Surviving Corporation the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Merging Corporation, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Surviving Corporation are fully authorized in the name and on behalf of Merging Corporation or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

         11. Prior to the filing of this Merger Agreement with the Secretary of Sate of the State of California and with the Secretary of State of the State of Delaware, this Merger Agreement may be amended or terminated by written agreement of the boards of directors of Merging Corporation and Surviving Corporation, or by their respective officers authorized by such boards of directors, notwithstanding approval of this Merger Agreement by the shareholders of Merging Corporation. In furtherance and not in limitation of the foregoing, this Merger Agreement may be terminated by resolution of the Board of Directors of the Merging Corporation if the conditions which have made this Merger advisible no longer exist.

         12. The effective date of the Merger is ___________________, 199_ (the "Effective Time of the Merger").

                                      E-3.

         13. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

                          MERGING CORPORATION:

                          SUPERIOR NATIONAL INSURANCE GROUP, INC.
                          a California corporation


                                  By: __________________________________
                                           William L. Gentz
                                           President
Attest:

______________________________
Robert E. Nagle
Secretary

                          SURVIVING CORPORATION:

                          SUPERIOR NATIONAL INSURANCE GROUP, INC., a Delaware corporation


                                  By: __________________________________
                                           William L. Gentz
                                           President
Attest:

________________________________
Robert E. Nagle
Secretary

                                      E-4.

                                    ANNEX F

                          CERTIFICATE OF INCORPORATION
                                       OF
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.


         I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

         FIRST. The name of the corporation is Superior National Insurance Group, Inc. (the "Corporation").

         SECOND. The address of the Corporation's registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000.00). All such shares are to be common stock, par value of $.01 per share (the "Common Stock"), and are to be of one class.

         FIFTH. (a) Each holder of the Corporation's 14.5% Senior Subordinated Voting Notes due April 1, 2002 (the "Special Voting Notes") issued pursuant to the Note Purchase Agreement dated March 31, 1992 (the "Note Purchase Agreement") shall be entitled to vote only for the election or removal of directors to (or from) the board of directors of the Corporation (the "Board"), and shall have that number of votes arrived at by the following calculations:
(i) dividing the principal amount of the Special Voting Note held by a particular holder by the total principal amount of all outstanding Special Voting Notes; and (ii) multiplying the result of (i) by the total number of shares of this Corporation's Common Stock issuable upon exercise of all the warrants issued pursuant to the Note Purchase Agreement and outstanding on the record date for any vote of this Corporation's shareholders for the election or removal of directors. To the extent of this limited right to vote granted to holders of the Special Voting Notes, the holders of the Common Stock and of the Special Voting Notes shall vote together and not as separate classes.

         (b) The terms of paragraph (a) of article FIFTH may not be amended without the approval of the holders of the Special Voting Notes then outstanding, voting as a separate class.

         (c) The Board of Directors shall consist of nine (9) members unless changed by an amendment to the Certificate of Incorporation. Any change in the authorized number


                                      F-1.

of directors or the provisions regarding the election of directors shall require the affirmative vote of the majority of the outstanding Special Voting Notes, voting as a separate class.

         IT IS PROPOSED THAT THE CERTIFICATE OF INCORPORATION READ "ELEVEN (11) MEMBERS" IF SUCH CHANGE IN NUMBER IS APPROVED BY THE SHAREHOLDERS AT THE SPECIAL MEETING.

         SIXTH. (a) PROHIBITED TRANSFER; EXCESS STOCK. Except as provided in Section F, until the Restriction Termination Date, any attempted direct or indirect Transfer of Stock shall be deemed a "Prohibited Transfer" if (i) such Transfer would increase the Percentage of Stock Owned by any Person that (or by any person whose Stock is or by virtue of such Transfer would be attributed to any Person that), either after giving effect to the attribution rules (including the option attribution rules) of Section 382 or without regard to such attribution rules, Owns, by virtue of such Transfer would Own, or has at any time since the period beginning three years prior to the date of such Transfer Owned, Stock in excess of the Limit, or (ii) such Transfer would cause an "ownership change" of the corporation within the meaning of Section 382. Except at otherwise provided in Section E, the Stock or Option sought to be Transferred in the Prohibited Transfer shall be deemed "Excess Stock."

         (b) TRANSFER OF EXCESS STOCK TO TRANSFEREE. Except as otherwise provided in Section E, a Prohibited Transfer shall be void ab initio as to the Purported Transferee in the Prohibited Transfer and such Purported Transferee shall not be recognized as the owner of the Excess Stock for any purpose and shall not be entitled to any rights as a stockholder of the corporation arising from the ownership of Excess Stock, including, but not limited to, the right to vote such Excess Stock or to receive dividends or other distributions in respect thereof or, in the case of Options, to receive Stock in respect of their exercise. Any Excess Stock shall automatically be transferred to the Trustee in trust for the benefit of the Charitable Beneficiary, effective as of the close of business on the business day prior to the date of the Prohibited Transfer; provided, however, that if the transfer to the trust is deemed ineffective for any reason, such Excess Stock shall nevertheless be deemed to have been automatically transferred to the person selected as the Trustee at such time, and such person shall have rights consistent with those of the Trustee as described in this section and in Section C below. Any dividend or other distribution with respect to such Excess Stock paid prior to the discovery by the corporation that the Excess Stock has been transferred to the Trustee ("Prohibited Distributions") shall be deemed to be held by the Purported Transferee as agent for the Trustee, and shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee. Any vote cast by a Purported Transferee with respect to Excess Stock prior to the discovery by the corporation that the Excess Stock has been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting for the sole benefit of the Charitable Beneficiary. The Purported Transferee and any other Person holding certificates representing Excess Stock shall immediately surrender such certificates to the Trustee. The Trustee shall have all the rights of the owner of the Excess Stock, including the right to vote, to receive dividends

                                      F-2.

or other distributions, and to receive proceeds from liquidation, which rights shall be exercised for the sole benefit of the Charitable Beneficiary.

         (c) DISPOSITION OF EXCESS STOCK. As soon as practicable following receipt of notice from the corporation that Excess Stock has been transferred to the Trustee, the Trustee shall take such actions as it deems necessary to dispose of the Excess Stock in an arm's-length transaction that would not constitute a Prohibited Transfer. Upon the disposition of such Excess Stock,
(i) the interest of the Charitable Beneficiary in the Excess Stock shall terminate, and (ii) the Trustee shall distribute the net proceeds of the sale as follows: (a) the Purported Transferee shall receive an amount of the net proceeds of such sale not to exceed the Purported Transferee's cost incurred to acquire such Excess Stock, or, if such Excess Stock was Transferred for less than fair market value on the date of the Prohibited Transfer, the fair market value of the Excess Stock on the date of the Prohibited Transfer, in each case less all costs incurred by the corporation, the Trustee and the Transfer Agent in enforcing the Restrictions, and (b) the Charitable Beneficiary shall receive the balance of the net proceeds from the sale of the Excess Stock, if any, together with any Prohibited Distributions received from the Purported Transferee and any other distributions with respect to such Excess Stock while such Stock was held by the Trustee. In the event the Purported Transferee has disposed of the Excess Stock and distributed the proceeds and other amounts otherwise than in accordance with this section, then (w) such Purported Transferee shall be deemed to have disposed of such Excess Stock as an agent for the Trustee, (x) such Purported Transferee shall be deemed to hold such proceeds and any Prohibited Distributions as an agent for the Trustee, (y) such Purported Transferee shall be required to return to the Trustee the proceeds from such sale, together with any Prohibited Distributions theretofore received by the Purported Transferee with respect to such Excess Stock, provided that upon receipt of written permission from the Trustee, the Purported Transferee will be entitled to retain an amount of such sale proceeds not to exceed the amount that such purported Transferee would have received from the Trustee if the Trustee had obtained and resold the Excess Stock, and (z) the Trustee shall transfer any remaining proceeds to the Charitable Beneficiary. Neither the Trustee, the corporation, the Purported Transferee nor any other party shall claim an income tax deduction with respect to any transfer to the Charitable Beneficiary and neither the Trustee nor the corporation shall benefit in any way from the enforcement of the Restrictions, except insofar as these restrictions protect the corporation's Income Tax Net Operating Loss Carryover. Neither the Trustee, the corporation nor the Transfer Agent shall have any liability to any Person for any loss arising from or related to a Prohibited Transfer.

         (d) TRANSFER AGENT'S RIGHTS AND RESPONSIBILITIES. The Transfer Agent shall not register any Transfer of Stock on the corporation's stock transfer records if it has knowledge that such Transfer is a Prohibited Transfer. The Transfer Agent shall have the right, prior and as a condition to registering any Transfer of Stock on the corporation's stock transfer records, to request any transferee of the Stock to submit an affidavit, on a form agreed to by the Transfer Agent and the corporation, stating the number of shares of each class of Stock Owned by the transferee (and by Persons who would Own the transferee's Stock) before the proposed Transfer and that would, if effect were given to the proposed Transfer, be Owned by the transferee (and by Persons who would Own the prospective Transferee's Stock) after the proposed Transfer. If either (i) the Transfer Agent does not receive such affidavit, or (ii) such affidavit evidences that the Transfer was a Prohibited Transfer, the Transfer Agent shall notify the corporation and shall not enter the Prohibited Transfer into the corporation's stock


                                      F-3.

transfer records, and the Trustee, the corporation and the Transfer Agent shall take such steps as provided in the Restrictions in order to dispose of the Excess Stock purportedly Owned by such Purported Transferee. If the Transfer Agent, for whatever reason, enters a Prohibited Transfer in the corporation's stock transfer records, such Transfer shall be nonetheless void AB INITIO and shall have no force and effect, in accordance with the Restrictions, and the corporation's stock transfer records shall be revised to so provide.

         (e) CERTAIN INDIRECT PROHIBITED TRANSFERS. In the event a Transfer would be a Prohibited Transfer as a result of attribution to the Purported Transferee of the Ownership of Stock by a person (an "Other Person") who is not controlling, controlled by or under common control with the Purported Transferee, which Ownership is nevertheless attributed to the Purported Transferee, the Restrictions shall not apply in a manner that would invalidate any Transfer to such Other Person, and the Purported Transferee and any Persons controlling, controlled by or under common control with the Purported Transferee (collectively, the "Purported Transferee Group") shall automatically be deemed to have transferred to the Trustee at the time and in a manner consistent with Section B hereof, sufficient Stock (which Stock shall (i) consist only of Stock held legally or beneficially, whether directly or indirectly, by any member of the Purported Transferee Group, but not Stock held through any Other Person, other than shares held through a Person acting as agent or fiduciary for any member of the Purported Transferee Group, (ii) be deemed transferred to the Trustee, in the inverse order in which it was acquired by members of the Purported Transferee Group, and (iii) be treated as Excess Stock) to cause the Purported Transferee, following such transfer to the Trustee, not to be in violation of the Restrictions; provided, however, that to the extent the foregoing provisions of this Section E would not be effective to prevent a Prohibited Transfer, the Restrictions shall apply to such other Stock Owned by the Purported Transferred (including Stock actually owned by Other Persons), in a manner designed to minimize the amount of Stock subject to the Restrictions or as otherwise determined by the Board of Directors to be necessary to prevent a Prohibited Transfer (which Stock shall be treated as Excess Stock).

         (f)  EXCEPTIONS.  The term "Prohibited Transfer" shall not include:
(i) the original issuance of Common Stock pursuant to the Stock Purchase Agreement, (ii) any Transfer described in Section 382(1)(3)(B) of the Code (relating to transfers upon death or divorce and certain gifts) if all Persons who would Own the Stock Transferred would be treated for purposes of Section 382 as having Owned such Stock at all times beginning more than three (3) years prior to the date of the Transfer, and (iii) any Transfer with respect to which the Person who would otherwise be the Purported Transferee obtains or is granted the prior written approval of the Board of Directors of the corporation, which approval shall be granted in its sole and absolute discretion after considering all facts and circumstances, including but not limited to future events the occurrence of which are deemed by the Board of Directors of the corporation to be reasonably possible.


                                      F-4.

         (g) LEGEND. All certificates or other instruments evidencing Ownership of Stock shall bear a conspicuous legend describing the restrictions. The Board of Directors shall take such actions as it deems necessary to substitute certificates evidencing ownership of Stock and bearing such legend for certificates not bearing such legend.

         (h) PROMPT ENFORCEMENT; FURTHER ACTIONS. As soon as practicable and within thirty (30) business days of learning of a purported Prohibited Transfer, the corporation through its Secretary or any assistant Secretary shall demand that the Purported Transferee (or any other member of the Purported Transferee Group) surrender to the Trustee the certificates representing the Excess Stock or any resale proceeds therefrom, and any Prohibited Distributions or other dividends or distributions received thereon, and if such surrender is not made within twenty (20) business days from the date of such demand, the corporation shall institute legal proceedings to compel such surrender and for compensatory damages on account of any failure to take such actions; provided, however, that nothing in this Section H shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the corporation to act within the time periods set out in this section shall not constitute a waiver of any right of the corporation to compel any transfer required hereby. Upon a determination by the Board of Directors that there has been or is threatened a Prohibited Transfer, the Board of Directors may authorize such additional action as its deems advisable to give effect to the Restrictions, including, without limitation, refusing to give effect on the books of the Company to any such purported Prohibited Transfer or instituting proceedings to enjoin any such purported Prohibited Transfer. Nothing contained in the Restrictions shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation and the interests of the holders of its securities in preserving the Income Tax Net Operating Loss Carryover, including, but not limited to, refusing to give effect to any Prohibited Transfer or other action on the books of the corporation or instituting proceedings to enjoin any Prohibited Transfer or other action; provided, however, that any Prohibited Transfer shall nevertheless result in the consequences otherwise described in the Restrictions.

         (i) BOARD AUTHORITY TO INTERPRET. The Board of Directors shall have the authority to interpret the provisions of the Restrictions for the purpose of protecting the Income Tax Net Operating Loss Carryover. Any such interpretation shall be final and binding on any Person who Owns or purports to acquire Ownership of Stock.

         (j) DAMAGES. Any person who knowingly violates the Restrictions, and any persons controlling, controlled by or under common control with such a person, shall be jointly and several liable to the corporation for, and shall indemnify and hold the corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the corporation's ability to utilize its Income Tax Net Operating Loss Carryover, and attorneys' and accountants' fees incurred in connection with such violation.

         (k) SEVERABILITY. If any part of the Restrictions is judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect


                                      F-5.

the remainder of the Restrictions, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the corporation to utilize to the greatest extent possible the Income Tax Operating Loss Carryover.

         (l) EFFECT ON STOCK EXCHANGE TRANSACTIONS. Nothing in the Restrictions shall preclude the settlement of a transaction entered into through the facilities of Nasdaq. The Stock that is the subject of such transaction shall continue to be subject to the terms and Restrictions after such settlement.

         (m)  DEFINITIONS:

                                  "Charitable Beneficiary" shall mean one or
         more organizations described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code designated in writing by the corporation.

                                  "Code" shall mean the Internal Revenue Code
         of 1986, as amended and as it may be amended from time to time hereafter.

                                  "Common Stock" shall mean the common stock of
         the Corporation, $0.01 par value per share.

                                  "Control" shall mean the possession, direct
         or indirect, of the power to direct or cause the direction of the management, policies or decisions of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise. The terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. A Person shall be deemed to control or be under common control with a Purported Transferee if the Excess Stock Owned by such Person is treated as Owned by the Purported Transferee by virtue of the family attribution rules of Section 318 of the Code.

                                  "5% Shareholder" shall mean any Person or
         Public Group who is a "5-percent shareholder" of the corporation within the meaning of Section 382, substituting "4.9 percent" for "5 percent" each place it appears therein.

                                  "Income Tax Net Operating Loss Carryover"
         shall mean the net operating loss, capital loss, net unrealized built-in loss, general business credit, alternative minimum tax credit, foreign tax credit and any other carryovers or losses as determined for United States federal income tax purposes that are or could become subject to limitation under Section 382, and to which the corporation is entitled under the Code and Regulations, at any time during which the Restrictions are in force.

                                  "IP Delaware" shall mean Insurance Partners,
         L.P., a Delaware limited partnership.


                                      F-6.

                                  "IP Bermuda" shall mean Insurance Partners
         Offshore (Bermuda), L.P., a Bermuda limited partnership.

                                  "Limit" shall mean 4.9 Percent of the Stock.

                                  "Option" shall mean any interest that could
         give rise to the Ownership of Stock and that is an option, contract, warrant, convertible instrument, put, call, stock subject to a risk of forfeiture, pledge of stock or any interest that is similar to any of such interests or any other interest that would be treated, under paragraph (d)(9) of Treasury Regulation Section 1.382-4, in the same manner as an option, whether or not any of such interests is subject to contingencies.

                                  "Own," and all derivations of the word "Own,"
         shall mean any direct or indirect, actual or beneficial interest, including, except as otherwise provided, a constructive ownership interest under the attribution rules (including the option attribution rules) of Section 382. In determining whether a Person Owns an amount of Stock in excess of the Limit, Options Owned by such Person (or other Persons whose Ownership of Stock is or would be attributable under Section 382 to such Person) shall be treated as exercised (and the Stock that would be acquired by such exercise as outstanding) and Options Owned by other Persons shall be treated as not exercised (and the Stock that would be acquired by such exercise as outstanding) and Options Owned by other Persons shall be treated as not exercised (and the Stock that would be acquired if such Options owned by other Persons were exercised shall be treated as not outstanding), in each case without regard to whether such treatment would result in an ownership change within the meaning of Section 382. In determining whether a Transfer that is an exercise, conversion or similar transaction with respect to an Option increases the Percentage Ownership of Stock of any Person or Public Group, such Option shall be treated as if it were not Owned by such Person immediately prior to such Transfer.

                                  "Percent," "Percentage" or "%" shall mean
         percent or percentage by value.

                                  "Person" shall mean any individual (other
         than a Public Group treated as an individual under Section 382) or any "entity" as that term is defined in Regulations Section 1.382-3(a).

                                  "Public Group" shall have the meaning
         assigned to such term in the applicable Regulations under Section 382.

                                  "Purported Transferee" shall mean a Person or
         Public Group who acquires Ownership of Excess Stock in a Prohibited Transfer or, except as otherwise provided in the Restrictions, any subsequent transferee of such Excess Stock.


                                      F-7.

                                  "Purported Transferor" shall mean a Person
         who Transfers Excess Stock in a Prohibited Transfer.

                                  "Regulations" shall mean Treasury
         Regulations, including proposed or temporary regulations, promulgated under the Code, as the same may be amended from time to time. References herein to specific provisions of temporary Regulations shall include the analogous provisions of final Regulations or other successor Regulations.

                                  "Restriction Effective Date" shall mean the
         date of the closing of the purchase of 2,390,438 shares of Common Stock by IP Delaware, IP Bermuda and the Subscribing Stockholders pursuant to the Stock Purchase Agreement.

                                  "Restriction Termination Date" shall mean the
         earliest to occur of (a) the end of the thirty-sixth (36th) month following the Restriction Effective Date, (b) the first day of the first taxable year following the taxable year (or years) in which the Income Tax Net Operating Loss Carryover has been reduced to zero, or
         (c) the date upon which the Board of Directors has determined that there has been a change in law (including but not limited to the repeal of Section 382 without a successor provision that places restrictions on the Income Tax Net Operating Loss Carryover based on changes of ownership of the corporation's Stock similar to Section
         382) eliminating the need for the Restrictions in order to preserve the corporation's ability to utilize the Income Tax Net Operating Loss Carryover.

                                  "Restrictions" shall mean the restrictions on
         the Transfer and Ownership of Stock as set forth in this Article VI.

                                  "Section 382" shall mean Section 382 of the
         Code and the Regulations promulgated thereunder, and any successor statute and regulations.

                                  "Stock" shall mean the Common Stock and any
         interest in the corporation that would be treated as stock under
         Section 382, without regard to clauses (ii)(B) and (iii)(B) of paragraph (f)(18) of Temporary Treasury Regulation Section 1.382-2T (but only if, in determining the Ownership by any Person of Stock, the uniform treatment of such interest as Stock or as not Stock, as the case may be, would increase such Person's Percentage Ownership of Stock), and shall also include any Stock the ownership of which may be acquired by the exercise of an Option.

                                  "Stock Purchase Agreement" shall mean
                 that Stock Purchase Agreement among the corporation, IP Delaware, IP Bermuda, TJS and the Subscribing Stockholders, dated as of September 17, 1996.


                                      F-8.

                                  "Subscribing Stockholders" shall mean those
         individuals who execute the subscription agreements attached to the Stock Purchase Agreement as exhibits thereto.

                                  "Transfer" shall mean any direct or indirect
         acquisition or disposition of stock, whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, or any other acquisition or disposition of any kind and in any manner, whether voluntary or involuntary, knowing or unknowing, by operation of law or otherwise. Notwithstanding any understandings or agreements to which an Owner of Stock is a party, any arrangement, the effect of which is to transfer any or all of the rights arising from Ownership of Stock, shall be treated as a Transfer. A Transfer shall also include (i) a transfer of an interest in an entity and a change in the relationship between two or more Persons that results in a change in the Ownership of Stock and (ii) the creation, grant, exercise, conversion, Transfer or other disposition of or with respect to an Option, regardless of whether such Option previously had been treated as exercised or converted for any other purpose.

                                  "Transfer Agent" means the Person responsible
         for maintaining the books and records in which are recorded the ownership and transfer of shares of Stock or any Person engaged by the corporation for the purpose of fulfilling the duties required to be fulfilled by the Transfer Agent hereunder.

                                  "Trustee" means the trustee of the trust
         appointed by the corporation, provided that the Trustee shall be a Person unaffiliated with the corporation, any 5% Shareholder, and any Person purchasing or disposing of Stock in a Prohibited Transfer.

         SEVENTH. The holders of the Special Voting Notes and the Common Stock, voting together as a single class, shall be entitled at all elections of directors to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he or she may see fit. The holders of the Common Stock shall be entitled to one vote for each share upon all other matters.

         EIGHTH. The incorporator of the Corporation is C. Stephen Bigler, P.O Box 551, Wilmington, DE 19899.

         NINTH. Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


                                      F-9.

         TENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

         ELEVENTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         TWELFTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on December 2, 1996.



                                  /s/ C. Stephen Bigler
                                  _________________________________
                                  C. Stephen Bigler
                                  Incorporator








                                      F-10.

                                    ANNEX G

                                    BY-LAWS

                                       OF

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                    ---------------------------------------

                                   ARTICLE I

                                  STOCKHOLDERS


         Section 1.1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         Section 1.2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, any officer of the Corporation or by ten percent (10%) of the stockholders.

         Section 1.3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

         Section 1.4. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5. QUORUM. Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled

                                       G-1.

to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these by-laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 1.6. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.7. VOTING; PROXIES. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

         Section 1.8.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                 (A) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 1.3 of these By-laws, (b) by or at the direction of the Chairman of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this By-law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                                      G-2.

                          (2)     For nominations or other business to be
properly brought before an annual meeting by a stockholder pursuant to clause
(c) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meetings if first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and or record by such stockholder and such beneficial owner.

                          (3)     Notwithstanding anything in the second
sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                 (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's

                                      G-3.

notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                 (C)      GENERAL.

                          (1)     Only persons who are nominated in
accordance with the procedures set forth in this By-law shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By- laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not compliance with this By-law, to declare that such defective proposal or nomination shall disregarded.

                          (2)     For purposes of this By-law, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                          (3)     Notwithstanding the foregoing provisions of
this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 1.9. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the

                                      G-4.

Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.10. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.11.  CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

         (a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special

                                      G-5.

meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt request.

         (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph (c) of this Section.

         (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with paragraphs (a) and (b) of this Section. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         (d) Within five (5) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in this Section, the Corporation, shall retain nationally recognized independent inspectors of elections for the purposes of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the Corporation.

         (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to

                                      G-6.

authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders of the Corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery shall be made to the Corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the Corporation shall cause the consents to be delivered promptly to the inspectors of election. The Corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

         (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents; (iii) the number of shares represented by invalid revocations; and (iv) the number of shares entitled to submit consents as of the record date. Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five (5) days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue or the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation. If the Corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are required.

         (g) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

         (h) This Section shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

         Section 1.12. INSPECTORS OF ELECTION. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the

                                      G-7.

meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

          Section 1.13. CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                      G-8.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1. NUMBER; QUALIFICATIONS. The Board of Directors shall consist of nine (9) members unless changed by an amendment to the Certificate of Incorporation. Any change in the authorized number of directors or the provisions regarding the election of directors as shall require the affirmative vote of the majority of the outstanding 14.5% Senior Subordinated Voting Notes (the "Special Voting Notes"), voting as a separate class. For purposes of this Section 2.1 and any By-law provisions regarding the number or election of directors and the ability of the holders of the Special Voting Notes to effect their rights, the Special Voting Notes shall be considered outstanding shares entitled to vote. Directors need not be stockholders.

         IT IS PROPOSED THAT THESE BYLAWS READ "ELEVEN (11) MEMBERS" WHEN ADOPTED, IF SUCH NUMBER IS APPROVED BY THE SHAREHOLDERS AT THE SPECIAL MEETING.

         Section 2.2. ELECTION; RESIGNATION; VACANCIES. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders and the holders of the Special Voting Notes (as described in the certificate of incorporation of the corporation), voting together as one class, shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors by reason of death or resignation may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders. Any vacancy occurring in the Board of Directors by reason of removal of a director by the vote or written consent of the shareholders may be filled only by a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of the outstanding shares entitled to vote. Each director elected in accordance with either of the two preceding sentences shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

         Section 2.3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

         Section 2.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors.

                                      G-9.

Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

         Section 2.5. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 2.6. QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.8. ACTION BY WRITTEN CONSENT OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation or these by- laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                      G-10.

                                  ARTICLE III

                                   COMMITTEES

         Section 3.1. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         Section 3.2. COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

                                      G-11.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Chief Financial Officer or a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 4.2. POWERS AND DUTIES OF EXECUTIVE OFFICERS. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                      G-12.

                                   ARTICLE V

                                     STOCK

         Section 5.1. CERTIFICATES. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Chief Financial Officer or Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 5.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                      G-13.

                                   ARTICLE VI

                                INDEMNIFICATION

         Section 6.1. RIGHT TO INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the corporation.

         Section 6.2. PREPAYMENT OF EXPENSES. The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

         Section 6.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

         Section 6.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                                      G-14.

         Section 6.5. OTHER SOURCES. The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         Section 6.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

         Section 6.7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                      G-15.

                                  ARTICLE VII

                                 MISCELLANEOUS

         Section 7.1. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

         Section 7.2. SEAL. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 7.3. WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 7.4. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 7.5. FORM OF RECORDS. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs,

                                      G-16.

microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

         Section 7.6. AMENDMENT OF BY-LAWS. These by-laws may be altered or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

                                      G-17.

                                 ANNEX H

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM 10-K

       (Mark One)
          [X]     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934 (Fee Required)
                      For the fiscal year ended December 31, 1996

                              OR

          [_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)

                    For the transition period from ________ to  ________

                        Commission File Number 0-18779

                          PAC RIM HOLDING CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                              95-4105740
     (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)               Identification No.)

     6200 Canoga Avenue
     Woodland Hills, California                      91367-2402
     (Address of principal executive offices)        (Zip Code)

      Registrant's telephone number, including area code: (818) 226-6200

          Securities Registered Pursuant to Section 12(b) of the Act:

                                     None

          Securities Registered Pursuant to Section 12(g) of the Act:

     Title of each class                      CUSIP Number
     -------------------                      ------------
     Common Stock, $.01 par value             693-71P-10-0

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.   Yes X   No
                                               ---    ---

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Paragraph 229.405 of this Chapter) is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. _____

     The aggregate market value of Common Stock held by non-affiliates of the Registrant on March 4, 1997 was approximately $13,865,199, based on the closing sale price of such stock on such date.

     On March 4, 1997, Registrant had 9,528,200 shares of Common Stock outstanding.


                      DOCUMENTS INCORPORATED BY REFERENCE

The definitive Proxy Statement for the 1997 Annual Meeting of Stockholders, which Registrant intends to file with the Securities and Exchange Commission not later than 120 days from the close of its fiscal year, is incorporated by reference in Part III of this Annual Report.

                                    PART I

Item 1. Business.

General
Pac Rim Holding Corporation ("Pac Rim Holding") is engaged through its subsidiary, The Pacific Rim Assurance Company ("Pacific Rim Assurance"), and its subsidiary, Regional Benefits Insurance Services, Inc. ("RBIS") exclusively in the writing of workers' compensation insurance. The Company markets its policies through approximately 200 independent insurance agencies and brokerage firms. Pac Rim Holding was founded in 1987 and became a publicly held company in 1991. Historically, the Company concentrated primarily on the Southern California market. During 1995, in connection with efforts to expand its business into additional geographic areas and increase future revenues, Pacific Rim Assurance received Certificates of Authority to write workers' compensation insurance in Arizona and Texas, and it commenced writing in those states. In March 1996 and October 1996, respectively, the Company received certificates of authority to write workers' compensation in Georgia and Alabama, and it commenced operating in those states. Also in 1996, RBIS produced workers' compensation insurance business, as an insurance agency, for other insurance carriers, in Florida and certain other states in which the Company is not directly licensed; the Company in turn participated as a reinsurer of those other carriers. RBIS also produced accident and health insurance business, as an insurance agency, for other insurance carriers, for which it earned commission revenue without assuming risk. Unless the context indicates otherwise, the "Company" refers to Pac Rim Holding, Pacific Rim Assurance, and RBIS.

Statements herein that use the words, "the Company believes","the Company expects", and "in the Company's opinion", are forward-looking statements, and the actual results could differ materially from those projected in the forward-looking statement. For the significant factors that may cause actual results to differ, see Management's Discussion and Analysis of Financial Condition and Results of Operations.

Definitive Agreement and Plan of Merger

Since February 1995, the Company has retained as consultants, Salomon Brothers, Inc. ("Salomon"), the investment banking firm that assisted the Company in previous capital-raising transactions, to advise the Company regarding future strategic alternatives. In early June 1996, with the assistance of Salomon, representatives of the Company and Superior National Insurance Group, Inc. ("Superior") contemplated a merger opportunity. Soon after, representatives of Superior commenced a due diligence review of the Company's operations and financial condition. That review involved representatives of the executive, operating, and financial management of Superior and its principal investor, Insurance Partners, L.P., Zurich Reinsurance Centre, Keystone, Inc., and Chase Manhattan Bank, as well as Superior's independent auditors and independent actuaries. In the process of negotiating a possible merger, and after consulting with their respective actuaries, the Company and Superior mutually agreed that an increase of approximately $4,500,000 to loss and loss adjustment expense ("LAE") reserves during the third quarter would be reasonable.

On September 17, 1996, the Company announced that it had executed a definitive Agreement and Plan of Merger ("Definitive Agreement") with Superior regarding an acquisition of the Company by Superior for total consideration of approximately $54,000,000 in cash upon closing of the transaction, which would have resulted in payment of approximately $3.00 to $3.10 per share of common stock held by its common stockholders, and a like sum to convertible debenture holders, and warrant and option holders (assuming the conversion of such security interests). The close of the transaction was subject to regulatory and shareholder approval; and if such approvals were obtained, it was expected to close before December 31, 1996 or early in 1997. The actual sum that would be paid per share of common stock upon closing was subject to final analysis of loss and allocated LAE reserves, and downward adjustment to the warrant exercise price per share, for a certain level of adverse development in December 31, 1993 loss and allocated LAE reserves with respect to the 1992 and 1993 accident years. In connection with its decision to sign the Definitive Agreement, the Company's Board of Directors obtained an opinion from its financial advisor, Salomon , that the consideration to be paid to the stockholders in the merger was fair from a financial point of view.

During the third quarter of 1996, the Company did in fact increase its loss and LAE reserves related to accident years 1995 and prior by approximately $4,500,000 in recognition of the advice of both its internal and independent actuaries, and the reserve strengthening agreed upon with Superior. The total adverse development recognized on prior accident years during the first nine months of the year was approximately $5,600,000. At September 30, 1996, the Company's loss and LAE reserves were within the independent actuaries' reasonable range, and the Company believed that its recorded loss and LAE reserves were adequate.

Simultaneously, in July 1996, the California Department of Insurance ("Department") began a triennial examination of Pacific Rim Assurance. The last triennial examination was as of December 31, 1991, and no significant situations regarding reserves were raised in that examination. The Department advised the Company during December 1996 that it had linked the approval of the pending Superior transaction with the completion of the triennial examination, and that approval of the transaction would be delayed. That was the first knowledge that the Company had that the announced transaction would not close in 1996 as previously thought. Thus, having already distributed a proxy statement to shareholders on November 20, 1996, the Company, on December 10, 1996 and January 10, 1997, announced postponements of its planned Special Meeting of Stockholders to approve the transaction.

In connection with its examination, the Department undertook studies of Pacific Rim Assurance's loss and LAE reserves. In December 1996, the Department advised the Company that the Department's consulting actuaries had a difference of opinion regarding the adequacy of the Company's loss and LAE reserves, from that of the Company and its internal and independent actuaries. At the direction of the Department, the Company and its actuaries met with representatives of the Department and its actuaries, to provide additional data and assist in reconciling the Company's recorded loss and LAE reserves to the preliminary findings of the Department's actuaries. Following approximately two months of extensive meetings with the Department and its actuaries, Pacific Rim Assurance, in conjunction and consultation with its internal and external actuaries, reached agreement with the Department, to increase its loss and LAE reserves by $12,000,000 to take a more conservative approach for accident years 1995 and prior. As a result of the increase, the Company believes that the Department will approve the pending transaction with Superior shortly. The $12,000,000 increase was greater than the amount that was needed to be within the reasonable range of the Company's independent actuaries; but the Company believes the pending transaction could no longer be delayed, and Department approval was and is essential to completion of the transaction.

The principal differences in opinion between the Company and the Department related to the 1991, 1992, and 1993 accident years, which were among the most volatile in the history of California workers' compensation insurance industry claims experience. That volatility was the result of adverse economic conditions in California, layoffs and unemployment that led to massive numbers of fraudulent or questionable claims, and the pervasive need for several years to have effective legislative changes in the California workers' compensation system. The California workers' compensation insurance industry in general experienced such conditions during that period. In response to that experience, the California legislature enacted subsequent reforms in July 1993, to correct many of the abusive claim situations that befell the industry and the Company. (See "Business-Claims, Losses, and Loss Reserves".)

On February 18, 1997, the Company announced that it had executed an Amended and Restated Agreement and Plan of Merger ("Amended Agreement") with Superior, regarding an acquisition of the Company pursuant to the terms of which the stockholders would receive $2.11 per share (a total of approximately $20,063,293), the convertible debenture holders would receive face value for the debentures or $20,000,000, and $1,957,739 would be paid to acquire all of the issued and outstanding warrants of the Company and options to purchase common stock that are "in-the-money", for a total consideration of approximately $42,021,032. The above-mentioned adjustment to increase the loss and LAE reserves of Pacific Rim Assurance by $12,000,000 necessitated renegotiation of the terms of the prior Definitive Agreement with Superior. The revised terms reflect a reduction of $12,000,000 from the $54,000,000 total consideration previously announced. The reduction in the purchase price to be paid by Superior under the Amended Agreement was attributable to the reserve increase described above. The Company and its actuaries believe that this strengthening of reserves will now conclude the Department's triennial examination and result in the securing of the necessary regulatory approval of the pending transaction. However, other unforeseen factors could affect either the regulatory approval process or the ultimate closing of the transaction.

Workers' Compensation System

Workers' compensation is a statutory system under which an employer is required to provide its employees with the costs of medical care and other specified benefits for work-related injuries and illnesses. Most employers provide for this liability by purchasing workers' compensation insurance. The principal concept underlying workers' compensation insurance laws is that an employee injured in the course of his or her employment has only the legal remedies for that injury available under workers' compensation law and does not have any other claims against his or her employer. Generally, insurers must pay compensation to an insured's employees injured in the course and scope of their employment. The obligation to pay such compensation does not depend on any negligence or wrong on the part of the employer, and exists even for injuries that result from the negligence or wrongs of another person, including the employee.

The standard workers' compensation insurance policy issued by most insurance companies, including Pacific Rim Assurance, obligates the carrier to pay all benefits that the insured employer may become obligated to pay under applicable workers' compensation laws. The benefits payable under workers' compensation policies fall under the following four categories: (i) temporary or permanent disability benefits (either in the form of short-term to life-term payments or lump sum payments); (ii) vocational rehabilitation benefits; (iii) medical benefits; and (iv) death benefits. The amount of benefits payable for various types of claims is determined by regulation and varies with the severity and nature of the injury or illness and the wage, occupation, and age of the employee.

The amount of the premiums charged for workers' compensation insurance is dependent on the size of an employer's payroll and the type of business, and the application of corresponding rate schedules setting forth the appropriate rate. In California and Texas, rates are independently filed. In Arizona, Georgia and Alabama, premium rates are based on the National Council of Compensation Insurance (NCCI) rate filings.

In addition to established premium rates, premium levels based on the insured's payroll could be affected by inflation and/or the application of Experience Rating Plans. Experience Rating Plans govern all policyholders whose annual premiums are in excess of certain levels and are based on the insured's loss experience over a three-year period commencing four years prior to, and terminating one year prior to, the date for which the experience modification is to be established. Application of the Experience Rating Plan generally results in an increase or decrease to the insured's premium rate, and is therefore intended to provide an incentive to employers to reduce work-related injuries and illnesses.

Significant Changes in the California Workers' Compensation System

There have been material changes in the laws and regulations affecting the workers compensation industry in California, the jurisdiction in which the Company has in the past, conducted all its activities.

Prior to 1995 within California, a minimum rate law was in effect, which law was intended to curtail indiscriminate rate cutting, which rate cutting was felt to threaten the solvency of private workers' compensation insurers. Although an insurer could not charge less than the minimum rates set by the Department, insurers could charge more than the minimum rates. The minimum rates for workers' compensation policies were reviewed annually by the Workers' Compensation Insurance Rating Bureau ("WCIRB") and the Department. In reviewing the WCIRB's proposed rates, the Department considered the loss experience for the industry as a whole and, after adding factors for reasonable underwriting costs and profits, approved publication of rate schedules for various classifications of employees. Rates could be revised and approved by the Insurance Commissioner whenever the legislature changed the levels of benefits payable or industry loss experience indicated the need for a rate revision.

In July 1993, the California state legislature passed two sets of workers' compensation law reforms, which have significantly impacted the benefits available under the California workers' compensation system. While the legislation was designed to reduce the claim costs and rates applicable to California workers' compensation coverage, its ultimate impact upon the operations and profitability of the Company is uncertain. The more significant aspects of the legislation are outlined below.

Initially, the legislature enacted two sets of legislation dealing with the premium rates applicable to California workers' compensation coverage. The first item of legislation repealed the California minimum rate law effective January 1, 1995. As of that date, the repeal of the minimum rate law opened the workers' compensation insurance market to direct price competition among insurers. Thus, the official end to the minimum rate law and the start of open price competition in the industry was January 1, 1995. Although repeal of the minimum rating law formally became effective January 1, 1995, the Company believed that competitive forces working in the marketplace during 1994 already showed signs of informal price competition, through the use of higher commissions paid to agents and brokers, which in turn were rebated in part to policyholders. The ultimate effect of open rating on the Company's operations and profitability cannot be stated with certainty. However, since January 1, 1995, open rating has created an intense level of price competition and an overall erosion of premium rate levels.

The second item of rate-related legislation required a 7% decrease in the minimum premium rates charged with respect to California workers' compensation coverage. The 7% minimum premium rate decrease was effective July 16, 1993, for all policies inforce at that date. Effective January 1, 1994, the minimum premium rate was decreased another 12.7%, to be phased-in upon the insured's policy renewal date during 1994. Effective October 1, 1994, the minimum premium rate was decreased another 16% for all policies inforce at that date. The reduced minimum rates were to remain in effect until a policy renewed in 1995, at which time the open price competition resulting from the repeal of the minimum rate law took effect.

Along with that legislation affecting workers' compensation rates, the California legislature further enacted legislation designed to reform the benefits available and combat fraud within the California workers' compensation system. In particular, the legislation provided for increased benefit payments applicable to totally disabled and seriously injured workers, while at the same time cutting benefits for certain over-utilized treatments and psychiatric injury claims. The ultimate impact of these reforms on the operations and profitability of the Company cannot be stated with certainty. The more significant provisions of the benefits reform legislation are outlined below.

The reform legislation increased the weekly benefits payable for temporary total disability from $336 per week to $490 per week and is being phased in over a three-year period that began July 1, 1994. In addition, benefit payments to seriously injured workers have increased. Each of these benefit level increases will result in increased California claims costs to the Company. While it cannot be stated with certainty, proponents of the legislation have urged that such increased costs will be more than offset by the following benefit reduction reforms:

     The legislation tightened restrictions on the number of permissible evaluations utilized to resolve medical issues associated with a claim.

     Under previous law, claims for psychiatric injury, including stress, were compensable if 10% or more of their cause was attributable to employment-related factors. The legislation raised this standard to require that employment be the "predominant" cause of the psychiatric injury. The legislation further limited post termination (including terminations and layoffs) psychiatric injury claims to those in which the employee can establish that the injury at issue arose prior to termination.

     The legislation limited vocational rehabilitation benefits to a total of $16,000 per claim, a decrease from $25,000 previously. Of the $16,000 limit, no more than $4,500 can be claimed for counseling services.

     The legislation allows certain employers to direct the treatment of work-related injuries under a system of managed care for a period of up to 365 days. The availability of the managed care option is dependent on the type of group health coverage provided by the employer.

     The legislation prohibits insurers, doctors, and rehabilitation counselors from referring claimants to facilities in which such persons or entities maintain a financial interest.

     The legislation adopted certain anti-fraud provisions, which make any efforts to bribe adjusters a felony, and provides for restitution of benefits paid on fraudulent claims.

The ultimate effect of the workers' compensation reform legislation, repeal of the minimum rate law, and premium rate decrease on the Company's operations and profitability cannot be stated with certainty.

Rating Organizations

In August 1996, Pacific Rim Assurance received a Standard & Poor's claims-paying ability rating of BBBq, defined as "Adequate financial security, but capacity to meet policyholder obligations is susceptible to adverse economic and underwriting conditions." That rating is the fourth highest of nine ratings, and is within Standard & Poor's "Secure" range.

In May 1994, Pacific Rim Assurance received its initial Best's rating of B+ (Very Good) by A.M. Best Company, Inc. ("Best"), a nationally recognized insurance rating service. Generally, many employers, or their agents and brokers, will do business only with a company rated by Best. The Best's rating of B+ was the sixth highest of fifteen ratings published by Best.

In June 1996, Best assigned Pacific Rim Assurance a rating of B (Adequate), the seventh of the fifteen Best's ratings. That rating change was the result of what Best believed was a major change occurring in the California workers' compensation insurance market, potentially weaker loss and LAE reserves of the Company, and concern about the debt service burden of Pac Rim Holding and the ability of Pacific Rim Assurance to assist in that repayment.

Following receipt of the rating in June 1996, and continuing throughout the second half of 1996, the Company continued to convey additional information to Best, as well as the belief that the pending merger transaction, elimination of debt, additional capital and reserve strengthening taken during the first nine months of the year would relieve the concerns previously expressed by Best. Accordingly, in October 24, 1996, following the Company's September 17, 1996 announcement of the pending acquisition by Superior, Best reported that it had placed the rating of Pacific Rim Assurance "under review with positive implications".

On February 24, 1997, Best advised the Company that as a result of the announcement of a further increase in loss and LAE reserves, the Company would be downgraded until the pending transaction with Superior closes, which is anticipated to be April 1997. Best expressed concern with the Company's claims strengthening, debt service burden, and debt payment ability. The Company believes that these concerns ultimately will be alleviated by closing the transaction. Nevertheless, Best believed that in the interim, a Best's rating of C++ (Marginal), the ninth of the fifteen ratings, was appropriate. The Company does not agree with the Best rating, and has so advised Best; but the Company believes that the successful closure of the transaction in April 1997 will result in the proper rating. Best did state in its public release of the rating that, upon successful completion of the transaction, it likely will upgrade the rating of Pacific Rim Assurance.

Marketing

The Company markets its insurance policies through approximately 200 independent insurance agencies and brokerage firms, many of which specialize in workers' compensation insurance. The independent insurance agencies and brokerage firms that sell the Company's insurance policies also represent other insurance companies. The Company pays such independent insurance agents and brokers a commission consistent with workers' compensation insurance industry practices.

At December 31, 1996, 35% of the Company's premiums in force had been generated by its five highest producing agencies and brokerage firms, two of which accounted for 17% of total premiums in force at that date. The Company believes that it has favorable operating relationships with these agencies and brokerage firms. No agency or brokerage firm is obligated to place insurance policies with the Company, and the Company is not obligated to accept business submitted from any agency or brokerage firm. The loss of any one or more of these agencies or brokerage firms could materially effect the Company's business.

At December 31, 1996, service industry policyholders represented over 66% of premiums in force. Typical service industry policyholders include convalescent homes, restaurant companies, agricultural enterprises, garbage collection, and parking lot operators. Light manufacturing, including assembly businesses, accounted for 23%, and other industry policyholders represented 11% of premiums in force.

During 1995, the Company experienced premium rate erosion. During 1996, the Company achieved premium rate increases of approximately 9%. There can be no assurance that the Company's premium rates in the California marketplace will remain at such 1996 levels in 1997. The Company's underwriting philosophy continues to be predicated on adequate pricing for anticipated claims, services, and expenses. To offset expected premium loss in California resulting from open rating, the Company implemented a strategy of expanding into specific new marketplaces in the southwestern and southeastern United States, by becoming licensed in Arizona and Texas in 1995, and Georgia and Alabama in 1996, and also producing and assuming business in Florida and certain other states.

Underwriting

The Company specializes in underwriting larger premium accounts that generate annual premiums in excess of $30,000. These accounts generally are comprised of employers, with approximately 50 or more employees, primarily engaged in service and light manufacturing industries, and which have a favorable loss experience or are willing to attempt to improve their loss experience through application of the Company's loss control programs. Pacific Rim Assurance carefully evaluates the potential profitability of each application for insurance. This evaluation is based on numerous factors, including the Company's analysis of the adequacy of the premium rates for various potential loss exposure classifications, a team analysis utilizing underwriting, risk management, and claims personnel to determine whether to accept a specific risk, and the development of an account service plan for each insured employer to reduce claim incidents and control loss costs. The Company's employees generally inspect all businesses prior to issuing coverage. The Company generally does not insure employers known to be engaged in businesses considered by the WCIRB as large loss exposure classifications.

Prior to insuring a particular risk, a two-tiered evaluation of the employer is conducted. The Company reviews the policyholder's loss exposure, loss history, and financial stability. In addition, representatives of the Company's loss control department meet with the policyholder and evaluate safety attitude, employee/employer relations, and the employer's willingness to work in partnership with the Company to reduce work-related injuries and illnesses. Based on this evaluation, premiums are established that take into account the additional cost for increased loss control services that may be required for that insured. The Company may decline particular risks, regardless of prior histories, due to potential hazards inherent in certain businesses. Examples of such classifications include risks associated with aviation or the operation of aircraft, the manufacture, storage, filling, breaking down, or transport of fireworks, ammunition, explosive gases, explosives, or various other volatile materials, mining or quarry operations, and the demolition of structures. The Company will initiate on-site inspections for inforce accounts if the employer had a high loss experience since being insured with the Company.

Employer Services

Employer services encompass the areas of loss control and claims administration. The Company believes that effective loss control procedures and claims administration services are the keys to controlling employers' workers' compensation insurance costs.

LOSS CONTROL. The Company's emphasis on loss control is an integral part of its marketing and underwriting effort. Generally, the Company's loss control personnel meet with large and medium-sized accounts to discuss hiring practices, orientation, and training, with the goal of producing a loss control service plan for the employer soon after the policy is issued. In addition, the Company's loss control personnel often assist insureds on a continuing basis in developing and maintaining safety programs and procedures to minimize on-the-job injuries and industrial health hazards, and may help insureds comply with state and federal laws relating to safety and health in the workplace. The Company's loss control consultants provide Industrial Hygiene Services as well as a complete Psychiatric Stress Prevention Program. Loss control service programs include the use of video recording for analyzing work practices, customized orientation programs, hazard recognition, and materials handling. The Company also regularly provides detailed loss analyses to employers containing information relevant to each incident, claim frequency and severity, and information as to paid and anticipated future losses and LAE. These reports are used as a trend analysis of the loss control service plan and assist in determining areas in which improvement may be needed.

CLAIMS ADMINISTRATION. The Company's claims administration service focuses on developing a close relationship with its policyholders and returning employees to work as soon as possible. The Company believes that this goal ultimately benefits all parties, including the employee, the insured, and the Company. The Company is staffed with claims personnel, some of whom are bilingual in Spanish and English, who handle the investigation, management, disposition, and payment of claims. The Company also employs specialists in litigation and vocational rehabilitation. The Company seeks to contact each injured worker within 24 hours of the first report of injury and to contact promptly the medical provider and employer. Direct contact with all the involved parties can assist the claims examiner in establishing a claims reserve, beginning benefit payments to the injured worker in a timely manner, and developing a return-to-work plan.
The Company believes personal contact can also help to establish a rapport with the injured worker. In the event an injured worker is unable to return to his or her prior employment, the Company provides voluntary vocational rehabilitation in the form of testing, development of an alternative return-to-work plan, retraining and placement services, and disability benefits during the retraining and placement stages. To assist in its achievement of these goals, the Company has established an alliance with MetraComp, a subsidiary of United Health Services and MetraHealth, to provide managed medical care services. Although the length of time that has passed has been too limited to provide definitive results, as a result of the above actions, the Company has experienced improvement in average severity of paid claims, and has experienced a favorable trend in overall claim severity during 1996.

The Company's Claims Special Investigative Team is responsible for the investigation of suspected fraudulent claims and preparing these cases for litigation. The need for such a unit originally arose during the early 1990's as a result of the number of claims stemming from adverse economic conditions in Southern California, including "stress and strain" claims. This team's efforts have resulted in several prosecutions, numerous withdrawals of alleged fraudulent claims, and successful closure of other questionable claims. Investigation results are shared with the Department Fraud Bureau and the applicable county's District Attorney's office in preparation of cases for criminal prosecution.

The Company's claims policy emphasizes a rapid claims processing function, so that earlier and more immediate processing of incidents would occur, with more prompt intervention by Company claims personnel, earlier recognition of claims closing possibilities, and refined claim reserving techniques.

Policyholder Dividends

California law permits workers' compensation insurers to issue participating policies. Participating policies accounted for 7% of the premiums in force at December 31, 1996. Although workers' compensation insurance carriers are prohibited by law from promising policyholders that future policyholder dividends will be paid or stating the amount or rate of dividends to be paid, companies compete by informing policyholders of the amounts of dividends that have been paid historically.

The Company concentrates on insuring workers' compensation accounts where it competes primarily on the basis of service and reducing the overall cost of workers' compensation insurance, and where the payment of policyholder dividends are less of a factor. Effective January 1, 1995, when the end of the minimum rate law occurred and open price competition officially began, the use of policyholder dividends in the pricing process became even less of a competitive factor in California. The competitive pricing of business is more impacted by the cost of insurance at the inception of the policy, not with the payment of policyholder dividends after the policy expires.

The Company also issues participating policies in Arizona. It is not anticipated that the payment of dividends will be a significant factor to the Company's marketing strategy.

Any payment of dividends to policyholders determined by the Board of Directors of an insurance company is subject to the legal requirements in California that such dividends may not exceed the historical earned surplus related to such company's workers' compensation policies, may not be unfairly discriminatory, and may not be declared or paid until after policy expiration. The Board of Directors of Pacific Rim Assurance considers a number of factors in connection with the declaration of policyholder dividends, including risk and expense factors, the loss ratio of an insured, class of business, premium payment history of the policyholder, adequacy of premium rates, and the overall loss ratio and financial condition of the Company.

Premium Collection

At the time the Company issues a policy to an insured, the Company bills the appropriate independent insurance agency or broker for the deposit premium. The independent agent or broker is responsible for the deposit premium regardless of whether they collect the deposit premium from the insured. The deposit premium is a percentage of the estimated annual premium of the policy at the time of issuance. The percentages range from 10% to 100% of the estimated annual premium depending on the premium payment schedule, the insured's credit history, employment classifications, and the industry in which the insured operates. The deposit premium is applied to premiums due to the Company. The Company utilizes both Agency Bill and Direct Bill systems. As of December 31, 1996, 94% of the Company's premiums receivable were Agency billings.

The insured remits its premiums based on a payment plan or amounts calculated from periodic reports of the insureds payrolls. In the latter case, the insured is required to report periodically to the Company the amount of payroll paid within each of the insured's employment classifications. When the Company receives this information, it invoices the independent agency, broker, or insured for the amount due from the insured for the coverage period. The independent agency, broker, or insured must submit the amount due to the Company within 10 to 45 days from the date in which the premium is billed (depending on the independent agency's, broker's, or insured's credit terms with the Company). If the insured fails to remit the premium due or submit the appropriate payroll reporting, the policy is cancelled.

At the end of the policy term or if the policy is cancelled, a final audit of the insured's records is conducted to determine the correct amount of premium due to the Company. If the Company is owed any balance after application of the deposit premium, the Company notifies the insured and submits a premium invoice to the independent agency, broker, or insured. If the insured fails to remit the amount due, under Agency Bill, the independent agency or broker is responsible for paying the amount due to the Company, unless the agent or broker returns the premium due back to the Company for direct collection. In such event, the Company initiates collection procedures against the insured.

Since inception, the Company's premium billings that have been written off, and the allowance for doubtful accounts, have had a negligible impact on the Company's operations. During the period from 1987 through 1995, the total of uncollected premiums written off and allowance for doubtful accounts has been
 .67% of net premiums earned. That collection experience is the result of a ratio of approximately .7% for the years 1987 through 1995, and a ratio of approximately .4% for the year ended December 31, 1996.

The Company's allowance for doubtful accounts as of December 31, 1996 and 1995, was $1,055,000 and $1,221,000, respectively. Such reserves are based on the Company's analysis of its aging of receivable balances and collection experience. The Company believes that its allowance for doubtful accounts as of December 31, 1996, provides a reasonable allowance for uncollectible premiums. For statutory accounting purposes, if any portion of the premiums due from an insured is over 90 days past-due, the entire amount of the total premiums due from that insured is considered a non-admitted asset and a reduction to surplus, without regard to collectibility. At December 31, 1996 and 1995, the statutory past-due premiums of Pacific Rim Assurance, excluding amounts that the Company considered to be "in-transit", which were recovered within approximately 30 days following the applicable date, were $2,452,000 and $2,158,000, respectively. However, in connection with its statutory triennial examination of Pacific Rim Assurance as of December 31, 1995, during the second half of 1996, the Department instructed the Company to include such in-transit amounts in the measurement of statutory past-due premiums. Therefore the adjusted statutory past-due premiums at December 31, 1996 and 1995 were $5,850,000 and $5,076,000.

Claims, Losses, and Loss Reserves

The Company conducts all claims operations, which include reviews of initial reports of work-related injuries, assignments of appropriate field investigators, determinations of whether subrogation should be pursued, and vocational rehabilitation counseling from its principal office in Woodland Hills, California, and its claim service offices in Fresno, and Phoenix, Arizona. Certain claims are administered by third-party claim agencies under the supervision of the Company.

As an insurance company, Pacific Rim Assurance is required to maintain reserves to cover its estimated ultimate liability for losses and LAE with respect to reported and unreported claims incurred as of the end of each accounting period, net of estimated reinsurance recoveries. These reserves are estimates involving actuarial and statistical projections at a given time of what the Company expects the ultimate settlement and administration of claims to cost, based on facts and circumstances then known, late reported claims, estimates of future trends, and other variable factors such as inflation or changes in regulations. There are inherent uncertainties in estimating loss reserves as a result of the period of time that often elapses between the occurrence of a loss, the reporting of that loss, and the final disposition of the loss.

When a claim is reported to the Company, its claims personnel establish a "case reserve" for the estimated amount of the ultimate payment. The estimate reflects the informed judgment of such personnel based on workers' compensation regulations, and other experience and knowledge of such personnel regarding the nature and value of each claim. These claims are continually investigated and regularly updated. A reserve is also established for allocated LAE for individual claims, which represents the estimated expenses of settling the claim (including legal and other fees).

The claims department completes a thorough investigation of all allegations made by injured workers. Once all facts are in, a decision to either accept or deny the claim is made by the Company, in accordance with the appropriate state regulations. If a dispute arises, it will be settled either directly with the injured worker, through the worker's attorney, or through a formal hearing in accordance with the state regulations. In California, monetary settlements must be approved through the State of California Workers' Compensation Appeals Board.

In most cases, benefits are paid by the Company for lost wages (temporary disability) and medical expenses from the initial stages of the claim until the injured worker is able to return to work. After the worker returns to work, the Company may continue to pay medical expenses for ongoing treatment and additional disability benefits (for permanent disability). Until all payments are made, the Company will continue to reserve for the estimated future disability payments to the injured worker, medical costs, as well as other related settlement expenses.

In accordance with industry practice, the Company maintains an incurred but not reported ("IBNR") reserve. That reserve is established to provide for future case reserves and loss payments on incurred claims that have not yet been reported to the Company, and for future increases of known case reserves. In calculating its IBNR reserves, the Company uses generally accepted actuarial reserving techniques that take into account loss experience data. The IBNR reserve is based on the Company's loss experience and frequency patterns for late reported claims. The IBNR reserve also takes into account certain factors such as changes in workers' compensation regulations, the mix of business, claims processing, current economic conditions, and inflation that can be expected to affect losses over time.

Accurate assessments of case reserves and IBNR reserves are made more difficult when current underlying conditions affecting claims differ from prior underlying conditions. The 1992 and 1992 legislative reforms in California workers' compensation insurance laws resulted in significant changes in the frequency and severity of claims, as well as changes in claims payment and settlement patterns. Some of the types of claims that were affected include cumulative trauma, stress claims, strain claims, vocational rehabilitation, and litigated claims.

Liabilities known as "cumulative trauma" or "cumulative injury" may include hearing loss, back injuries, lung problems, or heart attacks. Cumulative trauma claims are evaluated by the Company in the same manner as other types of claims.

However, the Company evaluates each such claim to determine whether the trauma was suffered prior to, or after the commencement of, the Company's coverage.

From 1991 through 1992, the California workers' compensation industry experienced an increase in the number of "stress and strain" claims that did not involve traumatic physical loss or injury. These claims typically related to alleged injuries or illnesses arising out of psychological pressures in the workplace. A claimant may have asserted, for example, that verbal abuse, harassment, plant closures, or a change in job status precipitated illness. Concurrently with the increase in "stress and strain" claims, an increase in the number of fraudulent workers' compensation claims also occurred. The Company established a special unit to address the effect that these developments had on its business by scrutinizing and evaluating "stress and strain" claims that do not involve traumatic physical injuries. This unit employs numerous specialized techniques in connection with its activities.

In July 1991, legislation was enacted in the State of California with respect to "stress and strain" claims. Under one measure, which became effective January 1, 1992, physicians and attorneys, as well as claimants, who engage in fraudulent workers' compensation practices can face imprisonment and other criminal penalties such as loss of their professional licenses. Other legislation enacted in the same month and effective since July 16, 1993 prohibits an employee from asserting a "stress and strain" claim for psychiatric injury caused by a "regular and routine employment event" (including a nondiscriminatory good faith personnel action such as discipline, work evaluation, transfer, demotion, layoff, or termination), unless the employee has been employed by that employer for six months. Further, the benefits reform legislation enacted during 1993 (See "Significant Changes in the California Workers' Compensation System") raised the standard for determining the compensability of a psychiatric injury claim to be "predominately" related to employment. Since late 1992, the frequency of newly reported stress and strain claims has steadily and significantly decreased.

Another area giving rise to increased loss costs and difficulty in reserve assessment is the mandatory vocational rehabilitation benefit afforded under California law. The Company has established procedures to minimize losses in this area. The Company's claims department staff encourages vocational rehabilitation for injured workers who choose to receive that benefit and encourages voluntary early return-to-work programs, and works with the employer to develop a modified job assignment promptly following recovery from an injury.

The Company has implemented a program to utilize in-house legal staff versus outside legal counsel for those claims requiring legal assistance. The Company believes that this program has and will continue to reduce the legal costs for these claims.

The Company evaluates reserves in the aggregate based on monthly indications using actuarial methods, and interim reviews by internal and independent actuaries, and makes adjustments where deemed appropriate. However, during past years, like many other casualty insurance companies, the Company experienced adverse loss development from prior accident years. The increases in reserves for prior years reduced results of operations for periods in which the adjustments were made. During the nine months ended September 30, 1996, the Company increased total losses and LAE related to 1995 and prior accident years by approximately $5,600,000, including approximately $4,500,000 recognized during the third quarter of 1996 related to the 1990-1993 accident years. Based on the Company's internal actuarial analysis and input from its independent actuaries, the Company believed that its recorded loss and LAE reserves at September 30, 1996 were adequate and within the independent actuaries' reasonable range as of that date.

During the fourth quarter of 1996, the Department, in connection with its statutory triennial examination of Pacific Rim Assurance as of December 31, 1995, and its regulatory review prior to granting approval of the pending acquisition of the Company by Superior, undertook studies of the Company's loss and LAE reserves. Following extensive review by, and meetings with the Department, and giving recognition to the combined impacts on loss and LAE development patterns of the volatility in legislative, economic, managed medical care, litigation expense, and other significant factors, the Company, in conjunction and consultation with its internal and independent actuaries, reached agreement with the Department to increase its loss and LAE reserves by approximately $12,000,000 for accident years 1995 and prior in its fourth quarter 1996 operating results. The $12,000,000 increase was greater than the amount that was needed to be within the reasonable range of the Company's independent actuaries; but the Company believes the pending transaction with Superior could no longer be delayed, and Department approval was and is essential to completion of the transaction.

The reason for recognizing such adverse development was that during 1996, despite experiencing favorable trends in the overall frequency and severity of claims for the 1995 and 1996 accident years, the Company and its internal and independent actuaries observed development patterns in the 1990-1994 accident years that were volatile when compared to previous historical patterns. In particular, 1990-1992 were very difficult accident years, due to the impact of fraud and stress claims from adverse economic conditions, although the 1992 accident year began the transition to improved claims experience during the second half of the year. The 1993-1994 accident years were very favorable transition years, following legislative reforms to the workers' compensation benefits system. Nevertheless, it was unclear how each of those years ultimately would develop, and how subsequent accident year patterns would thus be affected, given paid loss and case reserve activity during 1996.

To illustrate the uncertainty and its effects, paid loss activity during the second half of 1996 has continued at a level higher than previously projected on the more difficult 1990-1992 accident years, which were affected by the negative impacts of legislative, economic, and litigation factors; and 1996 case reserve activity on remaining open claims from those years has accelerated in response to the paid loss activity. Thus, as a precaution, the Company has further increased loss and LAE reserves on those years. Further, even though there has been more favorable case reserve and paid loss activity on the 1993-1994 accident years following positive impacts of legislative reforms, improved managed medical care cost containment, and cost-effective litigation expense factors, the Company, with the concurrence of its actuaries and the Department, has elected to take a precautionary stance and maintain higher 1996 reserves on those more recent and favorable accident years. The Company believes that given the patterns of claim payments and closures, despite the gradual reduction in the number of claims that remain outstanding on 1990-1992 accident years and the generally improved 1993 and subsequent accident years, it should not anticipate further favorable loss and LAE development.

It should be noted that despite the increases recorded during 1996 to loss and LAE reserves from accident years 1995 and prior, the 1993 through 1995 accident year results appear to have produced underwriting profits, even at the current higher reserve estimates. The improving conditions in the California workers' compensation market, including legislation reforms and some economic recovery, have improved the frequency and severity of claims. The accident years that produced significant underwriting losses were 1992 and prior; the actual size of these losses has become known only with additional passage of time.

The Company has filed with the Department an independent actuarial opinion that states that the Company's loss and LAE reserves make reasonable provision for loss and LAE obligations of the Company as of December 31, 1996. While no assurance can be given, the Company believes that, given the inherent variability in any such estimates, its reserve for losses and LAE is within a reasonable range of adequacy. If the assumptions on which the estimates are based prove to be incorrect and reserves are insufficient based on the Company's actual experience, future results of operations and the financial condition of the Company would be adversely affected.

The following table provides a reconciliation of beginning and ending loss and LAE reserves for the years 1996, 1995, and 1994. All reserve totals are net of reinsurance deductions. There are no material differences between the Company's reserves for losses and LAE calculated in accordance with generally accepted accounting principles ("GAAP") and those reserves calculated based on statutory accounting practices.

       Reconciliation of Reserve for Losses and Loss Adjustment Expenses

                                                   Year Ended December 31 ,
                                               ---------------------------------

                                                    1996       1995       1994
                                                    ----       ----       ----
                                                     (amounts in thousands)
Liability for losses and LAE, net of
 reinsurance recoverables on unpaid losses,
 at beginning of year                            $ 92,641   $114,709   $111,109

Provision for losses and LAE, net
 of reinsurance recoverable:
  Current accident year                            62,244     49,962     60,989
  Prior accident years                             17,646        995      2,799
                                                   ------     ------     ------

Incurred losses during the current year,
 net of reinsurance recoverable                    79,890     50,957     63,788
Losses and LAE payment for claims, net of
 reinsurance recoverable, occurring during:
   Current year                                    16,398     13,473     13,641
   Prior years                                     58,669     59,552     46,547
                                                   ------     ------     ------
                                                   75,067     73,025     60,188
                                                   ------     ------     ------

Liability for losses and LAE, net of
 reinsurance recoverable on unpaid
 losses, at end of year                            97,464     92,641    114,709

Reinsurance recoverable, at end of year             3,849      4,068      2,132

Less:  reinsurance recoverable on paid losses        (725)      (184)      (212)
                                                   ------     ------     ------

Reinsurance recoverable on unpaid losses,
 at end of year                                     3,124      3,884      1,920
                                                   ------     ------     ------

Liability for losses and LAE, gross of
 reinsurance recoverable on unpaid losses,
 at end of year                                  $100,588   $ 96,525   $116,629
                                                 ========   ========   ========

During 1991 through 1994, the Company, as did the workers' compensation industry in California in general, went through a dramatically changing experience in losses and LAE incurred. During 1991 and 1992, the Company experienced a substantial number of claims related to adverse economic conditions, particularly for the 1990 and 1991 accident years. In addition, there were "stress and strain" claims that did not involve traumatic physical loss or injury, many of which were suspected by the Company to be fraudulently submitted. The Company initially took a general denial stance and non-settlement posture on such fraudulent claims, to send a clear message to claimants and vendors of its position.

The Company referred fraudulent claim matters to prosecutors, who have secured successful indictments and prosecutions of fraudulent claimants or vendors, and the Company secured withdrawals of such claims by others. In addition, the enactment of effective legislative and regulatory reforms has been implemented. That technique was effective, as the Company believes that the frequency of new suspected fraudulent claims has nearly stopped. Late in 1993, the Company refined its approach to promote the settlement of certain of these claims, where minimal settlement cost could facilitate early closure and prevent cost escalation.

Throughout 1994, 1995 and 1996, the Company continued to experience a favorable trend in the frequency of new claims. The positive trends and experience related to new claims since the second half of 1992 have been consistent with the favorable experience of other workers' compensation insurance specialty companies in California. In addition, the level of claims closed was in excess of the level of new claims reported during 1994 and 1995. As a result, the Company's estimate of loss and LAE reserves for the 1993, 1994, 1995 and 1996 accident years is based on substantially lower loss ratios than the 1991 and prior accident years. Nevertheless, despite improved frequency and lower overall loss and LAE ratios in those years, the volatile changes in legislative, economic, managed medical care, and litigation expense factors, affecting historical paid loss and case reserve development patterns, have made it more difficult to estimate the ultimate dollar cost of those reported claims. Thus, the inherent variability has increased, and recognition of adverse development of prior years' estimates has occurred.

The following table shows changes in historical loss reserves (net of reinsurance ceded) for the Company for 1987 and subsequent years. The upper portion of the table (reserve re-estimated) shows the re-estimated amount of the previously reported reserves based on experience as of the end of each succeeding year. The lower portion (paid) presents the amounts paid as of subsequent years on those claims for which reserves were carried as of each year end. The estimate changes as more information becomes known about the actual claims for which the initial reserves were carried. An adjustment to the carrying value of reserves for a prior year will also be reflected in the adjustments for all years subsequent to such year. For example, an adjustment made in 1996 for 1991 loss reserves will be reflected in the re-estimated ultimate net loss for each of the years 1991 through 1995. The cumulative deficiency line represents the cumulative change in estimates since the initial reserve was established. It is equal to the latest liability re-estimated amount less the initial reserve. For example, the reserves recorded at December 31, 1995, for 1995 and all prior accident years, have developed a $17,646,000 deficiency, or 19%, through December 31, 1996.

                                    Analysis of the Reserve for Losses and Loss Adjustment Expense Development (as restated)
                                                                (Net of Reinsurance Ceded)
                                                                --------------------------
                                                                       December 31,
                                -----------------------------------------------------------------------------------------------
                                1987     1988      1989       1990       1991       1992        1993        1994        1995
                                -----  --------  ---------  ---------  ---------  ---------  ----------  ----------  ----------
                                                                (amounts in thousands)
Reserve for unpaid losses
 and loss adjustment expenses   $ 121  $ 7,900   $ 27,294   $ 53,410   $ 86,702   $113,620    $111,109    $114,709    $ 92,641

Reserve re-estimated as of:
  One year later                  108    8,072     27,386     56,523     97,719    135,589     113,908     115,701     110,287
  Two years later                 150    8,549     31,142     61,038    130,377    138,315     115,515     133,666
  Three years later               125   10,086     33,551     78,154    133,151    140,350     133,474
  Four years later                128   10,229     37,637     81,989    135,911    167,932
  Five years later                130   10,483     39,188     83,445    150,143
  Six years later                 102   10,591     39,048     88,162
  Seven years later               102   10,827     40,101
  Eight years later               103   10,890
  Nine years later                103
Cumulative redundancy
 (deficiency)                      18   (2,990)   (12,807)   (34,752)   (63,441)   (54,312)    (22,365)    (18,957)    (17,646)

Cumulative amount of reserve
 paid through:
  One year later                   33    3,902     12,633     28,725     52,962     77,313      46,547      59,552      58,669
  Two years later                 117    7,040     23,847     53,130    101,761    111,487      88,225      99,658
  Three years later               120    8,906     31,364     71,376    119,765    136,620     115,711
  Four years later                127    9,690     35,916     77,324    134,811    155,820
  Five years later                102   10,312     37,221     83,063    144,642
  Six years later                 102   10,445     38,910     86,323
  Seven years later               102   10,795     39,697
  Eight years later               103   10,862
  Nine years later                102
Net Reserve - December 31                                                                     $111,109    $114,709    $ 92,641
Reinsurance Recoverable on
 unpaid losses                                                                                  24,856       1,920       3,884
                                                                                              --------   ---------   ---------
Gross Reserve - December 31                                                                    135,965     116,629      96,525

Net Re-estimated Reserve                                                                       133,474     133,666     110,287
Re-estimated Reinsurance
 Recoverables                                                                                   29,131       6,841       5,120
                                                                                              --------   ---------   ---------
Gross Re-estimated Reserve                                                                    $162,605    $140,507    $115,407
                                                                                              ========   =========   =========

Gross Cumulative Deficiency                                                                   $ 26,640    $ 23,878    $ 18,882
                                                                                              ========   =========   =========

                                December 31,
                           ----------------------
                                    1996
                                  --------
                           (amounts in thousands)
Reserve for unpaid losses
 and loss adjustment expenses       97,462

Reserve re-estimated as of:
  One year later
  Two years later
  Three years later
  Four years later
  Five years later
  Six years later
  Seven years later
  Eight years later
  Nine years later
Cumulative redundancy
 (deficiency)

Cumulative amount of reserve
 paid through:
  One year later
  Two years later
  Three years later
  Four years later
  Five years later
  Six years later
  Seven years later
  Eight years later
  Nine years later
Net Reserve - December 31         $ 97,464
Reinsurance Recoverable on
 unpaid losses                       3,124
                                  --------
Gross Reserve - December 31        100,588

Net Re-estimated Reserve
Re-estimated Reinsurance
 Recoverables

Gross Re-estimated Reserve


Gross Cumulative Deficiency



As discussed above, the deficiency experienced by the Company during 1996, on claims incurred prior to 1995, is the result of the Company's increase of reserves for those years in response to current estimates. As previously mentioned, the 1990 and 1991 accident years were among the worst accident years in the history of the California workers' compensation industry. The adverse development of those accident years is evident in the Analysis of the Reserve for Losses and Loss Adjustment Expense Development table shown above. The development recognized for those two accident years is attributable to the substantial number of claims related to adverse economic conditions in California. These types of claims, called "stress and strain" claims, do not involve traumatic physical loss or injury; many of these claims were suspected by the Company to be fraudulently submitted. In response to a January 1, 1992 law that made submission of a fraudulent claim a felony, the Company took a general denial stance and non-settlement posture on such fraudulent claims. The Company incurred allocated LAE costs in defending against these fraudulent claims. In addition, the Company had experienced increases in LAE as a result of the higher reported number of claims and of the increased level of administrative procedures that has developed and been imposed by the Workers' Compensation Reform Act that was effective January 1, 1990.

Conditions and trends that have historically affected the Company's claims may not necessarily be indicative of conditions and trends that will affect future claims. Accordingly, it would not be appropriate to extrapolate future redundancies or deficiencies based on the results set forth in the preceding tables.

Investments

The amount and type of investments that may be made by Pacific Rim Assurance are regulated under the California Insurance Code and related rules and regulations promulgated by the Department. Subject to such applicable state laws and regulations, the investments of the Company are managed by an independent investment advisory firm, which is paid a customary fee for such services. Investment decisions are reviewed and approved by the Investment Committee of the Board of Directors of Pacific Rim Assurance.

The Company has a policy of investing, with the intent of holding to maturity, primarily in high quality U.S. Treasury securities, other governmental agency securities, and corporate bonds. Although the Company has the intent to hold its investments to maturity, the Company also recognizes that unforeseeable circumstances, such as changes in market conditions, tax considerations, and operational needs may require the sale of securities prior to maturity. Therefore, the Company has designated all of its portfolio as "available for sale", as of December 31, 1996. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".)

The Company accounts for investments in accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". In accordance with Statement 115, during the year ended December 31, 1994, the Company's investment portfolio experienced a net unrealized holding loss of $4,877,000 (net of deferred tax benefit of $2,513,000); the net unrealized holding loss was $4,781,000 at December 31, 1994. During the year ended December 31, 1995, the Company's investment portfolio experienced a net unrealized holding gain of $6,403,000 (net of deferred tax expense of $3,299,000); the net unrealized holding gain was $1,622,000 at December 31, 1995. During the year ended December 31, 1996, the Company's investment portfolio experienced a net unrealized holding loss (net of deferred tax benefit of $1,002,000) of $1,946,000; the net unrealized holding loss was $324,000 at December 31, 1996.

The Company has never invested in equity securities or high-yield debt securities. Investments are maintained in one or more custodial accounts with commercial banks or other financial institutions authorized to act in such capacity. Additionally, the Company invests a portion of its portfolio in short-term investments, which are comprised primarily of U.S. Treasury obligations, U.S. Treasury money market funds, and high quality commercial paper. There were no sales of investments during 1994. Proceeds from the sale of investments in bonds during 1995 were $61,343,000, which resulted in a pre-tax gain of $453,000. Proceeds from the sale of investments during 1996 were $104,172,000, which resulted in a pre-tax gain of $1,640,000.

The following tables set forth certain information concerning the investment portfolio of the Company (amounts in thousands):

                                                                 Summary of Investments

                                                                       December 31,
                                                         -----------------------------------------
                                                                 1996                 1995
                                                         -------------------  --------------------
                                                         Amortized    Fair    Amortized    Fair
                                                           Cost      Value      Cost       Value
                                                         ---------  --------  ---------  ---------
                  Fixed income securities:
                    U.S. Treasury and
                      other governmental
                      agency bonds                        $ 28,808  $ 28,629   $ 68,963   $ 68,823
                    Tax exempt bonds                                                -0-        -0-
                    Corporate bonds                         13,765    13,563     33,793     35,679
                    U.S. Agencies                           12,341    12,231     10,546     10,964
                    Asset backed                               331       336      6,012      6,305
                                                          --------  --------   --------   --------
                     Total fixed income securities          55,245    54,759    119,314    121,771
                  Short-term investments                    56,799    56,794      7,260      7,260
                                                          --------  --------   --------   --------
                     Total investments                    $112,044  $111,553   $126,574   $129,031
                                                          ========  ========   ========   ========

                                    Maturity Distribution of Bonds

                                         December 31, 1996
                                    ---------------------------

                                     Amortized           Fair
                                      Cost              Value
                                    ----------        ---------
                  Due in 1997        $10,701           $10,696
                  Due 1998 - 2002     44,544            44,063
                                     -------           -------
                                     $55,245           $54,759
                                     =======           =======

                                                    Average Annual Yield on Investments

                                                          Year Ended December 31,
                                                      ------------------------------

                                                         1996     1995       1994
                                                         ----     ----       ----
                  Total investments at end of year
                   (at amortized value)               $112,044   $126,574   $149,694
                                                      ========   ========   ========

                  Net investment income               $  7,013   $  8,089   $  6,514
                                                      ========   ========   ========

                  Average annual yield                     5.9%       6.0%       5.0%
                                                      ========   ========   ========

                     Distribution of Bond Investments by Quality Rating

                                          December 31, 1996
                                       ----------------------

                                         Fair
                                        Value        Percent
                                        -----        -------
                  S&P/Moody's Ratings
                  -------------------
                  AAA/Aaa               $43,455          79%
                  A/A                    11,304          21
                                        -------         ---
                                        $54,759         100%
                                        =======         ===

Reinsurance

The Company purchases reinsurance to reduce its net liability on individual risks, to protect against catastrophic losses, to stabilize its regulatory financial ratios, and to protect underwriting capacity. Under the Company's excess of loss reinsurance treaty, the reinsurers assume the liability on that portion of workers' compensation claims between $350,000 and $80,000,000 per occurrence.

A contingent liability exists to the extent that losses recoverable under a reinsurance treaty are not paid to the Company by the reinsurer. The Company selects its reinsurers carefully. The majority of the Company's reinsurers are domestic companies with a Best rating of A- (Excellent) or higher. The remainder are foreign reinsurers, unrated by Best, but believed by the Company to be of high quality. The Company requires that unpaid losses and LAE for non-admitted reinsurers (unregulated by the Department) be collateralized. As of December 31, 1996, the Company did not have any claims that were ceded to non-admitted reinsurers. Since its inception, the Company has not incurred any losses as a result of uncollectible reinsurance balances. In the event that the Company were unable to collect balances due from reinsurers, such inability could have a material adverse effect on the Company's earnings and financial condition.

The components of net premiums written are summarized as follows (amounts in thousands):


                                                               Year Ended December 31,
                                                          -----------------------------
                                                            1996       1995      1994
                                                           -----       ----      ----

                   Direct                                  $88,972   $75,553   $101,661
                   Assumed                                   2,568       375        112
                   Ceded                                    (4,407)   (3,962)    (4,789)
                                                           -------   -------   --------

                   Net premiums written                    $87,133   $71,966   $ 96,984
                                                           =======   =======   ========

The components of net premiums earned are summarized as follows (amounts in thousands):

                                                               Year Ended December 31,
                                                            -----------------------------
                                                             1996       1995       1994
                                                             ----       ----       ----
                   Direct                                  $88,678    $79,920   $100,008
                   Assumed                                   2,247        209        110
                   Ceded                                    (4,437)    (4,113)    (7,224)
                                                           -------    -------   --------

                   Net premiums earned                     $86,488    $76,016   $ 92,894
                                                           =======    =======   ========

The components of net losses and loss adjustment expenses are summarized as follows (amounts in thousands):


                                                              Year Ended December 31,
                                                           -------------------------------
                                                             1996       1995       1994
                                                             ----       ----       ----
                   Direct                                  $79,840    $54,454   $ 64,700
                   Assumed                                   1,559        188        149
                   Ceded                                    (1,509)    (3,685)    (1,061)
                                                           -------    -------   --------
                   Net losses and loss
                    adjustment expenses                    $79,890    $50,957   $ 63,788
                                                           =======    =======   ========

Regulation

Pacific Rim Assurance is subject to regulation and supervision by the Insurance Departments in each state the Company is licensed. These Departments have broad regulatory, supervisory, and administrative powers over insurance companies. Regulations relate to such matters as premium rates, the adequacy of reserves, types and quality of investments, minimum capital and surplus requirements, deposit of securities for the benefit of policyholders, restrictions on stockholder dividends, periodic examination of the Company's business and records, the filing of annual statements and other reports on the financial condition and other aspects of the Company, assessments against the Company to cover liabilities to policyholders of insolvent insurance companies, and requirements regarding other matters. The regulations are concerned primarily with protecting policyholders and offer only incidental protection, if any, to holders of Pac Rim Holding common stock.

As a prerequisite to offering workers' compensation insurance in California, all workers' compensation companies must file and maintain with the State Treasurer of California, or certain depositories thereof, approved securities having a deposit value equal to the statutory loss and LAE reserves applicable to their business in that state. Accordingly, Pacific Rim Assurance presently maintains an approved depository arrangement with securities having a fair value at December 31, 1996 of $101,766,000 deposited therein.

In order to write workers' compensation insurance in Arizona, companies must file and maintain with the insurance Department of Arizona, or certain appointed depositories thereof, approved securities with a deposit value equal to a calculated Arizona requirement. The Arizona requirement is a calculation involving earned premium, losses and LAE incurred, as well as loss and LAE payments. In order to meet this requirement as of December 31, 1996, the Company had securities with a fair value of $3,450,000 on deposit with an approved depository. In order to write workers' compensation insurance in Georgia, the Company as of December 31, 1996 had securities with a fair value of $85,000 on deposit, in compliance with Georgia regulations.

Pacific Rim Assurance, like other insurers, may be subject to assessments from time to time to cover unpaid policyholder claims of insolvent workers' compensation insurers doing business. Such assessments are spread among licensed insurers on a pro-rata basis according to premiums written in the applicable states. Some of these assessments must be billed to the Company's policyholders.

Although the federal government does not directly regulate the business of insurance, federal initiatives often affect the insurance business in a variety of ways. State regulation remains the dominant form of regulation; however, the federal government has shown increasing concern over the adequacy of state regulation. In view of the savings and loan industry crisis and several significant insurer insolvencies, several Congressional inquiries are considering the adequacy of existing state regulations related to the financial health of insurance companies. Congressional committees are also reviewing the McCarran-Ferguson Act of 1945, which currently provides a limited exemption from federal antitrust laws for the "business of insurance". The exemption allows limited cooperative activities by rating organizations and other joint industry efforts. These include the development of standardized policy forms and endorsements, statistical plans, the collection and compilation of premium, loss, and expense data, and the development of advisory rates or loss costs.
The proposal would limit the insurance industry's limited exemption from federal antitrust laws and was introduced in the belief that it would foster competitive pricing among insurers. The proposal would curtail the activities of rating organizations and thus could require the expansion of individual insurer internal resources. With the possible loss of statistically valid data and/or increased costs, market niches could become even more focused. California is reviewing its statutory exemptions for the "business of insurance" from its antitrust laws.

In addition to the regulatory supervision of Pacific Rim Assurance, the Company is also subject to regulation under the California Insurance Holding Company System Regulatory Act (the "Holding Company Act"). The Holding Company Act contains certain reporting requirements, including those requiring the Company to file information relating to its capital structure, ownership, financial condition, and general business operations of Pacific Rim Assurance.

The National Association of Insurance Commissioners' ("NAIC") Committee on Financial Regulation and Standards and Accreditation (the "NAIC Committee") voted to require, as a condition of NAIC accreditation of a state's insurance regulatory system, adoption of the NAIC's 1986 Model Insurance Holding Company System Regulatory Act (the "Model Act"). Among other matters, the Model Act requires states to enact legislation further restricting the payment of dividends by insurance companies. (See "Business - Restrictions on Dividends to Stockholders".)

The California Insurance Code requires the prior approval of the Commissioner of any proposed change of control of the Company. Under the Code, "control" is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing more than 10% of the voting securities of the Company.

The Clinton Administration previously proposed to reform the nation's health care system. In light of the uncertain status of national health care reform and the complex nature of its implementation, including changes in federal and state laws and other administrative regulatory procedures, the Company cannot predict the outcome of national health care reform or its impact on the Company.

Restrictions on Dividends to Stockholders

In an effort to satisfy the dividend payment restrictions of the Model Act, amendments to the California Insurance Code designed to implement dividend payment limitations that would yield results substantially equivalent to the Model Act were passed by the California legislature on October 9, 1993. These amendments were incorporated into California Senate Bill 482. The amendments limit dividends payable during the twelve month period, without prior regulatory approval, to the greater of net income for the preceding year or 10% of policyholders' surplus as of the preceding December 31. The amendments further prohibit the payment of dividends without prior Department approval unless the insurer has available "earned surplus". The term "earned surplus" is defined as unassigned funds (surplus) as reported on the insurer's annual statement, excluding earned surplus derived from the appreciation of assets not yet realized or from an exchange of assets, unless such earned surplus has been realized or the assets received in exchange are currently realized in cash. The legislation further requires insurers to report to the Department all dividends within five days of declaration and prohibits the payment of the dividend declared until ten days after the Department's receipt of such notice. Under these provisions, Pacific Rim Assurance paid $1,100,000 in dividends to Pac Rim Holding during 1996.

As reported to insurance regulatory authorities, statutory-basis capital and surplus of Pacific Rim Assurance at December 31, 1996 and 1995, was $27,216,000 and $46,549,000, respectively, and the net income (loss) amounted to $(13,069,000) $4,879,000, and $(2,878,000) for 1996, 1995, and 1994,
respectively. At December 31, 1996, Pacific Rim Assurance had a deficit of $17,202,000 in its earned surplus account. Accordingly, Pacific Rim Assurance cannot pay dividends to Pac Rim Holding during 1997, without prior Department approval.

Risk Based Capital Rules

The NAIC has finalized a formula to calculate Risk Based Capital ("RBC") of property and casualty insurance companies. The purpose of the RBC Model is to help the NAIC monitor the capital adequacy of property and casualty insurance companies. The RBC model for property and casualty insurance companies measures three major areas of risk facing property and casualty insurers: underwriting, credit, and investment. Companies having less statutory surplus than the RBC model calculates are required to adequately address these three risk factors and will be subject to varying degrees of regulatory intervention, depending on the level of capital inadequacy. The NAIC adopted an RBC model for property and casualty insurance companies in 1993 for inclusion in the 1994 Annual Statement. The results of the RBC model for 1994, 1995, and 1996, showed that Pacific Rim Assurance had adequate capital and required no form of regulatory monitoring or intervention.

Insurance Regulatory Information System Ratios

The NAIC annually calculates 11 key financial ratios to assist state insurance departments in monitoring the financial condition of insurance companies. Results are compared against a usual range of results for each ratio established by the NAIC. For the year ended December 31, 1996, Pacific Rim Assurance had six ratios outside of the usual range, as follows:

     Net Premium Written to Policyholders' Surplus -- The ratio was 3.22 to 1, as opposed to the usual range of 3 to 1 or lower.

     Two-Year Overall Operating Ratio -- The ratio was 107%, as opposed to the usual range of 100% or lower.

     Change in Policyholders' Surplus -- The ratio was a decrease of 40%, as opposed to the usual range of a decrease of 10% to an increase of 50%.

     One-Year Reserve Development to Surplus -- The ratio was 38%, as opposed to the usual range of 20% or lower.

     Two-Year Reserve Development to Policyholders' Surplus -- The ratio was 45%, as opposed to the usual range of 20% or lower.

     Estimated Current Reserve Deficiency to Surplus -- The ratio was 92%, as opposed to the usual range of 25% or lower.

According to the NAIC, a "usual range" of results for each ratio has been established from studies of the ratios for companies which have become insolvent or have experienced financial difficulties in recent years. Falling outside the usual range is not considered a failing result. For example, an increase larger than "usual" in surplus or in premium is not necessarily unsound. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual range. In normal years, about 15% of the companies included in the system are expected to be outside the usual range on four or more ratios.

Statutory Triennial Examination

The Department conducts statutory examinations of each domestic insurance company, generally once every three years. The most recent completed statutory examination of Pacific Rim Assurance was conducted as of December 31, 1991. During the second half of 1996, the Department commenced a statutory triennial examination of Pacific Rim Assurance as of December 31, 1995. That examination has not yet been completed; it is expected to be completed during the second quarter of 1997. The two items of significance known to the Company as a result of that examination are (1) a $12,000,000 increase to loss and LAE reserves recognized during the fourth quarter of 1996 (see "Business-Definitive Agreement and Plan of Merger"), and (2) a $3,398,000 increase in statutory past-due premiums (see "Business-Premium Collection").

Competition

The workers' compensation insurance industry is extremely competitive. Many of the Company's competitors have been in business longer, have a larger volume of business, offer a more diversified line of insurance coverage, have greater financial resources, have greater distribution capabilities, and are more widely known than Pacific Rim Assurance. Of the approximately 300 companies that wrote workers' compensation insurance in California in 1996, the Company believes that Pacific Rim Assurance ranks in the top 25 insurers, based on direct premiums written. As 1995 was the Company's first year to write premiums in Arizona and Texas, and 1996 was the first year to write premiums in Georgia, the Company does not have a significant market share of workers' compensation premiums in those states. Also, many of the Company's competitors in those states have been in business longer, have a larger volume of business, offer a more diversified line of insurance coverage, have greater distribution capabilities, and are more widely known than Pacific Rim Assurance.

The Company writes approximately 80% of its premiums in the Southern California marketplace. The operating environment for workers' compensation insurance companies doing business in Southern California has recently undergone a dramatic change. During the fourth quarter of 1992, many insurers were leaving the Southern California marketplace due to the perceived premium rate inadequacy that existed at that time, and the high number of potentially fraudulent stress and strain claims being reported. During 1994, a number of workers' compensation insurers returned to the Southern California marketplace, drawn by a marked decline in the frequency of new claims reported during 1994. This influx of insurers resulted in significantly increased levels of competition in the marketplace during 1995 and 1996, resulting in a higher level of commissions paid to agents and brokers, as well as competitive pricing of premiums. There are many companies in the California workers' compensation insurance industry that have greater financial resources, longer operating histories, and more successful records of operations than the Company. As a result, it has become more difficult for the Company to retain current business and obtain new business. (See "Business - Marketing".)

Employees

At December 31, 1996, the Company had 226 full-time employees.

Item 2. Properties and Computer Resources.

The Company entered into a lease agreement effective May 1992 for the leasing of 93,000 square feet of office space for its principal office. The lease expires in 2002. The space is in Woodland Hills, California, which is within Los Angeles County. The Company also entered into a lease agreement effective November 1992 for the leasing of 3,000 square feet of office space in Fresno, California. That lease expires in 1997. The Company entered into a lease agreement effective August 1995 for the leasing of 3,692 square feet of office space in Phoenix, Arizona. That lease expires in 2000.

In September 1996, the Company subleased approximately 3,574 square feet of its Woodland Hills office space to a third party for a period of five years and eight months. In August 1995, the Company subleased approximately 3,000 square feet of its Woodland Hills office space to a third party for one year, subject to an additional one-year option. In May 1994, the Company subleased an additional 1,000 square feet of its Woodland Hills office to a third party for a period of three years, which was extended by an additional five years in 1996. Also, in March 1994, the Company subleased an additional 12,000 square feet of its Woodland Hills office to a third party for a period of five years.

In 1992, the Company started a project to design a new computer system. This system, which was completed in 1993, provides a more sophisticated, economical, and a better managed flow of information, as well as efficient insurance processing. This project included investment in electronic data processing equipment, as well as the development of proprietary software.

In 1995, the Company started a project to design a system to create electronic files of claim and policyholder information that would substantially decrease the need to access paper files. This system was completed in 1996. It allows for more efficient handling of claims and underwriting activities. The project included an investment in electronic data processing equipment, as well as software.

Item 3. Legal Proceedings.

The Company is a party to two industry wide legal matters, involving two medical facilities. This litigation claims that the insurance industry conspired to delay payments of claims. While the ultimate outcome of this litigation is uncertain, management believes that such litigation will not have a material adverse financial effect on the Company's financial position and results of operations.

In addition, in the ordinary course of business, the Company is named as a defendant in legal proceedings relating to policies of insurance that have been issued and other incidental matters. Management does not believe that any such litigation, taken as a whole, will have a material adverse financial effect on the Company's financial position and results of operations.

Item 4. Submission of Matters to a Vote of Security Holders.

No matters were submitted to a vote of the Company's stockholders during the fourth quarter of the fiscal year covered by this report.

Executive Officers of the Registrant

The executive officers of the Company or operating subsidiary are as follows:


      Name             Age             Position
      ----             ---             --------
Stanley Braun           59    President, Chief Executive Officer
Paul W. Craig           42    Executive Vice President, Chief Financial Officer
Sandra L. Richards*     49    Senior Vice President
Ronald J. Tonani*       55    Senior Vice President

----------
*These persons serve in the indicated capacities as officers of the Registrant's operating subsidiary; they are not executive officers of Pac Rim Holding.

Officers of the Company are appointed annually, and serve at the discretion of the Board of Directors of the Company.

Mr. Braun, the founder of the Company, has been President and Chief Executive Officer of the Company since its formation. He has been Chairman of the Board of Pacific Rim Assurance since inception. From 1984 until February 1987, Mr. Braun occupied senior management positions with Fairmont Insurance Company, a California workers' compensation insurance company, and served as its President and Chief Executive Officer from 1986 to 1987, when the company was acquired by Transamerica Insurance Company.

Mr. Craig was appointed Executive Vice President and Chief Financial Officer of the Company in August 1994. He previously had served as Executive Vice President since June 1990, and Chief Financial Officer from March 1990 to July 1991. From 1976 to 1990, Mr. Craig was employed by the accounting firm of Ernst & Young, and was a partner in that firm from 1988 to 1990, specializing in service to clients in the property and casualty insurance industry. Mr. Craig is a certified public accountant.

Ms. Richards was appointed Senior Vice President of Pacific Rim Assurance in July 1991 and has directed the underwriting function of Pacific Rim Assurance since September 1987. During 1986 and 1987, she was employed as an underwriter of large accounts at Fairmont Insurance Company, a California workers' compensation insurance company. From 1980 until 1986, she was an underwriting supervisor at the Insurance Company of the West, another workers' compensation insurance company.

Mr. Tonani was appointed Senior Vice President of Pacific Rim Assurance in July 1991 and has directed the client services function of the Company since August of 1987. During 1986 and 1987, Mr. Tonani was a vice president of claims at Fairmont Insurance Company, a California workers' compensation insurance company. From 1977 until 1986, he served as vice president-marketing of the Insurance Company of the West, another worker's compensation insurance company.

None of the executive officers of the Registrant or executive officers of its insurance subsidiary has any family relationship with any other executive officer of the Registrant, any executive officer of its insurance subsidiary, or any director of the Registrant; although Dina Braun-Puetz, daughter of Stanley Braun, President and Chief Executive Officer of the Company, does hold an office of Vice President of Pacific Rim Assurance (an officer position not considered an executive officer).

                                    PART II


Item 5. Market for Registrant's Common Equity and Related Stockholder Matters.

The Company's common stock is listed on the National Association of Securities Dealers Automated Quotation System's ("NASDAQ") National Market System, under the symbol PRIM. The following table sets forth the high and low closing prices (as reported by NASDAQ) for the Company's common stock during 1994, 1995 and 1996.

                                       High            Low
      ---------------------------------------------------------
      First Quarter 1994               $ 2 3/4         $ 1 7/8
      Second Quarter 1994                3               2
      Third Quarter 1994                 3               2 1/8
      Fourth Quarter 1994                3 1/8           2 1/4

      First Quarter 1995               $ 3 1/4         $ 2 1/4
      Second Quarter 1995                2 7/8           2 3/8
      Third Quarter 1995                 3 3/8           2 5/8
      Fourth Quarter 1995                3 5/16          2 1/8

      First Quarter 1996                 2 5/8           2 3/16
      Second Quarter 1996                2 7/16          2
      Third Quarter 1996                 3               1 3/4
      Fourth Quarter 1996                2 31/32         2 5/16

The Company has never paid a dividend to stockholders and does not anticipate paying cash dividends on its common stock in the foreseeable future. In addition, Pac Rim Holding is dependent on dividends received from Pacific Rim Assurance for operating funds. The payment of dividends by Pacific Rim Assurance is subject to regulation under California law.

As of March 4, 1997 there were approximately 850 holders of Pac Rim Holding common stock, including holders in nominee name.

Item 6.  Selected Consolidated Financial Data.

The following selected consolidated financial data is derived from the audited financial statements of the Company and should be read in conjunction with the audited consolidated financial statements included elsewhere herein.

                                                                     Year Ended December 31,
                                                     -----------------------------------------------------
                                                       1996       1995       1994       1993       1992
                                                       ----       ----       ----       ----       ----
In Thousands, Except Per Share Data
                                                                                      Restated   Restated
                                                                                      --------   --------
Revenues:
  Net premiums earned                                 $86,488    $76,016    $92,894    $99,917   $117,829
  Net investment income                                 7,013      8,089      6,514      5,989      6,416
  Realized investment gains (losses)                    1,640        453                 3,905        (14)
  A&H commission income                                     8
                                                     --------   --------   --------   --------   --------
  Total revenue                                        95,149     84,558     99,408    109,811    124,231

Costs and Expenses:
  Losses and loss adjustment expenses                  79,890     50,957     63,788     87,689    100,595
  Amortization of policy acquisition costs - net       14,853     18,647     19,565     11,646     12,864
  Administrative, general, and other                   13,370     11,662     11,927     13,257     12,647
  Policyholder dividends                                  (11)       132      1,301      1,258      1,722
  Interest expense                                      2,341      2,306        857
                                                     --------   --------   --------   --------   --------
  Total costs and expenses                            110,443     83,704     97,438    113,850    127,828

Income (loss) before income taxes and cumulative
  effect of a change in accounting principle          (15,294)       854      1,970     (4,039)    (3,597)

Income tax expense (benefit)                              606        279        812     (2,658)    (3,027)
                                                     --------   --------   --------   --------   --------
Income (loss) before cumulative effect of a change
  in accounting principle                             (15,900)       575      1,158     (1,381)      (570)
Cumulative effect of a change in
  accounting for income taxes                                                                         278
                                                     --------   --------   --------   --------   --------
Net income (loss)                                    $(15,900)  $    575   $  1,158   $ (1,381)  $   (292)
                                                     ========   ========   ========   ========   ========

Per Share Data:
 Income (loss) before cumulative effect of a change
  in accounting principle                              $(1.67)  $   0.06      $0.12     $(0.14)    $(0.06)
 Cumulative effect of a change in
  accounting for income taxes                                                                        0.03
                                                     --------   --------   --------   --------   --------
  Net income (loss)                                    $(1.67)  $   0.06      $0.12     $(0.14)    $(0.03)
                                                     ========   ========   ========   ========   ========

  Weighted average number of shares outstanding         9,528      9,528      9,528      9,528      9,624
GAAP Combined Ratio Data:
  Loss ratio                                             92.4%      67.0%      68.7%      87.8%      85.4%
  Underwriting expense ratio                             32.6       39.9       33.9       24.9       21.6
  Policyholder dividend ratio                                        0.2        1.4        1.2        1.5
                                                     --------   --------   --------   --------   --------
  Combined ratio                                        125.0%     107.1%     104.0%     113.9%     108.5%
                                                     ========   ========   ========   ========   ========

Balance Sheet Data--at end of year:
 Cash and total investments                          $113,284   $129,804   $143,075   $117,173   $121,441
 Premiums receivable                                   15,739     11,616     11,855     15,197     20,037
 Earned but unbilled premiums                           7,904      4,880      5,046      6,974      7,923
 Total assets                                         161,605    169,051    186,570    189,241    198,501

 Reserve for losses and loss adjustment expenses      100,588     96,525    116,629    135,965    135,460
 Unearned premiums                                      6,917      5,715      9,917      8,262      7,233
 Reserve for policyholder dividends                       364        381        990      2,529      3,069
 Total liabilities                                    135,296    124,896    149,393    150,241    158,120
 Total stockholders' equity                            26,309     44,155     37,177     39,000     40,381

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

General

The Company increased its 1996 premium revenue base, through increased premium rates in California, and continued expansion into additional geographic areas. The Company managed underwriting expenses in 1996, to a level below 1995. As a result of continued negative cash flow during 1996, due to an overall erosion of premium rate levels in California from the 1995 beginning of statewide open premium rating, the Company sold investments during 1996 to meet cash flow needs, and realized capital gains from those sales.

During the third quarter of 1996, the Company increased loss and loss adjustment expense ("LAE") reserves related to accident years 1995 and prior by approximately $4,500,000; the total adverse development recognized on prior accident years during the first nine months of the year was approximately $5,600,000. Also during the third quarter, the Company signed a definitive agreement to be acquired by Superior National Insurance Group, Inc. ("Superior") for total consideration that would have been $54,000,000 in cash upon closing of the transaction, which would have resulted in payment of approximately $3.00 to $3.10 per share of common stock held by its common stockholders, and a like sum to convertible debenture holders, and warrant and option holders (assuming the conversion of such security interests).

During the fourth quarter of 1996, subsequent to the Company's November 20 distribution of a proxy statement to stockholders announcing a December 11 special meeting of stockholders to approve the acquisition by Superior, the California Department of Insurance ("Department") linked its approval of the acquisition with the completion of its triennial examination of Pacific Rim Assurance as of December 31, 1995. After taking into account the volatility of claims experience in prior accident years, due to the significant changes in legislative, economic, managed medical care, and other significant factors affecting loss and LAE reserves, Pacific Rim Assurance, in conjunction and consultation with its internal and independent actuaries, reached agreement with the Department to increase its loss and LAE reserves by a further amount of approximately $12,000,000 for accident years 1995 and prior, in its fourth quarter 1996 operating results. As a result of the increases to strengthen reserves, the Company reported significant losses in its results of operations for the third and fourth quarters of 1996 and the year ended December 31, 1996.

As a result of the $12,000,000 increase in reserves during the fourth quarter, on February 17, 1997, the Company signed the Amended Agreement regarding the acquisition by Superior, pursuant to the terms of which the stockholders would receive $2.11 per share (a total of approximately $20,063,293), the convertible debenture holders would receive face value for the debentures or $20,000,000, and $1,957,739 would be paid to acquire all of the issued and outstanding warrants of the Company and options to purchase common stock that are "in-the-money", for a total consideration of approximately $42,021,032. The $12,000,000 reduction in the purchase price was directly attributable to the fourth quarter increase in reserves. The Company and its actuaries believe that the strengthening of reserves will conclude the Department's triennial examination and facilitate securing of the necessary regulatory approval of the acquisition. However, other unforeseen factors could affect either the regulatory approval process or the ultimate closing of the transaction. (See "Business-Claims, Loss, and Loss Reserves".)

Statements herein that use the words "the Company believes", "the Company expects", and "in the Company's opinion," are forward-looking statements and the actual results could differ materially from those projected in the forward-looking statement. These forward-looking statements therefore involve risks and uncertainties that could render them materially different, including, but not limited to, the effect of economic conditions, premium rate adequacy as a result of pricing factors related to competition or regulation, actual versus estimated claims experience, the effect of the Company's accounting policies, the effect of regulatory and legal developments, and other factors detailed herein.

Results of Operations

1996 Compared to 1995

Net premiums earned increased by $10,472,000 or 13.8% during 1996, to $86,488,000 from $76,016,000 during 1995. This increase was primarily the result of increased premium rates by the Company in California, during 1996, as well as continued expansion by the Company into additional geographic areas, which had begun in 1995. In May 1995, Pacific Rim Assurance received a Certificate of Authority to write workers' compensation insurance in the State of Arizona, and commenced operations in June 1995. During August 1995, Pacific Rim Assurance received a Certificate of Authority to write workers' compensation insurance in the State of Texas, and commenced operations in October 1995. In March 1996, Pacific Rim Assurance received a Certificate of Authority to write workers' compensation insurance in the State of Georgia, and commenced operations in April 1996. Pacific Rim Assurance also received a Certificate of Authority to write workers' compensation insurance in the State of Alabama, in October 1996; it commenced operations there, but did not earn premium there in 1996. Premiums earned outside of California equaled approximately $10,510,000 or 12.2% of the Company's total premiums earned during 1996. The Company believes that geographic expansion will enable it to increase its premium revenues and operate regionally in more, and potentially less volatile, markets. However, there can be no assurance that such expansion will ultimately increase revenues or prove to be profitable.

Net investment income decreased 13.3%, to $7,013,000 in 1996, from $8,089,000 in 1995. The amount of average invested assets decreased 12.4% to $118,400,000 for the year ended December 31, 1996, compared to 1995. This decrease in invested assets was the result of the Company experiencing negative cash flow from operations during 1995 and 1996. As a result, the Company sold securities, or utilized maturing securities, to meet its cash flow needs. The average yield on average invested assets was 5.9% for 1996, as compared to 6.0% for 1995.

The Company sold bonds with total proceeds of $104,172,000 during 1996 to take advantage of favorable market conditions, and to meet cash flow demands. These sales resulted in a net pre-tax realized investment gain of $1,640,000. During 1995, the Company sold bonds with total proceeds of $61,343,000 and realized net pre-tax gains of $453,000.

Losses and LAE incurred increased by $28,933,000 during 1996, compared to 1995. The loss and LAE ratio increased to 92.4% during 1996, compared to 67.0% during 1995. During the nine months ended September 30, 1996, the Company increased total losses and LAE related to 1995 and prior accident years by approximately $5,600,000, including approximately $4,500,000 recognized during the third quarter of 1996. Based on the Company's internal actuarial analysis and input from its independent actuaries, the Company believed that its recorded loss and LAE reserves at September 30, 1996 were adequate and within the independent actuaries' reasonable range as of that date.

During the fourth quarter of 1996, the Department, in connection with its statutory triennial examination of Pacific Rim Assurance as of December 31, 1995, and its regulatory review prior to granting approval of the pending acquisition of the Company by Superior, undertook studies of the Company's loss and LAE reserves. Following extensive review by, and meetings with the Department, and giving recognition to the combined impacts on loss and LAE development patterns of the volatility in legislative, economic, managed medical care, litigation expense, and other significant factors, the Company, in conjunction and consultation with its internal and independent actuaries, reached agreement with the Department to increase its loss and LAE reserves by approximately $12,000,000 for accident years 1995 and prior in its fourth quarter 1996 operating results. The $12,000,000 increase was greater than the amount that was needed to be within the reasonable range of the Company's independent actuaries; but the Company believes the pending transaction with Superior could no longer be delayed, and Department approval was and is essential to completion of the transaction.

The reason for recognizing such adverse development was that during 1996, despite experiencing favorable trends in the overall frequency and severity of claims for the 1995 and 1996 accident years, the Company and its internal and independent actuaries observed development patterns in the 1990-1994 accident years that were volatile when compared to previous historical patterns. In particular, 1990-1992 were very difficult accident years, due to the impact of fraud and stress claims from adverse economic conditions, although the 1992 accident year began the transition to improved claims experience during the second half of the year. The 1993-1994 accident years were very favorable transition years, following legislative reforms to the workers' compensation benefits system. Nevertheless, it was unclear how each of those years ultimately would develop, and how subsequent accident year patterns would thus be affected, given paid loss and case reserve activity during 1996.

To illustrate the uncertainty and its effects, paid loss activity during 1996 has continued at a level higher than previously projected on the more difficult 1990-1992 accident years, which were affected by the negative impacts of legislative, economic, and litigation factors; and 1996 case reserve activity on remaining open claims from those years has accelerated in response to the paid loss activity. Thus, as a precaution, the Company has further increased loss and LAE reserves on those years. Further, even though there has been more favorable case reserve and paid loss activity on the 1993-1994 accident years, following positive impacts of legislative reforms, improved managed medical care cost containment, and cost-effective litigation expense factors, the Company, with the concurrence of its actuaries and the Department, has elected to take a precautionary stance and maintain higher 1996 reserves on those more recent and favorable accident years. The Company believes that given the patterns of claim payments and closures, despite the gradual reduction in the number of claims that remain outstanding on 1990-1992 accident years and the generally improved 1993 and subsequent accident years, it should not anticipate further favorable loss and LAE development.

It should be noted that despite the increases recorded during 1996 to loss and LAE reserves from accident years 1995 and prior, the 1993 through 1995 accident year results even at the current higher reserve estimates appear to have produced underwriting profits. The improving conditions in the California workers' compensation market, including legislation reforms and some economic recovery, have improved the frequency and severity of claims. The accident years that produced significant underwriting losses were 1992 and prior; the actual size of these losses has become known only with additional passage of time.

The Company has filed with the Department an independent actuarial opinion that states that the Company's loss and LAE reserves make reasonable provision for loss and LAE obligations of the Company as of December 31, 1996. While no assurance can be given, the Company believes that, given the inherent variability in any such estimates, its reserve for losses and LAE is within a reasonable range of adequacy. If the assumptions on which the estimates are based prove to be incorrect and reserves are insufficient based on the Company's actual experience, future results of operations and the financial condition of the Company would be adversely affected.

Total underwriting expenses decreased $2,086,000, or 6.9%, during 1996, compared to 1995. The decrease was primarily the result of a decrease in commissions paid to agents and brokers. The average commission rate to agents and brokers decreased to 14.1% for 1996, compared to 21.6% for 1995.

The general and administrative expense component of the Company's underwriting expenses increased by $1,708,000, or 14.6%, to $13,370,000 during 1996, from $11,662,000 during 1995. The increase in general and administrative expense was primarily due to the Company's recent expansion into other geographical areas and the related increased premium levels, as well as increased legal expenses related to certain industry lawsuits (see Legal Proceedings), and actuarial expenses related to the pending acquisition of the Company by Superior and the triennial examination by the Department. The ratio of general and administrative expenses to net premiums earned was 15.5% for 1996, compared to 15.3% for 1995.

Policyholder dividends for 1996 were a net credit of ($11,000), compared to a net charge of $132,000 for 1995. The net credit reflects the elimination of approximately $291,000 of dividend reserves for which no further future liability is expected. The remaining reserve for policyholder dividends of $364,000 as of December 31, 1996 represents current expectations of future policyholder dividend payments on participating policies inforce. In determining the appropriate policyholder dividend reserve level, the Company analyzes competitive factors related to quality of service, loss prevention, claims management and cost control, and adequacy of premium rates, as well as its own underwriting results.

The loss before taxes was $15,294,000 for the year ended December 31, 1996, compared to net income before taxes of $854,000 for 1995. This loss was due primarily to an increase in losses and LAE from adverse development of accident years prior to 1995, offset by decreases in underwriting expenses and dividends, and an increase in premiums earned.

Because of the significant operating loss during 1996, management believed that it was prudent to record a valuation allowance against a portion of the deferred tax asset. That resulted in a deferred tax provision of $606,000 for the year ended December 31, 1996.

The net loss for the year ended December 31, 1996 was $15,900,000, compared to net income of $575,000 for 1995.

1995 Compared to 1994
Net premiums earned during 1995 were $76,016,000, which represents a decrease of 18.2%. This decrease is the result of a state-mandated premium rate decrease of 16% on October 1, 1994, which affected earned premium revenues generated during 1995 from business originally written during the fourth quarter of 1994. Further, the beginning of statewide open premium rating for California workers' compensation insurance, effective January 1, 1995, created an intense level of price competition and an overall erosion of premium rate levels.

In connection with efforts to expand its business into additional geographic areas and increase future revenues, during May 1995, Pacific Rim Assurance received a Certificate of Authority to write workers' compensation insurance in the State of Arizona, and commenced operations in June 1995. The Company's net premiums earned in Arizona were

$787,000 through December 31, 1995. During August 1995, the Company received a Certificate of Authority to write workers' compensation insurance in the State of Texas, and it commenced operations in October. The Company's net premiums earned in Texas were $20,000 through December 31, 1995. In March 1996, the Company received a Certificate of Authority to write workers' compensation insurance in the State of Georgia. In addition, during September 1995, Pacific Rim Assurance filed an application to write workers' compensation insurance in the State of Florida. The Company also is considering the filing of applications in certain other states. The Company believes that geographic expansion will enable it to increase its premium revenues and operate regionally in more, and potentially less volatile, markets. However, there can be no assurance that such expansion will ultimately increase revenues or prove to be profitable.

Net investment income increased 24.2%, to $8,089,000 in 1995, from $6,514,000 in 1994. The average invested assets of $138,100,000 for the year ended December 31, 1995, increased 6.5% over 1994. The increase in invested assets was the result of funds received from the sale of debentures and the commutation of the aggregate excess of loss and quota share reinsurance treaties during the third and fourth quarters of 1994. The average yield on average invested assets increased to 6.0% for the year ended December 31, 1995, from 5.0% for 1994. Prior to the increase in invested assets, the Company maintained a large position in lower-yielding short-term securities, for liquidity purposes, which accounts for the lower overall average yield in 1994. After the Company was able to reposition its investment portfolio into longer term, higher yielding securities, by October 1994, the Company's investment yield increased to 5.7% for the fourth quarter of 1994.

The Company sold bonds with total proceeds of $61,343,000 during 1995 to take advantage of certain advantageous market conditions, reposition into higher yielding securities, and to meet cash flow demands. These sales resulted in a net pre-tax realized investment gain of $453,000. There were no sales in 1994.

Losses and LAE incurred decreased $12,831,000 for the year ended December 31, 1995 as compared to 1994. The loss and LAE ratio decreased to 67.0% in 1995 from 68.7% in 1994. The improvement in the losses and LAE was attributable to the continued favorable decline in the frequency of new claims during the first half of 1995, offset in part by higher frequency of new claims in the second half of 1995; a reduction in the overall number of outstanding claims; and a continued stable trend in the severity of claims.

Total underwriting expenses decreased 3.8% to $30,309,000 for the year ended December 31, 1995, from $31,492,000 for 1994. This decrease is primarily due to a decrease in premium volume. Commissions paid to agents and brokers during 1995 decreased by $614,000. However, the average commission ratio to agents and brokers increased to 21.6% for the year ended December 31, 1995 from 18.3% for 1994, due to the impact of highly competitive conditions on business written in the California workers' compensation insurance market during the third and fourth quarters of 1994 on premiums earned during 1995. New business written during 1995 was at a lower average commission rate than premiums written in the third and fourth quarters of 1994.

The general and administrative expense component of underwriting expenses decreased $265,000 or 2.2% to $11,662,000 in 1995 from $11,927,000 in 1994.
This decrease is due to reduced employee staff costs and related expenses. The general and administrative expense ratio increased to 15.3% in 1995 from 12.8% in 1994 reflecting the Company's position to maintain a high quality of service personnel and agents, despite a decrease in premium volume.

Policyholder dividends decreased to $132,000 for the year ended December 31, 1995, from $1,301,000 for the year ended December 31, 1994. In determining the appropriate policyholder dividend accrual level, the Company analyzes competitive factors related to quality of service, loss prevention, claims management and cost control, and adequacy of premium rates, as well as its own underwriting results. The Company believes that given the decrease in premium rate levels, California policyholders already have benefited from reduced workers' compensation premiums. Thus, the importance of dividends to policyholders has diminished in the competitive market.

Interest expense increased to $2,306,000 in 1995 from $857,000 in 1994. This increase was the result of having its Series A Convertible Debenture outstanding for all of 1995 versus only four and one-half months in 1994.

Income before taxes was $854,000 for the year ended December 31, 1995, as compared to $1,970,000 for the year ended December 31, 1994. This decrease was due primarily to increased investment income and decreased expenses, offset by decreased premium volume.

Net income for the year ended December 31, 1995 was $575,000, as compared to $1,158,000 for 1994.

Combined Ratio Data

Four ratios are traditionally used to measure underwriting performance in the workers' compensation insurance industry: the loss ratio, the underwriting expense ratio, and the policyholder dividend ratio, which when added together constitute the combined ratio. A combined ratio greater than 100% indicates an underwriting loss, while a combined ratio less than 100% indicates an underwriting profit.

The following table sets forth the Company's combined ratio and its component ratios, as measured on the basis of generally accepted accounting principles ("GAAP"):

                                                  Year Ended December 31,
                                                  -----------------------
                                              1996          1995          1994
                                              ----          ----          ----

               Loss ratio                     92.4%         67.0%         68.7%
               Underwriting expense ratio     32.6          39.9          33.9
               Policyholder dividend ratio     0.0           0.2           1.4
                                             -----         -----         -----
               Combined ratio                125.0%        107.1%        104.0%
                                             =====         =====         =====

The following table sets forth the Company's combined ratio and its component ratios, as measured on the basis of statutory accounting practices.

                                                  Year Ended December 31,
                                                  -----------------------
                                              1996          1995          1994
                                              ----          ----          ----
               Loss ratio                     92.4%         67.0%         72.3%
               Underwriting expense ratio     32.1          40.4          33.4
               Policyholder dividend ratio    (0.4)          0.2           2.6
                                             -----         -----         -----
               Combined ratio                124.1%        107.6%        108.3%
                                             =====         =====         =====

The differences in the GAAP and statutory loss ratios, underwriting expense ratios, policyholder dividend ratios, and combined ratios for the periods presented are due primarily to GAAP permitting, but statutory accounting practices prohibiting or delaying, certain accruals. The statutory loss ratios differed from the GAAP loss ratios in 1994 primarily as a result of the cession of amounts under the Company's quota share and aggregate excess of loss reinsurance treaties. The statutory underwriting expense ratios are different than the GAAP underwriting expense ratios primarily as a result of the amortization of policy acquisition costs. The statutory policyholder dividend ratios differ from the GAAP policyholder dividend ratios because policyholder dividends are recognized for statutory purposes when declared and are accrued for GAAP purposes based on anticipated future declarations as the related premiums are earned.

Liquidity and Capital Resources

Pac Rim Holding was organized in May 1987 and has been capitalized from sales of the Company's common stock. Pac Rim Holding is dependent on dividends from Pacific Rim Assurance for operating funds. Pacific Rim Assurance may pay dividends without prior California Insurance Department approval to the extent it has available "earned surplus". Dividends are further limited to an amount up to the greater of net income from the preceding calendar year or 10% of policyholders' surplus as of the end of the preceding year. Under these provisions, Pacific Rim Assurance paid $1,100,000 in dividends to Pac Rim Holding in 1996. At December 31, 1996, Pacific Rim Assurance had a deficit of $17,202,000 in its earned surplus account. Accordingly, Pacific Rim Assurance cannot pay dividends to Pac Rim Holding during 1997 without Department approval.

One of the most widely accepted factors used by regulators and rating agencies in evaluating insurance companies is the ratio of net premiums written to policyholders' surplus, which is an indication of the degree to which an insurer is leveraged. While there is no statutory requirement applicable to Pacific Rim Assurance that establishes a permissible net premiums written to policyholders' surplus ratio, as determined in accordance with statutory accounting practices, the National Association of Insurance Commissioners ("NAIC") uses a ratio of three to one as an appropriate guideline in assessing a property/casualty insurance company's financial condition. The lower the ratio, the less leveraged is the company.

In August 1994, the Company completed a capital-raising transaction and issued $20,000,000 of convertible debentures to PRAC, Ltd. ("PRAC"). As a result of the capital transaction, the Company increased the policyholders' surplus of Pacific Rim Assurance by $16,800,000. At December 31, 1996, the statutory-basis policyholders surplus of Pacific Rim Assurance was $27,215,652. Pacific Rim Assurance's ratio of net premiums written to policyholders' surplus for 1996, as determined on the basis of statutory accounting practices, was 3.22 to 1.

Insurance companies are required to maintain on deposit with the Regulatory Agencies deposits for the benefit of policyholders, in an amount prescribed by regulations. At December 31, 1996, the Company was in good standing with all Departments of Insurance with respect to its deposit requirements, maintaining securities with a total fair value of $105,301,000 on deposit with authorized depositories in various states.

The Company's present policyholders surplus is not adequate to sustain 1996 premium volume at a leverage ratio of 3 to 1. Concerns regarding the financial strength of the Company could adversely affect the Company's relationships with its policyholders, agents and brokers, reinsurers, and regulators. On February 17, 1997, the Company executed the Amended Agreement with Superior. The Company believes that obtaining regulatory and shareholder approval for, and completing the pending merger with Superior, which contemplates the contribution of additional capital, will restore confidence in Pacific Rim Assurance and enable it to support its present operations and moderate growth in premium volume for the foreseeable future.

In the event that the Company is unable to complete the pending merger with Superior or raise additional capital from another party, a reduction in premium writings might be necessary, in order to meet regulatory leverage guidelines. If such premium reduction is necessary, the Company would have to substantially alter the nature and scope of its operations. Such changes might include staff and expense reductions, a change in the level of service provided to policyholders, and a change in the number and type of policyholders and agents with whom it currently does business. In addition, the Company likely would seek capital from other sources. No assurance can be given that such a plan can be successfully accomplished.

A workers' compensation insurance company must maintain sufficient liquid assets to meet its contractual obligations to policyholders, in addition to maintaining funds to meet ordinary operating expenses. The Company typically has several sources of funds to meet obligations, including cash flow from operations, interest from fixed-income securities, recoveries from reinsurance contracts, as well as the ability to sell portions of its investment portfolio. The Company has an investment portfolio of high quality, highly liquid, U.S. Treasury, other governmental agency, and corporate obligations. The Company's cash flows provided by (used in) operating activities for the years ended December 31, 1996, 1995, and 1994 were $(13,189,000), $(22,819,000), and $15,905,000, respectively. In light of the reduced level of premiums currently being written, due to state-mandated reductions in premium rates, and the repeal of the minimum rate law, coupled with claim payments required on premiums previously written, should further reduction in premium be necessary in the event that the Company is unable to complete the pending acquisition by Superior or obtain additional capital from another party, it is probable that the Company will experience a continued period of negative cash flow, until the level of loss payments decreases to the level proportionate to the level of premiums collected.

As a result of its ownership of debentures of Pac Rim Holding, PRAC, together with certain affiliated entities, is entitled to vote the equivalent of 55.2% of the Company's voting securities with respect to certain matters, and will be entitled to vote the equivalent of approximately 61.6% of the Company's voting securities as to those matters on exercise of Warrants. These voting rights, together with PRAC's right to designate certain members of the Board of Directors, give PRAC effective control of the Board of Directors and over all major corporate matters and transactions. It may also have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which the holders of the Company's shares might otherwise receive a premium for their shares over then current market prices. These actions will have the effect, among other things, of limiting the ability of the Company to enter into certain significant transactions without the support of PRAC, and allowing PRAC to cause the Company to enter into certain transactions. These transactions may include transactions between PRAC, or its affiliates, and the Company, as well as transactions for the sale of the Company or the sale of control of the Company. PRAC may have interests that diverge from or conflict with those of the Company. Although such conflicts may arise, Directors designated by PRAC to the Board of Directors have a fiduciary responsibility to act in the Company's best interest.

Effects of Inflation

Inflation can be expected to affect the operating performance and financial condition of the Company in several aspects. Inflation can reduce the market value of the investment portfolio. However, generally the intent of the Company is to hold its investments to maturity. (See "Liquidity and Capital Resources") Inflation adversely affects the portion of reserve for losses and LAE that relates to hospital and medical expenses, as these expenses normally increase during inflationary periods (and in recent years have increased at a greater rate than prevailing inflation). The liabilities for losses and LAE relating to indemnity benefits for lost wages are not directly affected by inflation, as these amounts are established by statute. To the extent that the reserve for losses and LAE and claim payments have increased as a result of inflation, premium rates have historically increased by operation of the rate setting process. This process established the minimum rates in effect in California prior to January 1, 1995. However, no assurance can be given that following the introduction of open premium rating in California effective January 1, 1995, premium rates will keep pace with inflation. Another result of inflation is an expected escalation of wages paid to employees. To the extent that wages increase, premium revenues will proportionately increase, since rates are based on the employer's payroll. Since the Company's inception in May 1987, the Company believes that the effect of inflation on the Company has not been material.

Recent Accounting Pronouncements

In October 1995, FASB issued Statement No. 123, "Accounting For Stock-Based Compensation" which established a fair value based method of accounting for stock-based compensation plans. This statement is effective for financial statements with fiscal years beginning after December 15, 1995. The Company elected to continue accounting for stock-based compensation based on Accounting Principles Board (APB) No. 25; and thus, the Company adopted only the disclosure provision of FASB Statement No. 123.

Item 8. Financial Statements and Supplementary Data.

Information with respect to this Item is incorporated by reference to the financial statements and supplementary data listed in Item 14 of Part IV of this report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.


                                   PART III


Item 10. Directors and Executive Officers of the Registrant.

The information required by this Item is contained in the Company's definitive proxy statement for the April 8, 1997 special meeting of stockholders, which was filed with the Securities and Exchange Commission on March 3, 1997. Such information is incorporated herein by this reference.

Item 11. Executive Compensation.

The information required by this Item is contained in the Company's definitive proxy statement for the April 8, 1997 special meeting of stockholders, which was filed with the Securities and Exchange Commission on March 3, 1997. Such information is incorporated herein by this reference.

Item 12. Security Ownership of Certain Beneficial Owners and Management.

(a)   Security ownership of certain beneficial owners:

The information required by this Item is contained in the Company's definitive proxy statement for the April 8, 1997 special meeting of stockholders, which was filed with the Securities and Exchange Commission on March 3, 1997. Such information is incorporated herein by this reference.

(b)   Security ownership of management:

The information required by this Item is contained in the Company's definitive proxy statement for the April 8, 1997 special meeting of stockholders, which was filed with the Securities and Exchange Commission on March 3, 1997. Such information is incorporated herein by this reference.

(c)   Changes in control:

The Company knows of no arrangements, including any pledges by any person of its securities, the operation of which may at a subsequent date result in a change of control, except for the Amended Agreement (see "Business -- Definitive Agreement and Plan of Merger").

Item 13. Certain Relationships and Related Transactions.

The information required by this Item is contained in the Company's definitive proxy statement for the April 8, 1997 special meeting of stockholders, which was filed with the Securities and Exchange Commission on March 3, 1997. Such information is incorporated herein by this reference.

                                    PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

(a) Documents Filed with Report.

1. The following consolidated financial statements of Pac Rim Holding and subsidiaries are filed as part of this report.

        Consolidated Balance Sheets - December 31, 1996 and 1995

        Consolidated Statements of Operations - Years ended December 31, 1996, 1995, and 1994

        Consolidated Statements of Cash Flows - Years ended December 31, 1996, 1995, and 1994

        Consolidated Statements of Stockholders' Equity - Years ended December 31, 1996, 1995, and 1994

        Notes to Consolidated Financial Statements

2. The following financial statement schedules of Pac Rim Holding and subsidiaries are filed as part of this report.

        Schedule II       Condensed Financial Information of Registrant

        Schedule III      Supplementary Insurance Information

        Schedule IV       Reinsurance

        Schedule VI Supplemental Information Concerning Property/Casualty Insurance Operations

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instruction or are inapplicable and therefore have been omitted.

3. The exhibits listed on the accompanying Exhibit Index are filed as part of this report.

(b) Reports on Form 8-K.

The Company filed a current report on Form 8-K, dated October 2, 1996 reporting on Item 5, Other Events, in connection with the Agreement and Plan of Merger with Superior National Insurance Group, Inc.

The Company filed a current report on Form 8-K, dated March 4, 1997 reporting on
Item 5, Other Events, in connection with the Amended and Restated Agreement and Plan of Merger with Superior National Insurance Group, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Stockholders and Board of Directors
Pac Rim Holding Corporation:

We have audited the accompanying consolidated balance sheets of Pac Rim Holding Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pac Rim Holding Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules following the financial statements are presented for purposes of complying with the Securities and Exchange Commission's rules and are not a required part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Los Angeles, California
February 26, 1997


                                                ARTHUR ANDERSEN LLP

                   PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            (Amounts in Thousands, Except Share and Per Share Data)

                                                                December 31,
                                                             -------------------
                                                               1996       1995
                                                             ---------  --------
ASSETS
Investments:
  Bonds, available-for-sale at fair value (amortized cost
   $55,245 and $119,314)                                     $ 54,759   $121,771
  Short-term investments (at cost, which approximates fair
   value)                                                      56,794      7,260
                                                             --------   --------
    Total Investments                                         111,553    129,031

Cash                                                            1,731        773
Reinsurance recoverable on outstanding losses                   3,124      3,884
Reinsurance receivable on paid losses                             725        184
Premiums receivable, less allowance for doubtful
   accounts of $1,055 and $1,221                               15,739     11,616
Earned but unbilled premiums                                    7,904      4,880
Investment income receivable                                      609      2,207
Deferred policy acquisition costs                               1,162        974
Property and equipment, less accumulated depreciation
     and amortization of $4,978 and $3,803                      4,411      2,434
Unamortized debenture issue costs                               1,063      1,468
Federal income taxes recoverable                                           1,456
Deferred federal income taxes, net                              8,745      8,348
Prepaid reinsurance premiums                                    1,515        227
Other assets                                                    3,324      1,569
                                                             --------   --------
   Total Assets                                              $161,605   $169,051
                                                             ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Reserve for losses and loss adjustment expenses            $100,588   $ 96,525
  Convertible debentures payable, less
    unamortized discount of $1,059 and $1,393                  18,941     18,607
  Unearned premiums                                             6,917      5,715
  Reserve for policyholder dividends                              364        381
  Income taxes payable                                             14
  Obligation under capital lease                                1,203
  Accrued expenses and accounts payable                         7,269      3,668
                                                             --------   --------
             Total Liabilities                                135,296    124,896

Commitments and contingencies

Stockholders' Equity:
  Preferred Stock:
    $.01 par value--shares authorized 500,000;
    none issued and outstanding

  Common Stock:
    $.01 par value--shares authorized 35,000,000
    issued and outstanding 9,528,200                               95         95
  Additional paid-in capital                                   29,624     29,624
  Warrants                                                      1,800      1,800
  Unrealized gain (loss) on available-for-sale securities,
   net                                                           (324)     1,622
  Retained earnings (deficit)                                  (4,886)    11,014
                                                             --------   --------
          Total Stockholders' Equity                           26,309     44,155
                                                             --------   --------
          Total Liabilities and Stockholders' Equity         $161,605   $169,051
                                                             ========   ========

See notes to consolidated financial statements.

                   PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 (Amounts in Thousands, Except Per Share Data)

                                                       Year Ended December 31,
                                                    ----------------------------
                                                      1996      1995      1994
                                                      ----      ----      ----
Revenues:

   Net premiums earned                              $ 86,488    $76,016  $92,894
   Net investment income                               7,013      8,089    6,514
   Realized capital gains                              1,640        453
   A&H commission income                                   8
                                                    --------    -------  -------
      Total revenue                                   95,149     84,558   99,408

Costs and Expenses:

   Losses and loss adjustment
    expenses                                          79,890     50,957   63,788
   Amortization of policy
    acquisition costs - net                           14,853     18,647   19,565
   Administrative, general, and
    other                                             13,370     11,662   11,927
   Policyholder dividends                                (11)       132    1,301
   Interest expense                                    2,341      2,306      857
                                                    --------    -------  -------

      Total costs and expenses                       110,443     83,704   97,438
                                                    --------    -------  -------

  Income (loss) before income taxes                  (15,294)       854    1,970

  Income tax expense                                     606        279      812
                                                    --------    -------  -------

  Net Income (Loss)                                 $(15,900)   $   575  $ 1,158
                                                    ========    =======  =======

Per share data:

  Net Income (Loss) Primary and Fully Diluted         $(1.67)      $.06    $0.12
                                                    ========    =======  =======

See notes to consolidated financial statements.

                   PAC RIM HOLDING CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              (Amounts in Thousands, Except for Number of Shares)

                                                                                          Unrealized
                                                Common Stock                            Gain (Loss) on
                                          -----------------------                         Available-
                                             Number                Additional               for-Sale      Retained
                                               of                   Paid-in                Securities,    Earnings
                                             Shares      Amount     Capital     Warrants       Net        (Deficit)       Total
                                             ------      ------     -------     --------    --------     -----------     ------
Balance at January 1, 1994                 9,528,200         95       29,624                                   9,281      39,000

 Unrealized gain on available-for-sale
   securities at January 1, 1994, net                                                             96                          96
 Additional paid in capital-warrants                                              1,800                                    1,800
 Net income                                                                                                    1,158       1,158
 Change in unrealized loss of
  available-for-sale securities, net                                                          (4,877)                     (4,877)
                                           ---------        ---       ------      -----       -------         ------      ------
Balance at December 31, 1994               9,528,200         95       29,624      1,800       (4,781)         10,439      37,177

 Net income                                                                                                      575         575
 Change in unrealized gain of
  available-for-sale securities, net                                                           6,403                       6,403
                                           ---------        ---       ------      -----       ------          ------      ------
Balance at December 31, 1995               9,528,200         95       29,624      1,800        1,622          11,014      44,155

Net loss                                                                                                     (15,900)    (15,900)
Change in unrealized loss of
 available-for-sale securities, net                                                           (1,946)                     (1,946)
                                           ---------        ---     --------     ------      -------        --------    --------
Balance at December 31, 1996               9,528,200        $95      $29,624     $1,800      $  (324)       $ (4,886)   $ 26,309
                                           =========        ===     ========     ======      =======        ========    ========

See notes to consolidated financial statements.

                   PAC RIM HOLDING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                             (Amounts in Thousands)

                                                Year Ended December 31,
                                          ------------------------------------
                                            1996           1995          1994
                                            ----           ----          ----
OPERATING ACTIVITIES
  Net Income (loss)                       $(15,900)       $    575     $  1,158
  Adjustments to reconcile net
  income (loss) to net cash provided
  by operating activities:
   Depreciation and amortization             2,001           1,421          930
   Provision for losses on premiums
    receivable                                (166)            150         (143)
   Provision (benefit) for deferred
    income taxes                               606           1,340        1,188
   Realized capital gains                   (1,640)           (453)
   Changes in:
     Reserve for losses and loss
      adjustment expenses                    4,063         (20,104)     (19,336)
     Unearned premiums                       1,202          (4,202)       1,655
     Reserve for policyholder
      dividends                                (17)           (609)      (1,539)
     Ceded reinsurance payable                                             (252)
     Premiums receivable                     (6,981)           255        5,413
     Reinsurance recoverable                    219         (1,936)      13,044
     Aggregate excess of loss
      reinsurance recoverable                                            10,812
     Prepaid reinsurance premiums            (1,288)           153        2,435
     Deferred policy acquisition
      costs                                    (188)         1,111         (953)
     Income taxes recoverable                 1,456         (1,013)       1,916
     Accrued expenses and accounts
      payable                                 3,601            116          319
     Investment income receivable             1,598            148       (1,372)
     Other assets                            (1,755)           229          630
                                            --------       --------     --------
      NET CASH PROVIDED (USED) BY
       OPERATING ACTIVITIES                 (13,189)       (22,819)      15,905
                                            --------       --------     --------

INVESTING ACTIVITIES
     Purchase of investments - bonds        (47,622)       (40,524)     (67,788)
     Sales of investments - bonds           104,172         61,343
     Maturity and calls of
      investments - bonds                     9,080          1,028        7,228
     Additions to property
      and equipment                          (1,949)          (836)        (918)
                                            --------       --------     --------
      NET CASH PROVIDED (USED) BY
       INVESTMENT ACTIVITIES                 63,681         21,011      (61,478)
                                            --------       --------     --------

FINANCING ACTIVITIES
     Proceeds from issuance of
      convertible debentures                                             20,000
     Debenture issuance costs                                            (2,025)
                                            --------       --------     --------
      NET CASH PROVIDED BY FINANCING
       ACTIVITIES                                                        17,975
                                            --------       --------     --------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                            50,492         (1,808)     (27,598)
Cash and cash equivalents at
 beginning of period                          8,033          9,841       37,439
                                            --------       --------     --------
         CASH AND CASH EQUIVALENTS
          AT END OF PERIOD                 $ 58,525       $  8,033     $  9,841
                                            ========       ========     ========

SUPPLEMENTAL DISCLOSURE:
 Interest paid                             $  1,600       $  1,615     $    -0-
                                            ========       ========     ========
 Income taxes paid                         $   - 0-       $     37     $    -0-
                                            ========       ========     ========
The Company entered into a capital lease
during 1996, to acquire certain operating
system hardware and software; the lease
obligation at December 31, 1996 was
$1,203,000.

See notes to consolidated financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                               December 31, 1996


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION: Pac Rim Holding Corporation ("Pac Rim Holding") is a holding company that was incorporated in 1987 in Delaware. The accompanying consolidated financial statements include the accounts and operations of the holding company and its subsidiary, The Pacific Rim Assurance Company and its subsidiary, Regional Benefits Insurance Services, Inc., (collectively referred to herein as "the Company"). All significant intercompany transactions and balances are eliminated in consolidation. The Pacific Rim Assurance Company ("Pacific Rim Assurance") is engaged exclusively in the business of writing workers' compensation insurance in California, Arizona, Georgia, Alabama and Texas. Regional Benefits Insurance Services, Inc. ("RBIS") is an insurance agency.

ACCOUNTING PRINCIPLES: The accompanying consolidated financial statements are presented on the basis of generally accepted accounting principles ("GAAP"), which differ in some respects from those followed in reports to the Insurance Departments. The principal differences relate to the recognition of deferred income taxes, deferred policy acquisition costs, earned but unbilled premiums, and policyholder dividends.

EARNED PREMIUMS: Earned premiums and the liability for unearned premiums are calculated by formula such that the premium written is earned pro rata over the term of the policy. The insurance policies currently written by the Company are for a period of one year or less. Premiums earned include an estimate for earned but unbilled premiums and retrospectively rated premiums.


RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES: The reserve for losses and loss adjustment expenses ("LAE") is based on the accumulation of cost estimates for each loss reported prior to the close of the accounting period and provision for the probable cost of losses that have occurred but have not yet been reported. The Company does not discount such reserves for financial reporting purposes. The methods for making such estimates and for establishing the resulting liabilities are continually reviewed and updated and any adjustments resulting therefrom are included in current operations when determined. While the ultimate amount of losses incurred and the related expense is dependent on future developments, management is of the opinion that, given the inherent variability in any such estimates, the reserve for unpaid losses and LAE is within a reasonable range of adequacy. The Company has filed with the Department of Insurance in each state it is licensed, an independent actuarial opinion that states that the Company's reserve for losses and LAE as of December 31, 1996 makes a reasonable provision for all unpaid loss and LAE obligations of the Company under the terms of its policies and agreements.

POLICY ACQUISITION COSTS: Policy acquisition costs, such as commissions, premium taxes, and other underwriting costs related to the production and retention of business, are deferred and amortized as the related premiums are earned. Anticipated investment income is considered in determining the recoverability of this asset. Other policy acquisition costs that do not vary with the production of new business are expensed when incurred and are included in administrative, general, and other expenses.

POLICYHOLDER DIVIDENDS: A portion of all policies written by the Company are eligible for policyholder dividends. An estimated provision for policyholder dividends is accrued as the related premiums are earned. Such dividends do not become a legal liability of Pacific Rim Assurance unless, and until, declared by the Board of Directors.

INVESTMENTS: In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". As of January 1, 1994, the Company adopted the provisions of that Standard for investments held as of or acquired after that date. In accordance with Statement 115, prior-period financial statements have not been restated to reflect the change in accounting principle. The cumulative effect as of January 1, 1994 of adopting Statement 115 increased stockholders' equity by $96,000 (net of deferred income taxes of $50,000) to reflect the net unrealized holding gains on bonds previously carried at amortized cost; there was no effect on net income as a result of the adoption of Statement 115. In

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued

the year ended December 31, 1994 net unrealized holding gains decreased by $4,877,000 (net of deferred tax benefit of $2,513,000; the net unrealized holding loss was $4,781,000 at December 31, 1994. In the year ended December 31, 1995, net unrealized holding gains increased by $6,403,000 (net of deferred tax expense of $3,299,000); the net unrealized holding gain was $1,622,000 at December 31, 1995. In the year ended December 31, 1996, net unrealized holding gains decreased $1,946,000 (net of deferred tax benefit of $1,002,000); the net unrealized holding loss was $324,000 at December 31, 1996.

The cost of investments sold is determined by specific identification. The Company's investment guidelines emphasize buying, with the intent of holding to maturity, high quality U.S. Treasury securities, other governmental agency securities, and corporate bonds. The Company does not actively trade its securities. Although the Company has the intent to hold its investments to maturity, the Company also recognizes that unforeseeable circumstances, such as changes in market conditions, tax considerations, and operational needs, may require the sale of securities prior to maturity. As of December 31, 1996 the Company has designated all of its portfolio as "available for sale".

PROPERTY AND EQUIPMENT: Property and equipment is stated at cost. Depreciation of property and equipment is computed using the straight-line method over an estimated useful life of five years for financial reporting purposes. Leasehold improvements are amortized on the straight-line method over the life of the lease.

TAXES: The Company recognizes deferred tax assets and liabilities based on the expected future tax consequences of existing differences between financial reporting and tax reporting bases of assets and liabilities and operating loss and tax credit carryforwards for tax purposes.

The insurance subsidiary pays premium taxes on gross premiums written in California in lieu of state income taxes.

CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, certificates of deposit and short-term investments with an original maturity of three months or less, at date of purchase, are considered to be cash equivalents.

STOCKHOLDERS' EQUITY: The issuance of the convertible debentures included issuing detachable warrants to purchase common stock (See Note 5). The value of these warrants was $1,800,000, which was recorded as warrants in the Consolidated Balance Sheets.

EARNINGS PER SHARE: Net income (loss) per share is computed on the basis of the weighted average shares of common stock, plus common stock equivalent shares arising from the effect of the stock options, warrants, and convertible debentures. (See Notes 5 and 6).

The number of shares used in the computation of primary and fully diluted earnings per share for the twelve month periods ended December 31, 1996, 1995, and 1994 was 9,528,000.

NEW ACCOUNTING STANDARDS: In October 1995, FASB issued Statement No. 123, "Accounting For Stock-Based Compensation" which established a fair value based method of accounting for stock-based compensation plans. This statement is effective for financial statements with fiscal years beginning after December 15, 1995. The Company elected to continue accounting for stock-based compensation based on Accounting Principles Board (APB) No. 25; and thus, the Company adopted only the disclosure provision of FASB Statement No. 123.

FAIR VALUES OF FINANCIAL INSTRUMENTS: The carrying amounts of financial instruments, other than investment securities, approximate their fair values. For investment securities, the fair values for fixed maturity securities are based on quoted market prices. The carrying amounts and fair values for all investment securities are disclosed in Note 2.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Continued


Reclassifications:  Certain prior year amounts in the accompanying financial
-----------------
statements have been reclassified to conform with the 1996 presentation.

NOTE 2--AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

On February 18, 1997, the Company announced that it had executed an Amended and Restated Agreement and Plan of Merger ("Amended Agreement") with Superior National Insurance Group, Inc. ("Superior"), regarding an acquisition of the Company pursuant to the terms of which the stockholders would receive $2.11 per share (a total of approximately $20,063,293), the convertible debenture holders would receive face value for the debentures or $20,000,000, and $1,957,739 would be paid to acquire all of the issued and outstanding warrants of the Company and options to purchase common stock that are "in-the-money", for a total consideration of approximately $42,021,032.

NOTE 3--INVESTMENTS

Major categories of investment income, net of investment expenses, for 1996, 1995 and 1994 are summarized as follows (amounts in thousands):

                                                Year Ended December 31,
                                                -----------------------
                                                 1996    1995    1994
                                                 ----    ----    ----
Investment Income:
 U.S. Treasury and other governmental
  agency securities                              4,065  $5,365  $5,508
 Money Market Funds                                418     309     291
 Funds Held by Reinsurer                                           169
 Corporate Bonds                                 2,762   2,655     700
 Tax-Exempt Bonds                                            4     102
 Certificates of Deposit                            31      22       9
                                                ------  ------  ------
 Investment Income                               7,276   8,355   6,779
 Less:  Investment Expenses                        263     266     265
                                                ------  ------  ------
Net Investment Income                           $7,013  $8,089  $6,514
                                                ======  ======  ======

Proceeds from the sales of investments in bonds during 1996 were $104,172,000; gross gains of $1,888,000 and gross losses of $248,000 were realized on those sales. Proceeds from the sales of investments in bonds during 1995 were $61,343,000; gross gains of $657,000 and gross losses of $204,000 were realized on those sales. There were no sales of investments in bonds during 1994.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 3--INVESTMENTS--Continued


The amortized cost and fair values of investments in debt securities are summarized as follows (amounts in thousands):

                                             Gross       Gross
                               Amortized  Unrealized   Unrealized     Fair
                                 Cost        Gains      (Losses)     Value
                               ---------  -----------  -----------  --------
    1996
    U.S. Treasury and other
     governmental agencies      $ 28,808           5      $  (184)   $28,629
    Corporates                    13,765           2         (204)    13,563
    U.S. Agencies                 12,341           8         (118)    12,231
    Asset backed                     331           5                     336
                                --------      ------      -------   --------
       Total                    $ 55,245      $   20      $  (506)  $ 54,759
                                ========      ======      =======   ========

    1995
    U. S. Treasuries and other
     governmental agencies      $ 68,963      $   17      $  (157)  $ 68,823
    Corporates                    33,793       1,886                  35,679
    U.S. Agencies                 10,546         418                  10,964
    Asset backed                   6,012         293                   6,305
                                --------      ------      -------   --------
       Total                    $119,314      $2,614      $  (157)  $121,771
                                ========      ======      =======   ========

The amortized cost and fair value of debt securities at December 31, 1996 by contractual maturity are summarized as follows (amounts in thousands):

                                          Amortized              Fair
                                            Cost                Value
                                          ---------            --------

    Due in 1997                            $10,701             $10,696
    Due 1998 - 2001                         44,544              44,063
    Due 2002 and after                     -------             -------
                                           $55,245             $54,759
                                           =======             =======

The expected maturities will differ from contractual maturities in the preceding table because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

At December 31, 1996, debt securities and short-term investments with a fair value of $105,301,000 were on deposit to meet the Company's statutory obligation under insurance department regulations.

At December 31, 1996, there were individual investments in short-term and long-term United States Treasury securities with a total amortized cost of $80,504,000, which exceeded 10% of stockholders' equity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 4--RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

The Company recognized adverse development during 1996. Despite experiencing favorable trends in the overall frequency and severity of claims for the 1995 and 1996 accident years, the Company and its internal and independent actuaries observed development patterns in the 1990-1994 accident years that were volatile when compared to previous historical patterns. In particular, 1990-1992 were very difficult accident years, due to the impact of fraud and stress claims from adverse economic conditions, although the 1992 accident year began the transition to improved claims experience during the second half of the year. The 1993-1994 accident years were very favorable transition years, following legislative reforms to the workers' compensation benefits system. Nevertheless, it was unclear how each of those years ultimately would develop, and how subsequent accident year patterns would thus be affected, given paid loss and case reserve activity during 1996.

The following table provides a reconciliation of beginning and ending loss and LAE reserves for the years 1996, 1995, and 1994. All reserve totals are net of reinsurance deductions. There are no material differences between the Company's reserves for losses and LAE calculated in accordance with generally accepted accounting principles and those reserves calculated based on statutory accounting practices.

       Reconciliation of Reserve for Losses and Loss Adjustment Expenses

                                                    Year Ended December 31,
                                                -------------------------------
                                                  1996       1995       1994
                                                ---------  ---------  ---------
                                                    (amounts in thousands)
Liability for losses and LAE, net of
  reinsurance recoverables on unpaid losses,
  at beginning of year                          $ 92,641   $114,709   $111,109

Provision for losses and LAE, net
  of reinsurance recoverable:
      Current accident year                       62,244     49,962     60,989
      Prior accident years                        17,646        995      2,799
                                                --------   --------   --------

Incurred losses during the current year,
  net of reinsurance recoverable                  79,890     50,957     63,788

Losses and LAE payment for claims, net of
  reinsurance recoverable, occurring during:
           Current year                           16,398     13,473     13,641
           Prior years                            58,669     59,552     46,547
                                                --------   --------   --------
                                                  75,067     73,025     60,188
                                                --------   --------   --------

Liability for losses and LAE, net of
  reinsurance recoverable on unpaid
  losses, at end of year                          97,464     92,641    114,709

Reinsurance recoverable, at end of year            3,849      4,068      2,132

Less reinsurance recoverable on paid losses         (725)      (184)      (212)
                                                --------   --------   --------

Reinsurance recoverable on unpaid losses,
  at end of year                                   3,124      3,884      1,920
                                                --------   --------   --------

Liability for losses and LAE, gross of
  reinsurance recoverable on unpaid losses,
  at end of year                                $100,588   $ 96,525   $116,629
                                                ========   ========   ========

During 1991 through 1994, the Company, as did the workers' compensation industry in California in general, went through a dramatically changing experience in losses and LAE incurred. During 1991 and 1992, the Company experienced a substantial number of claims related to adverse economic conditions, particularly for the 1990 and 1991 accident years.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 4--RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES - Continued


In addition, there were "stress and strain" claims that did not involve traumatic physical loss or injury, many of which were suspected by the Company to be fraudulently submitted. The Company initially took a general denial stance and non-settlement posture on such fraudulent claims, to send a clear message to claimants and vendors of its position.

The Company referred fraudulent claim matters to prosecutors, who have secured successful indictments and prosecutions of fraudulent claimants or vendors, and the Company secured withdrawals of such claims by others. In addition, the enactment of effective legislative and regulatory reforms has been implemented. That technique was effective, as the Company believes that the frequency of new suspected fraudulent claims has nearly stopped. Late in 1993, the Company refined its approach to promote the settlement of certain of these claims, where minimal settlement cost could facilitate early closure and prevent cost escalation.

Throughout 1994, 1995 and 1996, the Company continued to experience a favorable trend in the frequency of new claims. The positive trends and experience related to new claims since the second half of 1992 have been consistent with the favorable experience of other workers' compensation insurance specialty companies in California. In addition, the level of claims closed was in excess of the level of new claims reported during 1994 and 1995. As a result, the Company's estimate of loss and LAE reserves for the 1993, 1994, 1995 and 1996 accident years is based on substantially lower loss ratios than the 1991 and prior accident years. Nevertheless, despite improved frequency and lower overall loss and LAE ratios in those years, the volatile changes in legislative, economic, managed medical care, and litigation expense factors, affecting historical paid loss and case reserve development patterns, have made it more difficult to estimate the ultimate dollar cost of those reported claims. Thus, the inherent variability has increased, and recognition of adverse development of prior years' estimates has occurred.

NOTE 5 -- REINSURANCE

Under the Company's specific excess of loss reinsurance treaty, the reinsurers assume the liability on that portion of workers' compensation claims between $350,000 and $80,000,000 per occurrence.

The components of net premiums written are summarized as follows (amounts in thousands):

                                         Year Ended December 31,
                                       -----------------------------
                                         1996      1995      1994
                                       --------  --------  ---------

             Direct                    $88,972   $75,553   $101,661
             Assumed                     2,568       375        112
             Ceded                      (4,407)   (3,962)    (4,789)
                                       -------   -------   --------


             Net premiums written      $87,133   $71,966   $ 96,984
                                       =======   =======   ========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 5--REINSURANCE - Continued


The components of net premiums earned are summarized as follows (amounts in thousands):

                                                    Year Ended December 31,
                                                 ------------------------------
                                                    1996      1995      1994
                                                 ---------  --------  ---------

               Direct                             $88,678   $79,920   $100,008
               Assumed                              2,247       209        110
               Ceded                               (4,437)   (4,113)    (7,224)
                                                  -------   -------   --------

               Net premiums earned                $86,488   $76,016   $ 92,894
                                                  =======   =======   ========

The components of net losses and loss adjustment expenses are summarized as follows (amounts in thousands):

                                                    Year Ended December 31,
                                                  ----------------------------
                                                    1996      1995      1994
                                                  -------   -------   -------

               Direct                             $79,840   $54,454   $ 64,700
               Assumed                              1,559       188        149
               Ceded                               (1,509)   (3,685)    (1,061)
                                                  -------   -------   --------

               Net losses and loss
               adjustment expenses                $79,890   $50,957   $ 63,788
                                                  =======   =======   ========

A contingent liability exists to the extent that losses recoverable under a reinsurance treaty are not paid to the Company by the reinsurer.

Reinsurance recoverable on paid losses as of December 31, 1996 and 1995, are $725,000 and $184,000, respectively.

NOTE 6 -- LONG TERM DEBT

The Company has $20,000,000 in principal outstanding on its August 16, 1994 issue of Series A Convertible Debentures, with detachable warrants to purchase 3,800,000 shares of the Company's common stock, of which 90% are owned by PRAC, Ltd., a Nevada limited partnership. PRAC, Ltd. is controlled by Mr. Richard Pickup. Mr. Pickup presently controls approximately 26% of the outstanding shares of the Company through various investment entities, which together are the Company's largest stockholder.

The Debentures carry an 8% rate of interest, payable semi-annually and are due on August 16, 1999. The Debentures are convertible at the holder's option, into shares of common stock at a conversion price of $2.75 per share. The Debentures are subject to automatic conversion if, after three years from issuance, the price of the Common Stock exceeds 150% of the conversion price for a period of 20 out of 30 consecutive trading days.

The Debenture Agreement also provided for the issuance to the Investor of detachable warrants (the "Warrants") to acquire 1,500,000 shares of the Company's common stock at an exercise price of $2.50 per share (the "Series 1 Warrants"), 1,500,000 shares at an exercise price of $3.00 per share (the "Series 2 Warrants"), and 800,000 shares at an exercise price of $3.50 per share (the "Series 3 Warrants"). The Warrants expire on August 16, 1999, and the exercise price of the Warrants is subject to downward adjustment in the event of adverse development in the Company's

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 6--LONG TERM DEBT- Continued


December 31, 1993 loss and allocated loss adjustment expense reserves related to the 1992 and 1993 accident years, measured as of June 30, 1997. Under the terms of the Debenture Agreement, the maximum adverse development that would impact the exercise price of the Warrants is $20,000,000. In the event that the adverse development of reserves for those periods exceeds $20,000,000, the exercise price of the Series 1 Warrants would be reduced to $0.01, and the exercise price of the Series 2 Warrants would be reduced to $1.39 per share.

The Debenture Agreement includes covenants, which provide, among other things, that the Company maintain at least $32,200,000 in total stockholders' equity. At December 31, 1996, the Company's stockholders' equity was $26,309,000. As of December 31, 1996 the Company has obtained a waiver of that covenant.

The Debentures are carried on the balance sheet net of unamortized discount of $1,059,000 at December 31, 1996. The effective average interest rate of this debt after consideration of debt issuance costs and discount was 13.3%.

During 1996, the Company completed the design and implementation of an enhancement to its electronic data processing system. That system created electronic files of claim and policyholder information, which substantially decreases the need to access paper files and allows for more efficient handling of claims and other underwriting activities. The project included an investment in electronic data processing equipment, as well as software. The investment was financed through a capital lease obligation covering a period of 36 months. The lease contains a bargain purchase option at the end of the lease term.
The total cost of the equipment and software, $1,203,000, has been included in property and equipment, and the present value of the capital lease obligation has been recorded as a liability. Minimum lease payments are as follows (amounts in thousands):


                   Year                 Amount
                   ----                 ------
                   1997                  $504
                   1998                   504
                   1999                   307

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES


NOTE 7--STOCK OPTIONS

The Company has stock option plans that provide for options to purchase Pac Rim Holding common stock at a price not less than fair value as of the date of the grant. The options under those plans are exercisable over a period of up to ten years, at which time they expire. A summary of the activity in the stock option plans is as follows:

                                                           Stock Options
                                                 -------------------------------
                                                 Shares         Price Range
                                                 ------         -----------

          Outstanding at January 1, 1994      1,214,000         $1.00 - $11.41

            Granted                             500,000          2.75 -   5.50
            Exercised
            Cancelled                          (736,375)         2.50 -  11.41
                                               ---------
          Outstanding at December 31, 1994      977,625          1.00 -   8.50

            Granted                              65,000          2.50 -   3.19
            Exercised
            Cancelled                           (85,000)         3.25 -   8.50
                                               ---------
          Outstanding at December 31, 1995      957,625          1.00 -   8.50

            Granted
            Exercised
            Cancelled                           (52,750)         2.50 -   8.50
                                               ---------
          Outstanding at December 31, 1996      864,875          1.00 -   8.50
                                               =========

Under the 1988 stock option plan, 510,125 shares of common stock are available for future grants of options. As of December 31, 1996, options to purchase 676,000 shares of the Company's common stock at a price range of $1.00 to $8.50 were vested and were exercisable under the Company's stock option plans.
Subject to certain conditions, such as continued employment, the exercise of the options is not restricted. The options expire at various dates through 2003. These plans will be terminated at the earlier of the exercise of outstanding options or in 2003. The Company accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income (loss) and earnings (loss) per share would not have been materially different from that reported.

Certain current officers and directors of the Company purchased an aggregate of 136,000 shares of common stock at a purchase price of $1 per share pursuant to the Pac Rim Holding 1987 Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan was terminated in 1988. Shares purchased pursuant to the Stock Purchase Plan may be repurchased by Pac Rim Holding in the event that the purchaser's service to the Company terminates prior to specified points of time.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES


NOTE 8--COMMITMENT AND CONTINGENCIES

The Company currently leases office facilities in Woodland Hills, and Fresno, California and Phoenix, Arizona under noncancellable operating leases that are subject to escalation clauses. Minimum rental commitments on the operating leases are as follows (amounts in thousands):

                   Year                 Amount
                   ----                 ------
                   1997                  2,430
                   1998                  2,381
                   1999                  2,297
                   2000                  2,269
                   2001                  2,226
               All Years Thereafter        742

Rent expense for 1996, 1995 and 1994 was $2,468,000, $2,461,000 and $2,491,000,
respectively.

The Company is a party to two industrywide legal matters, involving two medical facilities. This litigation claims that the insurance industry conspired to delay payments of claims. While the ultimate outcome of this litigation is uncertain, management believes that such litigation will not have a material adverse financial effect on the Company's financial position and results of operations.

In addition, in the ordinary course of business, the Company is named as a defendant in legal proceedings relating to policies of insurance that have been issued and other incidental matters. Management does not believe that any such litigation, taken as a whole, will have a material adverse financial effect on the Company's financial position and results of operations.

NOTE 9--REGULATORY MATTERS

The National Association of Insurance Commissioners' ("NAIC") Committee on Financial Regulation and Standards and Accreditation (the "NAIC Committee") voted to require, as a condition of NAIC accreditation of a state's insurance regulatory system, adoption of the NAIC's 1986 Model Insurance Holding Company System Regulatory Act (the "Model Act"). Among other matters, the Model Act requires states to enact legislation further restricting the payment of dividends by insurance companies.

In an effort to satisfy the dividend payment restrictions of the Model Act, amendments to the California Insurance Code designed to implement dividend payment limitations that would yield results substantially equivalent to the Model Act were passed by the California legislature on October 9, 1993. These amendments were incorporated into California Senate Bill 482. The amendments limit dividends payable during the twelve month period, without prior regulatory approval, to the greater of net income for the preceding year or 10% of policyholders' surplus as of the preceding December 31. The amendments further prohibit the payment of dividends without prior California Insurance Department ("Department") approval unless the insurer has available "earned surplus". The term "earned surplus" is defined as unassigned funds (surplus) as reported on the insurer's annual statement, excluding earned surplus derived from the appreciation of assets not yet realized or from an exchange of assets, unless such earned surplus has been realized or the assets received in exchange are currently realized in cash. The legislation further requires insurers to report to the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 9--REGULATORY MATTERS--Continued


Department all dividends within five days of declaration and prohibits the payment of the dividend declared until ten days after the Department's receipt of such notice. Under these provisions, Pacific Rim Assurance paid $1,100,000 in dividends in 1996 to Pac Rim Holding.

As reported to insurance regulatory authorities, statutory-basis capital and surplus of Pacific Rim Assurance at December 31, 1996 and 1995 was $27,216,000 and $46,549,000, respectively, and the net income (loss) amounted to $(13,069,000), $4,879,000, and $(2,878,000) for 1996, 1995, and 1994,
respectively. At December 31, 1996, Pacific Rim Assurance had a deficit balance of $(17,202,000) in its earned surplus account. Accordingly, Pacific Rim Assurance cannot pay dividends to Pac Rim Holding during 1997, without prior Department approval.

NOTE 10--INCOME TAXES

The components of the provision for total deferred taxes are summarized as follows (amounts in thousands):

                                                 Year Ended December 31,
                                           ---------------------------------
                                                 1996     1995     1994
                                                 ----     ----     ----

          Current                                $  0   $(1,061)  $ (376)
          Deferred                                606     1,340    1,188
                                                 ----   -------   ------
          Total                                  $606   $   279   $  812
                                                 ====   =======   ======

A reconciliation of income tax computed at the U.S. federal statutory tax rates to total income tax expense is as follows (amounts in thousands):

                                                 Year Ended December 31,
                                           ---------------------------------
                                                 1996     1995     1994
                                                 ----     ----     ----

          Federal statutory rate               $(5,200)   $290     $670

          Increase (decrease) in taxes
           resulting from:
            Valuation allowance                  5,738       0        0
            Tax-exempt interest                      0      (1)     (30)
            Other                                   68     (10)     172
                                               -------    ----     ----
          Total tax expense                    $   606    $279     $812
                                               =======    ====     ====

At December 31, 1996, the Company has an alternative minimum tax credit of $334,000 for tax purposes. Alternative minimum tax credits may be carried forward indefinitely to offset future regular tax liabilities. At December 31, 1996, the Company has a tax net operating loss of $17,561,000 which can be used to offset taxable income in future years, of which $2,676,000 expires in 2010 and $14,885,000 expires in 2011.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES


NOTE 10--INCOME TAXES - Continued


Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows (amounts in thousands):

                                                        December 31,
                                               -----------------------------
                                                  1996               1995
                                                 ------             ------

            Deferred tax assets
             Discounting of loss reserves        $ 7,273            $7,189
             Unearned premiums                       417               373
             Allowance for doubtful accounts         359               415
             Rental expense                          511               518
             Unrealized loss on securities           167
             Net operating loss carry forward      5,856               910
             Alternative minimum tax credit
              carry forward                          334               334
             Other - net                             258                93
                                                 -------            ------
            Total deferred tax assets             15,175             9,832

            Less:  Valuation allowance on NOL      5,738
            Deferred tax liabilities:
             Deferred policy acquisition costs       396               331
             Earned but unbilled premiums            168               165
             Prepaid insurance                        61                86
             Unrealized gain on securities                             835
             Other - net                              67                67
                                                 -------            ------
            Total deferred tax liabilities       $   692            $1,484
                                                 -------            ------
            Net deferred tax assets              $ 8,745            $8,348
                                                 =======            ======

There were no taxes paid in 1995 and 1996.

Because of the significant operating loss during 1996, management believed that it was prudent to record a valuation allowance against a portion of the deferred tax asset.

Pacific Rim Assurance pays premium taxes to California on gross premiums written in lieu of state income taxes. Amounts paid for premium taxes during 1996, 1995, and 1994 were $1,144,000, $1,858,000, and $2,346,000, respectively.

NOTE 11--DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

Nature of Operations

During the year ended December 31, 1996, the Company wrote 88% of its business in the state of California. The workers' compensation industry in the state of California has seen many changes to regulations in the past few years including the adoption of open rating. The Company cannot predict what regulatory changes will be made in the future; therefore, the Company cannot with certainty predict what material effects any potential changes will have on the Company. To mitigate such risk, during 1996, the Company expanded into additional states.

The Company markets its insurance policies through approximately 200 independent insurance agencies and brokerage firms, many of which specialize in workers' compensation insurance. The independent insurance agencies and brokerage firms that sell the Company's insurance policies also represent other insurance companies. The Company pays such independent insurance agents and brokers a commission consistent with workers' compensation industry practices.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 11-DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES - Continued


At December 31, 1996, 35% of the Company's premiums in force had been generated by its five highest producing agencies and brokerage firms, two of which accounted for 17% of total premiums in force at that date. The Company believes that it has favorable operating relationships with these agencies and brokerage firms. Recent market conditions have resulted in higher average commissions being paid to agencies and brokerage firms of the Company. No agency or brokerage firm is obligated to place insurance policies with the Company, and the Company is not obligated to accept business submitted from any agency or brokerage firm. The loss of any one or more of these agencies or brokerage firms could materially affect the Company's business.

PERVASIVENESS OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS AND LOSS ADJUSTMENT EXPENSES/REINSURANCE

Reserves for losses and LAE are established by examining the facts of reported claims and adjusted in the aggregate for ultimate loss expectations, based upon historical experience patterns and current economic trends. Due to these factors, among others, the process cannot provide an exact forecast of future payments. Rather, it produces a best estimate of liability as of a certain date. Management believes the reserves for loss and loss adjustment expenses established are adequate, and the associated estimate of reinsurance recoverable is reasonable. While the eventual ultimate liability and reinsurance recoverable may differ from the current estimates, management does not believe that the difference will have a material effect, either adversely or favorably, on the Company's financial position and results of operations.

LIQUIDITY AND CAPITAL RESOURCES

In August 1994, the Company completed a capital-raising transaction and issued $20,000,000 of convertible debentures to PRAC, Ltd. ("PRAC"). As a result of the capital transaction, the Company increased the policyholders' surplus of Pacific Rim Assurance by $16,800,000. At December 31, 1996, the statutory-basis policyholders surplus of Pacific Rim Assurance was $27,215,652. Pacific Rim Assurance's ratio of net premiums written to policyholders' surplus for 1996, as determined on the basis of statutory accounting practices, was 3.22 to 1.

Insurance companies are required to maintain on deposit with the Regulatory Agencies deposits for the benefit of policyholders, in an amount prescribed by regulations. At December 31, 1996, the Company was in good standing with all Departments of Insurance with respect to its deposit requirements, maintaining securities with a total fair value of $105,301,000 on deposit with authorized depositories in various states.

The Company's present policyholders surplus is not adequate to sustain 1996 premium volume at a leverage ratio of 3 to 1. Concerns regarding the financial strength of the Company could adversely affect the Company's relationships with its policyholders, agents and brokers, reinsurers, and regulators. On February 17, 1997, the Company executed the Amended Agreement with Superior. The Company believes that obtaining regulatory and shareholder approval for, and completing the pending merger with Superior, which contemplates the contribution of additional capital, will restore confidence in Pacific Rim Assurance and enable it to support its present operations and moderate growth in premium volume for the foreseeable future.

In the event that the Company is unable to complete the pending merger with Superior or raise additional capital from another party, a reduction in premium writings might be necessary, in order to meet regulatory leverage guidelines. If such premium reduction is necessary, the Company would have to substantially alter the nature and scope of its operations. Such changes might include staff and expense reductions, a change in the level of service provided to policyholders, and a change in the number and type of policyholders and agents with whom it currently does business. In addition, the Company likely would seek capital from other sources. No assurance can be given that such a plan can be successfully accomplished.

A workers' compensation insurance company must maintain sufficient liquid assets to meet its contractual obligations to policyholders, in addition to maintaining funds to meet ordinary operating expenses. The Company typically has several sources of funds to meet obligations, including cash flow from operations, interest from fixed-income securities, recoveries from reinsurance contracts, as well as the ability to sell portions of its investment portfolio. The Company has an investment portfolio of high quality, highly liquid, U.S. Treasury, other governmental agency, and corporate obligations. The Company's cash flows provided by (used in) operating activities for the years ended December 31, 1996, 1995, and 1994 were $(13,189,000), $(22,819,000), and $15,905,000, respectively. In light of the reduced level of premiums currently being written, due to state-mandated reductions in premium rates, and the repeal of the minimum rate law, coupled with claim payments required on premiums previously written, should further reduction in premium be necessary in the event that the Company is unable to complete the pending acquisition by Superior or obtain additional capital from another party, it is probable that the Company will experience a continued period of negative cash flow, until the level of loss payments decreases to the level proportionate to the level of premiums collected.

NOTE 12--RELATED PARTY TRANSACTIONS

The Company has a five-year employment contract with its President that expires on August 16, 1997. Under the provisions of the contract, the President receives annual compensation of $400,000 and a possible bonus, based on achievement by the Company of various earnings-based performance criteria. The agreement also provides for the payment of certain other fringe benefits.

Under the previous employment agreement, which expired on August 16, 1994 the Company loaned to the President $150,000 annually in 1991, 1992, 1993. As of December 31, 1993 and 1994, the loan balance was $450,000. Under the previous employment agreement, the loan bore interest at 10%. Under the current employment agreement, the loan bears interest at 6.3% on the principal amount, which is secured by the President's pledge of shares of the Company's common stock, and payable in full by February 16, 1998. As of December 31, 1996, the loans are secured by shares of the Company's common stock with a market value equal to 100% of the principal balance.

The Company has granted the President options to purchase 250,000 shares of the Company's common stock at an exercise price of $2.75 per share and 250,000 shares at $5.50 per share.

The Company uses the law firm of Barger & Wolen for legal services. Dennis W. Harwood is a member of the Company's Board of Directors and Richards D. Barger is a member of Pacific Rim Assurance's Board of Directors, as well as partners with Barger & Wolen. During 1996, the Company paid Barger & Wolen $711,000 for legal services. The fees paid for these services are charged to the Company at the normal rates charged to the firm's other clients.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

NOTE 12-RELATED PARTY TRANSACTIONS - Continued


The Company also uses the legal services of The Busch Firm. Timothy R. Busch, Chairman of the Company's Board of Directors, is a partner with The Busch Firm. During 1996, the Company paid the Busch Firm $20,000 for legal services. The fees paid for these services are charged to the Company at the normal rates charged to the firm's other clients.

NOTE 13--401(K) PLAN

The Pacific Rim Assurance Company 401(K) Plan (the "Plan") permits employees of the Company who attain the age of 21 and complete 30 days of employment to elect to make tax-deferred contributions of a specified percentage of their compensation during each year through payroll deductions. Under the Plan, the Company has discretion to make additional contributions. The Company has not yet made any discretionary employer contributions to the Plan.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PAC RIM HOLDING CORPORATION AND SUBSIDIARIES


NOTE 14--QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following table sets forth unaudited data regarding operations for each quarter of 1996 and 1995. In the opinion of management, such unaudited data includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information presented. The operating results for any quarter are not necessarily indicative of the operating results for any future period (in thousands, except per share data).


                                                            Quarter Ended
                                              ------------------------------------------
                                              Mar 31,    June 30,    Sept 30,    Dec 31,
                                              -------    --------    --------    -------
1996
----
Net premiums earned                           $18,885     $22,374     $22,156   $ 23,073

Net investment income and
 realized investment gains                      1,901       1,793       1,898      3,061

 Total revenue                                 20,786      24,169      24,057     26,137

Income (loss) before income taxes                (798)        173      (4,425)   (10,244)

Net income (loss)                                (541)        101      (5,216)   (10,244)

Primary and fully diluted net income          $ (0.06)    $  0.01     $ (0.55)  $  (1.07)
 (loss) per share

                                                            Quarter Ended
                                              ------------------------------------------
                                              Mar 31,    June 30,    Sept 30,    Dec 31,
                                              -------    --------    --------    -------
1995
----
Net premiums earned                           $18,242     $20,914     $18,992   $ 17,868

Net investment income and
 realized investment gains                      2,097       2,125       2,151      2,169
                                              -------     -------     -------   --------
 Total revenue                                 20,339      23,039      21,143     20,037

Income (loss) before income taxes               1,570         491        (868)      (339)

Net income (loss)                               1,022         322        (532)      (237)

Primary net income (loss) per share           $  0.10     $  0.03     $ (0.06)  $  (0.02)

Fully diluted net income (loss) per share     $  0.08     $  0.03     $ (0.06)  $  (0.02)

The 1995 quarterly per share amounts do not aggregate to the annual net income per share amounts due to the effect of the warrants issued with the convertible debenture in August 1994.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           By: /s/ Stanley Braun
                                              -------------------------------
                                           Stanley Braun
                                           President and Chief Executive Officer

Date:  March 4, 1997

Pursuant to the requirements of Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on March 4, 1997.

Signature                                             Capacity
---------                                             --------

Principal Executive Officer:



/s/ Stanley Braun                            Director, Chief Executive
------------------------------               Officer and President
Stanley Braun


Principal Financial Officer:


/s/ Paul W. Craig                            Executive Vice President and
------------------------------               Chief Financial Officer
Paul W. Craig


Principal Accounting Officer:


/s/ Jonathan T. Wallace                      Controller
------------------------------
Jonathan T. Wallace


/s/ Timothy R. Busch                         Chairman of the Board
------------------------------               of Directors
Timothy R. Busch


/s/ Dennis W. Harwood                        Director
------------------------------
Dennis W. Harwood


/s/ Richard H. Pickup                        Director
------------------------------
Richard H. Pickup


/s/ Carl A. Strunk                           Director
------------------------------
Carl A. Strunk

                                 EXHIBIT INDEX
                                                                    Sequentially
Exhibit                                                             Numbered
Number                           Description                        Page
-------                          -----------                        ----------

 3.1    Restated Certificate of Incorporation of the Company
         (incorporated by reference from Exhibit 17 3.1 to Company's Registration Statement on Form S-1
         (File #33-36371) filed August 14, 1990, hereinafter referred to as "Form S-1"). (1)

 3.2 Bylaws of the Company (incorporated by reference from Exhibit 3.2 of Form S-1). (1)

 3.3    Certificate of Amendment of Restated Certificate of
         Incorporation of the Company (incorporated by reference from Exhibit 3.3 of Form S-1). (1)

 3.4 Amendment to Bylaws (incorporated by reference from Exhibit 3 (ii) - 1 from Form 10-K/A-1 for the year ended December 31, 1993 filed on May 2, 1994).

 4      Specimen Stock Certificate of the Company (incorporated
         by reference from Exhibit 4 of Form S-1). (1)

 5.1 Agreement and Plan of Merger dated September 17, 1996 by and between Superior National Insurance Group Inc.; a California corporation, SNTL Acquisition Corp., a Delaware corporation, and Pac Rim Holding Corporation, a Delaware corporation. (3)

 5.2    Press Release dated September 16, 1996. (3)

 5.3    Press Release dated September 17, 1996. (3)

 5.4 Amended and Restated Agreement and Plan of Merger dated February 17, 1997 by and between Superior National Insurance Group, Inc.; a California corporation, SNTL Acquisition Corp., a Delaware corporation, and Pac Rim Holding Corporation, a Delaware corporation. (4)

 5.5    Press Release dated February 18, 1997 (4)

10.1 Workers' Compensation Quota Share Reinsurance Agreement between The Pacific Rim Assurance Company and
         Constitution Reinsurance Corporation effective
         October 1, 1989 (incorporated by reference from
         Exhibit 10.1 of Form S-1). (1)

10.2    Endorsement No. 1 to Workers' Compensation Quota Share
         Reinsurance Agreement effective October 1, 1989
         (incorporated by reference from Exhibit 10.2 of Form S-1). (1)

10.3    Endorsement No. 2 to Workers' Compensation Quota Share
         Reinsurance Agreement effective January 1, 1990
         (incorporated by reference from Exhibit 10.3 of Form S-1). (1)

10.4    Agreement of Reinsurance No. 7310 (First Excess of
         Loss Agreement) effective October 15, 1987 between
         General Reinsurance Corporation and Pacific Rim
         Assurance Company, with all Endorsements currently for $4,800,000 excess of $200,000 (incorporated by reference from Exhibit 10.4 of Form S-1). (1)

10.5    Willcox Incorporated Reinsurance Intermediaries
         Cover No. 08-09-0012 documenting Worker's Compensation
         Second Excess of Loss Reinsurance Agreement, effective
         October 15, 1989, for $15,000,000 excess of $5,000,000
         (incorporated by reference from Exhibit 10.5 of Form S-1). (1)

10.6    Willcox Incorporated Reinsurance Intermediaries
         Cover No. 01-89-0334 documenting Worker's Compensation
         Third Excess of Loss Reinsurance Agreement, effective
         October 15, 1989, for $15,000,000 excess of $20,000,000
         (incorporated by reference from Exhibit 10.6 of Form S-1). (1)

                                                                 Sequentially
Exhibit                                                          Numbered
Number                            Description                    Page
-------                           -----------                    ----------

10.7     Willcox Incorporated Reinsurance Intermediaries
          Cover No. 01-89-0400 documenting Worker's Compensation
          Fourth Excess of Loss Reinsurance Agreement, effective
          October 15, 1989, for $15,000,000 excess of $35,000,000
          (incorporated by reference from Exhibit 10.7 of Form S-1). (1)

10.8 1988 Stock Option Plan and forms of stock option agreements, as amended (incorporated by reference from Exhibit 10.8 of Form S-1). (1)

10.9 1987 Stock Option Plan and forms of stock option agreements (incorporated by reference from Exhibit 10.9 of Form S-1). (1)

10.10    1987 Stock Purchase Plan (incorporated by reference from
          Exhibit 10.10 of Form S-1). (1)

10.11    The Pacific Rim Assurance Company 401(K) Plan
          (incorporated by reference from Exhibit 10.11 of Form S-1). (1)

10.12 Employment Agreement dated as of January 1, 1991 between Pac Rim Holding Corporation and Stanley Braun
          (incorporated by reference from Exhibit 10 of Form 8-K filed October 15, 1991). (1)

10.13    $5,000,000 Life Insurance Policy issued by Valley Forge
          Life Insurance Company, insuring Stanley Braun, effective November 15, 1989 (incorporated by reference from Exhibit 10.13, of Form S-1). (1)

10.14 $1,700,000 Adjustable Life Insurance Policy issued by American General Life Insurance Company of Delaware, insuring Stanley Braun, effective March 23, 1988 (incorporated by reference from Exhibit 10.14 of Form S-1). (1)

10.15 $2,000,000 Adjustable Life Insurance Policy issued by American General Life Insurance Company of Delaware, insuring Stanley Braun, effective October 27, 1987 (incorporated by reference from Exhibit 10.15 of Form S-1). (1)

10.16 Office Building Lease dated January 4, 1989 between the Company, Pacific Rim Assurance Company and 16030 Associates for office space in Encino, California (incorporated by reference from Exhibit 10.16 of Form S-1). (1)

10.17    Sublease dated January 5, 1989 between Coastline
          Financial Corp. and Pacific Rim Assurance Company for office space in Encino, California (incorporated by reference from Exhibit 10.17 of Form S-1). (1)

10.18    Office Building Lease dated September 30, 1988 between
          The Pacific Rim Assurance Company and The Austin Family
          Trust dated November 6, 1980 for office space in San Bernardino, California (incorporated by reference from Exhibit 10.18 of Form S-1). (1)

10.19    Corporate Loan dated January 11, 1989 in the amount of
          $75,000 executed by Stanley Braun in favor of the Company (incorporated by reference from
          Exhibit 10.19 of Form S-1). (1)

10.20 Investment Advisory Agreement dated December 7, 1989 between Joel R. Mogy Investment Counsel Inc. and The Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.20 of Form S-1). (1)

                                                                  Sequentially
Exhibit                                                           Numbered
Number                            Description                     Page
-------                           -----------                     ----------

10.21     Depository Agreement dated September 22, 1987 between
           City National Bank and The Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.21 of Form S-1). (1) March 1, 1990 (incorporated by reference from Exhibit 10.23 of Form S-1). (1)

10.22     Cover Note and letters documenting Directors and
           Officers and Company Reimbursement Indemnity Policies, effective June 19, 1990, for $1,000,000 and $4,000,000 excess of $1,000,000 (incorporated by reference from Exhibit 10.22 of Form S-1). (1)

10.23     The Pacific Rim Assurance Company Flexible Benefits
           Plan No. 95-4111441, effective January 1, 1990.

10.24     Office Space Lease dated February 11, 1991 between
           Rancon Realty Fund V and The Pacific Rim Assurance
           Company (incorporated by reference from
           Exhibit 10.24 of Form S-1). (1)

10.25     Obligatory Reinsurance Agreement effective
           August 1, 1989 between Hamilton Management, Ltd. and
           The Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.25, of Form S-1). (1)

10.26     Cover note effective October 15, 1989 among American
           Accident Reinsurance Group, CIGNA Reinsurance Corporation and The Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.26 of Form S-1). (1)

10.27     Industrial Aid Aviation/Land Travel Hazard Workers'
           Compensation Excess of Loss Reinsurance Agreement effective October 15, 1989 between American Accident Reinsurance Group and The Pacific Rim Assuranc Company (incorporated by reference from Exhibit 10.27 of Form S-1). (1)

10.28     Amendment dated November 1, 1990 to Investment
           Advisory Agreement between Joel R. Mogy Investment Counsel Inc. and Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.28 of Form S-1). (1)

10.29     Willcox Incorporated Reinsurance Intermediaries
           Cover No. 08-90-0012 documenting Workers' Compensation Second Excess of Loss Reinsurance Agreement, effective October 15, 1990, for $15,000,000 excess of $5,000,000
           (incorporated by reference from Exhibit 10.29 of Form S-1). (1)

10.30     Willcox Incorporated Reinsurance Intermediaries
           Cover No. 08-90-0022 documenting Workers' Compensation
           Third Excess of Loss Reinsurance Agreement, effective
           October 15, 1990, for $15,000,000 excess of $20,000,000
           (incorporated by reference from Exhibit 10.30 of Form S-1). (1)

10.31     Willcox Incorporated Reinsurance Intermediaries
           Cover No.08-90-0023 documenting Workers' Compensation
           Fourth Excess of Loss Reinsurance Agreement, effective
           October 15, 1990, for $15,000,000 excess of $35,000,000
           (incorporated by reference from Exhibit 10.31 of Form S-1). (1)

10.32     Industrial Aid Aviation/Land Travel Hazard Workers'
           Compensation Excess of Loss Reinsurance Agreement effective October 15, 1990 between American Accident Reinsurance Group and The Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.32 of Form S-1). (1)

                                                                    Sequentially
Exhibit                                                             Numbered
Number                           Description                        Page
-------                          -----------                        ----------

10.33    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-90-0024 documenting Per Person
          Occupational Accident Excess of Loss Reinsurance
          Agreement, effective October 15, 1990, (incorporated by reference from Exhibit 10.33 of Form S-1). (1)

10.34 Letter of confirmation dated February 25, 1991 regarding placement of Workers' Compensation
          Catastrophe Excess of Loss Reinsurance, effective
          October 15, 1990, for $20,000,000 excess of $50,000,000
          (incorporated by reference from Exhibit 10.34 of Form S-1). (1)

10.35    Amendment No. 1 dated as of January 1, 1992 to
          Employment Agreement between Pac Rim Holding Corporation and Stanley Braun. (1)

10.36    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 01-88-0400 documenting Workers' Compensation
          Second Excess of Loss Reinsurance, effective
          October 15, 1988, for $10,000,000 excess of $10,000,000
          (incorporated by reference from Exhibit 10.36 of Form S-1). (1)

10.37    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 01-87-0335 Industrial Aid Aviation/Land Travel Hazard Workers' Compensation Excess of Loss Reinsurance, effective October 15, 1987, for $3,750,000 excess of $250,000 (incorporated by reference from Exhibit 10.37 Form S -1). (1)

10.38    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 01-88-0335 documenting Industrial Aid
          Aviation/Land Travel Hazard Workers' Compensation Excess of Loss Reinsurance, effective October 15, 1988, for
          $3,750,000 excess of $250,000 (incorporated by reference from Exhibit 10.38 of Form S-1). (1)

10.39    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 01-87-0334 documenting Workers' Compensation Excess of Loss Reinsurance, effective October 15, 1987, for $10,000,000 excess of $5,000,000 (incorporated by reference from Exhibit 10.39 of Form S-1). (1)

10.40    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 01-88-0334 documenting Workers' Compensation
          First Excess of Loss Reinsurance, effective
          October 15, 1988, for $5,000,000 excess of $5,000,000
          (incorporated by reference from Exhibit 10.40 of Form S-1). (1)

10.41 Industrial Aid Aviation/Land Travel Hazard Workers' Compensation Excess of Loss Reinsurance Agreement, effective October 15, 1987, between American Accident Reinsurance Group and The Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.41 of Form S-1). (1)

10.42    Workers' Compensation Excess of Loss Reinsurance
          Agreement, effective October 15, 1987, between
          Pinehurst Accident Reinsurance Group and The
          Pacific Rim Assurance Company (incorporated by reference from Exhibit 10.42 of Form S-1). (1)

10.43    Letters of confirmation of amendment of Quota Share
          Reinsurance Treaty (incorporated by reference from Exhibit 10.43 of Form S-1). (1)

10.44    Office building lease dated January 21, 1992 between
          The Pacific Rim Assurance Company and Trizec Warner, Inc. for office space in Woodland Hills, California, and related Guaranty of Pac Rim Holding Corporation. (1)

                                                                    Sequentially
Exhibit                                                             Numbered
Number                           Description                        Page
-------                          -----------                        ----------

10.45    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-91-0033 documenting Workers' Compensation
          First Excess of Loss Reinsurance, effective
          October 15, 1991, for $4,750,000 excess of $250,000. (1)

10.46    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-91-0012 documenting Workers' Compensation
          Second Excess of Loss Reinsurance Agreement, effective
          October 15, 1991, for $15,000,000 excess of
          $5,000,000. (1)

10.47    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-91-0022 documenting Workers' Compensation
          Third Excess of Loss Reinsurance Agreement, effective
          October 15, 1991, for $15,000,000 excess of $20,000,000. (1)

10.48 Guy Carpenter & Company, Inc. Cover No. P3791-2 documenting Workers' Compensation Fourth Excess of
          Loss Reinsurance Agreement, effective October 15, 1991, for $15,000,000 excess of $35,000,000. (1)

10.49 Guy Carpenter & Company, Inc. Cover No. P3791-1 documenting Workers' Compensation Fifth Excess of Loss Reinsurance
          Agreement, effective October 15, 1991, for $30,000,000
          excess of $50,000,000. (1)

10.50    Industrial Aid Aviation/Land Travel Hazard Workers'
          Compensation Excess of Loss Reinsurance Agreement effective October 15, 1991 between American Accident
          Reinsurance Group and The Pacific Rim Assurance Company. (1)

10.51    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-91-0024 documenting Per Person Occupational Accident Excess of Loss Reinsurance Agreement, effective October 15, 1991. (1)

10.52 Workers' Compensation Quota Share Reinsurance Agreement effective October 1, 1990 between The Pacific
          Rim Assurance Company and Constitution Reinsurance
          Corporation and Endorsement Number 1 thereto. (1)

10.53    Guy Carpenter & Company, Inc. Cover, effective
          October 15, 1990, for $20,000,000 excess of $50,000,000. (1)

10.54 Forms of Indemnity Agreements (incorporated by reference from Exhibit 28.1 of Form S-1). (1)

10.55    Second Amendment to Lease dated February 22, 1991 among
          The Pacific Rim Assurance Company and 16030 Associates, a Joint Venture. (1)

10.56    Security Agreement (Stock Pledge) dated as of
          February 25, 1992 between Stanley Braun and
          Pac Rim Holding Corporation. (1)

10.57    Aggregate Excess of Loss Reinsurance Agreement,
          Reference No. 01-92-0641, effective July 1, 1992, between Underwriters Reinsurance Company and
          The Pacific Rim Assurance Company. (1)

10.58 Workers' Compensation Quota Share Reinsurance Agreement effective October 1, 1992, between The Pacific Rim
          Assurance Company and Constitution Reinsurance
          Corporation. (1)

10.59    Addendum No. 2 dated as of September 2, 1992 of
          Office Building Lease between The Pacific Rim Assurance
          Company and Trizec Warner, Inc. (1)

                                                                    Sequentially
Exhibit                                                             Numbered
Number                          Description                         Page
-------                         -----------                         ----------

10.60    Office Building Lease dated October 2, 1992, between The
          Pacific Rim Assurance Company and Richard V.
          Gunner & George Andros, for office space in Fresno,
          California. (1)

10.61    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-92-0033 documenting Workers' Compensation
          First Excess of Loss Reinsurance, effective
          October 15, 1992, for $4,750,000 excess of $250,000. (1)

10.62    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-92-0012 documenting Workers' Compensation
          Second Excess of Loss Reinsurance Agreement, effective
          October 15, 1992, for $15,000,000 excess of $5,000,000. (1)

10.63    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0001-00-92-03-03-00 documenting Workers'
          Compensation Third Excess of Loss Reinsurance Agreement, effective October 15, 1992, for $15,000,000 excess of $20,000,000. (1)

10.64    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0001-00-92-03-04-00 documenting Worker's
          Compensation Fourth Excess of Loss Reinsurance Agreement, effective October 15, 1992, for $15,000,000 excess of $35,000,000. (1)

10.65    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0001-00-92-03-05-00 documenting Workers'
          Compensation Fifth Excess of Loss Reinsurance Agreement, effective October 15, 1992, for $30,000,000 excess of $50,000,000. (1)

10.66 Guy Carpenter & Company, Inc. Cover No. 3791-00-0004-00-92-03-00-00 documenting Industrial Aid
          Aviation/Land Travel Hazard Workers' Compensation Excess of Loss Reinsurance Agreement effective October 15, 1992 between American Accident Reinsurance Group and The Pacific Rim Assurance Company. (1)

10.67    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0003-00-92-03-00-00 documenting Per Person
          Occupational Accident Excess of Loss Reinsurance Agreement, effective October 15, 1992. (1)

10.68 Workers' Compensation Quota Share Reinsurance Agreement effective October 1, 1992, between The Pacific Rim
          Assurance Company and Constitution Reinsurance Corporation and Endorsement Number 1 thereto. (1)

10.69    Aggregate Excess of Loss Reinsurance Agreement,
          Reference No. 01-92-0641, effective July 1, 1992, between Underwriters Reinsurance Company and The Pacific
          Rim Assurance Company and Endorsement Number 1 thereto.(1)

10.70 Investment Advisory Agreement dated April 1, 1993 between Conning and Company and The Pacific Rim Assurance Company. (1)

10.71 Cover Note and letters documenting Directors and Officers and Company Reimbursement Indemnity Policies, effective
          March 4, 1991, for $5,000,000 and $20,000,000 excess
          of $5,000,000. (2)

10.72    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-93-0033 documenting Workers' Compensation
          First Excess of Loss Reinsurance, effective
          October 15, 1993, for $4,650,000 excess of $350,000. (1)

                                                                    Sequentially
Exhibit                                                             Numbered
Number                             Description                      Page
-------                            -----------                      ----------

10.73    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-93-0012 documenting Workers' Compensation
          Second Excess of Loss Reinsurance Agreement, effective
          October 15, 1993, for $15,000,000 excess of $5,000,000.
          (1)

10.74    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0001-00-93-03-03-00 documenting Workers'
          Compensation Third Excess of Loss Reinsurance Agreement, effective October 15, 1993, for $15,000,000 excess of $20,000,000. (1)

10.75    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0001-00-93-03-04-00 documenting Workers'
          Compensation Fourth Excess of Loss Reinsurance Agreement, effective October 15, 1993, for $15,000,000 excess of $35,000,000. (1)

10.76    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0001-00-93-03-05-00 documenting Workers'
          Compensation Fifth Excess of Loss Reinsurance Agreement, effective October 15, 1993, for $30,000,000 excess of $50,000,000. (1)

10.77    Guy Carpenter & Company, Inc. documenting Industrial Aid
          Aviation/Land Travel Hazard Workers' Compensation Excess of Loss Reinsurance Agreement effective October 15, 1993 between American Accident Reinsurance Group and
          The Pacific Rim Assurance Company. (1)

10.78    Guy Carpenter & Company, Inc. Cover No.
          3791-00-0003-00-93-03-00-00 documenting Per Person
          Occupational Accident Excess of Loss Reinsurance
          Agreement, effective October 15, 1993. (1)

10.79    Sublease dated February 3, 1994 between The Pacific Rim
          Assurance Company and the Federal Emergency Management
          Agency, for office space in Woodland Hills, California. (1)

10.80    Sublease dated February 25, 1994 between The Pacific
          Rim Assurance Company and The Money Store, for office space in Woodland Hills, California. (1)

10.81 Amendment to Employment Agreement and Consulting Agreement dated as of January 1, 1993 between Pac Rim Holding
          Corporation and Stanley Braun. (1)

10.82    Lease Amendment #1, dated April 1, 1993, to the Office
          Property Lease between Rancon Realty Fund V, and
          The Pacific Rim Assurance Company. (1)

10.83    Proxy Statement of Pac Rim Holding Corporation dated
          July 25, 1994. (1)

10.84    Proxy Supplement of Pac Rim Holding Corporation dated
          August 4, 1994. (1)

10.85    Commutation of the Aggregate Excess of Loss Reinsurance
          Agreement between The Pacific Rim Assurance Company and Underwriters Reinsurance Company. (1)

10.86 Agreement to purchase Series A Convertible Debentures and Series, 1, 2 and 3 Detachable Warrants. (1)

10.87    Commutation of the Workers Compensation Quota Share
          Reinsurance Agreement between The Pacific Rim Assurance
          Company and Constitution Reinsurance Corporation. (1)

                                                                    Sequentially
Exhibit                                                             Numbered
Number                             Description                      Page
-------                            -----------                      ----------

10.88    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-94-0033 documenting Workers' Compensation
          First Excess of Loss Reinsurance, effective
          October 15, 1994, for $4,650,000 excess of $350,000. (1)

10.89    Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-94-0012 documenting Workers' Compensation
          Second Excess of Loss Reinsurance Agreement, effective
          October 15, 1994, for $15,000,000 excess of $5,000,000.
          (1)

10.90    Workers' Compensation Third Excess of Loss Reinsurance
          Agreement, No. 3791-00-0001-00-94-03-03-00 effective
          October 15, 1994, for $15,000,000 excess of $20,000,000.
          (1)

10.91    Workers' Compensation Fourth Excess of Loss Reinsurance
          Agreement No. 3791-00-0001-00-94-03-04-00 documenting,
          effective October 15, 1994, for $15,000,000 excess of $35,000,000. (1)

10.92    Workers' Compensation Fifth Excess of Loss Reinsurance
          Agreement, No. 3791-00-0001-00-94-03-05-00 documenting,
          effective October 15, 1994, for $30,000,000 excess of $50,000,000. (1)

10.93 Per Person Occupational Accident Excess of Loss Reinsurance Contract, No. 3791-00-0003-00-94-03-00-00, effective
          October 15, 1994. (1)

10.94    Industrial Aid Aviation/Land Travel Hazard Reinsurance
          Workers' Compensation Excess of Loss Contract No.
          3791-00-0004-00-94-03-00-00, effective October 15, 1994.
          (1)

10.95    Sublease dated May 1, 1994 between The Pacific Rim
          Assurance Company and Group Data Services, Incorporated.
          (1)

10.96    Office lease between L.A.X. Business Center, and
          Pac Rim Holding Corporation dated June 1, 1995. (1)

10.97    Certificate of Authority from Department of Insurance,
          State of Arizona to transact the business of Casualty
          With Workers' Compensation Insurance. (1)

10.98    Certificate of Authority from Department of Insurance,
          State of Texas to transact the business of casualty with workers' compensation insurance. (1)

10.99    Sublease dated August 15, 1995 between The Pacific Rim
          Assurance Company and the General Services
          Administration. (1)

10.100   Agreement between the Pacific Rim Assurance Company and
          MetraComp, Inc. dated August 17, 1995 to provide managed care services. (1)

10.101 Interest and Liabilities Contract for Workers' Compensation Quota Share Reinsurance Agreement with Reliance
          National Insurance Company, No. 08-95-0057, effective
          April 1, 1995. (1)

10.102 Underwriting Facility Agreement dated April 1, 1995, between Reliance National Risk Specialists and the Pacific Rim Assurance Company. (1)

                                                                    Sequentially
Exhibit                                                             Numbered
Number                             Description                      Page
-------                            -----------                      ----------

10.103 Workers' Compensation Quota Share Retrocessional Agreement with Allstate Insurance Company, No. 08-95-0058, effective April 1, 1995. (1)

10.104   Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-95-0033 documenting Workers' Compensation
          First Excess of Loss Reinsurance, effective
          October 15, 1995, for $4,650,000 excess of $350,000. (1)

10.105   Willcox Incorporated Reinsurance Intermediaries
          Cover No. 08-95-0012 documenting Workers' Compensation
          Second Excess of Loss Reinsurance Agreement, effective
          October 15, 1995, for $15,000,000 excess of $5,000,000.
          (1)

10.106 Willis Faber North America Reinsurance Intermediaries Cover No. 38450-950 documenting Workers' Compensation Third Excess of Loss Reinsurance Agreement, effective October 15, 1995, for $15,000,000 excess of $20,000,000.
          (1)

10.107 Willis Faber North America Reinsurance Intermediaries Cover No. 38451-950 documenting Workers' Compensation Fourth Excess of Loss Reinsurance Agreement, effective October 15, 1995, for $15,000,000 excess of $35,000,000.
          (1)

10.108 Willis Faber North America Reinsurance Intermediaries Cover No. 38452-950 documenting Workers' Compensation Fifth Excess of Loss Reinsurance Agreement, effective October 15, 1995, for $30,000,000 excess of $50,000,000.
          (1)

10.109   Willis Faber North America Reinsurance Intermediaries
          Cover No. 38453-950 documenting Per Person Occupational
          Accident Excess of Loss Reinsurance Contract, effective
          October 15, 1995. (1)

10.110 Willis Faber North America Reinsurance Intermediaries Cover No. 38454-950 documenting Industrial Aid Aviation/Land Travel Hazard Reinsurance Workers' Compensation Excess of Loss Contract, effective October 15, 1995. (1)

10.111   Willis Faber North America Reinsurance Intermediaries
          Cover No. 38455-950 documenting Additional Land Travel
          Hazard Excess of Loss Reinsurance Contract, effective
          October 15, 1995. (1)

10.112 Sales, License and Service Agreement dated November 14, 1995 between Macess Corporation and The Pacific Rim Assurance Company for equipment purchases, software license and professional prepaid support and software maintenance. (1)

10.113   Master Equipment Lease dated November 15, 1995 between
          General Electric Capital Computer Leasing Corporation and The Pacific Rim Assurance Company for the lease of computer equipment and software. (1)

10.114 Certificate of Authority from the State of Georgia Office of Commissioner of Insurance, to transact the business of Property and Casualty (including Workers'
          Compensation). (1)

10.115   Quota Share reinsurance agreement between TIG Insurance
          Company and The Pacific Rim Assurance Company, a subsidiary of Pac Rim Holding Corporation, dated April 1, 1996. (2)

                                                                    Sequentially
Exhibit                                                             Numbered
Number                             Description                      Page
-------                            -----------                      ----------

10.116   Producer agreement between Regional Benefits Insurance
          Services, a subsidiary of Pac Rim Holding Corporation, and Hull & Co., Inc., dated May 15, 1996. (2)

10.117   Producer agreement between Regional Benefits Insurance
          Services, a subsidiary of Pac Rim Holding Corporation, and Gulf Atlantic Management Group, Inc., dated
          May 15, 1996. (2)

10.118 Office lease between Gulf Atlantic Investment Group, Inc. and Regional Benefits Insurance Services, Inc., a subsidiary of Pac Rim Holding Corporation, dated May 20, 1996. (2)

11       Computation of Per Share Earnings.

22       Subsidiary of the Company (incorporated by reference from
          Exhibit 22 of Form S-1). (1)

27       Financial Data Schedule

27.1 Agreement to Purchase Series A Convertible Debentures and Series 1, 2, and 3 Detachable Warrants. (1)

27.2     Press Release dated April 18, 1994. (1)

27.3 Amendment #1 to Agreement to Purchase Series A Convertible Debentures and Series 1, 2, and 3 Detachable Warrants. (1)

29.3 Information from reports furnished to state insurance regulatory authorities for the year ended December 31, 1996.


(1) Incorporated by reference from the Exhibits to the Registrant's Annual Report on Form 10-K, for the year ended December 31, 1995.

(2) Previously filed with the Registrant's Quarterly Report on
    Form 10-Q, for the quarter ended June 30, 1996.

(3) Previously filed with the Registrant's Report on Form 8-K dated October 2, 1996, reporting on Item 5, Other Events, the Agreement and Plan of Merger with Superior National Insurance Group, Inc. and SNTL Acquisition Corp.

(4) Previously filed with the Registrant's Report on Form 8-K dated March 4, 1997, reporting on Item 5, Other Events, the Amended and Restated Agreement and Plan of Merger with Superior National
    Insurance Group, Inc. and SNTL Acquisition Corp.

                                                                     SCHEDULE II
                 PAC RIM HOLDING CORPORATION (PARENT COMPANY)
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            (Amounts in Thousands)

                                                             December 31,
                                                        --------------------
                                                           1996         1995
                                                           ----         ----
Balance Sheet
  Assets
  Investments                                             $   513      $ 1,067
  Unrealized gain (loss)                                                     1
  Cash                                                        679           14
  Investment in subsidiary                                 44,418       60,181
  Other assets                                              2,008        2,163
                                                          -------      -------
                                                          $47,618      $63,426
                                                          -------      -------
                                                          -------      -------
Liabilities and Stockholders' Equity
  Other liabilities                                       $19,846      $19,271
  Stockholders' equity                                     27,772       44,155
                                                          -------      -------
                                                          $47,618      $63,426
                                                          -------      -------
                                                          -------      -------

                                                     Year Ended December 31,
                                                 -----------------------------
                                                 1996        1995        1994
                                                 ----        ----        ----
Statements of Operations
------------------------
  Investment income                           $  1,144     $    94     $   622
  Expenses                                       2,084       2,464       1,663
                                              --------     -------     -------
  Loss before equity in earnings of
   subsidiary, and income taxes                   (940)     (2,370)     (1,041)
Income tax benefit                                            (472)       (574)
                                               -------     -------     -------
  Loss before equity in earnings of
   subsidiary                                     (940)     (1,898)       (467)
Equity in earnings (losses) of subsidiary      (14,960)      2,473       1,625
                                              --------     -------     -------
  Net income (loss)                           $(15,900)    $   575     $ 1,158
                                              --------     -------     -------
                                              --------     -------     -------

Statements of Cash Flows
------------------------
  Operating Activities:
  Loss before equity in earnings of
   subsidiary                                   $ (940)    $(1,898)    $  (467)
  Depreciation and amortization                    739         706         257
  Changes in other assets and other
   liabilities                                     181          17        (150)
  Adjustment for prior federal income taxes        133                     220
                                                ------     -------    --------
  Net cash provided by (used in) operating
   activities                                      113      (1,175)       (140)

Investing Activities:
  Investment in subsidiary                                             (15,630)
  Change in investments                            523          (7)       (514)
                                                ------     -------    --------
  Net cash provided by (used in) investing
   activities                                      523          (7)    (16,144)
                                                ------     -------    --------
Financing Activities:
  Proceeds from issuance of convertible
   debentures and common stock                                          20,000
  Cost of issuance of convertible
   debentures and common stock                                          (2,025)
                                                ------     ------     --------
  Net cash provided by financing activities                             17,975
                                                ------     ------     --------

Increase (decrease) in cash and cash
 equivalents                                       636      (1,182)      1,691
  Cash and cash equivalents, beginning of
   year                                            556       1,738          47
                                                ------     -------    --------
  Cash and cash equivalents, end of year        $1,192     $   556     $ 1,738
                                                ======     =======    ========

See Notes to Consolidated Financial Statements (Beginning on Page 36 of the Company's 1996 Form 10-K)

                                                                    SCHEDULE III

                     PAC RIM HOLDING CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTARY INSURANCE INFORMATION
                              1994, 1995, and 1996
                             (Amounts in Thousands)


                          December 31,
-------------------------------------------------------------------------
Column A         Column B        Column C     Column D      Column E

                  Deferred     Reserve for
                   Policy    Losses and Loss               Policyholder
                 Acquisition   Adjustment      Unearned      Dividends
                    Costs       Expenses       Premiums       Payable
                    -----       --------       --------       -------
1994                2,085        116,629        9,917           990
1995                  974         96,525        5,715           381
1996                1,162        100,588        6,917           364


                                   Year Ended December 31,
        ------------------------------------------------------------------------
         Column F    Column G    Column H      Column I      Column J  Column K
         --------    --------    --------      --------      --------  --------

                                              Amortization
                                Net Losses    of Deferred
           Net         Net       and Loss       Policy        Other      Net
         Premium    Investment  Adjustment    Acquisition   Operating  Premiums
         Revenue      Income     Expenses       Costs       Expenses    Written
         -------      ------     --------       -----       --------    -------
1994     92,894       6,514       63,788        19,565       11,927      96,984
1995     76,016       8,089       50,957        18,647       11,662      71,966
1996     86,488       7,013       79,890        14,853       13,370      87,133


                                                                     SCHEDULE IV


                   PAC RIM HOLDING CORPORATION AND SUBSIDIARIES
                                  REINSURANCE

                             (Amounts in Thousands)

Column A    Column B    Column C         Column D     Column E  Column F
--------    --------    --------         --------     --------  --------

                          Premiums        Premiums              Percentage
              Gross        Ceded          Assumed       Net      of Amount
            Premiums      to Other       from Other  Premiums     Assumed
             Earned     Companies (1)    Companies    Earned      to Net
             ------     -------------    ---------    ------      ------
1994         100,008        7,224            110      92,894       0.1%
1995          79,920        4,113            209      76,016       0.3%
1996          88,678        4,437          2,247      86,488       2.6%

(1) The Company does not net reinsurance-related items against premiums ceded.

                                                                     SCHEDULE VI

             SUPPLEMENTAL INFORMATION CONCERNING PROPERTY-CASUALTY
                              INSURANCE OPERATIONS
                              1994, 1995, and 1996
                             (Amounts in Thousands)


                          December 31,
---------------------------------------------------------------------
 Column A   Column B     Column C       Column D     Column E
 --------   --------     --------       --------     --------

                           Reserve      Discount,
             Deferred    for Losses      If any,
              Policy      and Loss      Deducted
           Acquisition   Adjustment       from       Unearned
              Costs       Expenses      Column C     Premiums
              -----       --------      --------     --------
1994         2,085         116,629                    9,917
1995           974          96,525                    5,715
1996         1,162         100,588                    6,917


        Column F     Column G          Column H           Column I
        --------     --------          --------           --------
                                 Net Losses and Loss
                                 Adjustment Expenses
                                 Incurred Related To
                                 -------------------
          Net           Net        (1)         (2)     Amortization of
        Premiums     Investment  Current      Prior    Deferred Policy
         Earned        Income      Year       Years    Acquisition Costs
         ------        ------      ----       -----    -----------------
1994      92,894       6,514      60,989      2,799         19,565
1995      76,016       8,089      49,962        995         18,647
1996      86,488       7,013      62,244     17,646         14,853
          Column J          Column K
       Net Paid Losses         Net
     and Loss Adjustment    Premiums
          Expenses           Written
          --------           -------
1994       60,188            96,984
1995       73,025            71,966
1996       75,069            87,133


     SUPERIOR NATIONAL INSURANCE GROUP, INC. ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 8, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned shareholder of Superior National Insurance Group, Inc., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 10, 1997, and hereby appoints Steven D. Germain, Thomas J. Jamieson, Gordon E. Noble, C. Len Pecchenino, Craig F. Schwarberg, Robert A. Spass, Bradley E. Cooper, William Gentz, and J. Chris Seaman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 8, 1997 at 10:00 a.m., Pacific Time, at the Company's principal business offices at 26601 Agoura Road, Calabasas, California, and at any postponements or adjournments thereof, and to vote all shares of common stock at the Annual Meeting the undersigned would be entitled to vote if personally present, on the matters set forth below:

1. PROPOSAL NO. 1 -- THE STOCK ISSUANCE
   Consummation of the Stock Issuance is conditioned upon approval of each of Proposals No. 2 and No. 4, and the election of Messrs. Gilbert and Gruber to the Board of Directors under
   Proposal No. 5.
   / / FOR             / / AGAINST             / /
   ABSTAIN
2. PROPOSAL NO. 2 -- TRANSFER RESTRICTIONS CHARTER AMENDMENT
   Approval of Proposal No. 2 is a condition to the consummation of the Stock Issuance.
   / / FOR             / / AGAINST             / /
   ABSTAIN
3. PROPOSAL NO. 3 -- REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE
   Approval of Proposal No. 3 is NOT a condition to the consummation of the Stock Issuance or the approval of any other Proposal.
   / / FOR             / / AGAINST             / /
   ABSTAIN
4. PROPOSAL NO. 4 -- AMENDMENT OF BYLAWS TO INCREASE AUTHORIZED NUMBER OF DIRECTORS
   Approval of Proposal No. 4 is a condition to the consummation of the Stock Issuance.
   / / FOR             / / AGAINST             / /
   ABSTAIN

5. PROPOSAL NO. 5 -- ELECTION OF DIRECTORS               / / For all nominees listed below
   (except as indicated).               / / Withhold authority for all nominees listed below.
   IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH HIS
   OR THEIR NAME(S) IN THE LIST BELOW:

   Steven D. Germain   C. Len Pecchenino   Bradley E. Cooper   Thomas J. Jamieson  Craig F. Schwarberg William Gentz
   Gordon E. Noble     Robert A. Spass     J. Chris Seaman     Steven B. Gruber    Roger W. Gilbert

   If Proposal No. 4 is not approved and the Board of Directors is therefore not expanded, the Board of Directors will withhold votes for Messrs. Gruber and Gilbert and vote to elect the nine current directors of the Company absent specific instructions from the shareholder to the contrary. The election of Messrs. Gruber and Gilbert to the Board of
   Directors is a condition to consummation of the Stock Issuance.
6. PROPOSAL NO. 6 -- TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997
   / / FOR                / / AGAINST                / /
   ABSTAIN
   IN THEIR DISCRETION, UPON SUCH OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE
   MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. WITH RESPECT TO THE ELECTION OF DIRECTORS, IF NO CONTRARY OBJECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED.
Dated: __________________________, 1997

                                            ------------------------------------
                                               Printed name(s) as shown on Stock
                                            Certificate

                                            ------------------------------------
                                                         (Signature)

                                            ------------------------------------
                                                         (Signature)

THIS PROXY SHOULD BE MARKED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS, HER, THEIR OR ITS NAME APPEARS ON THE STOCK CERTIFICATE AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY TWO PEOPLE (FOR EXAMPLE, AS JOINT TENANTS OR COMMUNITY PROPERTY) BOTH PARTIES SHOULD SIGN.